As filed with the Securities and Exchange Commission on January 11, 2005
Registration Nos. 333-119517/119519

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to
Form S-4/ F-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Banknorth Delaware Inc.

The Toronto-Dominion Bank
(Exact name of each registrant as specified in its charter)

DELAWARE CANADA	6022 6029	Applied for 13-5640479
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

P.O. Box 9540, Two Portland Square, Portland, ME 04112-9540, (207) 761-8500

Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2, (416) 982-8222
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Carol Mitchell, Esq. Banknorth Group, Inc. P.O. Box 9540 Two Portland Square Portland, ME 04112-9540 (207) 761-8500	Brendan O’Halloran The Toronto-Dominion Bank, New York Branch 31 West 52nd Street New York, NY 10019-6101 (212) 827-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerard L. Hawkins, Esq. Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W. Washington, DC 20005 (202) 347-0300	Edward D. Herlihy, Esq. Lawrence S. Makow, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 (212) 403-1000	Christopher A. Montague, Esq. The Toronto-Dominion Bank Toronto-Dominion Centre Toronto, Ontario M5K 1A2 (416) 982-8222	Lee A. Meyerson, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

      This registration statement comprises (1) the registration statement of Banknorth Delaware Inc. with respect to the shares of Banknorth Delaware Inc. common stock to be issued in the transaction contemplated by the merger agreement among The Toronto-Dominion Bank (“TD”), its wholly-owned subsidiary Berlin Merger Co., Banknorth Group, Inc. (“Banknorth”) and its wholly-owned subsidiary Banknorth Delaware Inc., (2) the registration statement of TD with respect to the TD common shares to be issued pursuant to the transaction contemplated by the merger agreement and (3) the proxy statement of Banknorth with respect to the special meeting of its shareholders to be held to consider and vote on the merger agreement and proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation of Banknorth Delaware Inc.

The information in this proxy statement/prospectus is not complete and can be changed. Banknorth Delaware Inc. and The Toronto-Dominion Bank may not sell the securities being offered by use of this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is part, is declared effective. This proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is prohibited.

January 11, 2005

To the Shareholders of Banknorth Group, Inc.:

     We have entered into a merger agreement with The Toronto-Dominion Bank, or TD. The merger agreement provides that Banknorth will reincorporate in Delaware and then merge with a wholly-owned subsidiary of TD. Upon completion of these transactions, each Banknorth shareholder will be entitled to receive, in exchange for the shares of Banknorth common stock owned by such shareholder, a package of consideration consisting of TD common shares, cash and shares of new Banknorth common stock, plus cash in lieu of fractional share interests. The following table summarizes the package of consideration and the material U.S. federal income tax implications of each component of the consideration (see “Material U.S. Federal Income Tax Consequences” beginning on page 74 for more details):

Amount of consideration included in package for each
Banknorth shareholder, in each case multiplied by the
number of shares of Banknorth common stock
Type of consideration	owned by such shareholder	Summary of material U.S. federal income tax implications

TD common shares Cash	0.2351 of a share $12.24	Taxable

New Banknorth common stock	0.49 of a share	Tax-free

     Upon completion of the transaction, TD will own 51% of new Banknorth’s common stock and existing Banknorth shareholders will own the other 49%. Based on the closing price of TD’s common shares on the New York Stock Exchange on January 7, 2005 (the latest practicable date prior to the mailing of this document), this represents an effective purchase price of $42.23 per Banknorth share for the 51% of the outstanding Banknorth shares that TD will acquire in the transaction ($39.75 per Banknorth share based on the closing price on August 25, 2004, which was the last trading day before public announcement of this transaction). The exchange ratios are fixed and accordingly the value of the TD common shares and new Banknorth common stock which you receive in the transaction will change based on changes in market prices. You should obtain current market quotations for both the TD common shares and the Banknorth common stock. The TD common shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “TD”. The Banknorth common stock is listed on the New York Stock Exchange under the symbol “BNK”.

     Your board believes that this transaction provides Banknorth shareholders with a unique opportunity to realize a substantial premium for a majority of their shares while also retaining a significant equity stake in a company which has enhanced growth potential. We believe that having TD as our majority shareholder will provide us with access to greater financial resources and an array of sophisticated financial services and products, which we believe will enhance our ability to implement our growth strategy.

     Your board has approved the merger agreement with TD and the transactions contemplated by the merger agreement, including the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation of the new Banknorth, and recommends that you vote “FOR” approval of these proposals at the special meeting.

     Attached to this letter is an important document providing detailed information concerning TD, Banknorth and the proposed transaction. Please read this document carefully, including the section describing risk factors beginning on page 32.

     We will hold a special meeting of shareholders at the Portland Marriott Hotel, 200 Sable Oak Drive, South Portland, Maine 04106 at 10:00 a.m., local time, on February 18, 2005. At this special meeting, we will ask you to approve the merger agreement with TD and proposals relating to the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation of the new Banknorth. Whether or not you plan to attend the special meeting, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or by completing, dating and returning your proxy card in the enclosed envelope. Returning the proxy card or otherwise submitting your proxy does not deprive you of your right to attend the special meeting and vote in person. It is important to vote your shares in person or by proxy because we cannot complete this transaction unless (1) the holders of a majority of our outstanding shares vote to approve the merger agreement and (2) each of the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation is approved by a majority of the votes cast on these proposals at the special meeting. Therefore, the failure to vote will have the same effect as a vote against the transaction.

We look forward to your support.

Sincerely,

William J. Ryan
Chairman, President and Chief Executive Officer
Banknorth Group, Inc.

     Neither the Securities and Exchange Commission nor any U.S. state or Canadian provincial securities commission has approved or disapproved of the securities to be issued in connection with the transaction or determined if this proxy statement/ prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This proxy statement/ prospectus is dated January 11, 2005 and is expected to be first mailed to Banknorth shareholders on or about January 13, 2005.

REFERENCE TO ADDITIONAL INFORMATION

      This proxy statement/ prospectus incorporates important business and financial information about Banknorth and TD from documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents related to Banknorth and TD that are incorporated by reference in this document, without charge, by requesting them in writing or by telephone from the appropriate company.

Banknorth Group, Inc.	The Toronto-Dominion Bank
Investor Relations	Investor Relations
Two Portland Square	66 Wellington Street West
P.O. Box 9540	Toronto, Ontario, Canada M5K IA2
Portland, Maine 04112-9540	(416) 308-9030
(207) 761-8517	tdir@td.com
jnathanson@banknorth.com

      Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference in the documents or this proxy statement/ prospectus.

      In order to receive timely delivery of requested documents in advance of the special meeting, you should make your request no later than February 11, 2005.

      See “Where You Can Find More Information” beginning on page 171.

BANKNORTH GROUP, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 18, 2005

To Our Shareholders:

      A special meeting of shareholders of Banknorth Group, Inc. will be held at 10:00 a.m., local time, on February 18, 2005 at the Portland Marriott Hotel, 200 Sable Oak Drive, South Portland, Maine 04106, to consider and vote on:

• Proposal 1: A proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank, its wholly-owned subsidiary Berlin Merger Co., Banknorth Group, Inc. and its wholly-owned subsidiary Banknorth Delaware Inc.;

• Proposal 2: A proposal to approve the reincorporation of Banknorth from Maine to Delaware as provided by the merger agreement, which, among other things, will result in the inapplicability of Sections 1109 and 1110 of the Maine Business Corporation Act, antitakeover provisions which restrict business combinations between Banknorth and a significant shareholder and which give Banknorth’s shareholders the right to demand payment of the fair value of their shares from a person or entity which becomes a significant shareholder;

• Proposal 3: Proposals to approve the governance and other provisions in the post-transaction certificate of incorporation of Banknorth Delaware Inc. (which will be the successor to Banknorth following the completion of the transaction), consisting of the following proposals:

•	3A- a proposal to approve provisions authorizing the Class B common stock, which will be held by TD and will facilitate its exercise of control of the board of directors as majority shareholder of Banknorth Delaware;

•	3B- a proposal to approve provisions relating to the composition and powers of the board of directors of Banknorth Delaware and its committees, which will facilitate TD’s ability to control the board and its committees;

•	3C- a proposal to approve a provision which permits action by less than unanimous written consent of shareholders in some circumstances;

•	3D- a proposal to approve a provision which increases the ownership threshold required for shareholders to call a special meeting of shareholders;

•	3E- a proposal to approve the elimination of Banknorth’s classified board and elect all directors annually;

•	3F- a proposal to approve the elimination of the “fair price” provision in Banknorth’s articles of incorporation;

•	3G- a proposal to approve the elimination of the super-majority voting requirements in Banknorth’s articles of incorporation relating to charter amendments;

•	3H- a proposal to approve the elimination of the provision in Banknorth’s articles of incorporation requiring the board of directors to consider the interests of non-shareholder constituencies;

•	3I- a proposal to include a provision in the post-transaction certificate of incorporation which limits the ability of Banknorth Delaware to adopt antitakeover provisions that are inconsistent with TD’s rights under the stockholders agreement;

•	3J- a proposal to include a provision in the post-transaction certificate of incorporation by which Banknorth opts out of coverage under Section 203 of the Delaware General Corporation Law, a statute which restricts business combinations between corporations and their significant shareholders;

•	3K- a proposal to approve the grant to TD, under the stockholders agreement, of the right to subscribe for additional securities of Banknorth Delaware in order to maintain its ownership percentage, in lieu of providing TD preemptive rights in the post-transaction certificate of incorporation as permitted by the Delaware General Corporation Law, and the right to contribute additional capital in return for additional shares of Banknorth Delaware common stock; and

•	3L- a proposal to approve a provision which allocates corporate opportunities between Banknorth Delaware and TD;

• Proposal 4: A proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve any of the foregoing proposals; and

• Any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.

      The close of business on December 13, 2004 has been fixed as the record date for determining those Banknorth shareholders entitled to vote at the special meeting. Accordingly, only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting.

      The Banknorth board of directors recommends that you vote in favor of the above proposals. The approval of each of the listed proposals (other than Proposal No. 4) is a condition to the completion of the transaction. Therefore, if Banknorth shareholders wish to approve the transaction, they must approve all of these proposals.

      Your vote is very important. Whether or not you plan to attend the special meeting, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the accompanying proxy card, or by completing, dating and returning your proxy card in the enclosed envelope. A failure to vote by telephone, via the Internet, by mail or in person at the special meeting will have the same effect as a vote against the transaction.

By Order of the Board of Directors

Carol L. Mitchell, Esq.
Executive Vice President, General Counsel,
Secretary and Clerk

January 11, 2005

Page

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND RELATED MATTERS	1
SUMMARY	5
The Transaction	5
What You Will Receive for Your Shares of Banknorth Common Stock if the Mergers Are Completed	6
Dividend Policies of TD and Banknorth and Possible Share Purchases by TD for Cancellation Following Completion of the Mergers	6
Material U.S. Federal Income Tax Consequences of the Mergers to Holders of Banknorth Common Stock	7
Material Canadian Federal Income Tax Consequences of the Mergers to Holders of Banknorth Common Stock	7
Accretion/Dilution Projections of TD’s Management	8
Holders of Banknorth Common Stock Do Not Have Dissenters’ Rights of Appraisal	9
Your Rights as a Holder of Banknorth Delaware Common Stock and TD Common Shares Will Be Different from Your Rights as a Holder of Banknorth Common Stock	9
Banknorth’s Financial Advisors Have Delivered Opinions that the Merger Consideration is Fair, from a Financial Point of View, to Banknorth Shareholders	9
Banknorth Executive Officers and Directors Have Financial and Other Interests in the Transaction that are Different from or in Addition to Your Interests	10
The Companies	10
Board of Directors and Executive Management of Banknorth Delaware Following the Mergers	11
The Special Meeting of Banknorth Shareholders	11
The Banknorth Board of Directors Recommends Approval of the Merger Agreement and the Proposals to Approve the Reincorporation of Banknorth from Maine to Delaware and the Governance and Other Provisions in the Post-transaction Certificate of Incorporation	13
The Merger Agreement	13
The Stockholders Agreement	16
Regulatory Approvals Required for the Mergers	17
TD Will Account for the Transaction as a Purchase; Banknorth Will Not Change its Financial Statements	18
COMPARATIVE PER SHARE DATA	19
COMPARATIVE PER SHARE MARKET PRICES	23
CURRENCY EXCHANGE RATE DATA	25
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF TD	26
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BANKNORTH	28
SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF TD	30
RISK FACTORS	32
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	39
THE SPECIAL MEETING	40
Date, Time and Place	40
Matters to be Considered	40
Shares Outstanding Entitled to Vote; Record Date	41
How to Vote Your Shares	41
How to Change Your Vote	42

i

Page

Counting Your Vote	42
Broker “Non-Votes”	42
Quorum and Required Votes	43
Solicitation of Proxies	44
Recommendation of the Board of Directors	44
THE TRANSACTION	45
Background of the Transaction	45
Banknorth’s Reasons for the Transaction	49
Opinions of Banknorth’s Financial Advisors	51
TD Projections	65
August 17, 2004 Presentation by KBW to the Banknorth Board	66
TD’s Reasons for the Transaction	67
Interests of Banknorth’s Executive Officers and Directors in the Transaction	67
Material U.S. Federal Income Tax Consequences	74
Material Canadian Federal Income Tax Consequences	79
Anticipated Accounting Treatment	80
Regulatory Matters Related to the Mergers	81
Merger Fees, Costs and Expenses	83
Exchange of Banknorth Stock Certificates	83
Treatment of Banknorth Stock Options and Other Equity-Based Awards	84
No Dissenters’ Rights of Appraisal	84
Stock Exchange Listings	84
Resale of TD Common Shares and Banknorth Delaware Common Stock	85
Litigation Relating to the Transaction	85
PROPOSAL NO. 1: THE MERGER AGREEMENT	86
Structure of the Mergers	86
Merger Consideration	86
Surviving Corporation Governing Documents and Directors	87
Closing	88
Effective Time of the Mergers	88
Representations and Warranties	88
Covenants and Agreements	90
Conditions to the Mergers	96
Termination	97
Effect of Termination	98
Termination Fees and Expenses	99
Amendments, Extension and Waivers	99
PROPOSAL NO. 2: THE REINCORPORATION OF BANKNORTH FROM MAINE TO DELAWARE	100
PROPOSALS NOS. 3A-L: THE POST-TRANSACTION CERTIFICATE OF INCORPORATION	102
Proposal No. 3A: Proposal to approve provisions authorizing the Class B common stock, which will be held by TD and will facilitate its exercise of control of the board of directors as majority shareholder of Banknorth Delaware	102

Page

Proposal No. 3B: Proposal to approve provisions relating to the composition and powers of the board of directors of Banknorth Delaware and its committees, which will facilitate TD’s ability to control the board and its committees	103
Proposal No. 3C: Proposal to approve a provision which permits action by less than unanimous written consent of shareholders in some circumstances	105
Proposal No. 3D: Proposal to approve a provision which increases the ownership threshold required for shareholders to call a special meeting of shareholders	105
Proposal No. 3E: Proposal to approve the elimination of Banknorth’s classified board and elect all directors annually	106
Proposal No. 3F: Proposal to approve the elimination of the “fair price” provision in Banknorth’s articles of incorporation	106
Proposal No. 3G: Proposal to approve the elimination of the super-majority voting requirements in Banknorth’s articles of incorporation relating to charter amendments	106
Proposal No. 3H: Proposal to approve the elimination of the provision in Banknorth’s articles of incorporation requiring the board of directors to consider the interests of non-shareholder constituencies	106
Proposal No. 3I: Proposal to include a provision in the post-transaction certificate of incorporation which limits the ability of Banknorth Delaware to adopt antitakeover provisions that are inconsistent with TD’s rights under the stockholders agreement	107
Proposal No. 3J: Proposal to include a provision in the post-transaction certificate of incorporation by which Banknorth opts out of coverage under Section 203 of the Delaware General Corporation Law, a statute which restricts business combinations between corporations and their significant shareholders	107
Proposal No. 3K: Proposal to approve the grant to TD, under the stockholders agreement, of the right to subscribe for additional securities of Banknorth Delaware in order to maintain its ownership percentage, in lieu of providing TD preemptive rights in the post-transaction certificate of incorporation as permitted by the Delaware General Corporation Law, and the right to contribute additional capital in return for additional shares of Banknorth Delaware common stock	107
Proposal No. 3L: Proposal to approve a provision which allocates corporate opportunities between Banknorth Delaware and TD	108
THE STOCKHOLDERS AGREEMENT	109
Share Ownership	109
Going-Private Transactions	109
TD’s Rights to Contribute Capital and to Purchase Securities; Banknorth Delaware’s Obligation to Repurchase Stock	110
Transfer Restrictions	111
Corporate Governance	113
No Inconsistent Actions	114
Information Rights	114
Trade Name	114
Corporate Opportunities	115
NYSE Listing	115
Suspension, Termination of Certain Provisions	116
Acquisition of Competing Entities	117
Termination	118

Page

PROPOSAL NO. 4: ADJOURNMENT OF THE SPECIAL MEETING	169
EXPERTS	170
LEGAL MATTERS	170
SHAREHOLDER PROPOSALS	170
WHERE YOU CAN FIND MORE INFORMATION	171
Appendix A — Amended and Restated Agreement and Plan of Merger
Appendix B — Form of Post-Transaction Certificate of Incorporation of Banknorth Delaware
Appendix C — Form of Post-Transaction By-laws of Banknorth Delaware
Appendix D — Amended and Restated Stockholders Agreement
Appendix E — Opinion of Keefe, Bruyette & Woods, Inc.
Appendix F — Opinion of Lehman Brothers Inc.
Appendix G — Tax Basis Allocation Examples
EX-8.1: OPINION OF SIMPSON THACHER & BARTLETT LLP
EX-8.2: OPINION OF ELIAS MATZ TIERNAN & HERRICK LLP
EX-8.3: OPINION OF OSLER HOSKIN & HARCOURT LLP
EX-23.5: CONSENT OF KPMG LLP
EX-23.6: JOINT CONSENT OF PRICEWATERHOUSECOOPERS LLP AND ERNST & YOUNG LLP
EX-99.1: FORM OF PROXY
EX-99.2: ADDITIONAL SOLICITATION MATERIALS
EX-99.3: CONSENT OF LEHMAN BROTHERS INC.
EX-99.4: CONSENT OF KEEFE BRUYETTE & WOODS INC.

v

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND RELATED MATTERS

Q1:	What am I being asked to vote on?

A1:	You are being asked to vote to approve a merger agreement entered into by Banknorth Group, Inc. and its wholly-owned subsidiary Banknorth Delaware Inc. with The Toronto-Dominion Bank and its wholly-owned subsidiary Berlin Merger Co. Under the terms of the merger agreement, Banknorth will reincorporate in Delaware and then merge with Berlin Merger Co. Upon completion of this transaction, Banknorth will be a Delaware corporation and named “TD Banknorth Inc.” As a result of this transaction, TD will hold 51% of the outstanding shares of common stock of Banknorth Delaware and each Banknorth shareholder of record will receive, in exchange for the shares of Banknorth common stock owned by such shareholder, the following:

•	a number of TD common shares equal to 0.2351 multiplied by the number of shares of Banknorth common stock owned by such shareholder, plus cash in lieu of any fractional share interest;

•	an amount in cash equal to $12.24 multiplied by the number of shares of Banknorth common stock owned by such shareholder; and

•	a number of shares of Banknorth Delaware common stock equal to 0.49 multiplied by the number of shares of Banknorth common stock owned by such shareholder, plus cash in lieu of any fractional share interest.

You are also being asked to vote to approve:

•	a proposal to approve the reincorporation of Banknorth from Maine to Delaware as provided by the merger agreement, which, among other things, will result in the inapplicability of Sections 1109 and 1110 of the Maine Business Corporation Act, antitakeover provisions which restrict business combinations between Banknorth and a significant shareholder and which give Banknorth’s shareholders the right to demand payment of the fair value of their shares from a person or entity which becomes a significant shareholder;

•	proposals to approve the governance and other provisions of the post-transaction certificate of incorporation of Banknorth Delaware, consisting of the following proposals:

—	a proposal to approve provisions authorizing the Class B common stock, which will be held by TD and will facilitate its exercise of control of the board of directors as majority shareholder of Banknorth Delaware;

—	a proposal to approve provisions relating to the composition and powers of the board of directors of Banknorth Delaware and its committees, which will facilitate TD’s ability to control the board and its committees;

—	a proposal to approve a provision which permits action by less than unanimous written consent of shareholders in some circumstances;

—	a proposal to approve a provision which increases the ownership threshold required for shareholders to call a special meeting of shareholders;

—	a proposal to approve the elimination of Banknorth’s classified board and elect all directors annually;

—	a proposal to approve the elimination of the “fair price” provision in Banknorth’s articles of incorporation;

—	a proposal to approve the elimination of the super-majority voting requirements in Banknorth’s articles of incorporation relating to charter amendments;

—	a proposal to approve the elimination of the provision in Banknorth’s articles of incorporation requiring the board of directors to consider the interests of non-shareholder constituencies;

—	a proposal to include a provision in the post-transaction certificate of incorporation which limits the ability of Banknorth Delaware to adopt antitakeover provisions that are inconsistent with TD’s rights under the stockholders agreement;

—	a proposal to include a provision in the post-transaction certificate of incorporation by which Banknorth opts out of coverage under Section 203 of the Delaware General Corporation Law, a statute which restricts business combinations between corporations and their significant shareholders;

—	a proposal to approve the grant to TD, under the stockholders agreement, of the right to subscribe for additional securities of Banknorth Delaware in order to maintain its ownership percentage, in lieu of providing TD preemptive rights in the post-transaction certificate of incorporation as permitted by the Delaware General Corporation Law, and the right to contribute additional capital in return for additional shares of Banknorth Delaware common stock; and

—	a proposal to approve a provision which allocates corporate opportunities between Banknorth Delaware and TD; and

•	a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve any of the foregoing proposals.

Q2:	What vote of Banknorth shareholders and what vote of TD shareholders is required in connection with the mergers?

A2:	The affirmative vote of a majority of the outstanding shares of Banknorth common stock is required to approve the merger agreement. In addition, the approval of each of the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation of the new Banknorth, each of which requires the affirmative vote of a majority of the votes cast on the matter at the special meeting, is a condition to completion of the mergers. As a result, a vote against any of these proposals effectively will be a vote against the transaction. No vote of TD shareholders is required (or will be sought) in connection with the transaction.

Q3:	What happens if I do not vote?

A3:	If the proposals to approve the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation of the new Banknorth receive the required approval of Banknorth’s shareholders and the mergers are completed, your Banknorth shares will be exchanged for the merger consideration whether or not you voted in favor of the merger agreement or at all. However, if you do not vote your shares with respect to the proposal to approve the merger agreement, that will be the equivalent of a vote against approval of the merger agreement and, therefore, against the transaction. Accordingly, your board of directors urges you to vote your shares in favor of the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation of the new Banknorth. Banknorth and TD consider the reincorporation of Banknorth from Maine to Delaware, the provisions of the post-transaction certificate of incorporation and the resulting modifications to the rights of Banknorth shareholders to be an integral part of the transaction.

Q4:	What do I need to do now?

A4:	After carefully reading and considering the information contained in this document, please submit your proxy by telephone or via the Internet in accordance with the instructions set forth in the enclosed proxy card, or fill out, sign and date the proxy card, and then mail your signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares may be voted at the special meeting. See “The Special Meeting — How to Vote Your Shares” beginning on page 41.

Q5:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A5:	You should instruct your broker to vote your shares. If you do not instruct your broker, your broker generally will not have the authority to vote your shares. Because approval of the merger agreement requires an affirmative vote of the holders of a majority of the outstanding shares of Banknorth common stock, these so-called “broker non-votes”, where the broker does not vote for or against approval of the merger agreement, have the same effect as votes cast against approval of the merger agreement and, therefore, against the transaction. Please check with your broker and follow the voting procedures your broker provides. Your broker will advise you whether you may submit voting instructions by telephone or via the Internet. See “The Special Meeting — Broker ‘Non-Votes’ ” and “— Quorum and Required Votes” beginning on pages 42 and 43 respectively.

Q6:	If my shares are held in the Banknorth 401(k) Plan or ESOP, what should I do?

A6:	If you are a participant in the Banknorth 401(k) Plan or the Employee Stock Ownership Plan of Cape Cod Bank & Trust Company, you may give voting instructions to American Stock Transfer & Trust Company, our transfer agent, by completing and returning a voting instruction ballot distributed to plan participants along with this proxy statement/ prospectus, or by telephone or via the Internet as described on your ballot. Our transfer agent will certify the totals for the plans to Banknorth, NA, which acts as trustee for the plans, for the purpose of having those shares voted in accordance with your instructions.

Q7:	May I change my vote after I have submitted a proxy by telephone or via the Internet or mailed my signed proxy card?

A7:	Yes. You may change your vote at any time before your proxy is voted at the special meeting. You can do this in several ways. You can send a written notice stating that you want to revoke your proxy, or you can complete and submit a new proxy card. If you choose either of these methods, you must submit your notice of revocation or your new proxy card to the Clerk of Banknorth (Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk, Banknorth Group, Inc., P.O. Box 9540, Two Portland Square, Portland, Maine 04112-9540).

You can also change your vote by submitting a proxy at a later date by telephone or via the Internet, in which case your later-submitted proxy will be recorded and your earlier proxy revoked. You can also attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy; you must vote at the special meeting.

If you have instructed a broker to vote your shares, you must follow the voting procedures received from your broker to change your vote.

Q8:	If I want to attend the special meeting, what do I do?

A8:	You must come to the Portland Marriott Hotel, 200 Sable Oak Drive, South Portland, Maine 04106, at 10:00 a.m., local time, on February 18, 2005. If you hold your shares in street name, you will need to bring proof of ownership (by means of a recent brokerage statement, letter from your bank or broker or similar means) to be admitted to the meeting. Shareholders of record as of the record date for the special meeting (December 13, 2004) can vote in person at the special meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker, bank or other nominee holder how you can vote at the special meeting.

Q9:	Should I send in my stock certificates now?

A9:	No. After we complete the transaction, you will receive written instructions for exchanging your Banknorth stock certificates for TD common shares and new Banknorth common stock and receiving the cash merger consideration. Please do not send in your stock certificates with your proxy card.

Q10:	What if I cannot find my stock certificate?

A10:	There will be a procedure for you to receive the merger consideration in the transaction, even if you have lost one or more of your Banknorth stock certificates. This procedure, however, may take time to complete. In order to ensure that you will be able to receive the merger consideration promptly after the transaction is completed, if you cannot locate your Banknorth stock certificates after looking for them carefully, we urge you to contact American Stock Transfer & Trust Company as soon as possible and follow the procedure they explain to you for replacing your Banknorth stock certificates. American Stock Transfer & Trust Company can be reached at (800) 937-5449 or (718) 921-8200, or on their website at www.amstock.com, or you can write to it at the following address:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038

Q11:	Who can help answer my additional questions about this transaction?

A11:	If you have questions about this transaction, you should contact:

Morrow & Co., Inc.
445 Park Avenue, 5th Floor
New York, New York 10022

Banks and Brokerage Firms: (800) 654-2468
Shareholders: (800) 607-0088
All others call collect: (212) 754-8000

SUMMARY

This summary highlights selected information from this proxy statement/ prospectus. It does not contain all of the information that may be important to you. You should carefully read this entire document, including the appendices and exhibits and the other documents to which this document refers you, for a more complete understanding of the matters being considered at the special meeting. See “Where You Can Find More Information” beginning on page 171. All references in this proxy statement/ prospectus to dollars or $ or U.S.$ are to U.S. dollars and all references to C$ are to Canadian dollars.

The Transaction (Page 45)

      The merger agreement provides for TD to acquire 51% of the outstanding common stock of new Banknorth and for Banknorth’s current shareholders to receive TD common shares and cash in exchange, as well as retain a 49% interest in new Banknorth following the transaction. The transaction will be effected in two steps in immediate succession.

      First, Banknorth will reincorporate from Maine to Delaware by merging into its wholly-owned subsidiary, Banknorth Delaware. In this migratory merger, your Banknorth shares will be converted into an identical number of shares of Banknorth Delaware. Following the migratory merger, Banknorth Delaware will be subject to the corporate laws of Delaware, where the majority of U.S. publicly-traded corporations are incorporated, rather than those of Maine. For a description of the material differences in the rights of shareholders of Banknorth and Banknorth Delaware, as well as TD, see “Comparison of Shareholder Rights” beginning on page 143.

      Second, immediately after the migratory merger and without further action by Banknorth’s shareholders, the acquisition merger will occur, in which TD’s wholly-owned subsidiary, Berlin Merger Co., will merge into Banknorth Delaware, with Banknorth Delaware continuing as the surviving corporation with the name “TD Banknorth Inc.” As a result of the acquisition merger, TD will own approximately 51% of the outstanding shares of Banknorth Delaware common stock and the shareholders of Banknorth will own the remaining approximately 49% of the outstanding shares of Banknorth Delaware common stock.

      The following diagrams show the steps in the transaction:

(1)	Migratory merger to reincorporate Banknorth from Maine to Delaware.

(2)	Acquisition merger for TD to acquire 51% of Banknorth Delaware’s common stock.

What You Will Receive for Your Shares of Banknorth Common Stock if the Mergers Are Completed (Page 86)

      If the mergers are completed, you will be entitled to receive, in exchange for the shares of Banknorth common stock you own, the following:

•	a number of TD common shares equal to 0.2351 multiplied by the number of shares of Banknorth common stock you own;

•	an amount in cash equal to $12.24 multiplied by the number of shares of Banknorth common stock you own; and

•	a number of shares of Banknorth Delaware common stock equal to 0.49 multiplied by the number of shares of Banknorth common stock you own.

      You will not receive any fractional shares of Banknorth Delaware common stock or any fractional TD common shares. Instead, TD will pay you cash for any fractional shares of Banknorth Delaware common stock or any fractional TD common shares you would have otherwise received.

      For example, if you own 1,000 shares of Banknorth common stock, when both mergers have been completed you will receive:

•	235 TD common shares;

•	$12,240.00 in cash;

•	490 shares of Banknorth Delaware common stock; and

•	for the fractional TD common share, cash in U.S. dollars equal to 0.1 (the remaining fractional interest in a TD common share) multiplied by the average of the daily weighted averages of a TD common share on the Toronto Stock Exchange for the five trading days ending on the second business day preceding the date of completion of the mergers, as such price is converted into U.S. dollars. In this example, there is no fractional share interest in Banknorth Delaware common stock and thus no payment to be made in lieu of such fractional share interest under the terms of the merger agreement.

      The exchange ratio relating to the TD common shares you will receive is a fixed ratio, which means that it will not change if the trading price of the TD common shares changes between now and the time the transaction is completed. Therefore, the market value of the TD common shares you will receive in the transaction will depend on the price of the TD common shares at the time the transaction is completed. Similarly, the market value of the shares of Banknorth Delaware common stock which you will receive in the transaction will depend on the price of such shares at the time the transaction is completed. For information on recent market prices of the TD common shares and the shares of common stock of Banknorth Delaware, see “Comparative Per Share Market Prices” beginning on page 23. See also “Risk Factors” beginning on page 32.

Dividend Policies of TD and Banknorth and Possible Share Purchases by TD for Cancellation Following Completion of the Mergers

      Banknorth currently pays a dividend of approximately $0.20 per quarter on its common stock, while TD currently pays a dividend of C$0.36 per quarter (U.S.$0.29 based on the Canadian dollar/ U.S. dollar exchange rate on January 7, 2004) on its common shares. Banknorth Delaware and TD expect to continue paying dividends at the respective current rates of Banknorth and TD following completion of the transaction, subject to the discretion of their respective boards of directors based upon the companies’ respective financial results and condition, capital needs and other relevant considerations. Assuming that Banknorth Delaware and TD continue to pay dividends on their common shares at their respective current rates, the following table sets forth a comparison of the dividend rate per share of Banknorth common stock prior to the transaction and following the completion of the transaction assuming that such share of

Banknorth common stock has been exchanged for the merger consideration and that the cash portion of the merger consideration has not been invested:

Prior to the transaction:
Banknorth dividend per share	$0.20
Following the transaction:
Banknorth Delaware dividend per share × 0.49	$0.098
TD dividend per share × 0.2351	$0.068	(1)
Total post-transaction dividends per former share of Banknorth common stock	$0.166	(1)

(1)	Based on the Canadian dollar/ U.S. dollar exchange rate on January 7, 2005. Does not give effect to any withholding taxes that may be applicable, as described below under “— Material Canadian Federal Income Tax Consequences of the Mergers to Holders of Banknorth Common Stock.”

      Following the completion of the mergers, TD may purchase on the Toronto Stock Exchange for cancellation up to C$500 million in TD common shares, to a maximum of 14 million shares, subject to market conditions and in accordance with U.S. and Canadian securities and other applicable laws. TD has filed with the Superintendent of Financial Institutions of Canada, and intends to file with the Toronto Stock Exchange, an application to conduct a normal course issuer bid to effect these purchases of TD common shares; however, TD does not intend to purchase any of its common shares in a new normal course issuer bid prior to completion of the mergers. TD does not intend to make any share purchases in connection with this normal course issuer bid on the New York Stock Exchange.

Material U.S. Federal Income Tax Consequences of the Mergers to Holders of Banknorth Common Stock (Page 74)

      For United States federal income tax purposes, you will be treated as exchanging your shares of Banknorth common stock for shares of Banknorth Delaware common stock in the migratory merger. It is anticipated that the migratory merger will be treated as a tax-free reorganization for United States federal income tax purposes, and you will not recognize gain or loss upon the exchange of Banknorth common stock solely for shares of Banknorth Delaware common stock. With respect to the acquisition merger, for United States federal income tax purposes, you will be treated as surrendering only those shares of Banknorth Delaware common stock that are exchanged for TD common shares and cash (with your remaining shares of Banknorth Delaware common stock being retained by you). The acquisition merger will be taxable to you, and you will recognize gain or loss equal to the difference between (1) the sum of the cash and the fair market value of the TD common shares that you receive and (2) your adjusted tax basis in the shares of Banknorth Delaware common stock that you surrender in the acquisition merger for TD common shares and cash. You will not recognize any gain or loss on the shares of Banknorth Delaware common stock that you retain in the acquisition merger.

Material Canadian Federal Income Tax Consequences of the Mergers to Holders of Banknorth Common Stock (Page 79)

      In general, neither the exchange of a share of Banknorth common stock for a share of Banknorth Delaware common stock in the migratory merger nor the conversion of Banknorth Delaware common stock into the right to receive the merger consideration in the acquisition merger will be subject to Canadian tax for a holder of Banknorth common stock who is not and is not deemed to be a resident of Canada. Dividends paid or credited to holders of TD common shares who are not and are not deemed to be a resident of Canada are subject to a Canadian withholding tax of 25%, subject to any reduction in the rate of withholding under an applicable international tax convention. Under the Canada-United States Income Tax Convention (1980), the rate of that withholding tax is generally reduced to 15% for holders who are residents of the United States and who beneficially own the dividends. Assuming that the TD common shares are not taxable Canadian property at the time of disposition, any capital gain realized on the disposition of those shares will not be subject to tax in Canada.

Accretion/ Dilution Projections of TD’s Management

      In considering the transaction, TD analyzed the potential accretive or dilutive effect that it would have on TD shareholders. While TD expects that the transaction will be dilutive to TD shareholders on an earnings per share basis calculated according to generally accepted accounting principles in Canada, or Canadian GAAP, for its fiscal years 2005 and 2006, TD expects that the transaction will be accretive to TD’s shareholders for those same periods on a per share earnings basis before the amortization of intangible assets and transaction-related and restructuring expenses. The table below presents TD’s earnings per share accretion/dilution estimates, as of August 2004, for TD’s fiscal years 2005 and 2006, assuming that the transaction is completed on February 1, 2005. You should note that these estimates are based on a number of assumptions, the most material of which are summarized below, which were made at the time of TD’s consideration of the transaction and which are subject to change, in some cases due to factors outside of TD’s control. TD has not made, and does not intend to make, publicly available any update or other revision to these estimates.

			Year
	Year Ending		Ending
	October 31,		October 31,
	2005		2006

Accretion/(Dilution): Canadian GAAP Basis
TD estimated stand-alone earnings per share	C$	3.46	C$	3.89
TD pro forma earnings per share	C$	3.40	C$	3.88
Accretion/(dilution) from the transaction	C$	(0.06)	C$	(0.01)

Accretion/(Dilution) Before Amortization of Intangible Assets and Transaction-Related and Restructuring Expenses
TD estimated stand-alone earnings per share before amortization of intangible assets	C$	3.99	C$	4.31
TD pro forma earnings per share before amortization of intangible assets and transaction-related and restructuring expenses	C$	4.02	C$	4.38
Accretion/(dilution) from the transaction before amortization of intangible assets and transaction-related and restructuring expenses	C$	0.03	C$	0.07

Pro forma average shares outstanding (in millions)		692.5		703.4

      TD estimated stand-alone earnings per share are based on consensus earnings per share estimates for 2005 and 2006 as reported by Institutional Brokerage Estimate System, or I/B/E/S, as of August 24, 2004. However, these consensus estimates as reported by I/B/E/S exclude the amortization of existing intangible assets. Accordingly, in preparing its analysis of the potential accretive or dilutive effect of the transaction, TD adjusted these consensus estimates, as would be required by Canadian GAAP, to reflect the expected amortization of existing intangible assets. The resulting amount is presented in the table above as TD estimated stand-alone earnings per share in accordance with Canadian GAAP.

      TD pro forma earnings per share are based on the same consensus earnings per share estimates for TD for 2005 and 2006 as reported by I/B/E/S as of August 24, 2004, and consensus earnings per share estimates for Banknorth for 2005 and 2006 as reported by I/B/E/S as of August 24, 2004. However, because these consensus estimates for TD do not reflect (1) the amortization of intangible assets (either existing or as may be expected to result from the transaction), (2) estimated funding costs to be incurred by TD for the cash portion of the merger consideration or (3) transaction-related and restructuring expenses, in preparing its analysis of the potential accretive or dilutive effect of the transaction, TD adjusted these consensus estimates to reflect these items, as would be required by Canadian GAAP. The resulting amount is presented in the table above as TD pro forma earnings per share in accordance with Canadian GAAP. Pro forma earnings per share calculations do not include the anticipated financial benefits from such items as cost savings and revenue enhancements arising from the transaction. The Banknorth earnings were translated to Canadian dollars at a currency exchange rate of C$1.3043 per U.S.$1.00 (a rate that was quoted on August 25, 2004).

      Accretion/ (dilution) from the transaction before the amortization of intangible assets and transaction-related and restructuring expenses is a non-GAAP financial measure derived by subtracting TD estimated stand-alone earnings per share before such items from pro forma earnings per share before such items. TD believes this measure provides information useful to investors in understanding TD’s underlying operational performance, its business and performance trends and its ability to pay cash dividends, as well as facilitating comparison with the performance of other companies in the financial services industry. The following table reconciles the components of the calculation of accretion/(dilution) from the transaction before amortization of intangible assets and transaction-related and restructuring expenses to the most directly comparable financial measures presented in accordance with Canadian GAAP:

	Year Ending		Year Ending
	October 31,		October 31,
	2005		2006

TD estimated stand-alone earnings per share before amortization of intangible assets	C$	3.99	C$	4.31
Impact of amortization of intangible assets	C$	(0.53)	C$	(0.42)
TD estimated stand-alone earnings per share (Canadian GAAP)	C$	3.46	C$	3.89

TD pro forma earnings per share before amortization of intangible assets and transaction-related and restructuring expenses	C$	4.02	C$	4.38
Impact of amortization of intangible assets	C$	(0.60)	C$	(0.50)
Impact of transaction-related and restructuring expenses	C$	(0.02)		—
TD pro forma earnings per share (Canadian GAAP)	C$	3.40	C$	3.88

Accretion/ (dilution) from the transaction before amortization of intangible assets and transaction-related and restructuring expenses	C$	0.03	C$	0.07

      Pro forma average shares outstanding assumes an average fully diluted share count for TD on a stand-alone basis of 660 million shares for each of the fiscal periods indicated above plus an additional 43.4 million TD common shares expected to be issued in the transaction.

Holders of Banknorth Common Stock Do Not Have Dissenters’ Rights of Appraisal (Page 84)

      The holders of Banknorth common stock are not entitled to any dissenters’ rights of appraisal in connection with the mergers.

Your Rights as a Holder of Banknorth Delaware Common Stock and TD Common Shares Will Be Different from Your Rights as a Holder of Banknorth Common Stock (Page 143)

      The conversion of your shares of Banknorth common stock into shares of Banknorth Delaware common stock and TD common shares in the mergers will result in changes from your current rights as a Banknorth shareholder, which generally are governed by the Maine Business Corporation Act and Banknorth’s organizational documents, to your rights as a Banknorth Delaware shareholder, which generally will be governed by the Delaware General Corporation Law and Banknorth Delaware’s organizational documents, and to your rights as a TD shareholder, which generally will be governed by the Bank Act of Canada and TD’s organizational documents.

Banknorth’s Financial Advisors Have Delivered Opinions that the Merger Consideration is Fair, from a Financial Point of View, to Banknorth Shareholders (Page 51)

      In determining to approve the merger agreement, the Banknorth board of directors considered the oral opinions of its financial advisors, Keefe, Bruyette & Woods, Inc. and Lehman Brothers Inc., which were subsequently confirmed in writing as of August 25, 2004 and August 26, 2004, respectively, and updated as of January 10, 2005, that, based upon and subject to the assumptions made, matters considered and limitations described in their respective opinions, the merger consideration to be received by the

Banknorth shareholders in the transaction was fair to such shareholders from a financial point of view. We have attached the Keefe, Bruyette & Woods opinion dated as of January 10, 2005 as Appendix E, and the Lehman Brothers opinion dated as of January 10, 2005 as Appendix F. You should read the opinions carefully, as well as the descriptions of the opinions contained elsewhere in this proxy statement/ prospectus, to understand the procedures followed, assumptions made, matters considered and qualifications and limitations on the reviews undertaken by Keefe, Bruyette & Woods and Lehman Brothers, as well as additional information regarding the compensation paid and to be paid by Banknorth to such firms in connection with the rendering of their opinions. Assuming the transaction is completed, Banknorth has agreed to pay Keefe, Bruyette & Woods an aggregate fee equal to 0.375% of the aggregate market value, determined as of closing, of the consideration paid for 51% of the outstanding shares of Banknorth common stock (approximately $15.0 million based on the closing sale price of a TD common share on January 7, 2005), and Banknorth has agreed to pay Lehman Brothers an aggregate fee of $2 million.

Banknorth Executive Officers and Directors Have Financial and Other Interests in the Transaction that are Different from or in Addition to Your Interests (Page 67)

      When you consider the Banknorth board of directors’ recommendation to vote in favor of approval of the merger agreement and the post-transaction certificate of incorporation, you should be aware that Banknorth’s executive officers and directors have interests in the transaction that may be different from, or in addition to, the interests of the other Banknorth shareholders. Assuming the transaction is completed on March 1, 2005, Banknorth’s eight executive officers may be entitled to receive, under employment agreements, retention agreements and incentive plans, approximately $82.0 million in the aggregate, which amount includes non-competition and retention payments, amounts attributable to the accelerated vesting of restricted stock units, severance payments and amounts attributable to the value of supplemental retirement benefit enhancements. In addition, these eight officers would be entitled to accelerated vesting of their then-unvested stock options and approximately $11.1 million of gross-up payments to cover excise taxes imposed under Section 4999 of the Internal Revenue Code. The aggregate amounts described above and the right to accelerated vesting of stock options assume that the executive officers who entered into these employment and retention agreements are terminated without cause immediately following the completion of the transaction, which is not expected to occur. The Banknorth board of directors was aware of these interests when it approved the merger agreement and the post-transaction certificate of incorporation and determined that the transactions contemplated by the merger agreement are fair to, and in the best interests of, Banknorth and its shareholders.

The Companies

The Toronto-Dominion Bank

Toronto-Dominion Centre

P.O. Box 1
Toronto, Ontario, Canada M5K 1A2
(416) 982-8222

      TD is a Canadian chartered bank formed through the amalgamation of The Bank of Toronto (established 1855) and The Dominion Bank (established 1869). TD and its subsidiaries are collectively known as TD Bank Financial Group. In Canada and around the world, TD Bank Financial Group serves more than 13 million customers in three key businesses: personal and commercial banking including TD Canada Trust; wealth management including the global operations of TD Waterhouse; and wholesale banking, including TD Securities, operating in a number of locations in key financial centers around the globe. TD Bank Financial Group also ranks among the world’s leading on-line financial services firms, with more than 4.5 million on-line customers. TD Bank Financial Group had C$311 billion in assets, as of October 31, 2004.

      Berlin Merger Co. is a Delaware corporation and a wholly-owned subsidiary of TD. Berlin Merger Co. was organized recently solely for the purpose of effecting the transaction with Banknorth described in this proxy statement/ prospectus. It has not carried on any activities other than in connection with the merger agreement.

Banknorth Group, Inc.

Two Portland Square

P.O. Box 9540
Portland, Maine 04112-9540
(207) 761-8500

      Banknorth is a Maine corporation and a registered bank holding company and financial holding company under the Bank Holding Company Act of 1956, as amended. Banknorth’s principal asset is all of the capital stock of Banknorth, NA, a national bank that was initially formed as a Maine-chartered savings bank in the mid-19th century. At September 30, 2004, Banknorth, NA had 387 banking offices located in Maine, New Hampshire, Massachusetts, Vermont, New York and Connecticut. Through Banknorth, NA and its subsidiaries, Banknorth offers a full range of banking services and products to individuals, businesses and governments throughout its market areas, including commercial, consumer, trust, investment advisory and insurance brokerage services. At September 30, 2004, Banknorth had consolidated assets of $29.0 billion and consolidated shareholders’ equity of $3.0 billion.

      On June 20, 2004, Banknorth and BostonFed Bancorp, Inc. entered into a merger agreement providing for Banknorth to acquire BostonFed, subject to receipt of BostonFed shareholder and regulatory approvals. BostonFed shareholders have the right to elect to receive up to 15% of the purchase price in cash instead of Banknorth shares. A maximum of approximately 6.1 million shares of Banknorth common stock will be issuable upon completion of the merger with BostonFed. At September 30, 2004, BostonFed had $1.7 billion of consolidated assets, $98.7 million of consolidated shareholder’s equity and 16 offices in Essex, Middlesex, Norfolk and Suffolk Counties, Massachusetts.

      Banknorth Delaware is a Delaware corporation and a wholly-owned subsidiary of Banknorth. Banknorth Delaware was organized recently solely for the purpose of effecting the transaction with TD described in this proxy statement/ prospectus. It has not carried on any activities other than in connection with the merger agreement.

Board of Directors and Executive Management of Banknorth Delaware Following the Mergers (Page 130)

      Following the mergers, the board of directors of Banknorth Delaware will be comprised of the Banknorth directors in office at the time of the closing (of which there are currently 14) and up to five additional directors designated by TD prior to the closing. TD has agreed, in the stockholders agreement described below, to take no action to remove any of the directors of Banknorth who become directors of Banknorth Delaware prior to the time that their current terms of office as Banknorth directors are currently scheduled to end.

      In addition, it is expected that William J. Ryan will continue as the Chairman, President and Chief Executive Officer of Banknorth Delaware, and that substantially all other members of Banknorth’s current executive management team will continue to hold their current positions at Banknorth Delaware.

The Special Meeting of Banknorth Shareholders on February 18, 2005 (Page 40)

      When and Where. The special meeting of shareholders of Banknorth will be held at 10:00 a.m., local time, on February 18, 2005 at the Portland Marriott Hotel, 200 Sable Oak Drive, South Portland, Maine 04106.

      Purposes of the Special Meeting. The purposes of the special meeting are to consider and vote on:

• A proposal to approve the merger agreement;

• A proposal to approve the reincorporation of Banknorth from Maine to Delaware as provided by the merger agreement, which, among other things, will result in the inapplicability of Sections 1109 and 1110 of the Maine Business Corporation Act, antitakeover provisions which restrict business combinations between Banknorth and a significant shareholder and which give Banknorth’s shareholders the right to demand payment of the fair value of their shares from a person or entity which becomes a significant shareholder;

• Proposals to approve the governance and other provisions in the post-transaction certificate of incorporation of Banknorth Delaware, consisting of the following proposals:

•	a proposal to approve provisions authorizing the Class B common stock, which will be held by TD and will facilitate its exercise of control of the board of directors as majority shareholder of Banknorth Delaware;

•	a proposal to approve provisions relating to the composition and powers of the board of directors of Banknorth Delaware and its committees, which will facilitate TD’s ability to control the board and its committees;

•	a proposal to approve a provision which permits action by less than unanimous written consent of shareholders in some circumstances;

•	a proposal to approve a provision which increases the ownership threshold required for shareholders to call a special meeting of shareholders;

•	a proposal to approve the elimination of Banknorth’s classified board and elect all directors annually;

•	a proposal to approve the elimination of the “fair price” provision in Banknorth’s articles of incorporation;

•	a proposal to approve the elimination of the super-majority voting requirements in Banknorth’s articles of incorporation relating to charter amendments;

•	a proposal to approve the elimination of the provision in Banknorth’s articles of incorporation requiring the board of directors to consider the interests of non-shareholder constituencies;

•	a proposal to include a provision in the post-transaction certificate of incorporation which limits the ability of Banknorth Delaware to adopt antitakeover provisions that are inconsistent with TD’s rights under the stockholders agreement;

•	a proposal to include a provision in the post-transaction certificate of incorporation by which Banknorth opts out of coverage under Section 203 of the Delaware General Corporation Law, a statute which restricts business combinations between corporations and their significant shareholders;

•	a proposal to approve the grant to TD, under the stockholders agreement, of the right to subscribe for additional securities of Banknorth Delaware in order to maintain its ownership percentage, in lieu of providing TD preemptive rights in the post-transaction certificate of incorporation as permitted by the Delaware General Corporation Law, and the right to contribute additional capital in return for additional shares of Banknorth Delaware common stock; and

•	a proposal to approve a provision which allocates corporate opportunities between Banknorth Delaware and TD.

      Approval of each of these proposals is a condition to completion of the transaction.

      At the special meeting Banknorth shareholders will also be asked to consider and vote on:

• A proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve any of the foregoing proposals; and

• Any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.

      Record Date; Voting Power. Banknorth has fixed the close of business on December 13, 2004 as the record date for the determination of holders of Banknorth common stock entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. At the close of business on the record date, there were 178,559,086 shares of Banknorth common stock outstanding and entitled to vote. Each share of Banknorth common stock entitles the holder to one vote at the special meeting on all matters properly presented at the meeting.

      Required Votes. The affirmative vote of the holders of a majority of the outstanding shares of Banknorth common stock, voting in person or by proxy, is necessary to approve the merger agreement. The affirmative vote of a majority of the votes cast on the matter at the special meeting is required to approve the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation, as well as the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on any of the foregoing proposals. The approval of each of these proposals, other than the proposal regarding adjournment of the special meeting, is a condition to the completion of the transaction.

The Banknorth Board of Directors Recommends Approval of the Merger Agreement and the Proposals to Approve the Reincorporation of Banknorth from Maine to Delaware and the Governance and Other Provisions in the Post-transaction Certificate of Incorporation (Page 44)

      Banknorth’s board of directors has determined that the merger agreement and the mergers are fair to, and in the best interests of, Banknorth and its shareholders and approved and declared advisable the merger agreement, the mergers (including the reincorporation of Banknorth from Maine to Delaware) and the other transactions contemplated by the merger agreement. Banknorth’s board of directors has also approved the post-transaction certificate of incorporation, including the governance and other provisions contained in that document. Banknorth’s board of directors considers the reincorporation of Banknorth from Maine to Delaware, the provisions of the post-transaction certificate of incorporation and the resulting modifications to the rights of Banknorth shareholders to be an integral part of the transaction.

      Banknorth’s board of directors recommends that you vote “FOR” approval of the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation. The Banknorth board also recommends that you vote “FOR” the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies to approve any of the foregoing proposals.

The Merger Agreement (Page 86)

      The merger agreement is described beginning on page 86. The merger agreement is attached as Appendix A to this proxy statement/prospectus. We urge you to read the merger agreement in its entirety because this document is the legal document governing the mergers.

      Completion of the Mergers is Subject to Conditions. The respective obligations of each of TD and Banknorth to complete the mergers are conditioned upon the satisfaction or waiver of the following conditions:

•	receipt of the required approval of the Banknorth shareholders of the merger agreement and each of the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation;

•	approval for the listing on the New York Stock Exchange of the shares of Banknorth Delaware common stock and TD common shares to be issued in the mergers and, in the case of the TD common shares, on the Toronto Stock Exchange;

•	the combined registration statement on Form S-4/F-4, which includes this proxy statement/ prospectus, filed by Banknorth Delaware and TD with the Securities and Exchange Commission, or SEC, must have been declared effective by the SEC; and

•	receipt of required regulatory approvals and the absence of any injunction or other legal prohibition against the mergers.

      TD’s obligation to complete the mergers is subject to the satisfaction or waiver of a number of conditions, including the following:

•	the accuracy of the representations and warranties of Banknorth as of the closing date of the mergers, other than, in most cases, those failures to be true and correct that would not reasonably be expected to result in a material adverse effect on Banknorth;

•	performance in all material respects by Banknorth of the obligations required to be performed by it at or prior to the closing date of the mergers;

•	there being no legal or regulatory restriction or condition applicable to the mergers that would be reasonably likely to have a material adverse effect on Banknorth, Banknorth Delaware or TD; and

•	the establishment of the Banknorth Delaware board of directors in the manner described in “Proposal No. 1: The Merger Agreement — Surviving Corporation Governing Documents and Directors.”

      Banknorth’s obligation to complete the mergers is subject to the satisfaction or waiver of the following conditions:

•	the accuracy of the representations and warranties of TD as of the closing date of the mergers, other than, in most cases, those failures to be true and correct that would not reasonably be expected to result in a material adverse effect on TD;

•	performance in all material respects by TD of the obligations required to be performed by it at or prior to the closing date of the mergers; and

•	receipt of an opinion of Banknorth’s counsel that the migratory merger will constitute a tax-free reorganization for U.S. federal income tax purposes.

      The Merger Agreement May Be Terminated Under Some Circumstances. The merger agreement may be terminated at any time before the completion of the mergers, whether before or after approval of the merger agreement, the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation by the Banknorth shareholders, in any of the following ways:

•	by mutual written consent of TD and Banknorth; or

•	by either TD or Banknorth if:

—	any governmental entity which must grant a required regulatory approval has denied approval of the mergers and this denial has become final and nonappealable or a governmental entity has issued a final nonappealable order prohibiting the completion of the mergers;

—	the mergers have not been completed by June 30, 2005, but neither TD nor Banknorth may terminate the merger agreement for this reason if its breach of any obligation under the merger agreement has resulted in the failure of the mergers to occur by that date;

—	there is a breach by the other party of the merger agreement which would prevent satisfaction of a closing condition and the breach cannot be cured or is not cured prior to 30 days after receipt of written notice of the breach, but neither TD nor Banknorth may terminate the merger agreement for this reason if it itself is then in material breach of the merger agreement; or

—	the shareholders of Banknorth fail to approve the merger agreement or any of the proposals to approve the reincorporation of Banknorth from Maine to Delaware or the governance and other provisions in the post-transaction certificate of incorporation at the Banknorth special meeting;

•	by TD, if the board of directors of Banknorth has withdrawn, modified or qualified in any manner adverse to TD its recommendation, or taken any action or made any other public statement in connection with the Banknorth shareholders meeting inconsistent with its recommendation, of the approval of the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation by the shareholders of Banknorth, or failed to call a special meeting of shareholders to vote on approval of the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation; or

•	by Banknorth, at any time during the five business day period beginning two business days after the date on which the approval of the Federal Reserve Board or the Superintendent of Financial Institutions of Canada (whichever is later) required for completion of the acquisition merger is received, if

—	the weighted average price of the TD common shares during a ten-trading day measurement period preceding the receipt of approval of the Federal Reserve Board or the Superintendent of Financial Institutions of Canada (whichever is later) of the acquisition merger is less than approximately $29.10 (which would represent a decline by more than 15% from the weighted average price of the TD common shares on August 25, 2004, which was $34.23); and

—	the percentage ratio of the weighted average price of the TD common shares during that pre-closing measurement period to $34.23 (the weighted average price on August 25, 2004) is more than 15 percentage points below the percentage ratio of the indexed weighted average price of the shares of five other major Canadian banks over the same pre-closing measurement period to the indexed price of those banks on August 25, 2004 (which was approximately $39.09).

      If Banknorth elects to terminate the merger agreement because of a decline in TD’s share price under the circumstances described in the preceding bullet point, TD will have the right to increase the exchange ratio of TD shares issued as merger consideration, as provided in the merger agreement, and if TD does so then Banknorth will no longer have the right to terminate the merger agreement on this basis.

      Banknorth May Be Required to Pay a Termination Fee Under Some Circumstances. If the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by Banknorth’s board of directors, Banknorth is required to pay TD a termination fee of up to $150 million. The termination fee could discourage other companies from seeking to acquire or merge with Banknorth.

The Stockholders Agreement (Page 109)

      Concurrently with entering into the merger agreement, TD and Banknorth also entered into a stockholders agreement that will become effective upon the completion of the mergers. The stockholders agreement contains provisions dealing with corporate governance and board representation rights, share purchase and transfer restrictions and other matters relating to TD’s ownership of Banknorth Delaware shares following the completion of the mergers. The stockholders agreement is included as Appendix D to this proxy statement/ prospectus, and we urge you to read it in its entirety.

      Governance of Banknorth Delaware. The stockholders agreement, and related provisions of the post-transaction certificate of incorporation and by-laws of Banknorth Delaware, permit TD to nominate and elect a separate class of directors (designated as Class B directors) to the Banknorth Delaware board. Initially TD intends to elect up to 5 Class B directors, but generally it may increase that number at any time to a majority of the entire board. All corporate action by the Banknorth Delaware board will require the affirmative vote of both a majority of the entire board as well as a majority of the Class B directors.

      It is expected that the current Banknorth board will continue in office as directors of Banknorth Delaware following the mergers. In addition, the stockholders agreement provides that the Banknorth Delaware board following the mergers will at all times include four independent directors initially chosen by the current Banknorth board who will not be affiliated in any way with TD and who will have sole authority to make various decisions on behalf of Banknorth Delaware under the stockholders agreement, such as approving amendments to the stockholders agreement or authorizing a “going-private” transaction involving TD (generally, any transaction in which TD acquires additional publicly-held shares of Banknorth Delaware common stock, with the result that this stock is no longer publicly traded on a national securities exchange or market or is held by fewer than 300 shareholders). We refer to these four independent directors in this proxy statement/ prospectus as the designated independent directors. The successors to the initial designated independent directors will generally be chosen by the designated independent directors then in office, subject to the consent of the board’s nominating committee (a majority of whose members will be TD nominees).

      Share Ownership and Transfer of Shares of Banknorth Delaware Owned by TD. The stockholders agreement generally prohibits TD from acquiring more than 66 2/3% of Banknorth Delaware’s outstanding voting stock, except in an authorized “going-private” transaction or in some other limited circumstances involving repurchases by Banknorth Delaware of its outstanding common stock. The stockholders agreement permits TD to bid for the remaining publicly-held Banknorth Delaware shares or otherwise engage in a “going-private” transaction only in compliance with the following conditions:

•	TD may not initiate discussions regarding or engage in a going-private transaction during the first two years after the completion of the mergers unless requested to do so by the designated independent directors. During the next three years, TD may initiate discussions with the designated independent directors regarding a going- private transaction but only on a confidential basis and may not proceed with such a transaction unless authorized to do so by the designated independent directors. During the first five years after the completion of the mergers, any going-private transaction also requires the approval or acceptance of the holders of a majority of the outstanding shares of common stock of Banknorth Delaware not owned by TD or its affiliates.

•	After the fifth year following the completion of the mergers, TD may initiate a going-private transaction after first offering to negotiate the terms of the transaction with the designated independent directors, and if requested by the designated independent directors, negotiating those terms for up to 60 days. The transaction may only be completed if it is approved by a majority of the designated independent directors or if it is approved or accepted by the holders of a majority of the outstanding shares of common stock of Banknorth Delaware not owned by TD or its affiliates.

•	Any going-private transaction that TD initiates must be for 100% of the shares of common stock of Banknorth Delaware not owned by TD or its affiliates.

      As long as TD and its affiliates own 25% or more of Banknorth Delaware’s voting stock, they will have a first right to purchase capital stock from Banknorth Delaware whenever Banknorth Delaware’s board determines to raise capital. TD will also have the right to purchase its proportionate share of capital securities issued by Banknorth Delaware for any other reason, including in connection with acquisitions.

      In the stockholders agreement, TD has agreed that during the first two years after the completion of the mergers it will not transfer any Banknorth Delaware voting shares except to its affiliates. During the next three years, TD generally will be permitted to transfer Banknorth Delaware voting shares in broadly dispersed offerings, as security to collateralize a loan, subject to some limitations, and to persons who would own less than 5% of Banknorth’s voting stock following such transfer, subject to Banknorth Delaware’s right of first offer to purchase the shares. These transfer restrictions will terminate after the fifth anniversary of the completion of the mergers.

      In addition, commencing generally with the third anniversary of the completion of the mergers (or following the second anniversary in some circumstances), TD may transfer Banknorth Delaware voting shares to a person who would, following such transfer, own more than 10% of Banknorth Delaware’s voting shares. If TD intends to transfer less than all of its Banknorth Delaware voting shares in this type of a transfer, it must give Banknorth Delaware a right of first offer to purchase the shares. In addition, if TD intends to make this type of a transfer and as a result of that transfer TD would own less than 50% of Banknorth Delaware’s outstanding voting shares, the other shareholders of Banknorth Delaware will have the right to participate in the transfer by TD on a pro rata basis on the same terms as TD (unless Banknorth Delaware exercises its right to purchase the shares, if applicable). The transfer restriction described in this paragraph will apply for as long as TD and its affiliates beneficially own at least 25% of Banknorth Delaware’s voting securities.

      Non-Compete Obligation of TD. The stockholders agreement generally prohibits TD from providing branch-based consumer and commercial banking services in the continental United States through a federally-insured bank other than Banknorth Delaware’s banking subsidiary. This restriction does not apply to banking operations that TD may conduct through its branches and agencies that operate in the U.S. as foreign branches of its Canadian banking operations, nor does it apply to banking services provided to TD’s U.S. brokerage business through TD Waterhouse Bank, N.A. or any other bank whose primary business is to provide banking services to customers of a brokerage, mutual fund or other similar consumer financial business.

      Termination of the Stockholders Agreement. The stockholders agreement will generally remain in effect until such time as TD owns less than 15% of Banknorth Delaware’s outstanding voting stock. Some of the provisions, such as the rights to purchase securities from Banknorth Delaware, will terminate when TD owns less than 25% of Banknorth Delaware’s outstanding voting stock, and some of the governance rights described above will continue, on a temporary basis, while TD owns less than 50% but at least 35% of Banknorth Delaware’s outstanding voting stock.

Regulatory Approvals Required for the Mergers (Page 81)

      U.S. Bank Holding Company Act. TD is required to obtain the approval of the U.S. Federal Reserve System under the Bank Holding Company Act for the acquisition of control of Banknorth as a result of the mergers. The U.S. Department of Justice will have an opportunity to comment during the approval process of the Federal Reserve Board and will have at least 15 but no more than 30 days following the approval of the Federal Reserve Board to challenge the approval on antitrust grounds.

      Bank Act of Canada. Under the Bank Act of Canada, TD is required to obtain the approval of the Superintendent of Financial Institutions of Canada for the indirect acquisition of control, as a result of the transaction, of Banknorth, NA and of certain other Banknorth subsidiaries which are directly owned by Banknorth. Under the Bank Act of Canada, approval of the Superintendent of Financial Institutions of Canada is also required for the issuance of the TD common shares included in the merger consideration.

On December 16, 2004, the Superintendent of Financial Institutions approved both the indirect acquisition of control of Banknorth, NA and certain other Banknorth subsidiaries directly owned by Banknorth and the issuance of the TD common shares in connection with the transaction.

      U.S. Antitrust Laws. TD and Banknorth are required, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, to notify and furnish required information to the Antitrust Division of the U.S. Department of Justice and to the U.S. Federal Trade Commission prior to completing the mergers, and the mergers cannot be completed until these notifications and filings have been made and the required waiting period has expired or been earlier terminated. On December 9, 2004, the Antitrust Division and the Federal Trade Commission granted early termination of the waiting period under the Hart Scott-Rodino Act with respect to the transaction.

      Other Regulatory Approvals. TD and Banknorth Delaware are also required to file, and have filed, applications with, and obtain the approval of, bank regulatory authorities in the State of Maine and, in the case of TD, the Commonwealth of Massachusetts, with respect to the transaction. The change in control of Banknorth, NA, which has a division which is registered as an investment advisor, requires the filing of notices with various U.S. state and federal securities authorities. Banknorth owns two captive insurance companies domiciled in the State of Vermont and, therefore, TD is required to obtain, and has obtained, the approval of the Vermont Insurance Commissioner for the change in ownership of those companies. Ownership changes regarding insurance brokerage agencies controlled by Banknorth also are subject to notice requirements with various state regulatory authorities.

TD Will Account for the Transaction as a Purchase; Banknorth Will Not Change Its Financial Statements (Page 80)

      TD intends to account for the transaction on its financial statements as a purchase of Banknorth Delaware for both Canadian and U.S. financial accounting purposes. No accounting entries will be required on the separate stand-alone financial statements of Banknorth Delaware as a result of the mergers because push-down accounting rules do not apply in these circumstances. The availability or use of a specific method of accounting is not a condition to completion of the transaction.

COMPARATIVE PER SHARE DATA

      The following tables present, as at the dates and for the periods indicated, selected historical and pro forma consolidated financial information per TD common share and selected historical and pro forma equivalent financial information per share of Banknorth common stock.

      You should read this information in conjunction with, and the information is qualified in its entirety by, the consolidated financial statements and accompanying notes of TD and Banknorth incorporated into this proxy statement/ prospectus by reference and the unaudited pro forma combined financial statements of TD and accompanying discussion and notes beginning on page 119. See also “Where You Can Find More Information” beginning on page 171. The pro forma amounts in the tables below are presented for informational purposes only. You should not rely on the pro forma or pro forma equivalent amounts as being necessarily indicative of the financial position or results of operations of TD or Banknorth that would have actually occurred had the transaction been effective during the periods presented or of the future financial position or results of operations of TD or Banknorth. The combined financial information as at or for the periods presented may have been different had the transaction actually been effective as at or during those periods.

Banknorth Historical Share Data and Banknorth Pro Forma Equivalent Share Data Relating to Portion of Merger Consideration Consisting of TD Common Shares

      The following table presents, in U.S. dollars, the earnings per share, dividends per share and book value per share with respect to (1) Banknorth on a historical basis and (2) Banknorth on a pro forma equivalent basis with respect to the portion of the merger consideration that will be received in the form of TD common shares. The pro forma equivalent amounts with respect to the Banknorth common stock are calculated by multiplying the corresponding TD pro forma amount (which is described and presented under “— TD Historical and Pro Forma Common Share Data” beginning on page 22) by the exchange ratio of 0.2351 TD common shares included in the merger consideration, and do not include the merger consideration of U.S.$12.24 or 0.49 shares of Banknorth Delaware common stock. Because Banknorth and TD have different fiscal years, (1) Banknorth historical amounts are presented as at and for the twelve months ended September 30, 2004 and (2) for purposes of calculating the Banknorth pro forma equivalent amounts, the corresponding TD pro forma amounts as at and for the year ended October 31, 2004 were used to calculate the Banknorth pro forma equivalent amounts as at and for the twelve months ended September 30, 2004.

As at and For
the Twelve
Months Ended
September 30,
2004(a)

(U.S.$)
Basic Earnings Per Share
Banknorth historical (U.S. GAAP)	$2.24
Banknorth pro forma equivalent (Canadian GAAP)	0.59
Banknorth pro forma equivalent (U.S. GAAP)	0.49

Diluted Earnings Per Share
Banknorth historical (U.S. GAAP)	$2.20
Banknorth pro forma equivalent (Canadian GAAP)	0.59
Banknorth pro forma equivalent (U.S. GAAP)	0.48

Dividends Per Share
Banknorth historical(b)	$0.78
Banknorth pro forma equivalent	0.26

Book Value Per Share at Period End
Banknorth historical (U.S. GAAP)	$17.50
Banknorth pro forma equivalent (Canadian GAAP)	4.02
Banknorth pro forma equivalent (U.S. GAAP)	4.15

(a)	Banknorth pro forma equivalent amounts (except with respect to book value per share at period end and dividends) have been converted into U.S. dollars based on the average U.S. Dollar/Canadian dollar exchange rate during the year ended October 31, 2004 of 1.3147. The average exchange rate is calculated as the average of the noon buying rate on the last business day of each month during the period. The Banknorth pro forma equivalent book value per share at period end has been converted into U.S. dollars using the U.S. dollar/Canadian dollar exchange rate as at October 31, 2004 of 1.2209. The Banknorth pro forma equivalent dividend has been converted into U.S. dollars based on the exchange rate used on each dividend payment date.

(b)	It is anticipated that the initial dividend rate on the Banknorth Delaware common stock will be equal to the current dividend rate on the Banknorth common stock.

Banknorth Historical Share Data and Banknorth Pro Forma Equivalent Share Data Relating to Portion of Merger Consideration Consisting of TD Common Shares and Banknorth Delaware Common Stock

      The following table presents, in U.S. dollars, the earnings per share, dividends per share and book value per share with respect to (1) Banknorth on a historical basis and (2) Banknorth on a pro forma equivalent basis with respect to the portion of the merger consideration that will be received in the form of TD common shares and shares of Banknorth Delaware common stock. The pro forma equivalent amounts with respect to the Banknorth common stock are calculated by: (1) multiplying the corresponding Banknorth historical amount by 0.49; (2) multiplying the corresponding TD pro forma amount (on a U.S. GAAP basis) by 0.2351, and adjusting this number for foreign exchange rates; and (3) adding together the amounts determined in steps (1) and (2). The Banknorth pro forma equivalent amounts do not include the merger consideration of $12.24 per share. Because Banknorth and TD have different fiscal years, (1) Banknorth historical amounts are presented as at and for the twelve months ended September 30, 2004 and (2) for purposes of calculating the Banknorth pro forma equivalent amounts, the corresponding TD pro forma amounts as at and for the year ended October 31, 2004 were used to calculate the Banknorth pro forma equivalent amounts as at and for the twelve months ended September 30, 2004.

As at and For
the Twelve
Months Ended
September 30,
2004(a)

(U.S. $)
Basic Earnings Per Share
Banknorth historical	$2.24

Banknorth pro forma equivalent:
Banknorth historical × 0.49	1.10
TD pro forma (U.S. GAAP) × 0.2351	0.49

Banknorth pro forma equivalent	$1.59

Diluted Earnings Per Share
Banknorth historical	$2.20

Banknorth pro forma equivalent:
Banknorth historical × 0.49	$1.08
TD pro forma (U.S. GAAP) × 0.2351	0.48

Banknorth pro forma equivalent	$1.56

Dividends Per Share
Banknorth historical(b)	$0.78

Banknorth pro forma equivalent:
Banknorth historical × 0.49	$0.38
TD historical and pro forma × 0.2351	0.26

Banknorth pro forma equivalent	$0.64

Book Value Per Share at Period End
Banknorth historical	$17.50

Banknorth pro forma equivalent:
Banknorth historical × 0.49	$8.58
TD pro forma (U.S. GAAP) × 0.2351	4.15

Banknorth pro forma equivalent	$12.73

(a)	TD pro forma amounts (except with respect to book value per share at period end and dividends) have been converted into U.S. dollars based on the average U.S. dollar/Canadian dollar exchange rate during the year ended October 31, 2004 of 1.3147. The average exchange rate is calculated as the average of the noon buying rate on the last day of each month during the period. The TD pro forma book value per share at period end has been converted into U.S. dollars using the U.S. dollar/Canadian dollar exchange rate as at October 31, 2004 of 1.2209. The TD pro forma dividend has been converted based on the exchange rate used on each dividend payment date.

(b)	It is anticipated that the initial dividend rate on the Banknorth Delaware common stock will be equal to the current dividend rate on the Banknorth common stock.

TD Historical and Pro Forma Common Share Data

      The following table presents, in Canadian dollars and in U.S. dollars, the earnings per share, dividends per share and book value per share with respect to (1) TD on a historical basis and (2) TD on a pro forma basis giving effect to the transaction. The TD pro forma amounts are presented as if the transaction had been effective for the period presented based on the purchase method of accounting. The TD pro forma amounts do not include any cost savings or revenue enhancements which may arise from the transaction, and do not include restructuring or integration costs.

	As at and For
	the Year Ended
	October 31, 2004

	(C$)		(U.S.$)(a)
Basic Earnings Per Share
TD historical (Canadian GAAP)	C$	3.41	U.S.$	2.59
TD historical (U.S. GAAP)		2.79		2.12
TD pro forma (Canadian GAAP)(b)		3.30		2.51
TD pro forma (U.S. GAAP)(b)		2.72		2.07
Diluted Earnings Per Share
TD historical (Canadian GAAP)	C$	3.39	U.S.$	2.58
TD historical (U.S. GAAP)		2.77		2.11
TD pro forma (Canadian GAAP)(b)		3.28		2.49
TD pro forma (U.S. GAAP)(b)		2.70		2.05
Dividends Per Share
TD historical and pro forma	C$	1.36	U.S.$	1.10
Book Value Per Share at Period End
TD historical (Canadian GAAP)	C$	19.31	U.S.$	15.82
TD historical (U.S. GAAP)		20.03		16.41
TD pro forma (Canadian GAAP)(c)		20.90		17.12
TD pro forma (U.S. GAAP)(c)		21.57		17.67

(a)	TD historical and pro forma equivalent amounts (except with respect to book value per share at period end) have been converted into U.S. dollars based on the average U.S. dollar/Canadian dollar exchange rate during the year ended October 31, 2004 of 1.3147. The average exchange rate is calculated as the average of the noon buying rate on the last day of each month during the period. The TD historical and pro forma equivalent book value per share at period end has been converted into U.S. dollars using the U.S. dollar/Canadian dollar exchange rate as at October 31, 2004 of 1.2209. TD historical and pro forma dividend has been converted into U.S. dollars based on the exchange rate used on each dividend payment date.

(b)	These TD pro forma per share amounts were determined for the periods shown after giving effect to the appropriate pro forma adjustments (assuming completion of the transaction as at the beginning of the indicated period).

(c)	TD pro forma book value per share was determined as at October 31, 2004 after giving effect to estimated transaction-related expenses and other pro forma adjustments.

COMPARATIVE PER SHARE MARKET PRICES

      The TD common shares are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “TD”, and also trade on the Tokyo Stock Exchange. The Banknorth common stock is listed on the New York Stock Exchange under the trading symbol “BNK.” The following table sets forth, for the respective calendar (or, where noted, fiscal) quarters indicated, the high and low sale prices per share of Banknorth common stock as reported on the New York Stock Exchange Composite Tape, the high and low sale prices per TD common share as reported on the New York Stock Exchange Composite Tape and the Toronto Stock Exchange and the dividends declared by Banknorth and TD. Market price information for the Banknorth common stock for periods prior to November 4, 2002 represents trading on The Nasdaq Stock Market’s National Market System. The Toronto Stock Exchange sale prices and the dividends declared by TD are presented in Canadian dollars, and the New York Stock Exchange sale prices and the dividends declared by Banknorth are presented in U.S. dollars. For comparison purposes, the following table uses calendar quarters (except with respect to dividends declared by TD, which are presented on a fiscal quarter basis), but it should be noted that TD’s fiscal year end is October 31 and Banknorth’s fiscal year end is December 31.

	The New York Stock Exchange										The Toronto Stock Exchange

	Banknorth Common Stock						TD Common Shares				TD Common Shares

					Dividends										Dividends
	High		Low		Declared		High		Low		High		Low		Declared(1)

2005
First Quarter (through January 7, 2005)	U.S.$	36.53	U.S.$	36.02	U.S.$	—	U.S.$	41.68	U.S.$	39.25	C$	49.97	C$	48.36	C$	0.36
2004
First Quarter		34.45		30.53		0.195		35.71		32.59		47.49		42.88		0.32
Second Quarter		34.75		30.25		0.195		36.69		31.16		48.25		42.67		0.34
Third Quarter		36.10		30.49		0.200		36.76		31.94		47.07		42.54		0.34
Fourth Quarter		36.71		34.49		0.200		41.69		36.50		50.10		45.94		0.36
2003
First Quarter	U.S.$	24.02	U.S.$	20.60	U.S.$	0.160	U.S.$	23.27	U.S.$	20.50	C$	35.65	C$	31.20	C$	0.28
Second Quarter		26.68		21.09		0.160		28.71		21.94		38.52		32.36		0.28
Third Quarter		29.70		25.43		0.190		29.19		25.76		39.67		36.11		0.28
Fourth Quarter		33.57		27.58		0.190		33.76		28.42		44.78		38.25		0.32
2002
First Quarter	U.S.$	26.80	U.S.$	22.25	U.S.$	0.135	U.S.$	27.87	U.S.$	25.13	C$	44.43	C$	40.16	C$	0.28
Second Quarter		27.45		24.96		0.145		28.60		21.52		45.03		32.40		0.28
Third Quarter		27.40		20.71		0.150		23.60		17.00		36.00		27.15		0.28
Fourth Quarter		24.58		20.68		0.150		22.81		15.77		35.40		25.17		0.28

(1)	Dividends declared during fiscal quarters ended January 31, April 30, July 31 and October 31.

      The table below sets forth the high and low sale prices for each of the six most recent full calendar months for the Banknorth common stock on the New York Stock Exchange Composite Tape and TD common shares as reported on the New York Stock Exchange Composite Tape and the Toronto Stock Exchange. The New York Stock Exchange sale prices of Banknorth common stock and TD common shares are presented in U.S. dollars and the Toronto Stock Exchange sale prices of TD common shares are presented in Canadian dollars.

									The Toronto
	The New York Stock Exchange								Stock Exchange

	Banknorth Common Stock				TD Common Shares				TD Common Shares

	High		Low		High		Low		High		Low

December 2004	U.S.$	36.71	U.S.$	35.77	U.S.$	41.69	U.S.$	39.52	C$	50.10	C$	47.80
November 2004		36.20		34.92		40.97		39.00		49.18		45.94
October 2004		35.58		34.49		40.28		36.50		50.00		46.04
September 2004		35.00		33.62		36.76		34.58		47.07		45.00
August 2004		36.10		30.49		35.30		32.46		46.07		42.71

      The table below sets forth the closing sale prices of the Banknorth common stock and TD common shares as reported on the New York Stock Exchange Composite Tape on August 24, 2004, the last trading day before the public announcement that TD and Banknorth were engaged in discussions regarding the mergers, August 25, 2004, the last trading day before the public announcement of the mergers, and January 7, 2005, the last practicable trading day before the distribution of this proxy statement/ prospectus. The table also sets forth the equivalent pro forma sale price of Banknorth common stock on each of these dates, as determined by multiplying the applicable closing sale price of TD common shares by the exchange ratio of 0.2351 TD common shares included in the merger consideration, adding $12.24 (the per share cash component of the merger consideration), and dividing the sum by 0.51. The pro forma equivalent sale price for the Banknorth common stock approximates the value, based on the TD share price for a particular date, of the value of the TD common shares and cash consideration effectively to be paid for 51% of the outstanding Banknorth shares. Shareholders should note that this calculation does not represent the per share value that they will effectively receive for each of their Banknorth shares (since the shareholders will effectively retain 49% of their Banknorth shares), nor is it indicative of the price at which shares of Banknorth Delaware common stock may trade following completion of the mergers. We urge you to obtain current market quotations for both the TD common shares and the Banknorth common stock.

	Banknorth				Banknorth
	Common		TD Common		Pro Forma
	Stock		Shares		Equivalent

At August 24, 2004	U.S.$	31.70	U.S.$	35.19	U.S.$	40.22
At August 25, 2004		34.88		34.17		39.75
At January 7, 2005		36.07		39.55		42.23

CURRENCY EXCHANGE RATE DATA

      The following tables show, for the date or periods indicated, certain information regarding the U.S. dollar/ Canadian dollar exchange rate and the Canadian dollar/ U.S. dollar exchange rate. The information is based on the noon buying rate as reported by the Federal Reserve Board in the City of New York.

	C$ per U.S.$1.00		U.S.$ per C$1.00

August 25, 2004 (the last trading day before public announcement of the transaction)	C$	1.3047	U.S.$	0.7665
January 7, 2005	C$	1.2333	U.S.$	0.8108

	Average Rate(1)

	C$ per U.S.$1.00		U.S.$ per C$1.00

Year Ended October 31,
2004	C$	1.3147	U.S.$	0.7606
2003		1.4379		0.6955
2002		1.5718		0.6362
2001		1.5411		0.6489
2000		1.4771		0.6770

(1)	The average rate is calculated as the average of the noon buying rate as reported by the Federal Reserve Board on the last day of each month during the period.

      The following table shows the high and low U.S. dollar/ Canadian dollar exchange rates for each of the months indicated. The information is based on the noon buying rate as reported by the Federal Reserve Board in the City of New York.

	High		Low

	(C$ per U.S.$1.00)
December 2004	C$	1.2401	C$	1.1856
November 2004		1.2263		1.1775
October 2004		1.2726		1.2194
September 2004		1.3071		1.2648
August 2004		1.3323		1.2964
July 2004		1.3353		1.3082

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF TD

      The following table sets forth certain selected consolidated financial information of TD prepared in accordance with Canadian GAAP, except as otherwise indicated. The information as at and for each of the five years ended October 31, 2004, 2003, 2002, 2001 and 2000 has been derived from the consolidated financial statements of TD as filed with the SEC. The information presented below is only a summary and should be read in conjunction with the respective audited and unaudited financial statements of TD, including the notes thereto, incorporated by reference in this proxy statement/ prospectus. See “Where You Can Find More Information” beginning on page 171.

      Amounts determined under generally accepted accounting principles in the U.S. (which we refer to in this document as U.S. GAAP) that are materially different from those determined under Canadian GAAP are indicated below. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP and a reconciliation to U.S. GAAP of TD’s consolidated financial statements for the year ended October 31, 2004, see Note 24 to the consolidated financial statements of TD, incorporated by reference in this proxy statement/ prospectus from TD’s Form 40-F for the year ended October 31, 2004, filed with the SEC on December 13, 2004. A reconciliation to U.S. GAAP for other periods presented is included in the notes to the applicable historical consolidated financial statements of TD filed by TD with the SEC. See “Where You Can Find More Information” beginning on page 171.

	Year Ended October 31,

	2004	2003	2002	2001	2000

	(C$ in millions, except per share data and ratios)
Operations Data:
Interest income	C$11,132	C$11,202	C$11,606	C$14,271	C$13,675
Interest expense	5,189	5,586	6,306	9,880	10,070
Net interest income	5,943	5,616	5,300	4,391	3,605
Provision for (recovery of) credit losses	(386)	186	2,925	920	480
Net interest income after credit loss provision	6,329	5,430	2,375	3,471	3,125
Other income	4,883	4,424	4,929	6,447	6,400
Non-interest expenses	8,007	8,364	7,752	8,654	8,127
Net income (loss)	2,310	1,076	(67)	1,392	1,035
Net income (loss) (U.S. GAAP basis)	1,881	1,162	(95)	1,531	1,095
Preferred dividends	78	87	93	92	66
Net income (loss) applicable to common shares	2,232	989	(160)	1,300	969
Net income (loss) applicable to common shares (US GAAP basis)	1,828	1,098	(165)	1,461	1,051
Per Common Share:
Net income (basic)	C$3.41	C$1.52	C$(.25)	C$2.07	C$1.56
Net income (basic)(U.S. GAAP basis)	2.79	1.69	(0.26)	2.32	1.69
Net income (fully diluted)	3.39	1.51	(0.25)	2.05	1.53
Net income (fully diluted)(U.S. GAAP basis)	2.77	1.68	(0.26)	2.30	1.66
Cash dividends declared(1)	1.36	1.16	1.12	1.09	0.92
Book value (period end)	19.31	17.64	17.91	18.97	17.83

	Year Ended October 31,

	2004	2003	2002	2001	2000

	(C$ in millions, except share data and ratios)
Consolidated Balance Sheet (period end):
Total assets	C$311,027	C$273,532	C$278,040	C$287,838	C$264,818
Total assets (U.S. GAAP basis)	317,494	283,439	289,565	301,587	265,885
Loans (net)	123,924	118,058	122,627	119,673	120,721
Deposits	206,893	182,880	189,190	193,914	185,808
Subordinated notes	5,644	5,887	4,343	4,892	4,883
Total shareholders’ equity	13,978	13,111	13,041	13,404	12,350
Common shares outstanding (thousands)	655,902	656,261	645,399	628,451	622,616
Selected Ratios:
Return on average assets(2)	0.75%	0.35%	(0.02)%	0.48%	0.40%
Return on average common equity	18.5	8.7	(1.3)	11.3	8.9
Common equity to total assets	4.1	4.2	4.2	4.1	4.2
Net impaired loans to net loans and bankers’ acceptances (period end)	(0.5)	(0.5)	(0.7)	—	(0.1)
Productivity(3)	74.0	83.3	75.8	79.8	81.2
Provision for credit losses as a % of net loans and bankers’ acceptances	(.30)	.15	2.24	.71	.39
Net common equity as a % of risk-weighted assets(4)(5)	9.0	6.9	5.1	5.3	4.3
Tier 1 capital to risk weighted assets(5)	12.6	10.5	8.1	8.4	7.2
Total capital to risk-weighted assets(5)	16.9	15.6	11.6	11.9	10.8
Common dividend payout ratio	39.9	76.2	—	52.6	59.0

(1)	Equivalent to U.S.$1.04 in fiscal 2004, U.S.$0.81 in fiscal 2003, U.S.$0.72 in fiscal 2002, U.S.$0.70 in fiscal 2001 and U.S.$0.62 in fiscal 2000, based on the exchange rate used at each payment date.

(2)	Average assets are determined on a monthly basis.

(3)	Non-interest expenses, as a percentage of the sum of net interest income and other income.

(4)	Common shareholders’ equity less net intangible assets and goodwill divided by risk weighted assets.

(5)	Risk-weighted assets are determined in accordance with applicable Canadian bank regulations.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BANKNORTH

      The following table sets forth certain selected consolidated financial information of Banknorth prepared in accordance with U.S. GAAP. This information as at and for each of the five years ended December 31, 2003, 2002, 2001, 2000 and 1999 has been derived from the consolidated financial statements of Banknorth and notes to the consolidated financial statements as filed with the SEC. The information as at and for the nine-month periods ended September 30, 2004 and September 30, 2003 has been derived from the unaudited consolidated financial statements and the notes thereto filed by Banknorth with the SEC, which reflect, in the opinion of Banknorth’s management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information. Results for interim periods are not necessarily indicative of results which may be expected for any other interim period or for the fiscal year as a whole. The information presented below is only a summary and should be read in conjunction with the respective audited and unaudited financial statements of Banknorth, including the notes thereto, incorporated by reference in this proxy statement/ prospectus. See “Where You Can Find More Information” beginning on page 171.

		December 31,
	September 30,
	2004	2003	2002	2001	2000	1999

	(U.S. $ in millions, except per share data)
Balance Sheet Data:
Total assets	$28,986	$26,454	$23,419	$21,077	$18,234	$18,508
Securities(1)	7,463	7,247	6,948	6,157	5,881	6,873
Total loans and leases, net(2)	18,168	16,114	13,848	12,525	10,692	9,700
Goodwill and other intangibles	1,422	1,163	695	467	186	184
Deposits	19,370	17,901	15,665	14,221	12,107	11,711
Borrowings	6,357	5,883	5,433	4,602	4,659	5,466
Shareholders’ equity	3,046	2,521	2,063	1,789	1,331	1,192
Nonperforming assets	68	63	69	81	67	69
Book value per share	17.50	15.54	13.70	11.83	9.42	8.22
Tangible book value per share	9.34	8.37	9.09	8.75	8.11	6.95

	Nine Months Ended
	September 30,		Year Ended December 31,

	2004	2003	2003	2002	2001	2000	1999

	(U.S. $ in millions, except per share data)
Operations Data:
Interest and dividend income	$927	$903	$1,193	$1,235	$1,264	$1,330	$1,227
Interest expense	240	275	352	439	584	726	613

Net interest income	687	628	841	796	680	604	614
Provision for loan and lease losses	30	32	42	44	42	24	24

Net interest income after provision for loan and lease losses	657	596	799	752	638	580	590
Net securities gains (losses)	10	40	42	7	1	(15)	1
Other noninterest income	259	243	325	267	239	226	191
Noninterest expense (excluding merger and consolidation costs and prepayment penalties on borrowings)	486	449	603	565	502	459	460
Merger and consolidation costs(3)	11	7	8	14	7	43	28
Prepayment penalties on borrowings	—	30	30	—	6	—	—

Income before income tax expense	429	393	525	447	363	289	294
Income tax expense	145	134	174	148	124	97	97

Net income before extraordinary item and cumulative effect of change in accounting principle	284	259	351	299	239	192	197
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—	—	—

Net income	$284	$259	$351	$299	$239	$192	$197

	Nine Months
	Ended
	September 30,		Year Ended December 31,

	2004	2003	2003	2002	2001	2000	1999

	(U.S. $ in millions, except per share data and ratios)
Net income per share before extraordinary item and cumulative effect of change in accounting principle:
Basic	$1.68	$1.61	$2.18	$2.01	$1.73	$1.33	$1.35
Diluted	1.65	1.59	2.15	1.99	1.71	1.32	1.34
Net income per share:
Basic	1.68	1.61	2.18	2.01	1.70	1.33	1.35
Diluted	1.65	1.59	2.15	1.99	1.68	1.32	1.34
Dividends per share	0.59	0.51	0.70	0.58	0.53	0.50	0.47

	At or For the
	Nine Months
	Ended
	September 30,		Year Ended December 31,

	2004	2003	2003	2002	2001	2000	1999

Other Data:
Return on average assets	1.35%	1.36%	1.37%	1.39%	1.29%	1.05%	1.12%
Return on average equity	13.61	14.45	14.51	16.25	16.48	15.69	16.42
Average equity to average assets	9.94	9.42	9.44	8.56	7.82	6.66	6.81
Interest rate spread(4)	3.44	3.40	3.41	3.69	3.43	3.05	3.33
Net interest margin(4)	3.67	3.67	3.66	4.07	3.99	3.60	3.80
Tier 1 leverage capital ratio at end of period	6.95	6.56	6.65	7.13	7.14	7.02	6.75
Dividend payout ratio	35.18	31.12	31.90	28.76	30.27	36.91	33.19
Efficiency ratio(5)	52.04	53.35	53.09	54.10	55.34	61.67	60.57
Nonperforming assets as a percent of total assets at end of period	0.23	0.27	0.24	0.29	0.39	0.37	0.37

(1)	Includes securities held to maturity.

(2)	Does not include loans held for sale.

(3)	Merger and consolidation costs consist of merger charges, charter consolidation costs, asset write-downs and branch closing costs where applicable.

(4)	Ratios are on a fully-tax equivalent basis.

(5)	The efficiency ratio represents noninterest expense as a percentage of net interest income and noninterest income.

SELECTED UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL DATA OF TD

      The following tables set forth selected unaudited pro forma consolidated financial data of TD. The pro forma amounts included in the tables below have been prepared in accordance with Canadian GAAP (except where noted), are based on the purchase method of accounting and are presented as if the transaction had occurred (1) as at October 31, 2004 for the purposes of the pro forma consolidated balance sheet and (2) as at November 1, 2003 for the purposes of the unaudited pro forma consolidated statements of income for the fiscal year ended October 31, 2004. Pro forma earnings per share does not include the anticipated financial benefits from such items as cost savings and revenue enhancements arising from the transaction, or restructuring and other costs that may be incurred in connection with the transaction.

      You should read this information in conjunction with, and the information is qualified in its entirety by, the consolidated financial statements and accompanying notes of TD and Banknorth incorporated into this proxy statement/ prospectus by reference and the unaudited pro forma consolidated financial statements of TD and accompanying discussions and notes beginning on page 119. See “Where You Can Find More Information” beginning on page 171. The pro forma amounts in the tables below are presented for informational purposes only. You should not rely on the pro forma amounts as being necessarily indicative of the financial position or results of operations of TD that would have actually occurred had the transaction been effective during the periods presented or the future financial position or results of operations of TD. The consolidated financial information as at the date and for the periods presented may have been different had the transaction actually been effective as at such date or during those periods.

	As at
	October 31, 2004

	(C$ in millions)
Balance Sheet Data:
Total assets	C$	351,008
Total assets (U.S. GAAP basis)		357,467
Loans (net of allowances for credit losses)		146,888
Loans (net of allowances for credit losses) (U.S. GAAP basis)		146,934
Total deposits		234,360
Total deposits (U.S. GAAP basis)		234,710
Total shareholders’ equity		15,928
Total shareholders’ equity (U.S. GAAP basis)		16,045

	Year Ended
	October 31, 2004

	(C$ in millions,
	except per share
	data)
Operations Data:
Net income	C$	2,383
Net income (U.S. GAAP basis)		1,954
Net income (basic) per common share		3.30
Net income (basic) per common share (U.S. GAAP basis)		2.72
Net income (diluted) per common share		3.28
Net income (diluted) per common share (U.S. GAAP basis)		2.70

Pro Forma Tier 1 Ratio

      TD prepares its capital ratios using Canadian guidelines for capital adequacy requirements as specified by the Superintendent of Financial Institutions of Canada. TD’s Tier 1 ratio at October 31, 2004 was 12.6%.

      Pro forma capitalization ratios include Banknorth’s September 30, 2004 risk weighted assets. Adjustments to TD’s consolidated Tier 1 capital arising from the transaction include adding the issuance of TD common shares, adding the non-controlling interest in subsidiaries and deducting the additional goodwill and intangibles (net of future tax and adjusted for intangible assets in excess of 5% of gross Tier 1 capital), but do not include adding Banknorth’s trust preferred securities because it is not anticipated that TD would receive Tier 1 capital credit for these securities. The resulting pro forma Tier 1 capital ratio is 9.3%, which remains above the Superintendent of Financial Institutions of Canada’s target level of 7%.

Earnings Before Amortization of Intangibles

      TD prepares its financial statements in accordance with Canadian GAAP. TD also utilizes earnings before the amortization of intangibles to assess each of its businesses and to measure overall performance. To arrive at this measure, TD removes amortization of intangibles from Canadian GAAP earnings.

      Currently, the majority of TD’s intangible amortization relates to the Canada Trust acquisition in fiscal 2000. TD excludes amortization of intangibles as this approach ensures comparable treatment with goodwill, which is not amortized. Consequently, TD believes that earnings before amortization of intangibles provides the reader with an understanding of TD’s results that can be consistently tracked from period to period.

      As explained, earnings before amortization of intangibles is different from reported results determined in accordance with Canadian GAAP. Earnings before amortization of intangibles is not a defined term under Canadian GAAP, and therefore it may not be comparable to similar terms used by other issuers. The table below provides a reconciliation between TD’s pro forma earnings before amortization of intangibles and its pro forma reported results determined in accordance with Canadian GAAP.

      Pro forma earnings before amortization of intangibles, applicable to common shares and per common share, are determined after excluding the amortization expense arising from intangibles from the pro forma consolidated statement of income.

Pro forma Consolidated Net Income

	Year Ended
	October 31, 2004

	(C$ in millions,
	except share data)
Net income applicable to common shares	C$	2,305
Impact of intangibles amortization expense (tax effected)		572

Earnings before amortization of intangibles	C$	2,877

Diluted average common shares outstanding (millions)		702.8
Diluted net income per common share, before amortization of intangibles	C$	4.09

RISK FACTORS

      In addition to the other information included or incorporated by reference in this proxy statement/ prospectus, you should carefully consider the matters described below relating to the proposed transaction in deciding whether to vote for approval of the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation. Although the matters described below cover all material risks related to the transaction, they may not contain all of the information that is important to you in evaluating the transaction. Accordingly, we urge you to read the entire proxy statement/prospectus, including the appendices and the information included or incorporated by reference in this document.

Because the TD exchange ratio is fixed and the market price of TD common shares may fluctuate, and because the value of the Banknorth Delaware common stock which you will receive is not known at this time, you cannot be certain of the dollar value of the merger consideration that you will receive upon completion of the mergers.

      Upon completion of the mergers, each Banknorth shareholder of record will be entitled to receive, in exchange for the shares of Banknorth common stock owned by such shareholder, a package of consideration consisting of (1) a number of TD common shares equal to 0.2351 multiplied by the number of shares of Banknorth common stock owned by such shareholder, (2) an amount in cash equal to $12.24 multiplied by the number of shares of Banknorth common stock owned by such shareholder and (3) a number of shares of Banknorth Delaware common stock equal to 0.49 multiplied by the number of shares of Banknorth common stock owned by such shareholder, plus cash in lieu of any fractional share interests. Because the exchange ratio of 0.2351 TD common shares as part of the consideration for each Banknorth share is fixed, the value of the TD common shares issued in the acquisition merger will depend on the market price of TD common shares at the time they are issued. There will be no adjustment to the fixed number of shares of TD common stock issued to you based upon changes in the market price of TD common shares or Banknorth common stock prior to the closing. While Banknorth has the right to terminate the merger agreement if the market price of TD’s common shares declines by more than 15% between the announcement of this transaction and a measuring period prior to the closing and this decline is more than 15 percentage points greater than the decline, if any, in an index of Canadian bank stocks over the same period, this termination right is not available to Banknorth if TD increases the exchange ratio as provided in the merger agreement. Accordingly, there can be no assurance that Banknorth would be able to exercise this termination right in the event of a significant decline in TD’s common share price or that Banknorth’s board would elect to exercise this right even if permitted to do so.

      The dollar value of the merger consideration that you will receive also is dependent on the value of the shares of Banknorth Delaware common stock which you will receive upon completion of the mergers. The initial trading price of the Banknorth Delaware common stock upon completion of the mergers will reflect changes in the price of the Banknorth common stock prior to such time, as well as factors relating to completion of the mergers. The market price of the Banknorth common stock prior to the completion of mergers should reflect the fact that 51% of the outstanding shares will be converted in the mergers into TD common shares and cash representing a significant premium over Banknorth’s stand-alone market prices, while the market price of the Banknorth Delaware common stock after the mergers will not reflect that implied premium. Accordingly, the pre-merger market price of the Banknorth common stock will not be directly comparable to the post-merger market price of the Banknorth Delaware common stock.

      The market price of the Banknorth Delaware common stock and the TD common shares at the time the mergers are completed may vary from the respective prices of the Banknorth common stock and the TD common shares on the date the merger agreement was executed, on the date of this proxy statement/ prospectus and on the date of the special meeting as a result of various factors that are beyond the control of TD and Banknorth, including the following:

•	changes in the business, operations or prospects of TD or Banknorth;

•	governmental or regulatory developments, including any limitations or conditions to consummation of the mergers;

•	changes in the interest rate environment;

•	changes in general economic conditions and the outlook for economic conditions;

•	changes in securities markets, including changes due to terrorist activities, world events or other factors;

•	the market assessment of the benefits of the mergers and of the likelihood that the mergers will be completed; and

•	the timing of the completion of the mergers.

      Certain institutional shareholders of Banknorth may only be able to own shares of U.S. companies and therefore may not be permitted to hold TD common shares, and others may not wish to hold TD common shares for various reasons, including because TD is not a U.S. company. As a result, related sales are likely to occur prior to or following the completion of the mergers. If the supply of TD common shares is significantly greater than the associated demand, the market price of the TD common shares may significantly decline, in which case there can be no assurance that the market price would thereafter recover.

      In addition to the approval of Banknorth’s shareholders, completion of the mergers is subject to receipt of regulatory approvals and satisfaction of other conditions that may not occur until some time after the special meeting. Therefore, at the time of the special meeting you will not know the precise dollar value of the merger consideration you will become entitled to receive at the effective time of the mergers. You are urged to obtain a current market quotation for the TD common shares and the Banknorth common stock.

The rights of Banknorth shareholders will change as a result of the mergers.

      Following the completion of the mergers, Banknorth shareholders will no longer be shareholders in Banknorth, a Maine corporation, but will instead be shareholders of both Banknorth Delaware, a Delaware corporation, and TD, a Canadian chartered bank. The post-transaction certificate of incorporation and the stockholders agreement that Banknorth Delaware and TD have entered into contain a number of governance and other provisions that will affect the rights of all Banknorth Delaware shareholders. There will be important differences between your current rights as a shareholder of Banknorth, on the one hand, and the rights to which you will be entitled as a shareholder of Banknorth Delaware and of TD, on the other hand. For example:

•	Banknorth Delaware and its shareholders will not be entitled to the protection of the anti-takeover provisions contained in Sections 1109 and 1110 of the Maine Business Corporation Act. As a result, Banknorth Delaware will not be restricted from engaging in a business combination with TD in its capacity as the holder of 25% or more of the outstanding Banknorth Delaware common stock under Section 1109 of the Maine Business Corporation Act. In addition, the shareholders of Banknorth and Banknorth Delaware will not have the opportunity to demand payment in cash of the fair value of their shares, under Section 1110 of the Maine Business Corporation Act, from TD in connection with the transactions contemplated by the merger agreement or from any other person or entity which subsequently acquires 25% or more of the outstanding Banknorth Delaware common stock. See “Proposal No. 2: The Reincorporation of Banknorth from Maine to Delaware” beginning on page 100.

•	The Banknorth board of directors is divided into three classes and one-third of the directors are elected annually to serve three-year terms, whereas all members of the TD board of directors are, and all members of the Banknorth Delaware board of directors will be, elected annually for one-year terms.

•	Banknorth’s and TD’s governing documents provide that shareholder action may be taken without a meeting of shareholders if all shareholders entitled to vote with respect to the action consent in writing to that action. Banknorth Delaware’s governing documents upon completion of the mergers will provide that such action may be taken by written consent of at least the number of shareholders whose vote would be required to take the action if it were taken upon a vote at a meeting of shareholders. As a result, TD’s 51% ownership of Banknorth Delaware will allow it to take most actions that require shareholder approval by written consent, without the requirement that Banknorth Delaware call a special meeting of shareholders.

      The rights of shareholders of Banknorth Delaware will also be affected by a number of the rights granted to TD as the controlling shareholder of Banknorth Delaware. For a discussion of these rights, see the risk factor captioned “TD will exercise significant control over Banknorth Delaware” below and “The Stockholders Agreement” beginning on page 109.

      For a more detailed discussion of the differences in the rights of shareholders of Banknorth, Banknorth Delaware and TD, see also “Comparison of Shareholder Rights” beginning on page 143.

Some directors and executive officers of Banknorth have interests in the transaction that may differ from the interests of shareholders including, if the mergers are completed, the receipt of financial and other benefits.

      When considering the recommendation of Banknorth’s board of directors, you should be aware that some executive officers and directors of Banknorth may have interests in the transaction that are different from your interests. For example, some executive officers have entered into agreements with Banknorth in connection with the mergers that provide, among other things, restricted stock unit grants, retention and non-competition payments and termination benefits following the transaction. Assuming the transaction is completed on March 1, 2005, Banknorth’s eight executive officers may be entitled to receive, under these agreements and incentive plans, approximately $82.0 million in the aggregate, which amount includes non-competition and retention payments, amounts attributable to the accelerated vesting of restricted stock units, severance payments and amounts attributable to the value of supplemental retirement benefit enhancements. In addition, these eight officers would be entitled to accelerated vesting of their then-unvested stock options and approximately $11.1 million of gross-up payments to cover excise taxes imposed under Section 4999 of the Internal Revenue Code. The aggregate amounts described above and the right to accelerated vesting of stock options assume that the executive officers who entered into employment and retention agreements are terminated without cause immediately following the completion of the transaction, which is not expected to occur. These and some other additional interests of Banknorth directors and executive officers may create potential conflicts of interest and cause some of these persons to view the proposed transaction differently than you may view it, as a shareholder. See “The Transaction — Interests of Banknorth’s Executive Officers and Directors in the Transaction” beginning on page 67.

TD will exercise significant control over Banknorth Delaware.

      When the mergers are completed, TD will own approximately 51% of the outstanding shares of Banknorth Delaware common stock and may acquire additional shares subject to some limitations. As a result, TD generally will have the ability to control the outcome of any matter submitted for the vote or consent of Banknorth Delaware shareholders. The stockholders agreement provides that TD may increase the number of Class B directors (who are elected exclusively by TD) at any time to a majority of the entire board and that all corporate action by the Banknorth Delaware board will require the affirmative vote of both a majority of the entire board as well as a majority of the Class B directors (whether or not the Class B directors then constitute a majority of the entire board). Accordingly, TD generally will be able to control the outcome of all matters that come before the Banknorth Delaware board except in the specific instances where the stockholders agreement requires separate approval of the designated independent directors. The stockholders agreement and related provisions of the post-transaction certificate of incorporation also permit TD to retain its majority position on the Banknorth Delaware board and certain of its governance rights for limited periods of time even after its ownership of Banknorth Delaware common stock has declined below 50% (but not below 35%) of the outstanding shares. As a result of TD’s controlling interest in Banknorth Delaware, TD will have the power, subject to applicable law, to take actions that might be favorable to TD but not necessarily favorable to other Banknorth Delaware shareholders. In addition, TD’s ownership position and governance rights will prevent Banknorth Delaware from participating in a change of control transaction with a third party in the future unless TD consents to such transaction. Moreover, TD will be under no obligation to purchase all of the remaining publicly-held shares of Banknorth Delaware at any particular time and may, in its discretion, purchase significant additional amounts of Banknorth Delaware common stock (but generally not in excess of 66 2/3% of the outstanding shares) in the open market or otherwise without making an offer for all remaining publicly-held shares. As a result, the stock of Banknorth Delaware could trade at prices that do not reflect a “takeover premium” to the same extent as do the stocks of similarly-situated companies that do not have a majority or significant shareholder.

      In addition, TD is generally free under the stockholders agreement, after the third anniversary of the completion of the mergers (and in some circumstances after the second anniversary), to transfer some or all of its shares of Banknorth Delaware common stock, including a controlling block, to a third party (although in some circumstances TD must give Banknorth Delaware the opportunity to purchase such transferred shares (which it could assign to another buyer) and/or allow the public shareholders of Banknorth Delaware to transfer a pro rata portion of their shares on the same financial terms as TD). Accordingly, there can be no assurance that in the future TD will continue to be Banknorth’s controlling shareholder.

      Targeted acquisitions of other banks have been an important strategy of Banknorth. The ability to accomplish such acquisitions depends on a number of factors, including the selling bank’s perception of the quality of the consideration that is being offered in the transaction, expectations for the prospects of the combined institution after the merger and, where stock is part of the consideration as it frequently has been, the anticipated performance and liquidity of the buyer’s stock following the merger. There can be no assurance that future acquisition targets will view Banknorth Delaware, or the liquidity and growth potential of its stock, as favorably following the mergers as they did prior to the announcement of the proposed transaction with TD. Accordingly, while we expect that Banknorth Delaware will continue to grow by acquisition after the mergers, there can be no assurance that Banknorth Delaware will be able to continue to identify and execute beneficial acquisition opportunities following the mergers.

Conflicts of interest may arise between TD and Banknorth Delaware, which may be resolved in a manner that adversely affects Banknorth Delaware’s business, financial condition or results of operations.

      Conflicts of interest may arise between Banknorth Delaware, on the one hand, and TD and its other affiliates, on the other hand, in areas relating to past, ongoing and future relationships, including corporate opportunities, potential acquisitions or financing transactions, sales or other dispositions by TD of its interest in Banknorth Delaware and the exercise by TD of its potential to control the management and affairs of Banknorth Delaware. It is expected that after the mergers a significant number (and potentially a majority) of the directors on the Banknorth Delaware board will be persons who are also officers or directors of TD and its subsidiaries. Service as a director or officer of both Banknorth Delaware and TD or its other subsidiaries could create conflicts of interest if such directors or officers are faced with decisions that could have materially different implications for Banknorth Delaware and for TD. The post-transaction certificate of incorporation and the stockholders agreement contain provisions relating to the allocation of business opportunities that may be suitable for both Banknorth Delaware and TD. The parties have not established any other formal procedures for Banknorth Delaware and TD to resolve potential or actual conflicts of interest between them. There can be no assurance that any of the foregoing conflicts will be resolved in a manner that does not adversely affect the business, financial condition or results of operations of Banknorth Delaware.

      In addition, although the stockholders agreement restricts TD’s ability to conduct a branch-based banking business in the United States other than through Banknorth Delaware, there are a number of limitations and exceptions to those restrictions, including operations conducted directly by TD branches and agencies, banking support of the TD Waterhouse brokerage business (including through TD’s existing U.S. insured depository institution, TD Waterhouse Bank, N.A.) and the ability to at least temporarily operate banks acquired by TD incidentally to a business combination between TD and a third party. It is possible that some of those businesses may compete with Banknorth Delaware and may have greater resources to do so. Moreover, because TD currently controls a depository institution in the United States the deposits of which are insured by the Federal Deposit Insurance Corporation and may in the future control others, Banknorth Delaware’s subsidiary bank, Banknorth, NA, could be assessed for losses suffered or anticipated by the Federal Deposit Insurance Corporation as a result of a default by, or assistance provided by the Federal Deposit Insurance Corporation in connection with the potential default by, another insured depository institution controlled by TD. Any such assessment would be senior to the claims of Banknorth Delaware as shareholder and may adversely affect the business, financial conditions or results of operations of Banknorth Delaware. In addition, TD will have other obligations under U.S. banking laws to any such other depository institutions in the United States that it controls, including an obligation to guarantee, subject to certain limits, any plan of “prompt corrective action” such an institution is required to undertake should it become undercapitalized. Should these obligations arise, they may limit TD’s ability to make capital available to, and otherwise support, Banknorth Delaware.

TD, as the majority shareholder of Banknorth Delaware, will have limited fiduciary duties to the minority shareholders of Banknorth Delaware.

      Because TD will be the controlling shareholder of Banknorth Delaware following completion of the mergers, TD will owe fiduciary duties, under Delaware common law, to Banknorth Delaware and the other shareholders of Banknorth Delaware. The fiduciary duties of controlling shareholders under Delaware law, however, are limited in a number of respects. For example, a controlling shareholder generally may sell its shares of stock in the corporation to any buyer and at any price it wishes, as long as the shareholder does not have reason to suspect that the buyer will harm the corporation or the non-controlling shareholders. A controlling shareholder is also generally entitled to vote its shares as it chooses, including to advance its own financial interest. Moreover, Delaware courts have stated that the law generally does not require that a controlling shareholder sacrifice its own financial interest in the enterprise for the sake of the corporation or its minority shareholders. Accordingly, a controlling shareholder is not under a duty to sell its holdings in the corporation or to agree to a sale of the corporation merely because the sale would profit the minority. While the determination of the fiduciary obligations of TD in any particular context will depend on the specific facts, as a controlling shareholder TD will have significant discretion to act in its own interest with respect to the voting and sale of its shares and will have limited fiduciary duties to Banknorth Delaware and its minority shareholders with respect to these matters.

The ability of TD and Banknorth Delaware to pay dividends to their shareholders is subject to regulatory requirements.

      The ability of TD, Banknorth and, upon completion of the mergers, Banknorth Delaware to pay dividends to their shareholders is subject to various regulatory requirements. At September 30, 2004, Banknorth, NA had $689.3 million available for dividends that could be paid without prior regulatory approval. At November 1, 2004, TD would be able to pay dividends of approximately C$0.5 billion without prior regulatory approval. For a description of the requirements which are applicable to TD, see “Description of TD Share Capital — Limitations Affecting Holders of TD Common Shares” beginning on page 138, and for a description of the requirements which are applicable to Banknorth Delaware, see “Description of Banknorth Delaware Capital Stock — Regulatory Limitations” beginning on page 141.

      Banknorth Delaware currently intends to continue Banknorth’s quarterly dividend policy, but the merger agreement does not commit Banknorth, Banknorth Delaware or TD to do so.

The mergers are subject to the receipt of consents and approvals from government entities that may not be received or that may impose conditions that could have an adverse effect on TD or Banknorth Delaware.

      We cannot complete the mergers unless we receive various consents, orders, approvals and clearances from the Federal Reserve Board, the Superintendent of Financial Institutions of Canada and other bank regulatory, antitrust and other authorities in the U.S. While we believe that we will receive the requisite regulatory approvals from these authorities, there can be no assurance of this. In addition, these authorities may impose conditions on the completion of the mergers or require changes to the terms of the mergers. While TD and Banknorth do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the mergers or imposing additional costs on or limiting the revenues of TD or Banknorth Delaware following the mergers, any of which may have an adverse effect on TD or Banknorth Delaware following the mergers. See “The Transaction — Regulatory Matters Related to the Mergers” beginning on page 81 and “Proposal No. 1: The Merger Agreement — Conditions to the Mergers” beginning on page 96.

TD expects to maintain its status as a “foreign private issuer” in the U.S. and thus will be exempt from a number of rules under the U.S. Securities Exchange Act of 1934 and will be permitted to file less information with the SEC than a company incorporated in the United States.

      As a “foreign private issuer,” TD is exempt from rules under the U.S. Securities Exchange Act of 1934, or Exchange Act, that impose disclosure requirements, as well as procedural requirements, for proxy solicitations under Section 14 of the Exchange Act. In addition, TD’s officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act. Moreover, TD is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, nor is it generally required to comply with Regulation FD, which restricts the selective disclosure of material nonpublic information. Accordingly, there may be less information concerning TD publicly available than there is for U.S. public companies such as Banknorth and, following the mergers, Banknorth Delaware. In addition, TD is permitted, under a multi-jurisdictional disclosure system adopted by the United States and Canada, to prepare its disclosure documents in accordance with Canadian disclosure requirements, including preparing its financial statements in accordance with Canadian generally accepted accounting principles, which differ in some respects from U.S. generally accepted accounting principles.

Upon completion of the acquisition merger, holders of Banknorth common stock will also become holders of TD common shares, and the market price for TD common shares may be affected by factors different from those that historically have affected Banknorth or may in the future affect Banknorth Delaware.

      Upon completion of the mergers, holders of Banknorth Delaware common stock will also become holders of TD common shares. TD’s businesses differ from those of Banknorth Delaware, and accordingly the results of operations of TD will be affected by some factors different from those currently affecting the results of operations of Banknorth. For a discussion of the businesses of Banknorth and TD and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/ prospectus and referred to under “Where You Can Find More Information” beginning on page 171.

Applicable laws restrict the purchase, sale and transfer of TD’s securities.

      The Bank Act of Canada contains restrictions on the purchase or other acquisition, issue, transfer and voting of TD shares. Under the terms of these restrictions, no person is permitted to acquire any shares of TD if the acquisition would cause the person to have a “significant interest” in any class of shares of TD, without obtaining the prior approval of the Minister of Finance of Canada. In addition, TD is not permitted to record any transfer or issue of shares of TD if the transfer or issue would cause the person to have a significant interest in TD, unless prior approval is obtained from the Minister of Finance. No person who has a significant interest in TD may exercise any voting rights attached to the shares held by that person, unless that prior approval of the Minister of Finance was obtained. For these purposes, a person has a significant interest in a class of shares of TD where the aggregate of any shares of that class beneficially owned by that person, any entity controlled by that person and by any person acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of TD. If a person contravenes any of these restrictions, the Minister of Finance may, by order, direct that person to dispose of all or any portion of those shares.

      In addition, under the Bank Act of Canada, the Minister of Finance may only approve the acquisition of up to 30% of the shares of any class of non-voting shares and up to 20% of the shares of any class of voting shares and provided, in each case, that the person acquiring those shares does not have any direct or indirect influence over TD that, if exercised, would result in that person having de facto control of TD. For these purposes, the shares beneficially owned by that person, any entity controlled by that person and by any person acting jointly or in concert with that person with respect to TD common shares are aggregated. In addition, the Bank Act of Canada prohibits banks, including TD, from recording a transfer or issuing shares of any class to Her Majesty in right of Canada or of a province, an agent of Her Majesty, a foreign government or an agent of a foreign government.

      Finally, the government of Canada has placed a temporary moratorium on mergers among Canada’s largest financial institutions, including TD and its peers. The government has stated that it will lift this moratorium once it has had the opportunity to complete a policy review of its merger review guidelines. No precise timetable for the completion of this review has been announced.

      The restrictions contained in the Bank Act of Canada and the Canadian government’s policies may deter, delay or prevent a future acquisition of a “significant interest” in TD and will prevent the acquisition of control of TD, including transactions that could be perceived as advantageous to TD’s shareholders.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      Some of the statements contained or incorporated by reference in this proxy statement/ prospectus, including those relating to TD’s and Banknorth’s strategies and other statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” or similar expressions, are forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the U.S. Securities Act of 1933, or Securities Act. Without limiting the generality of the preceding sentence, statements contained in the sections “The Transaction — Banknorth’s Reasons for the Transaction,” “— Opinions of Banknorth’s Financial Advisors,” “— TD Projections,” “— August 17, 2004 Presentation by KBW to the Banknorth Board” and “— TD’s Reasons for the Transaction” include forward-looking statements. These statements are not historical facts but instead represent only TD’s and/or Banknorth’s expectations, estimates and projections regarding future events.

      The forward-looking statements contained or incorporated by reference in this proxy statement/ prospectus are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. The future results and shareholder values of TD, Banknorth and Banknorth Delaware may differ materially from those expressed in the forward looking statements contained or incorporated by reference in this proxy statement/ prospectus due to, among other factors, the matters set forth under “Risk Factors” beginning on page 32 and the factors detailed in each company’s filings with the SEC, including the factors detailed in TD’s Form 40-F for its fiscal year ended October 31, 2004, TD’s reports on Form 6-K and Banknorth’s annual report on Form 10-K for the year ended December 31, 2003 and Banknorth’s quarterly reports on Form 10-Q and current reports on Form 8-K. Neither TD nor Banknorth undertakes any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/ prospectus or to reflect the occurrence of unanticipated events, except as required by law.

THE SPECIAL MEETING

Date, Time and Place

      A special meeting of shareholders of Banknorth will be held at 10:00 a.m., local time, on February 18, 2005 at the Portland Marriott Hotel, 200 Sable Oak Drive, South Portland, Maine 04106.

Matters to be Considered

      The purposes of the special meeting are to consider and vote on:

•	a proposal to approve the merger agreement;

•	a proposal to approve the reincorporation of Banknorth from Maine to Delaware as provided by the merger agreement, which, among other things, will result in the inapplicability of Sections 1109 and 1110 of the Maine Business Corporation Act, antitakeover provisions which restrict business combinations between Banknorth and a significant shareholder and which give Banknorth’s shareholders the right to demand payment of the fair value of their shares from a person or entity which becomes a significant shareholder;

•	proposals to approve the governance and other provisions in the post-transaction certificate of incorporation of Banknorth Delaware, consisting of the following proposals:

•	a proposal to approve provisions authorizing the Class B common stock, which will be held by TD and will facilitate its exercise of control of the board of directors as majority shareholder of Banknorth Delaware;

•	a proposal to approve provisions relating to the composition and powers of the board of directors of Banknorth Delaware and its committees, which will facilitate TD’s ability to control the board and its committees;

•	a proposal to approve a provision which permits action by less than unanimous written consent of shareholders in some circumstances;

•	a proposal to approve a provision which increases the ownership threshold required for shareholders to call a special meeting of shareholders;

•	a proposal to approve the elimination of Banknorth’s classified board and elect all directors annually;

•	a proposal to approve the elimination of the “fair price” provision in Banknorth’s articles of incorporation;

•	a proposal to approve the elimination of the super-majority voting requirements in Banknorth’s articles of incorporation relating to charter amendments;

•	a proposal to approve the elimination of the provision in Banknorth’s articles of incorporation requiring the board of directors to consider the interests of non-shareholder constituencies;

•	a proposal to include a provision in the post-transaction certificate of incorporation which limits the ability of Banknorth Delaware to adopt antitakeover provisions that are inconsistent with TD’s rights under the stockholders agreement;

•	a proposal to include a provision in the post-transaction certificate of incorporation by which Banknorth opts out of coverage under Section 203 of the Delaware General Corporation Law, a statute which restricts business combinations between corporations and their significant shareholders;

•	a proposal to approve the grant to TD, under the stockholders agreement, of the right to subscribe for additional securities of Banknorth Delaware in order to maintain its ownership percentage, in lieu of providing TD preemptive rights in the post-transaction certificate of incorporation as permitted by the Delaware General Corporation Law, and the right to contribute additional capital in return for additional shares of Banknorth Delaware common stock; and

•	a proposal to approve a provision which allocates corporate opportunities between Banknorth Delaware and TD.

      The approval of each of these proposals is a condition to the completion of the transaction. Therefore, if Banknorth shareholders wish to approve the transaction, they must approve all of these proposals.

      At the special meeting Banknorth shareholders will also be asked to consider and vote on:

•	a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve any of the foregoing proposals; and

•	any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.

      At this time, the Banknorth board of directors is unaware of any matters, other than those set forth in the preceding sentence, that may properly come before the special meeting.

Shares Outstanding Entitled to Vote; Record Date

      The close of business on December 13, 2004 has been fixed by Banknorth as the record date for the determination of holders of Banknorth common stock entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. At the close of business on the record date, there were 178,559,086 shares of Banknorth common stock outstanding and entitled to vote. Each share of Banknorth common stock entitles the holder to one vote at the special meeting on all matters properly presented at the meeting.

How to Vote Your Shares

      Shareholders of record may vote by telephone, via the Internet, by mail or by attending the special meeting and voting in person. Our telephone and voting procedures are designed to authenticate shareholders.

•	Voting by Telephone: You can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using individual control numbers. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•	Voting via the Internet: You can vote via the Internet by accessing the web site listed on your proxy card and following the instructions you will find on the web site. Internet voting is available 24 hours a day. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•	Voting by Mail: If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

      If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the special meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the special meeting.

      If you are a participant in the Banknorth 401(k) Plan or the Employee Stock Ownership Plan of Cape Cod Bank & Trust Company, you may give voting instructions to American Stock Transfer & Trust Company, our transfer agent, by completing and returning a voting instruction ballot distributed to plan participants along with this proxy statement, or by telephone or via the Internet as described on your ballot. Our transfer agent will certify the totals for the plans to Banknorth, NA, which acts as trustee for the plans, for the purpose of having those shares voted in accordance with your instructions.

How to Change Your Vote

      You will have the power to revoke your proxy at any time before it is exercised by:

•	delivering to the clerk of Banknorth prior to the special meeting a written notice of revocation (Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk, Banknorth Group, Inc., P.O. Box 9540, Two Portland Square, Portland, Maine 04112-9540);

•	delivering to Banknorth prior to the special meeting a properly executed proxy with a later date;

•	voting on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted); or

•	attending the special meeting and giving the clerk notice of your intention to vote in person.

      Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

Counting Your Vote

      If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and sign and return a proxy card or vote by telephone or via the Internet without giving specific voting instructions, your shares will be voted “FOR” approval of the merger agreement, “FOR” approval of each of the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation, and “FOR” the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on any of the foregoing proposals.

      At this time, we are unaware of any matters, other than set forth above, that may properly come before the special meeting. If any other matters properly come before the special meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

      Proxies solicited may be voted only at the special meeting and any adjournment or postponement of the special meeting and will not be used for any other meeting.

Broker “Non-Votes”

      Any “broker non-votes” submitted by brokers or nominees in connection with the special meeting will not be counted for purposes of determining the number of votes cast on a proposal but will be treated as present for quorum purposes. “Broker non-votes” are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, the proposal to approve the merger agreement, the proposal to approve the reincorporation of Banknorth from Maine to Delaware, the proposals to approve the governance and other provisions in the post-transaction certificate of incorporation and the proposal to adjourn the special meeting are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the special meeting. Because the proposal to approve the merger agreement is required to be approved by the holders of a majority of the outstanding shares of Banknorth common stock, abstentions and broker “non-votes” will have the same effect as a vote against the proposal to approve the merger agreement at the special meeting. And for the same reason, the failure of any Banknorth shareholder to vote by proxy or in person at the special meeting will have the effect of a vote against this proposal. Because of the vote required for the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation and the proposal to adjourn the special meeting, abstentions and broker “non-votes” will have no effect on these proposals.

Quorum and Required Votes

      A quorum, consisting of the holders of a majority of the issued and outstanding shares of Banknorth common stock, must be present in person or by proxy before any action may be taken at the special meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted in the voting on a proposal.

      Proposal No. 1: The Merger Agreement. The affirmative vote of the holders of a majority of the outstanding shares of Banknorth common stock, voting in person or by proxy, is necessary to approve the merger agreement.

      Proposal Nos. 2 and 3A-L: The Reincorporation of Banknorth from Maine to Delaware and the Post-Transaction Certificate of Incorporation. All of the proposals relating to the proposed transaction are integral parts of a single transaction agreed to by TD and Banknorth and reflected in the merger agreement. In order to comply with applicable rules of the SEC relating to proxy statements, proposal nos. 2 and 3A-L are presented to Banknorth shareholders as separate proposals. As a matter of state law, Banknorth shareholder approval of the merger agreement, as contemplated by proposal no. 1, is the only approval required to approve all transactions contemplated by the merger agreement, including the reincorporation of Banknorth from Maine to Delaware and the adoption of the post-transaction certificate of incorporation. Accordingly, as provided by Banknorth’s by-laws, the required vote to approve each of proposal nos. 2 and 3A-L is the affirmative vote of a majority of the votes cast on the proposal at the special meeting. The approval of each of proposal nos. 2 and 3A-L is a condition to completion of the mergers, and thus a vote against any of these proposals effectively will be a vote against the transaction.

      Proposal No. 4 and Any Other Proposals. The affirmative vote of the holders of a majority of the votes cast on the matter at the special meeting is required to approve the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on any of the foregoing proposals and any other matter properly submitted to shareholders for their consideration at the special meeting.

      The directors and executive officers of Banknorth and their respective affiliates collectively owned approximately 1.2% of the outstanding shares of Banknorth common stock as of December 13, 2004 (inclusive of shares subject to stock options which may be exercised within 60 days following that date). See “Beneficial Ownership of Banknorth Common Stock” on page 132. It is anticipated that all officers and directors, with the exception of John Otis Drew, will vote their shares in favor of the proposal to approve the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation.

      As of the close of business on the record date for the special meeting, TD beneficially owned less than 0.01% of the outstanding shares of Banknorth common stock and, to the knowledge of TD, none of its directors and executive officers beneficially owned any shares of Banknorth common stock.

Solicitation of Proxies

      Banknorth will pay for all costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its board of directors, except that Banknorth and TD will share equally the cost of printing and mailing this document and the fee payable to the SEC in connection with the filing of the registration statement of which this document is a part. In addition to solicitation by mail, the directors, officers and employees of Banknorth, TD and their respective subsidiaries may solicit proxies from shareholders of Banknorth in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement for their actual expenses.

      Banknorth has retained Morrow & Co., Inc., a professional proxy solicitation firm, to assist it in the solicitation of proxies for the special meeting. Banknorth will pay Morrow & Co. a fee of $125,000 in connection with the transaction, plus reimbursement for reasonable out-of-pocket expenses.

      Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Banknorth will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Recommendation of the Board of Directors

      The Banknorth board of directors has approved the merger agreement, the transactions contemplated by the merger agreement (including the reincorporation of Banknorth from Maine to Delaware) and the post-transaction certificate of incorporation, including the governance and other provisions contained in that document. Based on Banknorth’s reasons for the merger described in this document, including the fairness opinions of Keefe, Bruyette & Woods and Lehman Brothers, the board of directors of Banknorth believes that the merger agreement and the transactions contemplated by the merger agreement are in the best interests of Banknorth’s shareholders and recommends that you vote “FOR” approval of the merger agreement. See “The Transaction — Banknorth’s Reasons for the Transaction” beginning on page 49. The Banknorth board of directors also recommends that you vote “FOR” approval of each of the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation, and “FOR” approval of the proposal to adjourn the special meeting if necessary to solicit additional proxies to vote in favor of any of the foregoing proposals.

THE TRANSACTION

Background of the Transaction

      As part of its continuing efforts to improve Banknorth’s community banking franchise and enhance shareholder value, Banknorth’s board of directors and management, together with Banknorth’s financial advisors, have periodically reviewed various strategic options available to Banknorth, including, among other things, continued independence, the acquisition of other institutions and a strategic merger with or acquisition by another financial institution. These evaluations have included annual meetings between the board of directors of Banknorth and representatives of Keefe, Bruyette & Woods Inc., or KBW, to discuss Banknorth’s strategic options. In the course of these periodic reviews, the board of directors and management have considered, among other things, trends in the local, regional and national financial institutions merger and acquisition market, as well as information about companies that were possible merger targets for Banknorth and companies that were considered to be possible acquirors of Banknorth.

      In recent years, management of Banknorth and representatives of KBW have communicated informally with representatives of other larger financial institutions with respect to their views regarding the banking industry and their respective companies’ strategic direction. None of these discussions, other than with TD as described below, proceeded beyond the exploratory stage and no understanding with respect to the terms of any potential transaction was reached.

      In considering a potential transaction with TD, the board of directors of Banknorth evaluated the ability and interest of other potential acquirors of Banknorth. This evaluation took into account information presented by Banknorth’s financial advisors regarding potential acquirors, the above-referenced discussions with other larger financial institutions in recent years and a recent confirmation by KBW that a particular potential acquiror did not currently have an interest in pursuing a business combination with Banknorth. Based on this evaluation, Banknorth determined that it was unlikely that another company had the ability and interest to acquire Banknorth at this time and decided to proceed to negotiate a merger agreement with TD without formally soliciting other potential acquirors.

      On March 8, 2004, William J. Ryan, Chairman, President and Chief Executive Officer of Banknorth, had an introductory meeting with W. Edmund Clark, President and Chief Executive Officer of TD, and J. David Livingston, Executive Vice President — Corporate Development of TD, in New York, New York. This meeting was held following a call from Goldman, Sachs & Co., TD’s financial advisor, to Mr. Ryan earlier in the year advising Mr. Ryan that Mr. Clark would like to meet him. At this initial meeting, Mr. Clark outlined his views of a potential transaction between TD and Banknorth. At this time and throughout the discussions and negotiations that followed, TD proposed a transaction involving the acquisition of 51% of the outstanding stock of Banknorth. TD determined that this structure was preferable to the acquisition of 100% of Banknorth because TD would be able to retain greater capital resources to fund potential future acquisitions by Banknorth, which was a key reason for TD’s interest in a transaction with Banknorth. In addition, the proposed structure would maintain a U.S. share currency for potential future acquisitions by Banknorth and would provide additional options for management and employee incentive compensation. For the reasons described in greater detail under “— Banknorth’s Reasons for the Transaction” beginning on page 49, Banknorth’s board and management concluded that the structure offered several significant benefits for Banknorth and its shareholders, and accordingly determined to continue discussions with TD on a possible transaction based on this structure.

      On April 6, 2004, Mr. Ryan and Peter J. Verrill, Senior Executive Vice President and Chief Operating Officer of Banknorth, met with Mr. Livingston in Portland, Maine. Following this meeting, on April 16, 2004, TD and Banknorth entered into a confidentiality agreement, and on April 21, 2004 Banknorth sent certain information regarding it to TD.

      On April 27, 2004, representatives of KBW met with Messrs. Ryan and Verrill in Portland, Maine to discuss strategic alternatives that may be available to Banknorth, including a potential transaction with TD.

      On May 18, 2004, Messrs. Ryan, Clark and Livingston met in Portland, Maine to discuss a potential transaction between TD and Banknorth. At this meeting, they discussed possible financial terms and governance arrangements.

      On May 26, 2004, Mr. Ryan telephoned Mr. Clark and advised Mr. Clark that Banknorth wished to postpone further discussions regarding a possible transaction because Banknorth was engaged in discussions regarding a potential acquisition of a company by Banknorth, which ultimately were not successful.

      On June 8-9, 2004, the board of directors and management of Banknorth held its annual strategic planning retreat in Bretton Woods, New Hampshire. Representatives of KBW attended these meetings to discuss strategic alternatives with the board of directors and management of Banknorth.

      On June 15, 2004, Mr. Verrill and Mr. Livingston spoke by telephone and agreed that they and Messrs. Ryan and Clark should meet again to discuss the possibility of a transaction. During the week of June 23, 2004, Messrs. Ryan and Clark and Messrs. Verrill and Livingston spoke by telephone, and on July 1, 2004, Messrs. Verrill and Livingston met in Toronto. These telephone conversations and the July 1 meeting primarily involved updates on Banknorth’s and TD’s financial position and operations since the parties had last met and further discussion of the possible financial terms and governance arrangements discussed in May 2004.

      On July 6, 2004, Banknorth sent to TD additional materials regarding Banknorth prepared by management of Banknorth and KBW. On July 20, 2004, Goldman Sachs sent to Banknorth a proposed term sheet and other discussion materials for a proposed transaction between TD and Banknorth.

      On July 21, 2004, Messrs. Clark and Livingston met with John M. Thompson, the chairman of TD’s board of directors, the U.S.-based members of TD’s board and the chairs of the committees of TD’s board, at which Messrs. Clark and Livingston provided an overview of Banknorth, its operations, financial history and other matters and a summary of the proposed transaction. On July 26, 2004, the strategic planning committee of the board of directors of Banknorth held a telephonic meeting to discuss a potential transaction with TD and other possible transactions.

      On July 28, 2004, Mr. Livingston met with Messrs. Ryan and Verrill in Portland, Maine. During this meeting, Mr. Livingston outlined TD’s proposed terms for the proposed transaction, including a price of $36-$37 per share for 51% of the outstanding Banknorth common stock and a package of merger consideration which consisted of cash, TD common shares and Banknorth Delaware common stock. Mr. Ryan informed Mr. Livingston that TD’s price proposal was inadequate and that a price of at least $40 per share would be required for him to support a transaction.

      On August 2, 2004, Banknorth retained Wachtell, Lipton, Rosen & Katz to act as co-counsel with Elias, Matz, Tiernan & Herrick L.L.P. in connection with the potential transaction with TD. On this same date, Mr. Verrill and Carol L. Mitchell, Executive Vice President and General Counsel of Banknorth, met in Portland, Maine with Fredric Tomczyk, Vice Chair — Corporate Operations of TD, regarding the retention of executives and employee benefit matters.

      On August 4, 2004, the strategic planning committee of the board of directors of Banknorth and representatives of KBW had a telephonic meeting to discuss the status of discussions with TD and the financial and strategic rationale for a potential transaction with TD. On this same date, representatives of Banknorth and TD and their respective financial and legal advisors had a conference call to discuss the terms of the potential transaction.

      On August 9, 2004, Messrs. Ryan and Verrill met with Mr. Clark and Mr. Livingston in Toronto, Canada to discuss the proposed transaction. At this meeting the parties discussed and agreed generally on a framework for determining the per share purchase price for 51% of the outstanding Banknorth common stock and Mr. Ryan reiterated his insistence on a price of at least $40 per share for 51% of the outstanding Banknorth common stock.

      On August 11, 2004, the board of directors of Banknorth held a telephonic special meeting in which management and representatives of KBW participated to discuss the financial and strategic rationale for a potential transaction with TD. After discussion, it was generally agreed that management should proceed with the discussions with TD.

      On August 13, 2004, Simpson Thacher & Bartlett LLP, U.S. counsel to TD, distributed an initial draft of the stockholders agreement, which was followed by distributions of initial drafts of the merger agreement on August 17, 2004 and initial drafts of other ancillary documents during the following days. These documents were the subject of negotiations by the parties and their respective advisors over the next week.

      On August 16, 2004, the board of directors of TD held a meeting in Toronto, Canada to review and discuss the proposed transaction with Banknorth. At this meeting, members of TD management reviewed with the TD board the proposed terms of the transaction, financial and operational information regarding Banknorth, and management, due diligence and legal issues relating to the possible transaction. After discussion, the board agreed that TD management should continue negotiations with Banknorth.

      Also on August 16, 2004, Ms. Mitchell and Mr. Tomczyk and representatives of counsel to TD and Banknorth met in New York, New York to discuss retention of executives and employee benefit matters, and on August 18, 2004, Ms. Mitchell and Mr. Tomczyk met in Portland, Maine to continue these discussions.

      On August 17, 2004, the board of directors of Banknorth held a regular meeting in Lake George, New York at which management, representatives of KBW and representatives of Banknorth’s legal advisors were present. At this meeting, representatives of KBW made a preliminary presentation regarding the financial aspects of the proposed transaction, TD and its operations and the other strategic alternatives likely to be available to Banknorth. At this meeting, counsel reviewed with the board the fiduciary obligations and legal standards applicable to the proposed transaction. After discussion, it was generally agreed that management should proceed with the discussions with TD.

      In the evening of August 17, 2004, Messrs. Clark, Thompson, Ryan and Verrill met for dinner in Toronto, Canada. On August 18, 2004, members of the respective managements of TD and Banknorth met for an introductory dinner in Portland, Maine, at which they discussed, among other things, the scope and process of mutual due diligence investigations to be conducted relating to the proposed transaction.

      During the following days, the parties and their respective advisors extensively negotiated the terms of the transaction, including the governance arrangements, and the related documents. Between August 18 and 22, 2004, reciprocal due diligence was conducted by TD and Banknorth in Portland, Maine and Toronto, Canada. Representatives of TD remained on site at Banknorth through August 25, 2004.

      On August 20, 2004, Banknorth retained Lehman Brothers to render its opinion with respect to the fairness, from a financial point of view, to Banknorth’s shareholders of the merger consideration.

      On August 25, 2004, newspaper reports cited a potential transaction between TD and Banknorth and, in response, TD and Banknorth issued a joint press release confirming the existence of discussions regarding a potential transaction between the parties.

      On August 25, 2004, the board of directors of Banknorth held a special meeting in Portland, Maine to review and discuss the proposed transaction with TD. Represented at the meeting were management of Banknorth and representatives of its financial and legal advisors. Counsel to Banknorth presented the terms of the definitive merger agreement and stockholders agreement, the form of the post-transaction certificate of incorporation, the effects of the proposed transaction on existing severance agreements and employee benefit plans of Banknorth and the employment agreements, retention agreements and other arrangements which had been negotiated by the parties to increase the likelihood that the members of Banknorth’s senior management would remain in the employ of Banknorth Delaware for a substantial period following the mergers. Counsel again reviewed with the board the fiduciary obligations and legal standards applicable to the proposed transaction, and also discussed the approvals and other conditions necessary to consummate the transaction and the regulatory process involved in obtaining requisite regulatory approvals. Representatives of KBW and Lehman Brothers made a presentation regarding the fairness, from a financial point of view to the shareholders of Banknorth, of the consideration to be received by such shareholders in the mergers, and each of KBW and Lehman Brothers rendered its opinion that, as of August 25, 2004, and based upon and subject to certain matters stated in their respective opinions, the merger consideration was fair from a financial point of view to Banknorth’s shareholders. After the presentations and extensive review and discussion, the board went into an executive session at which only directors were present to further discuss the proposed transaction. At the end of this session, the board of directors of Banknorth unanimously approved and adopted the merger agreement and the stockholders agreement and the transactions contemplated by these agreements, as well as the form of the post-transaction certificate of incorporation, the employment agreements and retention agreements and a necessary amendment to Banknorth’s shareholder rights plan to exempt TD and the mergers from its terms. The board also instructed management to execute and deliver the merger agreement, the stockholders agreement and the related agreements, and to take all other steps which are necessary to effect the mergers and the other transactions contemplated by these agreements.

      On August 25, 2004, following the meeting of the board of directors of Banknorth, the board of directors of TD held a special meeting in Toronto, Canada to review and discuss the proposed transaction with Banknorth. After extensive review and discussion, the board of directors of TD unanimously approved the merger agreement and the stockholders agreement and the transactions contemplated by these agreements, as well as the employment agreements and retention agreements. The board also instructed management to execute and deliver the merger agreement, the stockholders agreement and the related agreements, as applicable, and to take all other steps which are necessary to effect the mergers and the other transactions contemplated by these agreements.

      On August 26, 2004, Banknorth and TD issued a joint press release announcing the transaction before the opening of trading on the NYSE and the Toronto Stock Exchange.

      On September 29, 2004, the board of directors of Banknorth held a telephonic meeting to consider amended and restated versions of the merger agreement and the stockholders agreement, which reflected certain technical and clarifying changes to these agreements. Represented at the meeting were management of Banknorth and representatives of its financial and legal advisors. During the meeting, the board of directors discussed with management and its financial and legal advisors the reaction to the proposed transaction in the investment community since the announcement of the transaction. During this discussion, one director, John Otis Drew, expressed continuing concerns about the transaction, which generally reflected the comments he subsequently made in the written statement described below. No other director expressed agreement with Mr. Drew’s concerns. Following this discussion, counsel to Banknorth presented the terms of the proposed amended and restated versions of the merger agreement and the stockholders agreement. After this presentation, the board of directors of Banknorth approved the amended and restated versions of the merger agreement and the stockholders agreement and instructed management to execute and deliver them. All directors voted to approve these actions, with the exception of Mr. Drew. TD (acting under the authority granted by its board of directors), Banknorth and their respective merger subsidiaries subsequently entered into these amended and restated agreements.

      On September 30, 2004, Mr. Drew provided a statement to Ms. Mitchell and Banknorth directors explaining his vote at the September 29 board meeting against the amended and restated merger agreement and the amended and restated stockholders agreement. Mr. Drew stated that he voted against the amended and restated agreements based on factors relating to shareholder value and the lack of protections afforded to minority shareholder interests. Mr. Drew stated that he believed that an auction process would be the best way to optimize shareholder value. He expressed concerns regarding the taxability of the portion of the merger consideration consisting of cash and TD shares and future dividends on such shares. Mr. Drew also expressed concern over the future value of the Banknorth Delaware common stock to shareholders of Banknorth and to potential acquisition targets, in light of what he viewed as limited protections on the value of the Banknorth Delaware shares held by minority shareholders and concerns regarding the future independence of Banknorth Delaware directors to protect minority shareholders. Mr. Drew also stated that he found troublesome the agreements entered into with certain members of Banknorth management in connection with the transaction (which are described in

“— Interests of Banknorth’s Executive Officers and Directors in the Transaction” beginning on page 67), which he believed served to reduce or eliminate their “downside risk” in the transaction compared to other Banknorth shareholders. Therefore, Mr. Drew stated that he opposes the transaction, although he does not generally oppose a transaction with TD.

Banknorth’s Reasons for the Transaction

      The Banknorth board has determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, Banknorth and its shareholders. In approving the merger agreement and the transactions contemplated by the merger agreement, the board of directors of Banknorth consulted with its financial advisors with respect to the financial aspects and fairness of the mergers to Banknorth’s shareholders from a financial point of view and with its legal counsel as to its legal duties and the terms of the merger agreement, the stockholders agreement and the related documents, including the form of the post-transaction certificate of incorporation. In reaching its determination to approve the merger agreement and the stockholders agreement, the transactions contemplated by these agreements and the related documents, including the reincorporation of Banknorth from Maine to Delaware and the form of the post-transaction certificate of incorporation, the board of directors of Banknorth, with advice from Banknorth’s executive officers and Banknorth’s financial and legal advisors, considered a number of factors, including the following material factors:

•	The board’s knowledge of Banknorth’s business, operations, financial condition and prospects and of TD’s business, operations, financial conditions and prospects, taking into account the results of Banknorth’s due diligence review of TD, discussions with management of TD and the presentations of Banknorth’s financial advisors.

•	The board’s knowledge of the current and prospective environment in which Banknorth operates, including national and economic conditions, the competitive environment, the market for potential acquisitions and the likely effect of these factors on Banknorth’s potential growth, development, productivity, profitability and strategic options.

•	The board’s assessment that the transaction was reasonably likely to enhance Banknorth’s strategic goal of expanding its operations geographically, which would reduce Banknorth’s exposure to regional economic conditions and enhance its ability to expand into higher-growth banking markets. The board also considered the potential for Banknorth Delaware to market TD products and services to an expanded and more diverse customer base. In that regard, the board considered, among other things, the likely risks to Banknorth and its shareholders of expanding in a significant manner outside New England without a strong financial partner, potential acquisitions which may be pursued by Banknorth, the sources of capital which may be available to Banknorth Delaware following the mergers and the experience of Banknorth’s management in identifying previous acquisition opportunities and in implementing numerous previous acquisitions. The board also considered the potential hurdles to a growth strategy that could result from the mergers, including the need to obtain TD’s approval with respect to acquisitions and other significant corporate decisions, and the possibility that certain acquisition targets could be less inclined to enter into acquisition transactions with Banknorth Delaware in the context of the company having a controlling shareholder; in this regard, the board also considered the experience of other U.S. bank holding companies owned by foreign banks that have successfully implemented acquisition strategies in the U.S.

•	The financial terms of the transaction, including the ability of Banknorth’s shareholders to continue to participate in the future growth of Banknorth Delaware by receiving Banknorth Delaware common stock and in the future growth of TD by receiving TD common shares. In this regard, the board considered the possibility that, with TD as a controlling shareholder, the stock of Banknorth Delaware could trade at prices that do not reflect a “takeover premium” to the same extent as do the stocks of similarly situated companies that do not have a majority or large shareholder, and the fact that the arrangements with TD would permit it to purchase a significant additional equity ownership position in Banknorth Delaware beyond its initial 51% without requiring TD to make an offer to purchase all of the remaining public shares.

•	The financial analysis presented by KBW and Lehman Brothers, as financial advisors to Banknorth, and the opinions delivered by each of them to the effect that, as of August 25, 2004, and based upon and subject to the assumptions made, matters considered and limitations set forth in the opinions, the merger consideration is fair to Banknorth’s shareholders from a financial point of view. See “— Opinions of Banknorth’s Financial Advisors” beginning on page 51.

•	The board’s understanding of the other strategic alternatives likely to be available to Banknorth.

•	The structure of the transaction and its effects, including without limitation the fact that TD would become the majority shareholder of Banknorth Delaware upon consummation.

•	The fact that, based on the transaction structure required by TD as a result of its existing corporate structure, the TD common shares (as well as the cash) received by Banknorth shareholders in the acquisition merger would be taxable to them for U.S. federal income tax purposes;

•	The terms of the merger agreement, including provisions restricting Banknorth’s solicitation of third party acquisition proposals, requiring Banknorth to hold a special meeting of its shareholders to vote on the merger agreement notwithstanding the potential receipt of a competing third party acquisition proposal and providing for Banknorth’s payment of a termination fee to TD in certain events, all of which the Banknorth board understood, while required by TD as a condition to TD’s willingness to enter into the merger agreement, could affect the willingness of a third party to propose a competing business transaction with Banknorth.

•	The terms of the stockholders agreement, including without limitation the provisions dealing with the corporate governance of Banknorth Delaware, TD’s preemptive and other rights to purchase capital stock of Banknorth Delaware from Banknorth Delaware or in the open market, restrictions on TD’s acquisition and transfer of Banknorth Delaware common stock, and the requirements to be followed by TD in seeking to effect any “going private” transaction with respect to Banknorth Delaware. In considering the foregoing, the board also generally considered its understanding of the rights of TD as a majority shareholder of Banknorth Delaware following the mergers.

•	The expected effect of the mergers on Banknorth’s employees, all of whom are anticipated to become employees of Banknorth Delaware and have opportunities for continued career advancement following the mergers.

•	The expected effect of the mergers on the depositors, customers and the communities served by Banknorth, which the board believed likely would be positive due to the absence of any requirement to divest or close overlapping branches and the expected continuity of Banknorth’s existing senior management team.

•	The employment agreements being entered into with William J. Ryan, chief executive officer of Banknorth, and Peter J. Verrill, chief operating officer of Banknorth, and the retention agreements to be entered into with other executive officers of Banknorth, and the consequent increased likelihood that the members of Banknorth’s senior management would remain in place at Banknorth Delaware for a substantial period following the mergers.

•	The benefits to which officers and employees of Banknorth would be entitled under the pre-existing employee benefit plans of Banknorth which contained change-in-control provisions that would be triggered by the mergers, including Banknorth’s Executive Incentive Plan and equity compensation plans, and the fact that Banknorth’s executive officers have other interests in the transaction that may be different from, or in addition to, their interests as shareholders of Banknorth, including the employment and retention agreements described in the preceding paragraph. See “— Interests of Banknorth’s Executive Officers and Directors in the Transaction” beginning on page 67.

•	The shareholder and regulatory approvals required in connection with the mergers and the other terms of the merger agreement, and the likelihood that, once the merger agreement had been entered into, the mergers would be completed if approved by Banknorth’s shareholders.

      Banknorth agreed to the majority ownership structure proposed by TD because it determined that the proposed transaction would provide the best value currently available to shareholders of Banknorth and was fair to such shareholders from a financial point of view. In addition, Banknorth believed that the proposed structure, which would permit TD to preserve additional capital that could facilitate the funding of future acquisitions by Banknorth Delaware, would be beneficial to Banknorth’s plan to enhance shareholder value in future periods. The structure therefore had the benefit of providing Banknorth shareholders with the opportunity to realize a substantial premium for a majority of their shares while also retaining a significant equity stake in a company with enhanced growth potential.

      The foregoing discussion of the information considered by Banknorth’s board of directors is not exhaustive, but includes the material factors that Banknorth’s board of directors considered in approving and recommending the transaction. In view of the wide variety of factors considered by Banknorth’s board of directors in connection with its evaluation of the transaction and the complexity of these factors, the board of directors of Banknorth did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign any specific or relative weights to the specific factors that it considered in reaching its decision. The board of directors discussed the factors described above, including asking questions of Banknorth’s senior management and legal and financial advisors, and reached a consensus that the transaction was in the best interests of Banknorth and its shareholders. In considering the factors described above, individual directors may have assigned different weights to different factors. Banknorth’s board of directors relied on the experience and expertise of Banknorth’s financial advisors for quantitative analysis of the financial terms of the transaction. See below under “— Opinions of Banknorth’s Financial Advisors.”

      The above explanation of the reasoning of Banknorth’s board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 39.

      For the reasons set forth above, Banknorth’s board of directors has approved the merger agreement and the transactions contemplated by the merger agreement (including the reincorporation of Banknorth from Maine to Delaware) as advisable and in the best interests of Banknorth and its shareholders and recommends that Banknorth shareholders vote for approval of the merger agreement. For the reasons set forth above, Banknorth’s board of directors has also approved the reincorporation of Banknorth from Maine to Delaware and the post-transaction certificate of incorporation and recommends that Banknorth shareholders vote for approval of each of the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation.

Opinions of Banknorth’s Financial Advisors

      Opinion of Keefe, Bruyette & Woods, Inc. Banknorth engaged KBW to act as a financial advisor in connection with a possible transaction with TD. Under the terms of its engagement, KBW agreed to assist Banknorth in analyzing, structuring, negotiating and effecting a transaction with TD. Banknorth selected KBW because KBW is a nationally-recognized investment banking firm with substantial experience in transactions similar to the mergers and is familiar with Banknorth and its business. As part of its investment banking business, KBW is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

      On August 25, 2004, the board of directors of Banknorth held a meeting to evaluate the proposed mergers. At this meeting, KBW reviewed the financial aspects of the proposed mergers and rendered an oral opinion (subsequently confirmed in writing) to Banknorth that, as of August 25, 2004, the consideration to be received by Banknorth shareholders was fair from a financial point of view. That opinion was reconfirmed in writing as of January 10, 2005.

      The full text of KBW’s written opinion is attached as Appendix E to this document and is incorporated into this proxy statement/prospectus by reference. Shareholders of Banknorth are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW.

      KBW’s opinion is directed to the board of directors of Banknorth and addresses only the fairness, from a financial point of view, of the merger consideration to Banknorth shareholders. It does not address the underlying business decision to proceed with the mergers and does not constitute a recommendation to any shareholder of Banknorth as to how the shareholder should vote at Banknorth’s special meeting with respect to the merger agreement or any matter related to the merger agreement.

      In rendering its opinion, KBW:

•	reviewed the merger agreement;

•	reviewed the stockholders agreement;

•	reviewed annual reports to shareholders of TD which it deemed relevant;

•	reviewed annual reports to shareholders and annual reports on Form 10-K of Banknorth which it deemed relevant;

•	reviewed quarterly reports to shareholders of TD which it deemed relevant;

•	reviewed quarterly reports on Form 10-Q of Banknorth which it deemed relevant;

•	reviewed certain other communications from Banknorth and TD to their respective shareholders which it deemed relevant;

•	reviewed certain internal financial data, projections and other information of both Banknorth and TD, including financial projections prepared by management;

•	held discussions with senior management of Banknorth and TD with respect to their past and current business operations, regulatory relationships, financial condition and future prospects;

•	reviewed and studied the historical stock prices and trading volumes of the common stocks of Banknorth and TD;

•	reviewed the market prices, valuation multiples, publicly reported financial condition and results of operations for Banknorth and TD and compared them with those of certain publicly-traded companies that KBW deemed to be relevant;

•	evaluated the potential pro forma impact of the mergers on TD;

•	compared the proposed financial terms of the mergers with the financial terms of certain other business combinations in the banking industry that KBW deemed comparable or relevant; and

•	performed such other studies and analyses that it considered appropriate.

      In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to KBW or that was discussed with, or reviewed by or for KBW, or that was publicly available. KBW did not attempt or assume any responsibility to verify such information independently. KBW relied upon the managements of Banknorth and TD as to the reasonableness and achievability of the financial and operating forecasts and projections, and assumptions and bases for those projections, provided to KBW. KBW assumed, without independent verification, that the aggregate allowances for loan and lease losses for Banknorth and TD are adequate. KBW did not make or obtain any evaluations or appraisals of any assets or liabilities of Banknorth or TD, and KBW did not examine any books and records or review individual credit files.

      For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

•	the mergers will be completed substantially in accordance with the terms set forth in the merger agreement;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the mergers will be satisfied without any waivers; and

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the mergers, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications that will be imposed, will have a material adverse effect on the future results of operations or financial condition of TD or Banknorth Delaware or the contemplated benefits of the mergers, including any cost savings, revenue enhancements and related expenses expected to result from the mergers.

      KBW’s opinion is not an expression of an opinion as to the prices at which shares of Banknorth Delaware common stock or TD common shares will trade following the announcement of the mergers, the actual value of the TD common shares or shares of Banknorth Delaware common stock when issued under the terms of the merger agreement or the prices at which the TD common shares or Banknorth Delaware common stock will trade following the completion of the mergers.

      In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Banknorth, TD and KBW. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Banknorth board of directors in making its determination to approve the merger agreement and the mergers. Consequently, the analyses described below should not be viewed as determinative of the decision of the Banknorth board of directors of Banknorth with respect to the fairness of the merger consideration.

      Opinion of Lehman Brothers. Banknorth engaged Lehman Brothers to render its opinion with respect to the fairness, from a financial point of view, to Banknorth’s shareholders of the consideration to be received by Banknorth shareholders in the transaction. On August 25, 2004, Lehman Brothers rendered its oral opinion to the Banknorth board of directors that as of that date, and based upon and subject to certain matters stated in that opinion, from a financial point of view, the consideration to be received by Banknorth’s shareholders in the mergers was fair to Banknorth’s shareholders. Lehman Brothers subsequently confirmed the oral opinion by delivery of its written opinion dated August 26, 2004 and updated this opinion as of January 10, 2005.

      The full text of Lehman Brothers’ opinion is attached as Appendix F to this document. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lehman Brothers in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. Banknorth shareholders may read the entire opinion for a discussion of the assumptions made, matters considered and limitations on the review undertaken by Lehman Brothers in rendering its opinion.

      No limitations were imposed by Banknorth on the scope of Lehman Brothers’ investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. The Lehman Brothers opinion was provided for the information and assistance of the Banknorth board of directors in connection with its consideration of the mergers. The Lehman Brothers opinion does not address any other aspect of the transaction and is not intended to be and does not constitute a recommendation to any shareholder of Banknorth as to how that shareholder should vote with respect to the merger agreement. Lehman Brothers was not requested to opine as to, and the Lehman Brothers opinion does not address, Banknorth’s underlying business decision to proceed with or effect the mergers, nor does the Lehman Brothers opinion address the relative merits of the mergers compared to any other business strategies or alternatives that might be available to Banknorth.

      In arriving at its opinion, Lehman Brothers reviewed and analyzed:

•	the merger agreement and the specific terms of the proposed mergers;

•	publicly available information concerning Banknorth that Lehman Brothers believed to be relevant to its analysis, including Banknorth’s annual report on Form 10-K for the fiscal year ended December 31, 2003, and Banknorth’s quarterly reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004;

•	publicly available information concerning TD that Lehman Brothers believed to be relevant to its analysis, including TD’s annual report for the fiscal year ended October 31, 2003, and TD’s quarterly reports for the quarters ended January 31, 2004 and April 30, 2004;

•	financial and operating information with respect to the business, operations and prospects of Banknorth furnished to Lehman Brothers by Banknorth, including financial projections prepared by Banknorth’s management;

•	the trading histories of the Banknorth common stock and the TD common shares from August 23, 1999 to August 23, 2004 and a comparison of those trading histories with each other and with those of other companies that Lehman Brothers deemed relevant;

•	a comparison of the historical financial results and present financial condition of Banknorth and TD with those of other companies that Lehman Brothers deemed relevant;

•	the potential pro forma impact of the proposed mergers on the future financial performance of TD;

•	the dividends expected to be received by the holders of Banknorth common stock on their shares of Banknorth Delaware common stock and TD common shares following consummation of the proposed mergers;

•	a comparison of the financial terms of the proposed mergers with the financial terms of certain other transactions that Lehman Brothers deemed relevant; and

•	independent research analysts’ estimates of the future financial performance of Banknorth and TD published by First Call and I/B/E/S.

      In addition, Lehman Brothers had discussions with the managements of Banknorth and TD concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate. In connection with providing its updated opinion, Lehman Brothers also considered financial projections of TD summarized under “— TD Projections.”

      In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of that information. Lehman Brothers further relied upon the assurances of management of Banknorth or TD that they were not aware of any facts or circumstances that would make that information inaccurate or misleading. In arriving at its opinion, Lehman Brothers reviewed and analyzed financial projections for Banknorth prepared by the management of Banknorth. Upon advice of the management of Banknorth, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Banknorth as to the future financial performance of Banknorth and that Banknorth would perform substantially in accordance with such estimates. Lehman Brothers is not an expert in the evaluation of loan portfolios or allowances for loan and real estate owned losses and, upon advice of the management of Banknorth and TD, we have assumed that Banknorth’s and TD’s current allowances for loan and real estate owned losses will be in the aggregate adequate to cover all such losses. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Banknorth or TD and did not make or obtain any evaluations or appraisals of the assets or liabilities of Banknorth or TD. Lehman Brothers’ opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the Lehman Brothers opinion.

      Lehman Brothers’ opinion is not an expression of an opinion as to the future trading or acquisition value of the TD common shares or the Banknorth Delaware common stock.

      In performing its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Lehman Brothers, Banknorth or TD. In its analyses, Lehman Brothers assumed stable business and economic conditions and a stable competitive environment in the markets in which the Company operates. These assumptions are beyond the control of Banknorth or Lehman Brothers. Any estimates contained in the analyses of Lehman Brothers are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by those estimates. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. The analyses performed were prepared solely as part of the analysis by Lehman Brothers of the fairness to Banknorth’s shareholders of the consideration to be received by those shareholders in the mergers, from a financial point of view, and were prepared in connection with the delivery by Lehman Brothers of its opinion to the Banknorth board of directors.

      August 25, 2004 Joint Presentation by KBW and Lehman Brothers. At the August 25, 2004 meeting of the Banknorth board of directors, KBW and Lehman Brothers made a joint presentation of certain financial analyses of the proposed mergers.

      The following is a summary of the material analyses presented jointly by KBW and Lehman Brothers to the Banknorth board of directors on August 25, 2004, in connection with their oral and written opinions. The summary is not a complete description of the analyses underlying the KBW or Lehman Brothers opinions or the presentation made by KBW and Lehman Brothers to the Banknorth board, but summarizes the material analyses performed and presented in connection with such opinions. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at their opinions, KBW and Lehman Brothers did not attribute any particular weight to any analysis or factor considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW and Lehman Brothers believe that their analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

      Summary of Proposal. KBW and Lehman Brothers summarized the proposed mergers, in which TD would acquire 51% of the Banknorth Delaware common stock outstanding upon consummation of the mergers and existing Banknorth shareholders would retain a 49% ownership stake in Banknorth Delaware. Upon completion of the mergers, each Banknorth shareholder of record will be entitled to receive, in exchange for the shares of Banknorth common stock owned by such shareholder, a package of consideration consisting of (1) a number of TD common shares equal to 0.2351 multiplied by the number of shares of Banknorth common stock owned by such shareholder, (2) an amount in cash equal to $12.24 multiplied by the number of shares of Banknorth common stock owned by such shareholder and (3) a number of shares of Banknorth Delaware common stock equal to 0.49 multiplied by the number of shares of Banknorth common stock owned by such shareholder, plus cash in lieu of fractional share interests. The negotiated per share value of the 51% ownership interest to be sold to TD was $40.00, based on the average price for a TD common share over a measuring period prior to announcement of the transaction, of which 60% was payable in cash and 40% was payable in TD common shares.

      Banknorth Discounted Cash Flow Analysis. KBW and Lehman Brothers calculated the present value of Banknorth’s common stock by adding (1) the present value of the estimated future dividend stream that it was estimated Banknorth could generate over the period beginning January 2005 and ending in December 2009 and (2) the present value of the “terminal value” of the Banknorth common stock.

      The base case discounted cash flow analysis used earnings per share and dividends per share in accordance with projections prepared by Banknorth management, a 14.0 times terminal multiple consistent with Banknorth’s nationwide peer group median price to estimated 2004 earnings per share multiple as of August 23, 2004, and an 11.02% discount rate calculated by the capital asset pricing model. The analysis produced a present value of $31.63 per share. This value was used as the base case discounted cash flow valuation of both Banknorth and Banknorth Delaware.

      The discounted cash flow value of Banknorth based on five years of estimated future dividends with a sale of control in 2009 used identical earnings per share, dividends per share and capital asset pricing model based discount rate assumptions as utilized in the base case analysis. A terminal value of 16.2 times the 2009 estimated earnings per share was utilized, which was consistent with the median price to estimated 2004 earnings per share calculated in the “Whole Company Transaction Analysis” described below. The analysis produced a present value of $36.02 per share.

      KBW and Lehman Brothers presented a sensitivity table with a range of discount rates from 10.0% to 12.0% and a range of terminal multiples from 13.0 times to 17.0 times applied to the 2009 earnings per share estimate. This resulted in a range of values from $28.42 to $39.33 per share, as depicted in the following table.

	Terminal Multiple

Discount Rate	13.0x	14.0x	15.0x	16.0x	17.0x

10.0%	$30.95	$33.05	$35.14	$37.24	$39.33
11.0	29.65	31.65	33.65	35.66	37.66
12.0	28.42	30.33	32.24	34.16	36.07

      Summary Valuation Analysis of the TD Proposal. KBW and Lehman Brothers presented a comparison of values attributable to Banknorth on a per share basis. The comparison included Banknorth’s closing market price of $31.49 as of August 23, 2004, the base case discounted cash flow value of $31.63, three blended valuation scenarios incorporating the values theoretically attributable to the mergers with and without potential future sales of the remaining Banknorth Delaware common stock, and the $36.02 discounted cash flow value of Banknorth based on a continued independence strategy with a sale of control in 2009.

      KBW and Lehman Brothers used three scenarios to calculate the estimated per share value attributable to the mergers and the potential future sale of the remaining 49% ownership interest in Banknorth Delaware:

Scenario 1 — Value Per Share Assuming No Eventual Premium Paid for Remaining Shares of Banknorth Delaware: KBW and Lehman Brothers calculated the estimated per share value by adding the product of 51% and $40.00 to the product of 49% and $31.63 (the base case discounted cash flow value), to produce a value of $35.90 per share.

Scenario 2 — Value Per Share Assuming a 10% Premium Paid for the Remaining Shares of Banknorth Delaware: KBW and Lehman Brothers calculated the estimated per share value by adding the product of 51% and $40.00 to the product of 15.7% (representing the additional percentage of shares TD may accumulate in the open market under the stockholders agreement) and $31.63 to the product of 33.3% and $34.42 (representing the potential purchase by TD of the remaining 33.3% of Banknorth Delaware’s outstanding shares at a 10% premium to the terminal value calculated in the base case discounted cash flow analysis), to produce a value of $36.83 per share.

Scenario 3 — Value Per Share Assuming a 25% Premium Paid for the Remaining Shares of Banknorth Delaware: KBW and Lehman Brothers calculated the estimated per share value by adding the product of 51% and $40.00 to the product of 15.7% (representing the additional percentage of shares TD may accumulate in the open market under the stockholders agreement) and $31.63 to the product of 33.3% and $38.60 (representing the potential purchase by TD of the remaining 33.3% of Banknorth Delaware’s outstanding shares at a 25% premium to the terminal value calculated in the base case discounted cash flow analysis), to produce a value of $38.23 per share.

      The following table summarizes the calculations made in the three scenarios:

				Value Received
		Value Received	Value Received	for 33.3% of
		for 49% of	for 15.7% of	One Share with
	Value Received	One Share at	One Share at	Premium Applied
	for 51% of	Banknorth Base	Banknorth Base	to Discounted	Blended Total
	One Share at	Case Discounted	Case Discounted	Cash Flow	Value Received
	$40.00 Value	Cash Flow Value	Cash Flow Value	Terminal Value	Per Share

Valuation Scenario 1:
Value per share assuming no minority premium	$20.40	$15.50	NA	NA	$35.90
Valuation Scenario 2:
Value per share assuming a 10% terminal value premium	$20.40	NA	$4.96	$11.47	$36.83
Valuation Scenario 3:
Value per share assuming a 25% terminal value premium	$20.40	NA	$4.96	$12.87	$38.23

      The following table summarizes the comparison of the values attributable to Banknorth on a per share basis:

Current Market Price	$31.49
Base Case DCF Valuation	$31.63
Base Case DCF Change-of-Control Valuation	$36.02
TD Proposal:
Per Share Value Received for 51% of the shares	$40.00
Valuation Scenario 1	$35.90
Valuation Scenario 2	$36.83
Valuation Scenario 3	$38.23

      KBW and Lehman Brothers stated that the discounted cash flow present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of the Banknorth common stock or the Banknorth Delaware common stock following the mergers. Additionally, KBW and Lehman Brothers noted that neither the merger agreement nor the stockholders agreement contained any legal commitments on behalf of TD to purchase additional shares of Banknorth Delaware common stock.

      Whole Company Transaction Analysis. KBW and Lehman Brothers reviewed certain financial data related to a set of acquisitions of banking institutions nationwide announced after January 1, 2004, with aggregate announced transaction values over $1 billion. The transactions included in the analysis are set forth below:

Acquiror	Acquiree

Fifth Third Bancorp	First National Bankshares of Florida, Inc.
Wachovia Corporation	SouthTrust Corporation
SunTrust Banks, Inc.	National Commerce Financial Corp.
Citizens Financial Group, Inc.	Charter One Financial, Inc.
BNP Paribas Group	Community First Bankshares, Inc.
National City Corporation	Provident Financial Group, Inc.
Regions Financial Corporation	Union Planters Corporation
J.P. Morgan Chase & Co.	Bank One Corporation

      For each whole company transaction, KBW and Lehman Brothers compared, among other things, the implied ratio of price per common share paid for the acquired company to:

(a) the earnings per share of the acquired company for the latest twelve months of results publicly available prior to the date the transaction was announced;

(b) the First Call mean estimated earnings per share of the acquired company for the calendar year ended December 31, 2004, as of the announcement of the transaction;

(c) the First Call mean estimated earnings per share of the acquired company for the calendar year ended December 31, 2005, as of the announcement of the transaction;

(d) the First Call mean estimated earnings per share of the acquired company for the next four quarters as of the announcement of the transaction;

(e) the book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

(f) the tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

(g) the closing market price of the acquired company, if publicly traded or listed, on the day preceding the announcement of the transaction; and

(h) the closing market price of the acquired company, if publicly traded or listed, on the day one month preceding the announcement of the transaction.

      Additionally, KBW and Lehman Brothers compared the core deposit premium paid in each whole company transaction. The core deposit premium is calculated as the premium paid in the transaction over the acquired company’s tangible common equity as a percentage of the acquired company’s core deposits. For purposes of this analysis, core deposits are defined as total deposits less the sum of all certificates of deposits with balances over $100,000 and any brokered or purchased deposits.

      Financial data for Banknorth was as of June 30, 2004, and adjustments were made for its pending acquisition of BostonFed Bancorp, Inc. Earnings per share estimates for Banknorth were based on First Call published estimates.

      KBW and Lehman Brothers compared the whole company transactions to the $40.00 per share offered in exchange for 51% of Banknorth’s shares outstanding and the three valuation scenarios attributable to Banknorth in the mergers as described above.

      The results of the comparison to whole company transactions are set forth in the following table:

							51% of
							Banknorth
	Valuation		Valuation		Valuation		Shares
	Scenario 1:		Scenario 2:		Scenario 3:		Sold for		Comparable		Comparable
	$35.90		$36.83		$38.23		$40.00		Transactions		Transactions
	Per Share		Per Share		Per Share		Per Share		Average		Median

Deal Price/ Trailing 12 Months Earnings per Share	16.4	x	16.8	x	17.5	x	18.3	x	19.9	x	19.4	x
Deal Price/ 2004 Estimated Earnings per Share	15.4	x	15.8	x	16.4	x	17.2	x	17.7	x	16.2	x
Deal Price/ 2005 Estimated Earnings per Share	14.0	x	14.3	x	14.9	x	15.6	x	15.9	x	14.9	x
Deal Price/ Next Four Quarters Estimated Earnings per Share	14.5	x	14.9	x	15.5	x	16.2	x	17.3	x	16.3	x
Deal Price/ Book Value per Share	209%		215%		223%		233%		264%		255%
Deal Price/ Tangible Book Value per Share	427%		438%		454%		475%		382%		364%
Core Deposit Premium	26.7%		27.7%		29.1%		30.9%		29.9%		29.9%
1 Day Market Premium	14.0%		17.0%		21.4%		27.0%		16.7%		15.2%
1 Month Market Premium	14.4%		17.3%		21.8%		27.4%		21.1%		21.2%

      No company or transaction used as a comparison in the above analysis is identical to Banknorth, TD or the mergers. Accordingly, an analysis of these results is not purely quantitative. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies. All of the transactions included in this analysis involved the sale of a 100% interest in the selling institution, as opposed to the sale of a 51% interest in Banknorth in the mergers.

      Selected Peer Group Analyses for Banknorth. Using publicly available information, KBW and Lehman Brothers compared the financial performance, financial condition and market valuations of Banknorth to those of a group of comparable nationwide regional banking institutions.

      Companies included in Banknorth’s peer group were the following:

Comerica Incorporated
M&T Bank Corporation
AmSouth Bancorporation
UnionBanCal Corporation
Huntington Bancshares Incorporated
Zions Bancorporation
Compass Bancshares, Inc.
Commerce Bancorp, Inc.
North Fork Bancorporation, Inc.
Hibernia Corporation
Colonial BancGroup, Inc.
Webster Financial Corporation
Associated Banc-Corp

For purposes of such analysis, the financial information used by KBW and Lehman Brothers was as of and for the quarter ended June 30, 2004. Stock price information was as of August 23, 2004, and earnings per share estimates were taken from First Call, a recognized data service that monitors and publishes compilations of earnings per share estimates by selected research analysts.

      The KBW and Lehman Brothers analysis showed the following concerning Banknorth’s financial performance:

		Peer	Peer
		Group	Group
Performance Measure	Banknorth	Average	Median

Core Return on Assets	1.40%	1.40%	1.44%
Core Return on Equity	13.92%	17.46%	18.88%
Core Cash Return on Average Tangible Assets	1.49%	1.45%	1.45%
Core Cash Return on Average Tangible Equity	26.67%	24.90%	21.72%
Net Interest Margin	3.66%	3.77%	3.82%
Fee Income/ Total Revenue	27.2%	32.3%	32.9%
Efficiency Ratio	50.5%	54.1%	55.4%

      The KBW and Lehman Brothers analysis showed the following concerning Banknorth’s financial condition:

		Peer	Peer
		Group	Group
Measure	Banknorth	Average	Median

Equity/ Assets	9.79%	8.11%	8.53%
Tangible Equity/ Tangible Assets	5.20%	6.24%	6.23%
Loans Held for Investment/ Deposits	93.7%	93.7%	97.6%
Securities/ Assets	27.3%	25.9%	24.4%
Loan Loss Reserve/ Loans Held for Investment	1.37%	1.43%	1.41%
Non Performing Assets/ Loans Held for Investment + Other Real Estate Owned	0.37%	0.55%	0.50%
Net Charge Offs/ Average Loans Held for Investment	0.20%	0.25%	0.22%

      The KBW and Lehman Brothers analysis showed the following concerning Banknorth’s market valuation:

			Peer		Peer
			Group		Group
Valuation Metric	Banknorth		Average		Median

One Year Stock Price Performance	13.4%		24.0%		24.4%
Stock Price/ Book Value per Share	1.84	x	2.37	x	2.18	x
Stock Price/ Tangible Book Value per Share	3.74	x	3.18	x	3.01	x
Stock Price/ 2004 Earnings per Share Estimate	13.5	x	14.3	x	14.0	x
Stock Price/ 2005 Earnings per Share Estimate	12.3	x	12.9	x	12.7	x
Dividend Yield	2.5%		2.7%		3.0%
2004 Dividend Payout Ratio	34.3%		38.5%		43.0%

      Selected Peer Group Analyses for TD. Using publicly available information, KBW and Lehman Brothers compared the financial performance, financial condition and market valuations of TD to those of a group of comparable Canadian banks, which are set forth below.

Royal Bank of Canada
Canadian Imperial Bank of Commerce
The Bank of Nova Scotia
Bank of Montreal
National Bank of Canada

For purposes of such analysis, the financial information used by KBW and Lehman Brothers was as of and for the fiscal quarter ended April 30, 2004. Stock price information was as of August 23, 2004, and earnings per share estimates were taken from I/B/E/S, a recognized data service that monitors and publishes compilations of earnings per share estimates by selected research analysts.

      The KBW and Lehman Brothers analysis showed the following concerning TD’s financial performance:

		TD	TD
		Peer	Peer
		Group	Group
Performance Measure	TD	Average	Median

Return on Common Equity	16.30%	19.40%	19.00%
Net Interest Margin	2.34%	1.89%	1.80%
Fee Income/ Total Revenue	46.4%	56.6%	57.4%
Cash Efficiency Ratio	65.3%	63.4%	63.2%

      The KBW and Lehman Brothers analysis showed the following concerning TD’s financial condition:

		TD	TD
		Peer	Peer
		Group	Group
Measure	TD	Average	Median

Tangible Common Equity/ Risk Weighted Assets	8.0%	7.8%	7.3%
Tier 1 Risk Based Capital Ratio	11.9%	10.2%	9.7%
Total Risk Based Capital Ratio	16.4%	12.8%	12.9%
Loans/ Deposits	58.3%	73.5%	73.4%
Loan Loss Reserve/ Loans	1.21%	1.45%	1.45%
Loan Loss Reserve/ Gross Impaired Loans	161.4%	144.9%	136.7%
Gross Impaired Loans/ Loans	0.75%	1.00%	1.02%

      The KBW and Lehman Brothers analysis showed the following concerning TD’s market valuation:

			TD		TD
			Peer		Peer
			Group		Group
Measure	TD		Average		Median

Stock Price/ Book Value per Share	1.83	x	1.69	x	1.69	x
Stock Price/ Tangible Book Value per Share	3.00	x	2.07	x	2.00	x
Stock Price/ 2004 Earnings per Share Est	12.1	x	12.3	x	12.4	x
Stock Price/ 2005 Earnings per Share Est	11.2	x	11.3	x	11.4	x
Dividend Yield	3.2%		3.1%		3.1%
2004 Dividend Payout Ratio	39.2%		38.5%		37.7%

      Because of the inherent differences between the businesses, operations, financial conditions and prospects of TD and Banknorth and the businesses, operations, financial conditions and prospects of the companies included in their peer groups, KBW and Lehman Brothers believed that it was inappropriate to rely solely on the quantitative results of the analysis, and accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of TD, Banknorth and the companies in their respective peer groups that would affect the public trading values of TD, Banknorth and the peer companies. In particular, KBW and Lehman Brothers considered markets served, rates of growth and profitability of TD and Banknorth and each of the companies in the peer groups.

      Financial Impact Analysis. KBW and Lehman Brothers performed a pro forma merger analysis that combined projected income statement and balance sheet information of TD and Banknorth to determine the impact of the mergers on TD. Assumptions regarding the accounting treatment and acquisition adjustments were used to calculate the financial impact that the mergers would have on certain projected financial results of TD. This analysis indicated that the mergers are expected to be accretive to TD’s estimated GAAP and cash earnings per share in fiscal 2005 and 2006. Furthermore, the analysis indicated

that TD’s tangible common equity to risk weighted assets ratio, tier one risk-based capital ratio and total risk-based capital ratio would all decline but remain above regulatory minimums for well capitalized institutions, as set forth by the Superintendent of Financial Institutions of Canada. This analysis was based on independent research analysts’ estimates published by I/B/E/S for TD and internal projections of Banknorth provided by Banknorth’s senior management.

      The following table sets forth the estimated effect of the proposed transaction on TD’s earnings per share and cash earnings per share under U.S. GAAP for the periods indicated.

	Year Ending	Year Ending
	October 31,	October 31,
	2005	2006

Earnings per share (U.S. GAAP)	1.0%	1.0%
Cash earnings per share (U.S. GAAP)	1.0	1.2

      The assumptions used by KBW and Lehman Brothers do not necessarily reflect assumptions which may be used by TD in evaluating the estimated effects of the transaction on its operations.

      For all of the above analysis, the actual results achieved by TD following the mergers may vary from the projected results, and the variations may be material.

      TD Discounted Cash Flow Analysis. KBW and Lehman Brothers calculated the present value of the TD common stock by adding (1) the present value of the estimated future dividend stream that TD could generate over the period beginning November 2004 and ending in October 2009 and (2) the present value of the “terminal value” of the TD common stock.

      The base case discounted cash flow analysis used TD’s I/B/E/S mean estimated operating earnings per share for the fiscal year ending October 31, 2005, an 8.0% post 2005 operating earnings per share growth rate, dividends per share based on a 40% payout ratio, a 12.1 times terminal multiple consistent with TD’s price to estimated 2004 operating earnings per share multiple as of August 23, 2004, and an 11.76% discount rate calculated by the capital asset pricing model. The analysis produced a value of U.S.$33.93. TD’s closing stock price at August 23, 2004 was U.S.$34.07.

      KBW and Lehman Brothers presented a sensitivity table with a range of discount rates from 11.0% to 13.0% and a range of terminal multiples from 11.0 times to 13.0 times applied to the 2009 operating earnings per share estimate. This resulted in a range of values from U.S.$29.75 to U.S.$37.26 per share, as depicted in the following table.

	Terminal Multiple

Discount Rate	11.0x	12.0x	13.0x

11.0%	$32.33	$34.79	$37.26
12.0	31.00	33.36	35.72
13.0	29.75	32.00	34.25

      KBW and Lehman Brothers presented a second sensitivity table with a range of operating earnings per share growth rates from 6.0% to 10.0% and a range of terminal multiples from 11.0 times to 13.0 times applied to the 2009 operating earnings per share estimate. This resulted in a range of values from U.S.$29.25 to U.S.$38.62 per share, as depicted in the following table.

	Terminal Multiple

Cash EPS Growth	11.0x	12.0x	13.0x

6.0%	$29.25	$31.46	$33.67
7.0	30.27	32.56	34.86
8.0	31.31	33.70	36.08
9.0	32.39	34.86	37.33
10.0	33.50	36.06	38.62

      KBW and Lehman Brothers presented a third sensitivity table with a range of discount rates from 11.0% to 13.0% and a range of operating earnings per share growth rates from 6.0% to 10.0%. This resulted in a range of values from U.S.$30.09 to U.S.$37.50 per share, as depicted in the following table.

	Discount Rate

Cash EPS Growth	11.0%	12.0%	13.0%

6.0%	$32.71	$31.36	$30.09
7.0	33.86	32.46	31.14
8.0	35.04	33.59	32.23
9.0	36.25	34.76	33.34
10.0	37.50	35.95	34.48

      KBW and Lehman Brothers stated that the discounted cash flow present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of the TD common stock.

      Related Buy-in Transaction Analysis. KBW and Lehman Brothers summarized the market premiums paid for the remaining outstanding shares of selected acquired companies where the parent company held a controlling interest or large minority interest in the acquired institution prior to the acquisition of the remaining outstanding shares. The transactions included in this analysis are set forth below.

Acquiror	Acquiree

Transactions in the Banking Industry:
BNP Paribas Group	BancWest Corporation
Allied Irish Banks Limited	First Maryland Bancorp
The Hongkong and Shanghai Banking Corporation, or HSBC	Marine Midland Banks, Inc.

Other Relevant Transaction:
Toronto-Dominion Bank	TD Waterhouse Group, Inc.

      For each precedent transaction, KBW and Lehman Brothers compared, among other things, the implied ratio of price per common share paid for the acquired company to:

•	the closing market price of the acquired company on the day preceding the announcement of the buy-in transaction;

•	the closing market price of the acquired company on the day five days preceding the announcement of the buy-in transaction;

•	the closing market price of the acquired company on the day one month preceding the announcement of the buy-in transaction; and

•	an adjusted closing market price of the acquired company on the day preceding the announcement of the buy-in transaction, whereby the acquired company’s closing market price was adjusted upward by a percentage equivalent to any underperformance relative to the NASDAQ Bank Index from the announcement of the parent company’s initial investment in the acquired company to the announcement of the buy-in transaction.

      The results of the analysis are set forth in the following table.

	Pre Buy-In	1 Day	5 Day	1 Month	Adjusted
	Ownership	Market	Market	Market	One Day
	of Buyer	Premium	Premium	Premium	Premium

BNP Paribas/ BancWest	45.0%	40.1%	40.3%	47.6%	40.1%
Allied Irish/ First Maryland	49.9%	57.0%	60.2%	55.4%	19.0%
HSBC/ Marine Midland	51.1%	38.9%	38.6%	60.4%	25.2%
Average of Relevant Banking Industry Transactions	NM	45.3%	46.4%	54.5%	28.1%
Median of Relevant Banking Industry Transactions	NM	40.1%	40.3%	55.4%	25.2%
Toronto-Dominion/ TD Waterhouse	88.0%	53.2%	49.1%	32.9%	53.2%

      No company or transaction used as a comparison in the above analysis is identical to Banknorth, TD or the mergers. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

      Other Analyses. KBW and Lehman Brothers compared the relative financial and market performance of Banknorth and TD to a variety of relevant industry peer groups and indices. KBW and Lehman Brothers also reviewed earnings estimates, balance sheet composition, historical stock performance and other financial data for TD.

      In connection with their updated opinions dated as of January 10, 2005, KBW and Lehman Brothers reviewed the assumptions on which the analyses described above were based and the factors considered in connection therewith. In addition, in connection with its updated opinion, Lehman Brothers reviewed financial projections for TD previously made available to KBW, but continued to rely on outstanding consensus analysts’ estimates of TD’s earnings in future periods, as both it and KBW did for purposes of their joint presentation to the board of directors of Banknorth.

      The Banknorth board of directors retained KBW as an independent contractor to act as financial advisor to Banknorth in connection with the mergers, and engaged Lehman Brothers solely to deliver its fairness opinion. As part of their investment banking businesses, KBW and Lehman Brothers are continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, KBW and Lehman Brothers have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of their business as broker-dealers, KBW and Lehman Brothers may, from time to time, purchase securities from, and sell securities to, Banknorth and TD. As market makers in and active traders of securities, KBW and Lehman Brothers may from time to time have a long or short position in, and buy or sell, debt or equity securities of Banknorth and TD for KBW or Lehman Brothers’ own account and for the accounts of their customers.

      Banknorth and KBW have entered into an agreement relating to the services to be provided by KBW in connection with the mergers. Banknorth agreed to pay KBW a cash fee of $500,000 upon execution of a definitive agreement with respect to the mergers, $1,000,000 upon delivery of a written fairness opinion in connection with the mergers, $500,000 concurrent with the mailing of a proxy statement/ prospectus in connection with the mergers and, at the time of closing, a cash contingent fee equal to 0.375% of the aggregate market value of the consideration paid for 51% of the outstanding shares of Banknorth common stock. The contingent fee is dependent upon the final per share consideration received by Banknorth shareholders. All fees paid by Banknorth to KBW prior to the contingent fee will be credited against the contingent fee. Assuming the transaction is consummated and based on the value, as of January 7, 2005, of the consideration payable for 51% of the shares of Banknorth common stock outstanding as of December 31, 2004 plus an additional 6.1 million shares of Banknorth common stock to be issued pursuant to the proposed acquisition of BostonFed, KBW would be entitled to receive an aggregate fee of approximately $15.0 million. If the transaction is not consummated, KBW would be entitled to receive the aggregate fee of $2 million payable in connection with the execution of the merger agreement, the delivery of KBW’s fairness opinion and the mailing of this proxy statement/ prospectus, as described above. Under the KBW engagement agreement, Banknorth also agreed to indemnify KBW and its affiliates against certain liabilities, including liabilities under the federal securities laws.

      Banknorth and Lehman Brothers have entered into an agreement relating to the services to be provided by Lehman Brothers in connection with the mergers. Banknorth agreed to pay Lehman Brothers a cash fee of $1,000,000 upon delivery of a fairness opinion in connection with the mergers and a cash fee of $1,000,000 upon closing of the mergers. Under the terms of the Lehman Brothers engagement agreement, Banknorth also agreed to indemnify Lehman Brothers and its affiliates against certain liabilities, including liabilities under the federal securities laws.

      During the two years ended September 30, 2004, Banknorth paid KBW and Lehman Brothers $2.4 million and $1.2 million, respectively, in fees for services rendered to Banknorth (and in the case of KBW to an institution acquired by Banknorth), which are in addition to the fees relating to the proposed transaction with TD described above.

TD Projections

      In the course of discussions regarding the proposed transaction, TD provided to Banknorth, and Banknorth subsequently provided to KBW and Lehman Brothers, certain internal projections for TD summarized below. TD does not publicly disclose internal management projections of the type provided to Banknorth in connection with its review of the mergers. As a result, these projections were not prepared with a view towards public disclosure.

      These projections were prepared by the management of TD in April 2004 for internal use and for assistance in budgeting, planning, capital allocation and other management decisions and not in connection with the proposed transaction. The projections were originally prepared as part of a preliminary medium-term planning process and reflect initial expectations of business unit leaders on various aspects of their respective business plans based on information available at that time. The individual business unit leaders’ expectations reflected in the projections summarized below do not reflect a rigorous or consistent application of TD’s overall corporate planning and forecasting methodology that it uses in developing its annual plan.

      The projections summarized below were not prepared in compliance with Canadian GAAP, the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants regarding forecasts and projections or the guidelines of the Canadian Institute of Chartered Accountants regarding future-oriented financial information. In addition, the projections are based on numerous assumptions, and those we believe to be material are summarized below. The projections and assumptions may not be realized and are subject to contingencies and uncertainties, many of which are beyond the control of TD. For example, TD’s business, and the basis for the preparation of TD’s projections, depends on conditions in the financial markets, including the level of interest rates and the performance of the equity and debt markets. Because the projections were prepared in April 2004, some of these assumptions may now be outdated. Moreover, the projections do not take into account the mergers or the benefits described above under “— Banknorth’s Reasons for the Transaction” and below under “— TD’s Reasons for the Transaction.” In light of the foregoing, the inclusion of these projections should not be interpreted as an indication that TD considers this information a reliable prediction of future results, and this information should not be relied upon for this purpose. Actual results may differ materially from those set forth below. For a discussion of some of the factors that could cause actual results to differ from the projections, see “Cautionary Statement Concerning Forward-Looking Statements” on page 39. TD does not intend to make publicly available any update or other revision to these projections.

      While TD is providing these projections in this document because they were provided by TD to Banknorth, the projections were used by KBW solely to confirm that it was reasonable to rely on consensus analysts’ estimates of earnings of TD in future periods for purposes of its fairness analysis. These projections were also provided to and considered by Lehman, together with such consensus analysts’ estimates, in connection with its updated opinion dated as of January 10, 2005.

      The projections TD provided to Banknorth, and that Banknorth subsequently provided to KBW and Lehman Brothers, included, among other things, the following projections:

	Year Ending October 31,

	2005		2006		2007

	(C$ in millions, except share data and
	ratios)
Revenue	C$	11,622	C$	12,457	C$	13,469
Net income after tax but before amortization of intangibles		2,599		2,920		3,319
Diluted earnings per share before amortization of intangibles		3.90		4.53		5.26
Tier 1 capital ratio		11.5%		11.7%		11.8%

      The projections were prepared using assumptions considered to be representative of market conditions over the periods presented in certain cases, such as Canadian and U.S. gross domestic product growth rates, inflation rates and interest rates, and using static assumptions in other cases, such as foreign exchange rates, cost of capital and corporate tax rates. The underlying interest rate assumptions were consistent with the implied forward short-term and long-term rate scenarios, and generally these scenarios reflected a rising rate environment. Growth in the equity markets was assumed to be 8% per year. Additional assumptions were made relating to capital requirements, dividend payout ratios, share repurchases, preferred shares and subordinated debt issuances and redemptions.

      The projections and other information outlined above should be read in conjunction with the audited and unaudited consolidated financial statements of TD, including the accompanying notes. See “Where You Can Find More Information” beginning on page 171.

August 17, 2004 Presentation by KBW to the Banknorth Board

      As noted in “— Background of the Transaction” beginning on page 45, on August 17, 2004, KBW made a preliminary presentation to the board of directors of Banknorth. The presentation included an overview of the proposed transaction terms and structure as of that date (which were subject to ongoing negotiations), a summary overview of publicly-available information about TD, a discussion of the financial performance of Banknorth and its peers based on publicly available information, a review of the pro forma impact of the transaction at the TD and Banknorth levels, a review of publicly-available information regarding recent merger and acquisition transactions in the banking sector and a review of publicly-available information about precedent minority buy-in transactions. The presentation also contained an analysis of multiple potential growth scenarios of Banknorth that had been prepared by Banknorth at the request of TD in connection with its evaluation of Banknorth, including a summary of valuations that might be realized under such potential growth scenarios. These analyses were based on numerous hypothetical assumptions and estimates regarding possible future events and scenarios, many of which are beyond the control of KBW, Banknorth or TD. For a summary of the analyses underlying KBW’s fairness opinion, see “— Opinions of Banknorth’s Financial Advisors” beginning on page 51.

      Utilizing the hypothetical growth scenarios, KBW provided a five-year discounted cash flow analysis of the possible value to Banknorth shareholders of (1) the proposed transaction, when combined with future open-market purchases of Banknorth Delaware common stock that TD might make and a possible future acquisition by TD of all of the shares of Banknorth Delaware common stock not owned by TD, in comparison to (2) Banknorth’s prevailing stock price range. The hypothetical growth scenarios used by KBW compared a “base case” model using earnings per share and dividends per share in accordance with projections prepared by Banknorth management with two additional hypothetical scenarios that assumed the successful accomplishment of acquisitions over a five-year period that would result in the addition of an average of $3 billion, in one case, and $6 billion, in the other case, in tangible assets per year and an associated positive impact on projected earnings per share. For each of these illustrative scenarios, KBW assumed that (1) TD would initially purchase 51% of Banknorth’s outstanding common stock in the proposed transaction, (2) it would buy additional shares on the open market over the succeeding five years to increase its percentage ownership position in Banknorth Delaware and (3) it would purchase the remaining publicly-held shares at the end of the fifth year following completion of the proposed transaction. KBW estimated the net present value of each of these components as well as of projected dividends.

      In order to determine the possible value of a hypothetical future acquisition by TD of all of the shares of Banknorth Delaware common stock not then owned by TD at the end of the fifth year, KBW reviewed the premiums to prevailing stock market prices paid in similar precedent transactions involving minority buy-ins and determined median premiums of 12.5%, 13.4% and 10.6% to the stock price one day before, five days before and one month before announcement respectively for non-bank transactions, and median premiums of 40.1%, 40.3% and 55.4% to the stock price one day before, five days before and one month before announcement respectively for three precedent banking transactions — BNP Paribas/ Bancwest Corporation, Allied Irish Banks/ First Maryland Bancorp and HSBC/ Marine Midland.

      KBW used a discount rate of 9% to estimate the net present value of the hypothetical open market purchases by TD of additional shares of Banknorth Delaware common stock over the five years following completion of the proposed transaction and of 11% to estimate the net present value of the hypothetical purchase of the remaining publicly-held shares at the end of the fifth year; assumed that the stock of Banknorth Delaware would trade at a stock price equating to 15.7 times projected earnings and maintain a dividend payout ratio of 35% during the five-year period; and assumed that TD would pay a market premium of 10% to the projected market price in the assumed minority buy-in transaction. Based on these assumptions, KBW determined net present values for each component (initial purchase of 51% of Banknorth shares, open market purchases and minority buy-in transaction by TD) and of projected dividends, which resulted in an aggregate net present value of $38.72 for the scenario not assuming any acquisitions (“base case”), $40.53 for the scenario assuming the acquisition of an average of $3 billion in tangible assets per year and $41.10 for the scenario assuming the acquisition of an average of $6 billion in tangible assets per year. These hypothetical values were compared to the prevailing Banknorth common stock price of $31.02. For each scenario, KBW also presented sensitivity analyses showing the effect on the estimated net present values of changing assumptions regarding the market premium paid in the minority buy-in, the relevant discount rates and the trading multiple of the Banknorth Delaware common stock.

TD’s Reasons for the Transaction

      The board of directors of TD approved the merger agreement after TD’s senior management discussed with the board of directors the business, assets, liabilities, results of operations, financial performance and prospects of Banknorth, the possibilities for continued growth through future acquisitions, Banknorth’s history of completing such acquisitions and the experience of Banknorth’s management team and their commitment to remain with Banknorth Delaware following the transaction. The board of directors of TD determined that the acquisition of 51% of the outstanding stock of Banknorth Delaware would have the benefits of, among other things, maintaining a U.S. share currency for potential future acquisitions and providing additional options for management and employee incentive compensation. In addition, TD would be able to retain greater capital resources to fund potential future acquisitions by Banknorth, which was a key reason for TD’s interest in a transaction with Banknorth.

Interests of Banknorth’s Executive Officers and Directors in the Transaction

      When you are considering the recommendation of Banknorth’s board of directors with respect to approving the merger agreement, the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation, you should be aware that Banknorth’s directors and executive officers have interests in the mergers which are in addition to, or different from, their interests as shareholders of Banknorth. The Banknorth board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement, the transactions contemplated thereby and the post-transaction certificate of incorporation. These interests are described below.

      Existing Severance Agreements. Banknorth previously entered into severance agreements with Messrs. Ryan, Verrill, Ott, Greene and Ms. Suehrstedt, as well as Stephen J. Boyle, John W. Fridlington and Carol L. Mitchell and certain other officers of Banknorth, which provided that these officers would receive specified benefits in the event that their employment was terminated by Banknorth other than for cause, disability, retirement or death following a “change in control” of Banknorth or the officers terminated their employment under such circumstances for “good reason” (each as defined in the applicable severance agreement). Upon a qualifying termination following a change in control, the officer would be entitled to a lump sum payment equal to three times (in the case of the above-named officers) and two or three times (in the case of other officers) the sum of the officer’s annual salary and the greatest of the annual bonuses paid or accrued in the year of termination and any of the three immediately preceding years. For purposes of determining the officer’s benefit under the officer’s supplemental retirement agreement with Banknorth, the severance agreements also provide that the officer would be credited with additional age and service equal to three years (in the case of the above-named officers) and two or three years (in the case of other officers). With the exception of Mr. Boyle and the other officers not named above, reductions for early commencement of supplemental retirement benefits for these executives would be eliminated and provisions in the executive’s supplemental retirement agreement with Banknorth (which we refer to in this document as the SERP) that prohibit the accrual of additional benefits after the executive has been credited with more than a stated number of years of service would be disregarded. In the case of Mr. Boyle and all but one of the other officers not named above, for purposes of determining each such officer’s early retirement and other forms of benefit under his or her SERP, if such officer is less than 55 years of age on the date of termination of employment, such officer would be deemed to be at least 55 years of age on the date of termination. In addition, upon a qualifying termination, each covered officer would be entitled to continued welfare benefits coverage at Banknorth Delaware’s expense at a level equivalent to the insurance coverage in effect for the officer immediately prior to termination of his or her employment until the earlier of three years (in the case of the above-named officers) and two or three years (in the case of other officers) following termination of employment or the date the officer has commenced new employment which provides comparable benefits. In addition, all rights under any equity or long-term incentive plan would be fully vested to the extent not otherwise provided by the terms of any such plan. The agreements also provide that if any amounts or benefits received under the existing agreements or otherwise are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, an additional payment will be made to restore the executive to the after-tax position that he or she would have been in if the excise tax had not been imposed.

      New Agreements with Banknorth Executive Officers. In order to increase the likelihood that Banknorth’s executive officers would remain in the employ of Banknorth Delaware following the completion of the mergers, employment agreements were entered into with each of Messrs. Ryan and Verrill and retention agreements were entered into with Messrs. Ott and Greene and Ms. Suehrstedt, as well as Messrs. Boyle and Fridlington and Ms. Mitchell and certain other officers. Upon completion of the mergers, these agreements will become effective and will supersede the existing severance agreements between Banknorth and the officers named above.

      The new employment agreement among Banknorth, TD and Mr. Ryan provides that during the five-year period following the completion of the mergers, Mr. Ryan will be employed as Chairman, President and Chief Executive Officer of Banknorth Delaware and will serve as a director and Vice Chairman of TD. The new employment agreement between Banknorth and Mr. Verrill provides that during the four-year period following the completion of the mergers, Mr. Verrill will be employed as Senior Executive Vice President and Chief Operating Officer of Banknorth Delaware. The retention agreements between Banknorth and each of the other six Banknorth executives, including Messrs. Ott and Greene and Ms. Suehrstedt, provide that during the three-year period following the completion of the mergers, each executive will serve in such positions as may be assigned by Banknorth Delaware consistent with the executive’s position prior to the mergers.

      Each of the new agreements provides that during the term of the agreement the executive will receive an annual base salary at least equal to his or her base salary in effect immediately prior to the completion of the mergers, will have incentive compensation opportunities no less favorable than those available to the executive prior to the completion of the mergers and will be entitled to participate in all employee benefit plans offered by Banknorth Delaware to its employees. Assuming the mergers were completed as of the date of this document, the annual base salary payable to each of Messrs. Ryan, Verrill, Ott and Greene and Ms. Suehrstedt would be $853,500, $480,434, $348,000, $303,000 and $296,000, respectively, and the annual base salary payable to Messrs. Boyle and Fridlington and Ms. Mitchell would be $219,763, $296,000 and $296,000, respectively. Additionally, each agreement provides that, within 10 days of the completion of the mergers, each executive will receive any unpaid portion of a pro-rata long-term incentive award in an amount as provided in Section 5 of Banknorth’s Executive Incentive Plan. Mr. Ryan’s employment agreement also provides for the purchase of a $5 million whole life insurance policy on his life, with Banknorth to pay the premiums on the policy until the policy is fully paid. The total insurance premiums for this policy are currently estimated to amount to $1.3 million.

      Under the terms of the new agreements, each executive agreed to waive existing rights to accelerated vesting of the options to acquire Banknorth common stock held by him or her that would otherwise occur upon completion of the mergers in accordance with the terms of the stock compensation plans under which such options were granted.

      Each of the agreements provides that upon completion of the mergers, the executive will be granted restricted stock units in TD with a grant date value equal to $6 million in the case of Mr. Ryan, $3 million in the case of Mr. Verrill and $2 million in the case of each of the other six executives. These TD restricted stock units will vest based on the executive’s continued employment through the third anniversary of the completion of the mergers, subject to earlier vesting upon termination of employment due to death, disability, involuntary termination other than for “cause,” as defined in the agreements, or voluntary termination by the executive for “good reason,” as defined in the agreements. However, even if the restricted stock units vest prior to the third anniversary of the completion of the mergers, payment of the awards will be delayed until that third anniversary and will be contingent upon the executive’s compliance with the non-solicitation and non-competition provisions in the new agreements. The restricted stock units will be paid out in cash based on the closing price of the TD common shares on the third anniversary of the completion of the mergers, unless the executive elects to defer the cash payment under the terms of a deferred compensation plan maintained by Banknorth Delaware. The cash amount payable in respect of the restricted stock units will be adjusted up or down, but not by more than 20%, to reflect the performance of Banknorth Delaware against an annual growth in operating earnings per share target established each year by the compensation committee of the board of directors of Banknorth Delaware, provided that such operating earnings per share target (1) may not increase by more than 10% annually and (2) will exclude for all relevant years costs associated with the mergers, any cost related to the expensing of stock options and extraordinary items.

      In consideration for each of the eight executive officers’ continued employment through the third anniversary of the mergers and his or her agreement to comply with the non-solicitation and non-compete provisions in the new agreement, each executive will become entitled to receive a non-competition and retention amount on the third anniversary of the completion of the mergers, subject to earlier payment upon termination of employment due to death, disability, involuntary termination other than for cause or voluntary termination by the executive for good reason. The non-competition and retention amount consists of a lump sum cash payment and various enhancements to the executive’s existing SERP. The lump sum cash payments equal $6,081,925 for Mr. Ryan, $2,788,977 for Mr. Verrill, $1,746,675 for Mr. Greene, $2,098,239 for Mr. Ott, $1,571,925 for Ms. Suehrstedt, $1,046,964 for Mr. Boyle, $1,571,925 for Mr. Fridlington and $1,571,925 for Ms. Mitchell. The SERP enhancements generally consist of (1) crediting the executive with an additional 36 months of age and service for all purposes under the SERP, including benefit accrual, (2) disregarding any SERP provisions that prohibit the accrual of additional benefits after the executive has been credited with more than a stated number of years of service and (3) treating the executive as immediately eligible for any early retirement benefit without being subject to reduction for early commencement of payment (except that, in the case of Mr. Boyle, for purposes of determining the early retirement and other forms of benefit under his SERP, if Mr. Boyle is less than 55 years of age on the date of termination of employment, he would be deemed to be at least 55 years of age on such date). The value of the SERP enhancements are estimated to be approximately $2,880,000 for Mr. Ryan, $2,450,000 for Mr. Verrill, $460,000 for Mr. Greene, $1,000,000 for Mr. Ott, $920,000 for Ms. Suehrstedt, $140,000 for Mr. Boyle, $670,000 for Mr. Fridlington and $860,000 for Ms. Mitchell.

      If, during the term of the new agreement, the executive’s employment is involuntarily terminated without cause, or the executive terminates his or her employment for good reason, the executive will be entitled to receive the following:

•	accrued benefits through the date of termination,

•	the non-competition and retention payment,

•	a prorated bonus for the year of termination based on the executive’s average annual bonuses for the prior three years (which we refer to in this document as the prorated bonus),

•	continued welfare benefits coverage at Banknorth Delaware’s expense until the earlier of 36 months or the date the executive commences new employment with comparable benefits or, under certain circumstances where it is not possible to provide continued coverage, a lump sum cash amount equal to twice the aggregate allocable cost of such coverage, and

•	accelerated vesting of (1) all unvested stock options granted prior to the mergers, (2) any grants of equity-based compensation awards from TD or Banknorth Delaware after the mergers if the termination of employment occurs after a subsequent change in control of either TD or Banknorth Delaware and (3) the restricted stock units granted upon completion of the mergers (without regard to the performance conditions) although such units will not be payable until the third anniversary of the completion of the mergers and will be forfeited if the executive fails to comply with the non-solicitation and non-compete provisions of the new agreement.

      In addition, upon a qualifying termination of Messrs. Ryan’s or Verrill’s employment, the executive will be entitled to receive a lump sum severance amount equal to the product of:

(1) the sum of

•	his annual base salary,

•	his average annual bonus for the last three years,

•	the maximum employer matching contributions (other than employee contributions) that would have been credited to his account under Banknorth’s 401(k) plan for the year of termination and

•	the total value of all other contributions and forfeitures allocated to his 401(k) account for the plan year ending immediately prior to either the completion of the mergers or the termination of his employment, whichever year would produce the greater value;

      multiplied by

(2) the lesser of three or the number of years and portions of a year remaining until, in the case of Mr. Ryan, the fifth anniversary of the completion of the mergers and, in the case of Mr. Verrill, the fourth anniversary of the completion of the mergers, but not less than one and a half years (if his termination occurs prior to a change in control of either TD or Banknorth Delaware) or two years (if his termination occurs after a subsequent change in control of either TD or Banknorth Delaware).

      In addition, each of the executives (other than Messrs. Ryan and Verrill) will be entitled to two years of salary continuation upon a termination of employment, following the third anniversary of the completion of the mergers, either by Banknorth Delaware without cause or by the executive for good reason.

      In the event of a termination due to death or disability (or, in the case of Messrs. Ryan and Verrill, retirement at or after age 65), the executive will receive the accrued benefits, prorated bonus, the non-competition and retention payment and accelerated vesting of the unvested stock options granted prior to the mergers and the restricted stock units granted upon completion of the mergers, and in the case of Mr. Ryan continued payments on his life insurance policy by Banknorth Delaware. If the executive ceases to be employed for any reason at or following the end of the term of the agreement other than a termination for cause, the executive will be entitled to continued welfare benefits coverage at the expense of Banknorth Delaware until the earlier of 36 months or the date the executive commences new employment with comparable benefits.

      During and after the term of each applicable agreement, the executives will not disclose confidential information of Banknorth or Banknorth Delaware. During the term of each applicable agreement and for a period of three years following the date the executive ceases to be employed by Banknorth Delaware, the executive may not hire or solicit any employees or consultants of Banknorth Delaware and may not solicit certain clients of Banknorth Delaware or compete with Banknorth Delaware.

      If any amounts or benefits received under the new agreements or otherwise are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, an additional payment will be made to restore the executive to the after-tax position that he or she would have been in if the excise tax had not been imposed, provided that such excess parachute payments exceed 105% of three times the executive’s “base amount,” as defined in Section 280G of the Internal Revenue Code. In the event this 105% threshold is not met, the excess parachute payments will be reduced so that they do not exceed three times the executive’s base amount.

      Assuming that the mergers are completed on March 1, 2005, in the event that immediately after the completion of the mergers the employment of the executives was involuntarily terminated by Banknorth without cause or by the executives for good reason, the aggregate cash benefits payable to the executives under the new agreements would be approximately $18.8 million for Mr. Ryan, $10.4 million for Mr. Verrill, $4.1 million for Mr. Greene, $5.1 million for Mr. Ott, $4.5 million for Ms. Suehrstedt, $3.2 million for Mr. Boyle, $4.3 million for Mr. Fridlington and $4.4 million for Ms. Mitchell, in each case including the restricted stock units and SERP enhancements described above and excluding the payments under the Executive Incentive Plan described below. In addition, under these circumstances these officers would be entitled to accelerated vesting of their unvested stock options and Banknorth Delaware would be obligated to pay them an aggregate of approximately $11.1 million of gross-up payments to cover excise taxes imposed under Section 4999 of the Internal Revenue Code. However, we do not anticipate that these gross-up payments or the full amount of the aggregate cash benefits payable under the new agreements will be payable to these executive officers in connection with the completion of the mergers because it is anticipated that they will remain in Banknorth Delaware’s employ following completion of the mergers. If the executive voluntarily terminates his or her employment prior to the third anniversary of the completion of the mergers, the executive will not receive any of the above amounts. In such event, the executive will receive the payments under the Executive Incentive Plan described below plus any gross-up payment if the executive is subject to excise taxes under Section 4999 of the Internal Revenue Code.

      Executive Incentive Plan. Under Banknorth’s Executive Incentive Plan, Banknorth has granted incentive awards each year that provide for cash payments if performance goals are achieved during the performance period. Both short-term (one-year) and long-term (three-year) incentive awards have been granted under the plan, with the performance periods commencing each January 1. Under the terms of the plan, in the event of a change in control of Banknorth, each participant will receive payments for his or her incentive awards within 30 days of the date of the change in control as follows: (1) for performance periods which had an original term of one year or less, the amount required to be paid under the terms of the participant’s severance agreement and (2) for performance periods of more than one year, an amount based on the greater of (A) the actual attainment of the performance goals and (B) the assumed attainment of the maximum of the performance goals for each respective performance period, pro rated to the date of the change in control. Completion of the mergers will constitute a change in control under the Executive Incentive Plan. Accordingly, each participant will receive a payment under the change in control provision of the Executive Incentive Plan in connection with the mergers. The long-term incentive payments for the performance periods due to end on December 31, 2005, 2006 and 2007 under this plan are estimated to be approximately $6,260,440 for Mr. Ryan and $3,130,220 for each of Messrs. Verrill, Fridlington, Greene and Ott and Ms. Mitchell and Ms. Suehrstedt, and $526,374 for Mr. Boyle, assuming the mergers are completed on March 1, 2005. With the approval of TD, Banknorth paid short-term incentive awards for the 2004 calendar year, which are not contingent on the mergers, and the above-referenced long-term incentive payments, in December 2004. Any additional amounts that may be owed to the participants based on Banknorth’s actual operating results for 2004, in the case of the short-term payments, and the actual date of completion of the mergers, in the case of the long-term payments, will be paid to the participants upon completion of the mergers.

      Equity-Based Awards. The merger agreement provides that upon completion of the mergers, each outstanding and unexercised option to acquire shares of Banknorth common stock will cease to represent the right to acquire shares of Banknorth common stock and will become a right to acquire shares of Banknorth Delaware common stock. See “— Treatment of Banknorth Stock Options and Other Equity-Based Awards” beginning on page 84. Under the terms of Banknorth’s stock option and equity incentive plans, all unvested options to purchase shares of Banknorth common stock will become vested and exercisable upon completion of the mergers, except for options held by those executives who have agreed to waive their right to accelerated vesting (which include the eight executives discussed above). As of December 13, 2004, the eight executive officers of Banknorth as a group held options to acquire an aggregate of 795,707 shares of Banknorth common stock under Banknorth’s stock option plans that are not vested. Because the executives have waived their right to accelerated vesting, none of these options will vest solely as a result of the mergers, although they will vest immediately if the executive’s employment is terminated following the mergers due to death, disability, involuntary termination without cause or voluntarily termination by the executive for good reason (and, in the case of Messrs. Ryan and Verrill, retirement at or after age 65). The stock options to acquire shares of Banknorth common stock granted to non-employee directors of Banknorth are fully vested as of the date of grant and therefore the mergers will not result in any accelerated vesting of such options.

      It is anticipated that the executive officers of Banknorth will be granted stock options and/or restricted stock approximately 30 days following completion of the mergers in the following amounts, assuming such officers are still actively employed at such time: stock options for 72,500 shares to Mr. Ryan, 40,000 shares to Mr. Verrill, 32,500 shares to Mr. Ott, 27,500 shares to each of Mr. Greene, Ms. Suehrstedt, Mr. Fridlington and Ms. Mitchell, and 13,500 shares to Mr. Boyle; and restricted stock awards for 19,725 shares to Mr. Ryan, 10,883 shares to Mr. Verrill, 8,842 shares to Mr. Ott, 7,482 shares to each of Mr. Greene, Ms. Suehrstedt, Mr. Fridlington and Ms. Mitchell, and 3,673 shares to Mr. Boyle. The stock options will have an exercise price equal to the fair market value of the Banknorth Delaware common stock at the time of grant. The stock options will vest over a period of three years, and the restricted stock awards will become 100% vested on the third anniversary of the date of grant, subject to earlier vesting in the event of death, disability, retirement in certain circumstances, change in control or involuntary termination without cause.

      Shares of Banknorth common stock issued under Banknorth’s Restricted Stock Plan for Non-Employee Directors may not be transferred except upon the death, disability or retirement of the director, termination of the director’s service with the consent of a majority of the board of directors or a change in control of Banknorth. The restrictions on these shares will lapse upon completion of the mergers. As of December 13, 2004, the non-employee directors of Banknorth held an aggregate of 23,971 shares of Banknorth common stock under this plan.

      Deferred Compensation Plan. Under Banknorth’s Deferred Compensation Plan, directors and executive officers of Banknorth may defer specified compensation in accordance with the terms set forth in this plan. In connection with deferral elections, a participant may elect one or more specified measurement funds, including a fund based on units of Banknorth’s common stock, to determine amounts earned on deferrals. Under the Deferred Compensation Plan, the compensation committee of the board of directors of Banknorth is authorized to make appropriate adjustments to the number of Banknorth common stock units credited to a participant’s account in the event of a merger or similar event affecting Banknorth. Under the terms of the merger agreement, at the time of the migratory merger, each stock account under the Banknorth deferred compensation plan will cease to represent shares of Banknorth common stock and will represent the number of shares of Banknorth Delaware common stock equal to the number of shares of Banknorth common stock previously subject to such account.

      The Deferred Compensation Plan also provides that in the event of a change in control of Banknorth, which would include the proposed transaction with TD, each participant will become entitled to receive his or her vested account balance under the plan in a single lump payment on the ninetieth day following the change in control, unless the participant has affirmatively elected not to receive such distribution prior to the change in control.

      The recently-enacted American Jobs Creation Act of 2004, which generally imposes new requirements with respect to compensation deferred under deferred compensation plans after December 31, 2004, as well as under the terms of an existing deferred compensation plan in the event that the plan is materially modified after October 3, 2004, other than as permitted by the American Jobs Creation Act. Under new Section 409A of the Internal Revenue Code, the U.S. Treasury Department was directed to issue regulations by December 21, 2004 that will provide a limited period during which a deferred compensation plan may be amended to allow a participant that does not wish to comply with the new requirements of Section 409A to (i) terminate his or her participation in the plan or (ii) cancel an outstanding deferral election with regard to amounts to be deferred after December 31, 2004.

      Pursuant to a notice of guidance under Section 409A of the Internal Revenue Code issued by the U.S. Treasury on December 20, 2004, Banknorth intends to adopt amendments to the Deferred Compensation Plan which will permit participants to terminate participation in the plan prior to completion of the transaction in 2005. Distributions of amounts based on units of Banknorth common stock prior to a change in control of Banknorth would be based on the fair market value of the Banknorth common stock at the time of the distribution.

      Pursuant to the existing terms of the Deferred Compensation Plan and the above-referenced notice of guidance under Section 409A, Banknorth distributed in December 2004 the total deferred account balance of each executive officer who was a participant in the Deferred Compensation Plan, as well as the account balances of certain other participants in this plan.

      At December 13, 2004, non-employee directors had an aggregate account balance of $1.5 million of directors’ fees under the Deferred Compensation Plan, which was deemed to be invested in part in 32,333 units of Banknorth common stock. In addition, two of the non-employee directors had an aggregate account balance as of December 13, 2004 of $1.3 million in deferred compensation plans assumed in acquisitions, which was deemed to be invested in part in 33,547 units of Banknorth common stock. At the same date, the total account balances and Banknorth common stock units of executive officers under the Deferred Compensation Plan were as follows: Mr. Ryan: $478,641 and 0 units; Mr. Verrill: $65,458 and 1,806 units; Mr. Ott: $434,172 and 3,568 units; Mr. Greene, $842,890 and 20,251 units; Ms. Suehrstedt: $0 and 0 units; Mr. Boyle: $0 and 0 units; Mr. Fridlington: $369,845 and 0 units; and Ms. Mitchell: $503,345 and 0 units.

      Indemnification and Insurance. The merger agreement provides that Banknorth’s directors and officers will be entitled to continuing indemnification against certain liabilities. Under the terms of the merger agreement, Banknorth Delaware agreed to indemnify and hold harmless, and provide advancement of expenses to, each present and former director or officer of Banknorth or its subsidiaries determined as of completion of the migratory merger (which we refer to collectively in this document as the indemnified parties), arising out of matters relating to their service as a director or officer and existing or occurring prior to the completion of the mergers, to the fullest extent to which such indemnified parties would be entitled under applicable law and the by-laws of Banknorth and Banknorth Delaware as in effect on August 25, 2004. Banknorth Delaware also generally agreed in the merger agreement that all rights to indemnification and all limitations on liability existing in favor of the indemnified parties in the respective certificate of incorporation, by-laws or similar organizational documents of Banknorth, Banknorth Delaware or any of their respective subsidiaries as in effect on August 25, 2004 with respect to matters occurring prior to the completion of the mergers will survive the mergers and will continue in full force and effect after the completion of the mergers.

      Under the terms of the merger agreement, Banknorth Delaware agreed to maintain in effect, for six years following the completion of the mergers, directors’ and officers’ liability insurance containing terms and conditions which are not less advantageous than any such policies maintained by Banknorth as of August 25, 2004, with respect to matters occurring prior to the completion of the mergers. TD may elect to substitute TD policies of at least the same coverage, which may be “tail” policies, for all or any part of the six-year period.

      Under the terms of the merger agreement, Banknorth Delaware also generally agreed, during the three-year period following completion of the mergers, not to change the terms of the post-transaction certificate of incorporation or Banknorth Delaware’s by-laws regarding indemnification or related matters or make material changes to Banknorth Delaware’s policies and practices with respect to director’s and officer’s liability insurance, which in either case relate to matters arising after the completion of the mergers and would reasonably be expected to be adverse to Banknorth Delaware’s directors, unless in the case of changes to such policies or practices relating to director’s and officer’s liability insurance, such change is approved in advance by the designated independent directors.

      Other than as set forth above, no director or executive officer of Banknorth has any direct or indirect material interest in the mergers, except insofar as ownership of Banknorth common stock might be deemed such an interest. See “Beneficial Ownership of Banknorth Common Stock” beginning on page 132.

Material U.S. Federal Income Tax Consequences

      The following discussion, insofar as it relates to matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitutes the opinion of Simpson Thacher & Bartlett LLP, U.S. counsel to TD, as to the material United States federal income tax consequences of the acquisition merger to U.S. holders (as defined below) of Banknorth common stock and the ownership of TD common shares received in the acquisition merger, as of the date of this proxy statement/ prospectus. The discussion of the material United States federal income tax consequences of the migratory merger to U.S. holders of Banknorth common stock is based upon the opinion of Elias, Matz, Tiernan & Herrick L.L.P., counsel to Banknorth as of the date of this proxy statement/ prospectus. As discussed in greater detail below, the receipt of TD common shares and cash in the acquisition merger generally will be taxable to Banknorth shareholders, while the receipt of shares of Banknorth Delaware common stock in the migratory merger will generally not be taxable. This discussion is based upon the Internal Revenue Code, the regulations of the United States Treasury Department and court and administrative rulings and decisions in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

      For purposes of this discussion, we use the term “U.S. holder” to mean:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any U.S. state or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust which either (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

      If a partnership holds TD common shares or Banknorth common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding TD common shares or Banknorth common stock, you should consult your tax advisors.

      This discussion assumes that you hold your TD common shares or Banknorth common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or under any U.S. federal laws other than those pertaining to the income tax. Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity;

•	an insurance company;

•	a mutual fund;

•	a dealer in securities or foreign currencies;

•	a trader in securities who elects the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a Banknorth shareholder who received Banknorth common stock through the exercise of employee stock options or through a tax-qualified retirement plan;

•	a person that has a functional currency other than the United States dollar;

•	a holder of options granted under any Banknorth benefit plan; or

•	a Banknorth shareholder who holds Banknorth common stock as part of a hedge against currency risk, straddle or a constructive sale or conversion transaction.

Migratory Merger

      For U.S. federal income tax purposes, you will be treated as exchanging your shares of Banknorth common stock for shares of Banknorth Delaware common stock in the migratory merger. It is a condition to the completion of the mergers that Banknorth receive an opinion from Elias, Matz, Tiernan & Herrick L.L.P. that, for United States federal income tax purposes, the migratory merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. This opinion will be based on representation letters provided by Banknorth and Banknorth Delaware to be delivered at the time of the completion of the mergers, and on customary factual assumptions and will assume that the migratory merger will be completed according to the terms of the merger agreement. Banknorth has not and does not intend to seek any ruling from the Internal Revenue Service regarding any matters relating to the migratory merger, and as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described in this proxy statement/prospectus.

      Based on certain representations that were provided by Banknorth and Banknorth Delaware in connection with the filing of the registration statement of which this prospectus/proxy statement is a part and assuming that such representations will remain true, complete and correct until the completion of the mergers, it is the opinion of Elias, Matz, Tiernan & Herrick L.L.P., counsel to Banknorth, that the migratory merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal

Revenue Code. Accordingly, the material federal income tax consequences of the migratory merger to shareholders of Banknorth that are U.S. holders will be as follows:

•	you will not recognize gain or loss upon the exchange of Banknorth common stock solely for Banknorth Delaware common stock;

•	your aggregate tax basis in the Banknorth Delaware common stock that you receive in the migratory merger will equal your aggregate tax basis in the Banknorth common stock you surrender in the migratory merger; and

•	your holding period for the Banknorth Delaware common stock that you receive in the migratory merger will include your holding period for the shares of Banknorth common stock that you surrender in the migratory merger.

      If you acquired different blocks of Banknorth common stock at different times and at different prices, your tax basis and holding period in your Banknorth Delaware common stock may be determined with reference to each block of Banknorth common stock.

      Additionally, you will be required to retain records pertaining to the migratory merger and you will be required to file with your United States federal income tax return for the year in which the migratory merger takes place a statement setting forth certain facts relating to the migratory merger.

Acquisition Merger

      For U.S. federal income tax purposes, you will be treated as surrendering only those shares of Banknorth Delaware common stock that are exchanged for TD common shares and cash in the acquisition merger (with your remaining shares of Banknorth Delaware common stock being retained by you). The acquisition merger will be treated for United States federal income tax purposes as a taxable sale by you of the shares of Banknorth Delaware common stock that you surrender in the acquisition merger. The material United States federal income tax consequences of the acquisition merger are as follows:

•	you will recognize gain or loss equal to the difference between (1) the sum of the cash consideration (including any cash received in lieu of fractional shares) and the fair market value of the TD common shares received in the acquisition merger and (2) your adjusted tax basis in the shares of Banknorth Delaware common stock surrendered in the acquisition merger for TD common shares and cash;

•	your aggregate tax basis in the shares of Banknorth Delaware common stock that you retain will equal your tax basis in such shares immediately prior to the acquisition merger;

•	your aggregate tax basis in the TD common shares that you receive in the acquisition merger will equal the fair market value of such common shares at the time of the acquisition merger;

•	your holding period for the shares of Banknorth Delaware common stock that you retain will not change as a result of the acquisition merger; and

•	your holding period for the TD common shares that you receive in the acquisition merger should generally begin on the date after the acquisition merger.

If you acquired different blocks of Banknorth common stock at different times and at different prices, with respect to the Banknorth Delaware common stock you received in exchange for each of those blocks of Banknorth common stock in the migratory merger, any gain or loss will be determined separately with respect to each such block of Banknorth Delaware common stock surrendered, and the cash and TD common shares you receive will be allocated pro rata to each such block of Banknorth Delaware common stock.

      See Appendix G to this document for examples relating to the tax treatment of the transaction as described in the preceding bullet points, including with respect to alternatives relating to the allocation of your tax basis between the TD common shares and the shares of Banknorth Delaware common stock that you will hold upon completion of the mergers.

      Taxation of Capital Gain or Loss. Any gain or loss that you recognize in connection with the acquisition merger will generally be capital gain or loss and will be long-term capital gain or loss if, as of the date of the acquisition merger, your holding period in your Banknorth Delaware common stock is greater than one year as of the date of the acquisition merger. For non-corporate shareholders, long-term capital gain generally is subject to tax at preferential rates. There are limitations on the deductibility of capital losses.

      Backup Withholding and Information Reporting. If you are a non-corporate holder of Banknorth Delaware common stock, you may be subject to information reporting and backup withholding on any cash payments you receive in the acquisition merger. You will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal you will receive; or

•	are otherwise exempt from backup withholding.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

Taxation of Dividends

      Distributions on your TD common shares (including amounts withheld to reflect Canadian withholding taxes) will be taxable as dividends to the extent paid out of TD’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you. Because TD is not a U.S. corporation, such dividends will not be eligible for the dividends received deduction allowed to corporations. With respect to non-corporate U.S. holders, certain dividends received before January 1, 2009 from a qualified foreign corporation may be subject to reduced rates of taxation (currently 15%). A foreign corporation is treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that the TD common shares, which are listed on the New York Stock Exchange, are readily tradable on an established securities market in the United States. There can be no assurance that the TD common shares will be considered readily tradable on an established securities market in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” under Section 163(d)(4) of the Internal Revenue Code will not be eligible for the reduced rates of taxation regardless of TD’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. holders should consult their own tax advisors regarding the application of these rules given their particular circumstances.

      The amount of any dividend paid on the TD common shares in Canadian currency will equal the United States dollar value of the Canadian currency calculated by reference to the exchange rate in effect on the date the dividend is properly included in income by you, regardless of whether the Canadian currency is converted into United States dollars. You will have a basis in the Canadian currency equal to its United States dollar value on the date the dividend is properly included in income. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian currency will be treated as United States source ordinary income or loss.

      Subject to certain conditions and limitations, Canadian withholding taxes on dividends, as described under “— Material Canadian Federal Income Tax Consequences — Dividends on TD Common Shares” beginning on page 79, may be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the TD common shares will be treated as income from sources outside the United States and will generally constitute “passive income” or, in the case of certain U.S. holders, “financial services income.” Special rules apply to certain individuals whose foreign source income during the taxable year consists entirely of “qualified passive income” and whose creditable foreign taxes paid or accrued during the taxable year do not exceed $300 ($600 in the case of a joint return). Further, in certain circumstances, if you:

•	have held TD common shares for less than a specified minimum period during which you are not protected from risk of loss,

•	are obligated to make payments related to the dividends with respect to positions in substantially similar or related property, or

•	hold the TD common shares in arrangements in which your expected economic profit, after non-U.S. taxes, is insubstantial,

you will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on the TD common shares. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

      To the extent that the amount of any distribution exceeds TD current and accumulated earnings and profits, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the TD common shares (which increases the amount of gain, or decreases the amount of loss, to be recognized by the U.S. holder on a subsequent disposition of the common shares), and the balance in excess of adjusted basis will be taxed as capital gain. Consequently, these distributions in excess of TD’s current and accumulated earnings and profits would not give rise to foreign source income and a U.S. holder would not be able to use the foreign tax credit arising from any Canadian withholding tax imposed on that distribution unless that credit can be applied (subject to applicable limitations) against U.S. tax due on other foreign source income in the appropriate category for foreign tax credit purposes.

Taxation of Capital Gains

      For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of TD common shares in an amount equal to the difference between the amount realized for the TD common shares and your tax basis in the TD common shares. Such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss.

Information Reporting and Backup Withholding

      In general, information reporting will apply to dividends in respect of TD common shares and the proceeds from the sale, exchange or redemption of TD common shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient such as a corporation. Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or fail to report in full dividend and interest income.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

      This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences. You should consult your own tax advisors concerning the United States federal income tax consequences of the migratory merger, the acquisition merger and the ownership of TD common shares in light of your particular situation, as well as any consequences arising under the laws of any other taxing jurisdiction.

Material Canadian Federal Income Tax Consequences

      The following discussion is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) of (1) the migratory merger, (2) the receipt of the merger consideration, including a portion of a TD common share, cash and a portion of a share of Banknorth Delaware common stock, in the acquisition merger and (3) the holding and disposition of TD common shares and shares of Banknorth Delaware common stock received in the acquisition merger generally applicable to holders of Banknorth common stock who, for purposes of the Income Tax Act (Canada) and at all relevant times, are not and are not deemed to be resident in Canada, will hold Banknorth Delaware common stock and TD common shares as capital property, deal at arm’s length with and are not affiliated with TD, Banknorth and Banknorth Delaware and who do not use or hold the Banknorth common stock, the Banknorth Delaware common stock or the TD common shares in a business carried on in Canada (which we refer to in this document as non-resident holders). Special rules, which are not discussed in this summary, may apply to a non-resident insurer that carries on an insurance business in Canada and elsewhere.

      This summary is based upon the current provisions of the Income Tax Act (Canada), the regulations under the Income Tax Act (Canada), all specific proposals to amend the Income Tax Act (Canada) and the regulations publicly announced by the Minister of Finance prior to the date of this proxy statement/ prospectus and the current administrative and assessing practices and policies of the Canada Revenue Agency published in writing prior to the date of this document. This summary does not otherwise take into account or anticipate any change in law, whether by legislative, governmental or judicial action, nor does it take into account or consider any provincial, territorial or foreign income tax legislation or considerations, which may be different from those discussed in this proxy statement/prospectus.

      This summary is of a general nature only and is not intended to be legal or tax advice to non-resident holders. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, you should consult your own tax advisors with respect to your particular circumstances.

Migratory Merger and Conversion of Banknorth Delaware Common Stock

      Neither the exchange of shares of Banknorth common stock for shares of Banknorth Delaware common stock in the migratory merger nor the conversion of the shares of Banknorth Delaware common stock held by a non-resident holder, after giving effect to the migratory merger, into the right to receive (1) a number of TD common shares equal to 0.2351 multiplied by the number of shares of Banknorth Delaware common stock owned by such non-resident holder, (2) an amount in cash equal to $12.24 multiplied by the number of shares of Banknorth Delaware common stock owned by such non-resident holder and (3) a number of shares of Banknorth Delaware common stock equal to 0.49 multiplied by the number of shares of Banknorth Delaware common stock owned by such non-resident holder, plus cash in lieu of any fractional share interests, will be subject to tax under the Income Tax Act (Canada).

Dividends on TD Common Shares

      Dividends paid or credited (or deemed to have been paid or credited) on the TD common shares to a non-resident holder will be subject to non-resident withholding tax under the Income Tax Act (Canada) at the rate of 25% of the gross amount of those dividends, subject to any reduction in the rate of withholding to which the non-resident holder is entitled under an applicable international tax convention between Canada and the non-resident holder’s country of residence. Where the non-resident holder is a resident of the United States entitled to benefits under the Canada-United States Income Tax Convention (1980) (which we refer to in this document as the Convention) and is the beneficial owner of the dividends, the rate of this withholding tax is generally reduced to 15%. Under the Convention, dividends paid to certain religious, scientific, literary, educational or charitable organizations and certain pension organizations that are resident in, and generally exempt from taxation by, the United States, are generally exempt from Canadian non-resident withholding tax, provided that certain administrative procedures are observed by such an organization.

Dividends on Shares of Banknorth Delaware Common Stock

      Dividends paid or credited (or deemed to have been paid or credited) on the Banknorth Delaware common stock to a non-resident holder will not be subject to tax under the Income Tax Act (Canada).

Disposition of TD Common Shares

      A non-resident holder will not be subject to tax under the Income Tax Act (Canada) in respect of any capital gain realized by that non-resident holder on a disposition of a TD common share, unless the TD common share constitutes taxable Canadian property to the non-resident holder for purposes of the Income Tax Act (Canada) and the non-resident holder is not entitled to relief under an applicable income tax convention. As long as, at the time of disposition, the TD common shares are listed on a prescribed stock exchange (which includes The Toronto Stock Exchange and the New York Stock Exchange), the TD common shares will generally not constitute taxable Canadian property to a non-resident holder at the time of disposition unless, at any time during the 60-month period that ends at the time of disposition, the holder, persons with whom the holder does not deal at arm’s length or the holder together with those persons, owns 25% or more of the issued shares of any class or any series of the capital stock of TD. However, in certain circumstances set out in the Income Tax Act (Canada), the TD common shares could be deemed to be taxable Canadian property.

      Even if the TD common shares are taxable Canadian property to a non-resident holder, the Convention will generally exempt a non-resident holder who is a resident of the United States for purposes of the Convention from tax under the Income Tax Act (Canada) on any capital gain arising on the disposition of a TD common share unless the value of the shares of TD at the time of disposition is derived principally from real property situated in Canada.

Disposition of Shares of Banknorth Delaware Common Stock

      A non-resident holder will not be subject to tax under the Income Tax Act (Canada) in respect of any capital gain realized by that non-resident holder on a disposition of a share of Banknorth Delaware common stock.

Anticipated Accounting Treatment

      TD intends to account for the transaction as a purchase of Banknorth Delaware for both Canadian and United States financial accounting purposes. Accordingly, the aggregate fair value of the consideration paid by TD in connection with the transaction will be allocated to Banknorth’s assets based on their fair values as of the completion of the transaction, and the results of operations of Banknorth will be included in TD’s consolidated results of operations only for periods subsequent to the completion of the transaction.

      No accounting entries will be required on the separate stand-alone financial statements of Banknorth Delaware as a result of the mergers because push-down accounting rules do not apply in these circumstances. Push-down accounting refers to establishing a new basis of accounting in the separate stand-alone financial statements of an acquired entity based on the purchase of substantially all of the voting stock of the acquired entity. The phrase “substantially all” generally refers to acquisitions of 80% or more of the voting stock of an entity. Because TD will acquire only 51% of the voting stock of Banknorth Delaware, push-down accounting does not apply, and Banknorth Delaware’s separate stand-alone financial statements will require no adjustments.

      Completion of the transaction is not subject to the availability or use of a specific method of accounting.

Regulatory Matters Related to the Mergers

      To complete the mergers, we need to obtain approvals or consents from, or make filings with, a number of U.S. federal and state bank and other regulatory authorities as well as regulatory authorities in Canada. These approvals and filings are described below.

Federal Reserve Board Approval

      TD has filed an application with the Federal Reserve Board under the Bank Holding Company Act requesting approval of the acquisition merger. TD has provided copies of the application to the U.S. Department of Justice. The application describes the terms of the acquisition merger and the parties involved and includes other financial and managerial information. In evaluating the application, the Federal Reserve Board will consider the financial and managerial resources and prospects of the existing institutions both currently and after giving effect to the mergers, and the convenience and needs of the communities to be served by both companies’ insured depository institution subsidiaries, as well as the parties’ effectiveness in combating money-laundering activities. Among other things, the Federal Reserve Board will also evaluate the capital adequacy of TD and Banknorth Delaware after the mergers.

      The Federal Reserve Board must deny an application if it determines that the transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize a given business activity in any part of the United States. The Federal Reserve Board must also deny an application if it determines that the transaction would substantially lessen competition or would tend to create a monopoly in any section of the country, or would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the transaction are clearly outweighed by the probable effects of the transaction in providing benefits to the public.

      Under the Community Reinvestment Act, or CRA, the Federal Reserve Board must take into account the record of performance of each of Banknorth and TD in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by their depository institution subsidiaries. As part of the review process in merger transactions, the Federal Reserve Board frequently receives protests from community groups and others. All of the insured depository institution subsidiaries of Banknorth and TD required to have ratings under the CRA have received either an outstanding or satisfactory CRA rating in their most recent CRA examinations by their respective federal regulators. Applicable federal law provides for the publication of notice and public comment on applications filed with the Federal Reserve Board. Under current law, the mergers may not be completed until the Federal Reserve Board has approved the mergers and a period of 30 days, which may be reduced to 15 days by the Federal Reserve Board with the concurrence of the Attorney General of the United States, following the date of approval by the Federal Reserve Board, has expired.

U.S. Antitrust Clearance

      Under the provisions of the Hart-Scott-Rodino Act and related rules, the acquisition merger cannot be completed until both Banknorth and TD file notification of the proposed transaction with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and the specified waiting periods have expired or been terminated. On December 9, 2004, the Department of Justice and the Antitrust Division granted early termination of the waiting period under the Hart-Scott-Rodino Act.

      At any time before the mergers are completed, the Antitrust Division or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the mergers or seeking divestiture of substantial assets of Banknorth or TD or their subsidiaries. Private parties also may seek to take legal action under the antitrust laws under some circumstances. Based upon an examination of information available relating to the businesses in which the companies are engaged, Banknorth and TD believe that the completion of the mergers will not violate U.S. antitrust laws. However, we can give no assurance that a challenge to the mergers on antitrust grounds will not be made, or, if such a challenge is made, that we will prevail.

      In addition, the mergers may be reviewed by the state attorneys general in the various states in which Banknorth and TD operate. While we believe there are substantial arguments to the contrary, these authorities may claim that there is authority under the applicable state and federal antitrust laws and regulations to investigate and/or disapprove the mergers under the circumstances and based upon the review set forth in the particular state laws and regulations. There can be no assurance that one or more state attorneys general will not attempt to file an antitrust action to challenge the mergers.

Canadian Approvals

      The consent of the Superintendent of Financial Institutions of Canada is required in order to consummate the acquisition merger. Consent of the Superintendent of Financial Institutions of Canada under Section 468(6) of the Bank Act of Canada is required in respect of the indirect acquisition of control of Banknorth, NA and in respect of certain other subsidiaries which are directly owned by Banknorth.

      Subsection 65(1) of the Bank Act of Canada imposes a requirement to obtain consent from the Superintendent of Financial Institutions of Canada prior to the issuance for non-cash consideration of any shares of a bank governed by the Bank Act of Canada. Thus, TD must obtain the consent of the Superintendent of Financial Institutions of Canada in respect of the issuance by TD of its common shares in the acquisition merger.

      On December 16, 2004, TD received all required consents from the Superintendent of Financial Institutions of Canada.

Other Approvals

      TD and Banknorth Delaware are also required to file, and have filed, applications with, and obtain the approval of the mergers by, banking authorities in the State of Maine and, in the case of TD, the Commonwealth of Massachusetts. The change in control of Banknorth, NA, which has a division which is registered as an investment advisor, requires the filing of notices with various U.S. state and federal securities authorities. Banknorth owns two captive insurance companies domiciled in the State of Vermont and, therefore, TD is required to obtain, and has obtained, the approval of the certain Vermont Insurance Commissioner. Ownership changes regarding insurance brokerage agencies controlled by Banknorth also are subject to notice requirements with various state regulatory authorities.

      While we believe that the requisite regulatory approvals for the mergers will be received, there can be no assurances of this or regarding the timing of receipt of the approvals, our ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. There can likewise be no assurance that U.S., Canadian or state regulatory authorities will not attempt to challenge the mergers on antitrust grounds or for other reasons, or, if such a challenge is made, as to the result of such challenge. The obligations of TD and Banknorth to complete the mergers are conditioned upon the receipt of all required regulatory approvals (and, in the case of TD’s obligation to complete the mergers, the receipt of these approvals without the imposition of any condition or restriction that would reasonably be expected to have a material adverse effect on Banknorth, Banknorth Delaware or TD). See “Proposal No. 1: The Merger Agreement — Conditions to the Mergers” beginning on page 96.

      The approval of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by Banknorth shareholders in the mergers is fair. Regulatory approval does not constitute an endorsement or recommendation of the mergers.

Merger Fees, Costs and Expenses

      All expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, except that Banknorth and TD will share equally the costs and expenses incurred in connection with the filing, printing and mailing of this proxy statement/ prospectus and the registration statement of which this proxy statement/ prospectus forms a part. See “Proposal No. 1: The Merger Agreement — Termination Fees and Expenses” beginning on page 99.

Exchange of Banknorth Stock Certificates

      At or prior to the completion of the mergers, TD will cause to be deposited with an exchange agent appointed by TD, subject to the approval of Banknorth, which shall not be unreasonably withheld, an estimated amount of cash sufficient to pay the cash portion of the merger consideration and the cash in lieu of any fractional shares that would otherwise be issued in the mergers, and certificates, or evidence of shares in book-entry form, representing the TD common shares to be issued as part of the merger consideration. At or prior to the completion of the mergers, Banknorth Delaware will cause to be deposited with the exchange agent certificates, or evidence of shares in book-entry form, representing the shares of Banknorth Delaware common stock to be issued as part of the merger consideration.

      As soon as reasonably practicable after the completion of the mergers, and in no event more than five business days thereafter, the exchange agent will mail to each record holder of Banknorth common stock a form of letter of transmittal and instructions for use in effecting the surrender of the Banknorth stock certificates. Upon proper surrender of a Banknorth stock certificate for exchange and cancellation to the exchange agent, together with a letter of transmittal and such other documents as may be specified in the instructions, the holder of the Banknorth stock certificate will be entitled to receive the merger consideration. With respect to the portion of the merger consideration consisting of TD common shares and Banknorth Delaware common stock, holders of Banknorth stock certificates will receive evidence of such shares in book-entry form, unless such holder elects to receive TD share certificates and/ or Banknorth Delaware common stock certificates. The holder of the Banknorth stock certificate will be permitted to specify which shares of Banknorth Delaware common stock will be converted into the portion of the merger consideration consisting of TD shares and cash and which shares will be converted into the portion of the merger consideration consisting of shares of Banknorth Delaware common stock.

      Banknorth stock certificates may be exchanged for the merger consideration with the exchange agent for up to twelve months after the completion of the mergers. At the end of that period, any TD share certificates, evidence of shares in book-entry form and cash may at TD’s option be returned to TD, and in such case, any holders of Banknorth stock certificates that have not exchanged their stock certificates would then be entitled to look only to TD and Banknorth Delaware, and only as general creditors of TD or Banknorth Delaware, as applicable, for the portion of the merger consideration to be paid by TD or Banknorth, as applicable.

      Until you exchange your Banknorth stock certificates for acquisition merger consideration, you will not receive any dividends or other distributions in respect of any TD common shares or shares of Banknorth Delaware common stock, as applicable, which you are entitled to receive in connection with that exchange. Once you exchange your Banknorth stock certificates for the merger consideration, you will receive, without interest, any dividends or distributions with a record date after the completion of the mergers and payable with respect to the TD common shares and shares of Banknorth Delaware common stock you receive.

      If your Banknorth stock certificate has been lost, stolen or destroyed you may receive the merger consideration upon the making of an affidavit of that fact. You may be required to post a bond in a reasonable amount as an indemnity against any claim that may be made with respect to the lost, stolen or destroyed Banknorth stock certificate.

      After completion of the migratory merger, there will be no further transfers of shares of Banknorth common stock on the stock transfer books of Banknorth or Banknorth Delaware.

      Banknorth stock certificates should not be sent to Banknorth or TD at this time. Banknorth shareholders will receive instructions for surrendering their stock certificates with their letter of transmittal.

Treatment of Banknorth Stock Options and Other Equity-Based Awards

      Each outstanding option to purchase shares of Banknorth common stock granted under a Banknorth equity compensation plan, whether vested or unvested, will be converted at the time of completion of the migratory merger into a replacement option to purchase shares of Banknorth Delaware common stock on the same terms and conditions under which it was issued. The number of shares of Banknorth Delaware common stock subject to each such replacement stock option will equal the number of the shares of Banknorth common stock subject to each converted stock option, at the per share exercise price specified in such converted stock option.

      Following the completion of the transaction, each stock account under the Banknorth deferred compensation plan will cease to represent shares of Banknorth common stock and will represent a number of shares of Banknorth Delaware common stock, as described under “ — Interests of Banknorth’s Executive Officers and Directors in the Transaction — Deferred Compensation Plan” beginning on page 72.

No Dissenters’ Rights of Appraisal

      The Maine Business Corporation Act provides that in some merger and other similar transactions, shareholders of a Maine corporation who comply with statutory requirements have the right to receive, instead of the merger consideration, cash for each of the shareholder’s shares in an amount equal to the fair value of each voting share as of the day prior to the control transaction date, taking into account all relevant factors, including an increment representing a proportion of any value payable for acquisition of control of the corporation. If the parties are unable to agree upon the fair value of their shares, then the fair value will be appraised by the Superior Court of the county in Maine where the registered office of Banknorth is located. However, this right to appraisal is not available under the Maine Business Corporation Act to holders of Banknorth common shares in connection with the migratory merger.

      The Delaware General Corporation Law provides that in some mergers, shareholders who do not vote in favor of a merger and who comply with a series of statutory requirements have the right to receive, instead of the merger consideration, the fair value of their shares as appraised by the Delaware Court of Chancery, payable in cash. However, this right to appraisal is not available under the Delaware General Corporation Law to holders of Banknorth Delaware common stock in connection with the acquisition merger.

      As a result of the foregoing, Banknorth shareholders will not be entitled to exercise any dissenters’ rights of appraisal in connection with the transactions contemplated by the merger agreement.

Stock Exchange Listings

      Banknorth is obligated under the merger agreement to use its reasonable best efforts to cause the Banknorth Delaware common stock issued in the mergers to be approved for listing on the New York Stock Exchange, subject to customary conditions and official notice of issuance, prior to the completion time of the migratory merger. TD is obligated under the merger agreement to use its reasonable best efforts to cause the TD common shares issued in the acquisition merger to be approved for listing on the Toronto Stock Exchange and the New York Stock Exchange, subject to customary conditions and official notice of issuance, prior to the completion of the acquisition merger. In addition, it is a condition to the completion of the mergers that these shares be approved for listing on the New York Stock Exchange, and in the case of TD common stock, the Toronto Stock Exchange. Banknorth common stock will be delisted from the New York Stock Exchange following consummation of the mergers. TD and Banknorth expect to file the necessary listing applications with the New York and Toronto Stock Exchanges in the near future.

Resale of TD Common Shares and Banknorth Delaware Common Stock

      U.S. Resale Requirements. The TD common shares and Banknorth Delaware common stock issued under the terms of the merger agreement will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any Banknorth shareholder who may be deemed to be an “affiliate” of TD or Banknorth Delaware for purposes of Rule 144 or Rule 145 under the Securities Act. It is expected that each affiliate of Banknorth will enter into an agreement with TD providing that the affiliate will not transfer any TD common shares or Banknorth Delaware common stock received in the mergers except in compliance with the Securities Act.

      This document does not constitute a registration statement covering resales of shares by persons who are otherwise restricted from selling their shares under Rules 144 and 145 of the Securities Act.

      Canadian Resale Restrictions. The TD common shares issued under the terms of the merger agreement will not be subject to any substantial restrictions on transfer under applicable Canadian securities law. In any Canadian jurisdiction where these restrictions would otherwise apply, TD will apply for orders and rulings from the applicable securities regulatory authorities in order to permit the resale of these TD common shares without substantial restrictions on transfer.

Litigation Relating to the Transaction

      On November 30, 2004, a putative class action complaint was filed on behalf of the shareholders of Banknorth in the Cumberland County Superior Court for Portland, Maine against Banknorth and all but one of the members of Banknorth’s board of directors in connection with the proposed transaction. The complaint alleges, among other things, that the directors of Banknorth named in the complaint breached their fiduciary duties by failing to maximize shareholder value, creating deterrents to third-party offers (including by agreeing to pay a termination fee to TD in certain circumstances under the merger agreement) and failing to provide shareholders with material information necessary for them to make a fully informed decision about the transaction. Among other things, the complaint seeks class action status, a court order enjoining the consummation of any shareholder meeting to vote on the transaction, a court order striking certain provisions in the merger agreement that provide for a termination fee to be paid by Banknorth to TD in certain circumstances and the payment of attorneys’ and experts’ fees. The lawsuit is in its preliminary stage; Banknorth believes that the claims in the lawsuit lack merit and intends to vigorously defend it.

PROPOSAL NO. 1: THE MERGER AGREEMENT

      The following is a summary of selected provisions of the merger agreement, including the effects of those provisions. While TD and Banknorth believe this description covers the material terms of the merger agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A to this document and is incorporated by reference in this document. We urge you to read the entire merger agreement carefully.

Structure of the Mergers

      The transactions contemplated by the merger agreement will be effected in two steps. Subject to the terms and conditions of the merger agreement, and in accordance with Maine and Delaware law, Banknorth will effect a migratory merger by merging with and into Banknorth Delaware, its newly-formed Delaware subsidiary. Banknorth Delaware will be the surviving corporation in the migratory merger and will continue its corporate existence under the laws of the State of Delaware. When the migratory merger is completed, the separate corporate existence of Banknorth will terminate. Immediately thereafter, subject to the terms and conditions of the merger agreement, and in accordance with Delaware law, Berlin Merger Co., a newly-formed Delaware subsidiary of TD, will merge with and into Banknorth Delaware. Banknorth Delaware will be the surviving corporation in the acquisition merger, and will continue its corporate existence under the laws of the State of Delaware under the name “TD Banknorth Inc.” Upon consummation of the acquisition merger, the separate corporate existence of Berlin Merger Co. will terminate.

Merger Consideration

      Merger Consideration Generally. Upon completion of the migratory merger, each share of Banknorth issued and outstanding or owned directly by Banknorth as treasury stock will be converted into one share of Banknorth Delaware. There will be no actual exchange of shares in connection with the migratory merger, and shareholders of Banknorth Delaware will receive the consideration to be paid in connection with the transactions in connection with the acquisition merger. The remainder of this section deals with the consideration to be paid in connection with the acquisition merger.

      Conversion of Banknorth Delaware Common Stock. Upon completion of the acquisition merger, each Banknorth Delaware shareholder of record will be entitled to receive, in exchange for the shares of Banknorth Delaware common stock owned by such shareholder, the following:

•	a number of TD common shares equal to 0.2351 multiplied by the number of shares of Banknorth Delaware common stock owned by such shareholder (which will be the same number of shares as the number of shares of Banknorth common stock such shareholder held immediately prior to the migratory merger), plus cash in lieu of any fractional share interest;

•	an amount in cash equal to $12.24 multiplied by the number of shares of Banknorth Delaware common stock owned by such shareholder; and

•	a number of shares of Banknorth Delaware common stock equal to 0.49 multiplied by the number of shares of Banknorth Delaware common stock owned by such shareholder, plus cash in lieu of any fractional share interest.

      Cancellation of Treasury Stock. All shares of Banknorth Delaware common stock owned by Banknorth Delaware or TD (other than, in each case, shares in trust accounts, managed accounts and the like for the benefit of customers) immediately prior to the effective time of the acquisition merger will be cancelled and retired and will cease to exist, and no merger consideration will be delivered in exchange for these shares.

      Conversion of Berlin Merger Co. Common Stock. Upon completion of the acquisition merger, all of the shares of Berlin Merger Co. common stock outstanding immediately prior to the effective time of the acquisition merger will be converted into one share of Banknorth Delaware common stock in total.

      Issuance of Banknorth Delaware Common Stock and Class B Common Stock to TD. In consideration of the deposit by TD with the exchange agent of the cash consideration and the TD common shares payable as merger consideration, upon completion of the acquisition merger Banknorth Delaware will issue to TD:

•	the number of shares of Banknorth Delaware common stock (taking into account the one share of Banknorth Delaware common stock already issued in connection with the conversion of the Berlin Merger Co. common stock) equal to 51% of the total number of shares of Banknorth Delaware common stock outstanding after the effective time of the migratory merger and

•	one share of Class B common stock of Banknorth Delaware.

      Fractional Shares. Neither Banknorth Delaware nor TD will issue any fractional shares of Banknorth Delaware common stock or TD common shares, as the case may be, in the acquisition merger. Instead, a Banknorth Delaware shareholder will receive:

•	instead of a fraction of a share of Banknorth Delaware common stock, cash equal to

—	the fractional part of a share of Banknorth Delaware common stock the shareholder would otherwise be entitled to receive, multiplied by

—	the average of the closing sale prices of Banknorth Delaware common stock on the New York Stock Exchange for the five trading days immediately following the date the mergers are completed; and

•	instead of a fraction of a TD common share, cash equal to

—	the fractional part of a TD common share the shareholder would otherwise be entitled to received, multiplied by

—	the average of the daily weighted average prices for the TD common shares on the Toronto Stock Exchange for the five trading days ending on the second trading day prior to the date the mergers are completed, converted into U.S. dollars using the spot exchange rate for each day as reported by The Wall Street Journal on the following business day.

      Certain Adjustments. If, between the date of the merger agreement and the completion of the mergers, TD pays a dividend in, subdivides, combines into a smaller number of shares or issues by reclassification of its shares, the TD common shares, the exchange ratio for the TD common shares to be issued as merger consideration will be appropriately adjusted to provide the Banknorth Delaware shareholders the same economic effect as contemplated by the merger agreement prior to the relevant event.

Surviving Corporation Governing Documents and Directors

      At the effective time of the migratory merger, the certificate of incorporation and by-laws of Banknorth Delaware, as in effect immediately prior to the migratory merger, will be the certificate of incorporation and by-laws of Banknorth Delaware as the surviving corporation of the migratory merger. Thereafter, at the effective time of the acquisition merger, the certificate of incorporation and by-laws of Banknorth Delaware, as in effect immediately prior to the effective time of the acquisition merger, will be amended in the form attached as Appendices B and C to this proxy statement/ prospectus, respectively, and will be the certificate of incorporation and by-laws of Banknorth Delaware as the surviving corporation of the acquisition merger. See “Proposals Nos. 3A-L: The Post-Transaction Certificate of Incorporation” beginning on page 102 and “Comparison of Shareholder Rights” beginning on page 143.

      The board of directors of Banknorth Delaware will initially be composed of up to 19 members, consisting of 14 members from the current Banknorth board of directors, including William J. Ryan, the chief executive officer of Banknorth, who will be Class A directors, and up to five individuals designated by TD, who will be Class B directors. For more information about the composition of the board of directors of, and other governance arrangements relating to, Banknorth Delaware following the completion of the mergers, see “Proposals Nos. 3A-L: The Post-Transaction Certificate of Incorporation” beginning on page 102 and “The Stockholders Agreement — Corporate Governance” beginning on page 113.

Closing

      Unless the parties agree otherwise, the closing of the mergers will occur on the second business day after the satisfaction or waiver of all closing conditions except for the conditions that, by their terms, are to be satisfied at the closing. See “— Conditions to the Mergers” beginning on page 96.

Effective Time of the Mergers

      The migratory merger will become effective at the time specified in the certificate of merger relating to the migratory merger filed with the Secretary of State of the State of Delaware and the articles of merger relating to the migratory merger filed with the Secretary of State of the State of Maine. The acquisition merger will become effective at the time specified in the certificate of merger relating to the acquisition merger filed with the Secretary of State of the State of Delaware. We will file these certificates and articles of merger as soon as practicable after the satisfaction or waiver of the closing conditions in the merger agreement.

Representations and Warranties

      The merger agreement contains representations and warranties made by Banknorth to TD relating to a number of matters, including the following:

•	corporate or other organization and similar matters of Banknorth and its subsidiaries;

•	capital structure;

•	corporate authorization and validity of the merger agreement and the stockholders agreement and the absence of conflicts with organizational documents, laws and agreements;

•	required consents and filings with governmental entities;

•	the amendment of the Banknorth shareholder rights plan to provide that the rights granted under the shareholder rights plan will not be triggered by the signing of the merger agreement or the completion of the mergers;

•	proper filing of documents with the SEC and the accuracy of information contained in those documents, compliance with the Sarbanes-Oxley Act and the implementation of proper disclosure controls and procedures;

•	the conformity with U.S. GAAP and SEC requirements of Banknorth’s financial statements filed with the SEC and the absence of undisclosed liabilities;

•	broker’s and finder’s fees related to the mergers;

•	the absence of certain material changes or events since the date of Banknorth’s last audited financial statements;

•	the absence of litigation, investigations and injunctions;

•	tax matters;

•	employees and employee benefit plans;

•	the approval by Banknorth’s board of directors of the merger agreement, the stockholders agreement and the mergers, the recommendation of the merger agreement to the shareholders of Banknorth and the authorization of Banknorth, as the sole stockholder of Banknorth Delaware, to adopt the merger agreement;

•	the approval by Banknorth Delaware’s board of directors of the merger agreement, the stockholders agreement and the mergers and the recommendation of the merger agreement and the mergers by the sole stockholder of Banknorth Delaware;

•	the inapplicability of takeover statutes to Banknorth, the merger agreement, the mergers or the stockholders agreement;

•	Banknorth’s possession of all permits and regulatory approvals required to conduct its business and compliance by Banknorth with law;

•	the existence, validity and absence of defaults under material contracts;

•	the absence of agreements with or directives from regulatory agencies;

•	title to real and personal property and the validity of and absence of defaults relating to, leases for leased property;

•	adequacy of insurance coverage;

•	environmental matters;

•	ownership and validity of intellectual property rights;

•	the receipt of the opinions of Banknorth’s financial advisors as to the fairness, from a financial point of view, of the merger consideration to Banknorth’s shareholders;

•	labor matters;

•	the nature, absence of defaults relating to and financial position with respect to derivative instruments and transactions;

•	registration under the Investment Advisers Act of 1940 of Banknorth’s investment adviser subsidiaries and compliance with applicable laws; and

•	loans to executive officers, principal shareholders and directors.

      The merger agreement also contains representations and warranties by TD to Banknorth relating to a number of matters, including the following:

•	corporate or other organization and similar matters;

•	capital structure;

•	corporate authorization and validity of the merger agreement and the stockholders agreement and the absence of conflicts with organizational documents, laws and agreements;

•	required consents and filings with governmental entities;

•	proper filing of documents with the SEC and Canadian securities regulatory authorities and the accuracy of information contained in those documents, compliance with the Sarbanes-Oxley Act and the implementation of proper disclosure controls and procedures;

•	the conformity with Canadian GAAP and SEC or Canadian securities regulation authority requirements of TD’s financial statements and the absence of undisclosed liabilities;

•	the absence of certain material changes or events since the date of TD’s last audited financial statements;

•	broker’s and finder’s fees related to the mergers;

•	the absence of litigation, investigations and injunctions;

•	TD’s possession of all permits and regulatory approvals required to conduct its business and compliance by TD with law;

•	the absence of agreements with or directives from regulatory agencies;

•	tax matters; and

•	the availability of adequate funds to pay the cash portion of the acquisition merger consideration.

      Certain of these representations and warranties are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect” with respect to TD or Banknorth, as the case may be, means a material adverse effect on the business, results of operations or financial condition of that party and its subsidiaries taken as a whole or a material adverse effect on that party’s ability to consummate the transactions contemplated by the merger agreement on a timely basis, other than an effect that is caused by:

•	changes applicable to banks or their holding companies generally in

—	laws, rules or regulations of general applicability or published interpretations of those laws, rules or regulations by courts or governmental authorities;

—	U.S. GAAP;

—	in the case of TD only, Canadian GAAP; or

—	regulatory accounting requirements;

•	the announcement of the merger agreement or any action or omission of either party or any subsidiary of either party required under the merger agreement or taken or omitted to be taken with the express written permission of the other party;

•	changes in general economic or capital market conditions affecting banks or their holding companies generally; or

•	changes or events affecting the financial services industry generally and not specifically relating to TD or Banknorth or their respective subsidiaries, as the case may be.

      Any decrease in the trading or market prices of TD’s common shares or Banknorth’s common stock will not by itself be deemed to be a material adverse effect.

      The representations and warranties in the merger agreement do not survive the effective time of the mergers and, as described below under “— Termination”, if the merger agreement is validly terminated there will be no liability under the representations and warranties of the parties, or otherwise under the merger agreement, unless a party willfully breached the merger agreement.

Covenants and Agreements

      Conduct of Business of Banknorth Pending the Mergers. Banknorth has agreed that, prior to the completion of the mergers, it and its subsidiaries will conduct their respective businesses in the ordinary course of business consistent with past practice and use reasonable best efforts to preserve intact their respective business organizations, authorizations from governmental entities and business relationships and to retain its officers and key employees. Banknorth has also agreed, on behalf of itself and its subsidiaries, to take no action that would reasonably be expected to adversely affect or delay the receipt of any required regulatory approvals needed to complete the mergers.

      Additionally, Banknorth has agreed that except as set forth in the merger agreement, as required by the merger agreement between Banknorth and BostonFed or as otherwise agreed to by the parties, and subject to applicable law, during the period from the date of the merger agreement to the completion of the mergers, Banknorth and its subsidiaries will not, and will not permit any of its subsidiaries to, without the prior written consent of TD:

•	adjust, split, combine or reclassify any of its capital stock, or redeem, repurchase or otherwise acquire any of its capital stock;

•	pay any dividends or other distributions on its capital stock, other than regular quarterly dividends, dividends paid by subsidiaries and dividends on trust preferred securities;

•	issue additional shares of its capital stock, except:

—	as a result of the exercise of existing stock options;

—	the grant of stock options and restricted stock in the ordinary course of business, subject to specified limits on the aggregate number of these grants, but no such award may vest as a result of completion of the mergers; and

—	the issuance of shares of Banknorth common stock in the ordinary course of business in connection with other specified employee benefit plans, but no such award may vest as a result of completion of the mergers;

•	amend or waive any provision of, or redeem the rights issued under, the Banknorth shareholder rights plan or otherwise take any action to exempt any person (other than TD and its subsidiaries) from the Banknorth shareholder rights plan or any takeover statute;

•	enter into new material lines of business or change its lending, investment, risk and asset-liability management and other material banking or operating policies;

•	dispose of material assets;

•	make any acquisition of or investment in any other person or of assets of another person, except for:

—	foreclosures, restructurings and other similar acquisitions in connection with securing or collecting debts previously contracted in the ordinary course of business;

—	purchases of investment securities in the ordinary course of business consistent with past practice; and

—	loans originated or acquired in accordance with the loan restrictions described below;

•	incur any indebtedness for borrowed money, issue any debt securities or guarantee the obligations of any person, except in the ordinary course of business consistent with past practice;

•	enter into new, or amend, terminate or waive rights under, any material contract, except in the ordinary course of business consistent with past practice;

•	foreclose on or take a deed or title to any commercial real estate without first conducting a specified environmental assessment of the property, or if that assessment indicates the presence of a hazardous substance;

•	subject to some exceptions,

—	increase the compensation or fringe benefits of, or grant severance or termination payments to, any present or former director, officer or employee of Banknorth or its subsidiaries;

—	make loans to, or transfer or lease any assets to, any director, officer or employee of Banknorth or its subsidiaries;

—	establish, amend or terminate any Banknorth employee benefit plan; or

—	increase the funding obligation or contribution rate of specified Banknorth employee benefit plans;

•	increase the size of the Banknorth board of directors;

•	make any capital expenditures in excess of $25 million in the aggregate, other than budgeted expenditures;

•	open, relocate or close any branch office or loan production or servicing facility or make an application to do so;

•	make or acquire any loan or issue a commitment for any loan with a principal balance in excess of $40 million;

•	engage in any material transaction or incur any material obligation except in the ordinary course of business consistent with past practice;

•	make payments or loans to, or transfer or lease any assets to, or enter into any arrangement with, any of its officers or directors or any of their immediate family members or other related parties, except in the ordinary course of business consistent with past practice (and with respect to compensation-related matters subject to the other restrictions described in this section);

•	pay or otherwise satisfy any claim, including settling any litigation

—	relating to the merger agreement or the transactions contemplated by the merger agreement or

—	that is otherwise material to Banknorth and its subsidiaries, except the satisfaction of liabilities not relating to the merger agreement or the transactions contemplated by the merger agreement in the ordinary course of business consistent with past practice;

•	amend its articles of incorporation, by-laws or similar governing documents, or enter into an agreement relating to a business combination, liquidation or similar transaction;

•	restructure or materially change its investment securities portfolio policy or the manner in which the portfolio is classified or reported, or invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable regulatory pronouncements;

•	make any material change in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans;

•	take any action that is intended or would reasonably be expected to result in any of the conditions to the completion of the mergers not to be satisfied or a required regulatory approval not being obtained without imposition of a condition that would be reasonably likely to have a material adverse effect on Banknorth, Banknorth Delaware or TD, or which would reasonably be expected to disqualify the migratory merger as a reorganization under Section 368(a) of the Internal Revenue Code;

•	make any changes in its accounting methods or method of tax accounting, practices or policies, except as may be required under applicable law, regulation or U.S. GAAP, in each case as concurred with by Banknorth’s independent public accountants;

•	enter into any securitizations of any loans or create any special purpose funding or variable interest entity;

•	make or change any material tax election (except as required by applicable law), file any material amended tax returns, settle or compromise any material tax liability of Banknorth or any of its subsidiaries or surrender any right to claim a material tax refund, in each case other than in the ordinary course of business consistent with past practice (for purposes of this restriction, material means $10 million or more of taxes); or

•	agree to, or make any commitment to, take any of these restricted actions.

      Conduct of Business of TD Pending the Mergers. TD has agreed to a more limited set of restrictions on its business prior to the completion of the mergers. Specifically, TD agreed that, except as permitted by the merger agreement or as required by applicable law, during the period from the date of the merger agreement to the completion of the mergers, TD and its subsidiaries will not, without the prior written consent of Banknorth:

•	amend its by-laws in a manner that would materially and adversely affect the economic benefits of the acquisition merger to the holders of Banknorth common stock;

•	take any action that would cause the conditions to completion of the mergers not to be satisfied or the required regulatory approvals not being obtained without the imposition of a condition that would be reasonably likely to have a material adverse effect on Banknorth, Banknorth Delaware or TD;

•	declare or pay any extraordinary or special dividends on or make other extraordinary or special distributions in respect of its capital stock, provided that this restriction will not prohibit TD from increasing the regular quarterly dividend on the TD common shares; or

•	agree to, or make any commitment to, take any of these restricted actions.

      Banknorth Shareholder Meeting and Duty to Recommend. The merger agreement requires Banknorth to call and hold a special meeting of its shareholders to approve the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation. The board of directors of Banknorth has agreed to recommend that Banknorth’s shareholders vote in favor of approval of the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation and to not withdraw, modify or qualify in any manner adverse to TD its recommendation to Banknorth’s shareholders to approve the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation or to take any other action or make any other public statement in connection with the meeting of Banknorth’s shareholders inconsistent with its recommendation (which we refer to in this document as a change in Banknorth recommendation), except that Banknorth’s board of directors may effect a change in Banknorth recommendation if and only to the extent that:

•	Banknorth has complied in all material respects with its obligations under the no solicitation covenant of the merger agreement, which is described below under “— No Solicitation”;

•	Banknorth’s board of directors, after consultation with outside counsel, determines in good faith that the failure to effect a change in Banknorth recommendation would result in a violation of the board’s fiduciary duties under applicable law; and

•	Banknorth has received an unsolicited bona fide written acquisition proposal (as described below) from a third party which its board of directors concludes in good faith constitutes a superior proposal (as described below), after

—	giving at least five business days’ notice to TD of its intention to effect a change in Banknorth recommendation, specifying the material terms and conditions of the superior proposal and furnishing TD a copy of the relevant proposed transaction agreement, if any, and

—	negotiating with TD during this period of not less than five business days to improve the terms of the merger agreement so that the acquisition proposal ceases to be a superior proposal after giving effect to any adjustments which may be offered by TD in connection with these negotiations.

      For purposes of the merger agreement,

•	an “acquisition proposal” means a proposal, offer or transaction (other than a proposal or offer made by TD or its affiliates) relating to any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Banknorth or any of its significant subsidiaries, or any purchase or sale of 10% or more of the assets (including stock of Banknorth subsidiaries) of Banknorth and its subsidiaries, taken as a whole, or any purchase or sale of, or tender offer or exchange offer for, voting securities of Banknorth or any of its significant subsidiaries that would result in any person beneficially owning 10% or more of the total voting power of Banknorth (or of the surviving parent entity in such a transaction) or any of its significant subsidiaries; and

•	a “superior proposal” means a bona fide written acquisition proposal to acquire a majority of the consolidated assets of Banknorth and its subsidiaries, or a majority of the voting securities of Banknorth, which the board of directors of Banknorth concludes in good faith, after consultation with its financial and legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation:

—	is more favorable to the shareholders of Banknorth, from a financial point of view, than the mergers; and

—	is fully financed or reasonably capable of being financed and otherwise reasonably capable of being completed on the terms proposed.

      Banknorth Delaware Sole Shareholder Meeting. Banknorth, acting as sole shareholder of Banknorth Delaware, has agreed to adopt the merger agreement in respect of the migratory merger and the acquisition merger and to irrevocably waive any right of appraisal with respect to the acquisition merger or right to dissent from the acquisition merger that Banknorth may have, and to cause Banknorth Delaware to call a meeting of its sole shareholder for this purpose.

      No Solicitation. The merger agreement precludes Banknorth, its subsidiaries and their respective directors and officers, and requires Banknorth to use its reasonable best efforts to preclude its and its subsidiaries’ employees and representatives from, directly or indirectly:

•	initiating, soliciting or knowingly encouraging or facilitating any inquiries, proposals or the making of any proposals or offers from any person relating to an acquisition proposal;

•	having any discussions with, or providing any confidential information or data to, any person relating to an acquisition proposal, or engaging in any negotiations concerning an acquisition proposal, or knowingly facilitating any effort or attempt to make or implement an acquisition proposal;

•	approving or recommending, or proposing to approve or recommend, any acquisition proposal;

•	approving or recommending, or proposing to approve or recommend, or executing or entering into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any acquisition proposal or proposing; or

•	agreeing to do any of the foregoing.

      However, if Banknorth receives an unsolicited bona fide acquisition proposal prior to obtaining the required approval of the shareholders of Banknorth of the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation, Banknorth may participate in negotiations or discussions with, or provide confidential information or data to, the person making that acquisition proposal if:

•	Banknorth’s board of directors concludes in good faith that the acquisition proposal constitutes or is reasonably likely to result in a superior proposal;

•	Banknorth’s board of directors, after consultation with outside counsel, determines in good faith that the failure to take those actions would result in a violation of the board’s fiduciary duties under applicable law;

•	prior to providing any confidential information to the person making the inquiry or proposal, Banknorth enters into a confidentiality agreement with the person making the inquiry or proposal having terms that are no less favorable to Banknorth than those in the confidentiality agreement between TD and Banknorth; and

•	Banknorth provides TD with a copy of any confidential information or data provided to such person making the inquiry or proposal.

      Banknorth has agreed to, and to cause its subsidiaries, advisors, employees and other agents to, cease immediately any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to August 25, 2004 with respect to any acquisition proposal and to use its reasonable best efforts to enforce any standstill, confidentiality or similar agreement relating to any acquisition proposal, including by requiring other parties to promptly return or destroy any confidential information previously furnished.

      Banknorth also agreed to promptly (within one business day) following the receipt of any acquisition proposal, advise TD of the substance of the proposal, including the identity of the person making the proposal, and to keep TD apprised of any related developments, discussions and negotiations on a current basis (and, in any event, within 48 hours of such developments, discussions or negotiations).

      The merger agreement provides that the above-described no solicitation restrictions do not prohibit Banknorth and its board of directors from complying with Rules 14d-9 and 14e-2 under the Exchange Act with regard to an acquisition proposal, provided that any such disclosure may be deemed to be a change in Banknorth recommendation unless the board of directors reaffirms its recommendation of the merger agreement, the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation in such disclosure. See “— Termination” beginning on page 97.

      Reasonable Best Efforts Covenant. TD and Banknorth have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all actions necessary, proper or advisable to comply with all legal requirements with respect to the mergers, to complete the mergers and the other transactions contemplated by the merger agreement and to obtain any governmental and third-party approvals required in connection with the mergers. However, neither Banknorth nor TD is required to take any action referred to above if the taking of that action is reasonably likely to result in a condition or restriction that would be reasonably likely to have a material adverse effect on Banknorth, Banknorth Delaware or TD.

      Employee Benefit Plans Covenant. The merger agreement provides that as of the completion of the mergers, employees of Banknorth and its subsidiaries will become employees of Banknorth Delaware or its subsidiaries. Banknorth Delaware has agreed, from the completion of the mergers until December 31, 2006, to provide to these employees compensation and employee benefit plans, programs and arrangements that are no less favorable than those generally provided to these employees immediately prior to the completion of the mergers. Subject to certain exceptions, Banknorth Delaware will honor all benefit obligations to and contractual rights of current and former employees and directors of Banknorth and its subsidiaries under the Banknorth benefit plans, and will ensure that, upon the completion of the mergers, the continuing employees of Banknorth Delaware will be eligible to participate in each of the benefit plans maintained by Banknorth prior to the completion of the mergers to the same extent as immediately prior to the completion of the mergers. As of the completion of the mergers, Banknorth Delaware will enter into employment agreements or retention agreements with certain officers of Banknorth. See “The Transaction — Interests of Banknorth’s Executive Officers and Directors in the Transaction — New Agreements with Banknorth Executive Officers” beginning on page 68.

      As described in “The Transaction — Interests of Banknorth’s Executive Officers and Directors in the Transaction — Executive Incentive Plan,” beginning on page 71, Banknorth may accelerate certain payments under Banknorth’s existing Executive Incentive Plan in connection with the mergers, subject to approval of TD with respect to the accelerated timing of payments and the amount of the accelerated portion of such payments.

      Indemnification and Directors’ and Officers’ Insurance. Banknorth Delaware has agreed that, following the completion of the mergers, it will indemnify and hold harmless Banknorth’s present and former directors and officers to the same extent they are indemnified under applicable law and the by-laws of Banknorth and Banknorth Delaware as of the date of the merger agreement, as well as maintain directors’ and officers’ liability insurance for a period of six years after completion of the mergers, with respect to actions or omissions prior to the completion of the mergers. Banknorth Delaware also generally agreed to maintain directors’ rights to indemnification and Banknorth’s policies and practices with respect to director’s and officer’s liability insurance for a three-year period following completion of the mergers with respect to actions or omissions during this period. See “The Transaction — Interests of Banknorth’s Executive Officers and Directors in the Transaction — Indemnification and Insurance” beginning on page 73.

      TD Board Appointment. As of the completion of the mergers, William J. Ryan will be elected or appointed as a member of the TD board of directors.

      Certain Other Covenants. The merger agreement contains additional covenants, including covenants relating to the filing of this proxy statement/ prospectus, cooperation regarding filings and proceedings with governmental and other agencies and organizations and obtaining required consents, the listing of shares of Banknorth Delaware common stock and TD common shares to be issued in the mergers or upon exercise of stock options following the mergers, the establishment of a transition committee, the sharing of information regarding Banknorth’s and TD’s businesses and obtaining appropriate agreements from Banknorth affiliates.

Conditions to the Mergers

      Conditions to Each Party’s Obligations. The obligations of Banknorth, Banknorth Delaware, TD and Berlin Merger Co. to complete the mergers are subject to the satisfaction at or before the completion of the migratory merger of the following conditions:

•	receipt of the required approval of the shareholders of Banknorth of the merger agreement and each of the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation;

•	approval for the listing on the New York Stock Exchange of the shares of Banknorth Delaware common stock and TD common shares to be issued in the mergers and, in the case of the TD common shares, on the Toronto Stock Exchange;

•	the combined registration statement on Form S-4/ F-4, which includes this proxy statement/ prospectus, being effective under the Securities Act; and

•	the receipt and continued effectiveness of required regulatory approvals (as described under “The Transaction — Regulatory Matters Related to the Mergers” beginning on page 81) and the absence of any injunction or other legal prohibition against the mergers.

      Conditions to TD’s and Berlin Merger Co.’s Obligations. The obligations of TD and Berlin Merger Co. to complete the mergers are subject to the satisfaction or waiver at or before the completion of the migratory merger of the following conditions:

•	the representations and warranties of Banknorth being true and correct as of the date of the merger agreement and as of the date of completion of the migratory merger (except that certain representations and warranties will be read without materiality or material adverse effect qualifications), other than, in most cases, those failures to be true and correct that would not result or reasonably be expected to result, individually or in the aggregate, in a material adverse effect on Banknorth;

•	performance in all material respects by Banknorth and Banknorth Delaware of the obligations required to be performed by them at or prior to the date of completion of the migratory merger;

•	there being no legal or regulatory restriction or condition applicable to the mergers that would be reasonably likely to have a material adverse effect on Banknorth, Banknorth Delaware or TD;

•	TD’s receipt of a certificate of certain officers of Banknorth as to the number of shares of Banknorth common stock outstanding on the date of completion of the migratory merger; and

•	the establishment of the Banknorth Delaware board of directors in the manner described above under “— Surviving Corporation Governing Documents and Directors.”

      Conditions to Banknorth’s and Banknorth Delaware’s Obligations. The obligations of Banknorth and Banknorth Delaware to complete the mergers are subject to the satisfaction or waiver at or before the completion of the migratory merger of the following conditions:

•	the representations and warranties of TD being true and correct as of the date of the merger agreement and as of the date of completion of the migratory merger (except that certain representations and warranties will be read without materiality or material adverse effect qualifications), other than, in most cases, those failures to be true and correct that would not result or reasonably be expected to result, individually or in the aggregate, in a material adverse effect on TD;

•	performance in all material respects by TD of the obligations required to be performed by it at or prior to the date of completion of the migratory merger; and

•	receipt of an opinion of Banknorth’s counsel that the migratory merger will constitute a tax-free reorganization for U.S. federal income tax purposes.

Termination

      The merger agreement may be terminated at any time before the completion of the mergers, whether before or after approval of the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation by the Banknorth shareholders, in any of the following ways:

•	by mutual written consent of TD and Banknorth;

•	by either TD or Banknorth if:

—	any governmental entity which must grant a required regulatory approval has denied approval of the mergers and this denial has become final and nonappealable or a governmental entity has issued a final nonappealable order prohibiting the completion of the mergers;

—	the mergers have not been completed on or before June 30, 2005, but neither TD nor Banknorth may terminate the merger agreement for this reason if its breach of any obligation under the merger agreement has resulted in the failure of the mergers to occur by that date;

—	there is a breach by the other party of the merger agreement which would prevent satisfaction of a closing condition and the breach cannot be cured prior to the completion of the mergers or is not cured prior to 30 days after receipt of written notice of the breach, but neither TD nor Banknorth may terminate the merger agreement for this reason if it itself is then in material breach of the merger agreement; or

—	the shareholders of Banknorth fail to give the necessary approval of the merger agreement or any of the proposals to approve the reincorporation of Banknorth from Maine to Delaware or the governance and other provisions in the post-transaction certificate of incorporation at the Banknorth special meeting;

•	by TD, if the board of directors of Banknorth has effected a change in Banknorth recommendation or failed to call a special meeting of its shareholders to vote on approval of the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation (see “— Covenants and Agreements — Banknorth Shareholder Meeting and Duty to Recommend” beginning on page 93);

•	by Banknorth, at any time during the five business day period beginning two business days after the date on which the approval of the Federal Reserve Board or the Superintendent of Financial

Institutions of Canada (whichever is later) required for completion of the acquisition merger is received, if

—	the weighted average price of the TD common shares during a ten-trading day measurement period preceding the receipt of approval of the Federal Reserve Board or the Superintendent of Financial Institutions of Canada (whichever is later) of the acquisition merger is less than $29.095 (which would represent a decline of more than 15% from the weighted average price of the TD common shares on August 25, 2004, which was $34.23); and

—	the percentage ratio of the weighted average price of the TD common shares during that pre-closing measurement period to $34.23 (the weighted average price on August 25, 2004) is more than 15 percentage points below the percentage ratio of the indexed weighted average price of the shares of five other major Canadian banks over the same pre-closing measurement period to the indexed price of those banks on August 25, 2004, which was $39.094.

If Banknorth elects to terminate the merger agreement based on a decrease in the price of the TD common shares under the above circumstances, TD will have the right to cure, in which case the merger agreement will not be terminated, by electing, during the five business days following TD’s receipt of that notice, to increase the number of TD common shares issuable per share of Banknorth Delaware common stock as merger consideration so that the TD exchange ratio is equal to the lesser of:

•	a number equal to the quotient, rounded to the nearest ten-thousandth, of

—	$29.095 multiplied by the exchange ratio for the TD common shares to be issued as merger consideration then in effect; divided by

—	the weighted average price of the TD common shares during the pre-closing measurement period; and

•	a number equal to the quotient, rounded to the nearest ten-thousandth, of

—	the ratio of the indexed weighted average price of the five other major Canadian banks over the pre-closing measurement period to $39.094 (the indexed weighted average price of those banks on August 25, 2004), minus 0.15; multiplied by the exchange ratio for the TD common shares to be issued as merger consideration then in effect; divided by

—	the ratio of the weighted average price of the TD common shares during the pre-closing measurement period to $34.23.

      The adjustment described in the first bullet point above is intended to provide that the value of the TD shares provided as merger consideration is not less than 15% below the corresponding value based on the pre-announcement price, and the adjustment described in the second bullet point above is intended to provided that the value of the TD shares provided as merger consideration is, on a percentage basis, not less than 15% below the decline in the index of the stock of the five other major Canadian banks in the index group over the corresponding period. All share prices referenced above are based on trading prices on the Toronto Stock Exchange, converted into U.S. dollars at the spot exchange rate for each day as reported by The Wall Street Journal on the following business day.

Effect of Termination

      If the merger agreement is validly terminated, the agreement will become void without any liability on the part of any of the parties unless a party is in willful breach of the merger agreement. However, the provisions of the merger agreement relating to termination fees and expenses and the confidentiality obligations of the parties will continue in effect notwithstanding termination of the merger agreement.

Termination Fees and Expenses

      A termination fee of up to $150 million will be paid by Banknorth to TD as follows:

•	if TD terminates the merger agreement because Banknorth’s board of directors effected a change in Banknorth recommendation or failed to call a special meeting of Banknorth shareholders to vote on the approval of the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation, then Banknorth will pay TD the full termination fee of $150 million on the second business day following that termination; or

•	if

—	TD terminates the merger agreement because there has been an uncured willful breach by Banknorth of the merger agreement or either party terminates the merger agreement because the mergers have not been completed by June 30, 2005 and a vote of the shareholders of Banknorth with respect to the approval of the merger agreement and the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation has not occurred; and

—	an acquisition proposal with respect to Banknorth has been publicly announced or otherwise communicated to the senior management or board of directors of Banknorth (or any person has publicly announced, communicated or made known an intention to make an acquisition proposal) at any time prior to the date of termination;

then Banknorth will pay $15 million on the second business day following such termination and, if within 15 months after such termination, Banknorth or any of its subsidiaries enters into a definitive agreement with respect to, or consummates, an acquisition proposal, then Banknorth will pay the remainder of the $150 million termination fee on the date of such execution or consummation; and

•	if

—	either party terminates the merger agreement because the Banknorth shareholders rejected the merger agreement or any of the proposals to approve the reincorporation of Banknorth from Maine to Delaware or the governance and other provisions in the post-transaction certificate of incorporation at the Banknorth special meeting; and

—	an acquisition proposal with respect to Banknorth has been publicly announced or otherwise communicated to the senior management or board of directors of Banknorth (or any person has publicly announced, communicated or made known an intention to make an acquisition proposal) at any time prior to the date of the Banknorth special meeting;

then Banknorth will pay $15 million on the second business day following such termination and, if within 15 months after such termination, Banknorth or any of its subsidiaries enters into a definitive agreement with respect to, or consummates, an acquisition proposal, then Banknorth will pay the remainder of the $150 million termination fee on the date of such execution or consummation.

      Except for the payment of a termination fee under the circumstances described above and for the costs and expenses related to the filing, printing and mailing of this proxy statement/prospectus and the registration statement of which this proxy statement/ prospectus forms a part, which will be shared by TD and Banknorth, all costs and expenses incurred in connection with the merger agreement and the mergers will be paid by the party incurring the cost.

Amendments, Extension and Waivers

      Any provision of the merger agreement may be amended, extended or waived before the completion of the mergers by a written instrument signed, in the case of an amendment, by each party to the merger agreement or, in the case of an extension or waiver, by each party against whom the extension or waiver is to be effective, but after the required approval of the Banknorth shareholders has been obtained, no amendment may be made that requires the approval of the shareholders of Banknorth unless that approval is obtained.

 PROPOSAL NO. 2: THE REINCORPORATION OF BANKNORTH FROM MAINE TO DELAWARE.

      The merger agreement provides that Banknorth will reincorporate from Maine to Delaware by merging into its wholly-owned subsidiary Banknorth Delaware. The reincorporation of Banknorth from Maine to Delaware is an integral part of the proposed transaction with TD and, as a result, completion of the mergers is conditioned on approval of the reincorporation by the shareholders of Banknorth.

      TD and Banknorth agreed to the reincorporation of Banknorth in Delaware because the majority of publicly-traded U.S. corporations are incorporated in that state and, as a result, there is a substantially larger body of judicial precedent in Delaware which provides guidance to corporations and their directors and officers than is available under Maine law. In addition, most of TD’s U.S. subsidiaries are Delaware corporations, so reincorporating Banknorth as a Delaware corporation would facilitate a consistent corporate structure. Finally, reincorporation under Delaware law was more consistent with the structure of the transaction the parties were negotiating because, as discussed below, without an amendment to Banknorth’s articles of incorporation, Maine law would grant each shareholder of Banknorth the right to demand from TD following the transaction payment of an amount equal to the fair value of their shares of Banknorth common stock, which was not consistent with the terms agreed to between TD and Banknorth, which provide for the acquisition by TD in the transaction of only a 51% interest in Banknorth.

      Upon consummation of this migratory merger, shareholders of Banknorth will become shareholders of Banknorth Delaware and their rights as shareholders of Banknorth Delaware will be governed by the certificate of incorporation and by-laws of Banknorth Delaware and the Delaware General Corporation Law, or DGCL, and no longer will be governed by the articles of incorporation and by-laws of Banknorth and the Maine Business Corporation Act, or MBCA.

      Among the more significant changes in law which will result from the migratory merger is that the antitakeover provisions of Sections 1109 and 1110 of the MBCA currently applicable to Banknorth will not be applicable to Banknorth Delaware. Section 1109 of the MBCA generally provides that a Maine corporation which has a class of voting stock registered or traded on a national securities exchange or under the Exchange Act and which has not opted out of the statute in its articles of incorporation may not engage in a business combination with an “interested shareholder” (generally any person which beneficially owns 25% or more of the outstanding voting stock of the corporation) for five years following the date it became an interested shareholder unless the business combination is approved by the board of directors and/or the shareholders of the corporation in the manner specified in the statute. Section 1110 of the MBCA generally provides the shareholders of a Maine corporation which has a class of voting stock registered or traded on a national securities exchange or under the Exchange Act and which has not opted out of the statute in its articles of incorporation with the right to demand payment of an amount equal to the fair value of each voting share in the corporation held by the shareholder from a person or group of persons which becomes a “controlling person” of the corporation, which generally is defined to mean an individual, firm or entity (or a group of individuals, firms or entities) which has voting power over at least 25% of the outstanding voting shares of the corporation.

      Like Section 1109 of the MBCA, Section 203 of the DGCL imposes restrictions on business combinations which significant shareholders but, as discussed under Proposal 3J below, the post-transaction certificate of incorporation contains a provision by which Banknorth Delaware opts out of coverage by this provision. As a result, neither TD nor any other person or entity which subsequently becomes the holder of 15% or more of Banknorth Delaware’s voting stock will be subject to any statutory requirement for a special board or shareholder vote before effecting a business combination with Banknorth Delaware.

      The DGCL does not contain a provision which is comparable to Section 1110 of the MBCA. As a result, shareholders of Banknorth and Banknorth Delaware will not have a statutory right to demand the payment of the fair value of their shares from TD in connection with the transactions contemplated by the merger agreement or from any other person or entity which subsequently acquires 25% or more of the outstanding Banknorth Delaware common stock.

      Some other significant changes in law resulting from the migratory merger include the following:

•	Amendment of by-laws by shareholders. In accordance with a grandfathered provision of the MBCA, the articles of incorporation and by-laws of Banknorth provide that only the board of directors of Banknorth, and not the shareholders, may adopt, amend or repeal the by-laws of Banknorth. Under the DGCL, shareholders have the right to adopt, amend and repeal the by-laws of a corporation. Under the post-transaction certificate of incorporation and by-laws of Banknorth Delaware, the holders of at least a majority of the outstanding voting securities of Banknorth Delaware may adopt, amend or repeal the by-laws of Banknorth Delaware, except that any amendment to the by-laws that would adversely affect the powers or rights of the Class B common stock must be approved by the holder of the Class B common stock. The DGCL permits, and the post-transaction certificate of incorporation provides, that Banknorth Delaware’s board of directors may also adopt, amend or repeal the by-laws (subject, in the case of amendments that would adversely affect the powers or rights of the Class B common stock, to the consent of the holder of the Class B common stock).

•	Ability of shareholders to call a special meeting of shareholders. Under the MBCA, special meetings of shareholders may be called by the holders of at least 10% of the outstanding voting stock of the corporation, provided that the articles of incorporation may fix a lower percentage or a higher percentage not exceeding 25% of all voting stock for this purpose. Under the DGCL, special meetings of shareholders may be called by the board of directors or by others specified in the certificate of incorporation or by-laws. As discussed under Proposal 3D below, the post-transaction certificate of incorporation provides that holders of at least a majority of the outstanding shares of common stock may call a special meeting of shareholders, which effectively increases the percentage ownership of shareholders required to call a special meeting.

      For a description of other changes in the rights of shareholders as a result of the migratory merger, see “Comparison of Shareholder Rights” beginning on page 143.

 PROPOSALS NOS. 3A-L: THE POST-TRANSACTION CERTIFICATE OF INCORPORATION.

      In connection with the transactions contemplated by the merger agreement, Banknorth and TD agreed to a number of governance, transfer and other rights and restrictions relating to TD’s investment in Banknorth Delaware, as set forth in the stockholders agreement. The proposed form of the certificate of incorporation that will govern Banknorth Delaware following the completion of the mergers contains provisions necessary to implement some of the terms of the stockholders agreement, and accordingly differs in material respects from Banknorth’s existing articles of incorporation and by-laws. At the special meeting you will be asked to consider and vote on each of the proposals relating to the governance and other provisions in the post-transaction certificate of incorporation described below.

      The following is a summary of selected provisions of the form of the post-transaction certificate of incorporation. While TD and Banknorth believe that this description covers the material terms of the form of the post-transaction certificate of incorporation which differ materially from Banknorth’s existing articles of incorporation, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the proposed form of the post-transaction certificate of incorporation, which is attached as Appendix B to this document and is incorporated by reference in this document. We urge you to read the entire form of the post-transaction certificate of incorporation carefully.

      Because the post-transaction certificate of incorporation contains provisions necessary to implement the stockholders agreement, which itself reflects agreements by Banknorth and TD that are integral to the transaction, completion of the mergers is conditioned on approval of each of the following proposals to approve the governance and other provisions in the post-transaction certificate of incorporation.

      Proposal No. 3A: Proposal to approve provisions authorizing the Class B common stock, which will be held by TD and will facilitate its exercise of control of the board of directors as majority shareholder of Banknorth Delaware.

      Unlike the existing articles of incorporation of Banknorth, the post-transaction certificate of incorporation of Banknorth Delaware authorizes a class of Class B common stock which will be represented by one share. The purpose of the Class B common stock generally is to facilitate the exercise of TD’s rights as a majority holder of the outstanding Banknorth Delaware common stock to obtain representation on the Banknorth Delaware board of directors through the election of Class B directors, who may comprise a majority of the directors, as discussed below. The Class B common stock thus facilitates TD’s ability to control the board of directors of Banknorth Delaware, reflecting its status as Banknorth Delaware’s majority shareholder. The Class B common stock has no substantive rights apart from the right to vote for the election and removal of Class B directors and the related rights described under Proposal 3B, and may be beneficially owned only by TD and its affiliates.

      The holder of the Class B common stock has the exclusive right to elect a number of Class B directors of Banknorth Delaware as it may determine from time to time, provided that the number of Class B directors may not exceed the total number of Class A directors then in office by more than one. However, following the termination of specific governance provisions of the stockholders agreement and the post-transaction certificate of incorporation as a result of TD owning less than a majority of the outstanding voting securities of Banknorth Delaware for a specified period of time, and during a suspension of those provisions for the same reason, as described under “The Stockholders Agreement — Suspension, Termination of Certain Provisions,” the holder of the Class B common stock will have the right to nominate and elect only that number of Class B directors proportionate to its ownership of voting securities of Banknorth Delaware. In this situation, the Class B directors may not represent 50% or more of the total number of directors then in office or be less than one director.

      Any vacancy in the Class B directors may be filled only by a majority of the remaining Class B directors or the sole remaining Class B director. In the absence of any Class B directors, the holder of the Class B common stock may fill vacancies in the Class B directors. As in the case of election of Class B directors, only the holder of the Class B common stock may vote for the removal without cause of a Class B director.

      The holder of the Class B common stock has no other voting rights, except that the approval of such holder is required to approve any amendment to the post-transaction certificate of incorporation or by-laws of Banknorth Delaware which would adversely affect the rights of the Class B common stock and such holder may vote on matters as otherwise required by law.

      Except as required by law, the holder of the Class B common stock will not be entitled to receive dividends or distributions from Banknorth Delaware or any assets available for distribution to shareholders upon liquidation of Banknorth Delaware.

      Upon the termination of the stockholders agreement, which will occur if TD owns either less than 15% of the outstanding voting securities of Banknorth Delaware or 90% or more of each class of capital stock of Banknorth Delaware that would be required to effect a “short-form” merger of Banknorth Delaware under Delaware law, the share of Class B common stock will be redeemed and cancelled by Banknorth Delaware in return for the payment for one dollar.

      See generally Article Fourth, paragraph B of the post-transaction certificate of incorporation.

      Proposal No. 3B: Proposal to approve provisions relating to the composition and powers of the board of directors of Banknorth Delaware and its committees, which will facilitate TD’s ability to control the board and its committees.

      The post-transaction certificate of incorporation provides for two classes of directors: Class B directors elected by TD through its ownership of the Class B common stock and Class A directors elected by all shareholders. The post-transaction certificate of incorporation further provides that four Class A directors will serve as “designated independent directors,” who will be responsible for making a number of determinations relating to the governance of Banknorth Delaware, as described under “The Stockholders Agreement — Corporate Governance — Designated Independent Directors” on page 113. Each designated independent director must qualify as an “independent director” under applicable NYSE rules with respect to both Banknorth Delaware and TD and may not be a Class B director or an affiliate or past or present director, officer or employee of TD and must not have been nominated by TD or any of its affiliates.

      Set forth below is a discussion of the provisions of the post-transaction certificate of incorporation which deal with the composition of and action by the board of directors and its committees, all of which are contained in Article Seventh of the post-transaction certificate of incorporation and conform to provisions in the stockholders agreement.

      Composition of the Board. Under the post-transaction certificate of incorporation, the board of directors of Banknorth Delaware will include the Class A directors elected by all shareholders and the Class B directors elected by TD. As discussed under Proposal 3A, prior to the termination of specific governance provisions of the post-transaction certificate of incorporation and the stockholders agreement as a result of TD owning less than a majority of the voting securities of Banknorth Delaware for a specified period of time, and except during a suspension of those provisions for the same reason, the Class B directors may comprise a majority of the board of directors but may not exceed the number of Class A directors by more than one. Because Banknorth has only one class of directors, there are no comparable provisions in its articles of incorporation.

      The post-transaction certificate of incorporation provides that prior to the termination of specific governance provisions of the post-transaction certificate of incorporation and the stockholders agreement as a result of TD owning less than a majority of the voting securities of Banknorth Delaware for a specified period of time, the minimum number of authorized directors is nine, and thus there always must be at least four Class A directors. Following such termination, the total number of authorized directors constituting the entire board of directors will be no more than 20 and no less than nine.

      See Article Seventh, paragraph A(1) of the post-transaction certificate of incorporation.

      Filling of Vacancies. Under the post-transaction certificate of incorporation:

•	any vacancy in the Class A directors (other than a designated independent director) may only be filled by the affirmative vote of a majority of the directors then in office and a majority of the Class B directors then in office, or by a sole remaining director (as long as there is at least one Class B director); and

•	any vacancy of a designated independent director may only be filled upon the approval of the remaining designated independent directors (or if no such director remains, by a majority of the independent Class A directors), subject to the consent of the nominating committee, which, as discussed below under “— Composition of and Action by Committees,” will consist of four Class B directors and three of the designated independent directors.

      However, following the termination of specific governance provisions of the post-transaction certificate of incorporation and the stockholders agreement as a result of TD owning less than a majority of the outstanding voting securities of Banknorth Delaware for a specified period of time, and during a suspension of those provisions for the same reason, any vacancy in the Class A directors may be filled by a majority of the directors in office, and any vacancy in the designated independent directors may be filled by the nominating committee, which will then have only a number of Class B directors that is proportionate to TD’s ownership.

      Because Banknorth has only one class of directors, there are no comparable provisions in its articles of incorporation. See Article Seventh, paragraph A(3) of the post-transaction certificate of incorporation.

      Action by the Board. The post-transaction certificate of incorporation provides that prior to the termination of specific governance provisions of the post-transaction certificate of incorporation and the stockholders agreement as a result of TD owning less than a majority of the outstanding voting securities of Banknorth Delaware for a specified period of time, and other than during a suspension of those provisions for the same reason:

•	a quorum for any meeting of the board of directors of Banknorth Delaware will require the presence of a majority of the total number of authorized directors then constituting the entire board of directors and a majority of the Class B directors then in office; and

•	any determination or other action by the board of directors of Banknorth Delaware (other than action by unanimous written consent in lieu of a meeting) will require the affirmative vote or consent, at a meeting at which a quorum is present, of a majority of directors present at that meeting, including a majority of the Class B directors present at that meeting.

      Because Banknorth has only one class of directors, there are no comparable provisions in its articles of incorporation. See Article Seventh, paragraphs B and D of the post-transaction certificate of incorporation.

      Composition of and Action by Committees. Under the post-transaction certificate of incorporation, each committee of the board of directors, other than the nominating committee and the designated independent directors committee discussed below, will consist of a majority of Class B directors and not fewer than two Class A directors. However, following the termination of specific governance provisions of the post-transaction certificate of incorporation and the stockholders agreement as a result of TD owning less than a majority of the outstanding voting securities of Banknorth Delaware for a specified period of time, and during a suspension of those provisions for the same reason, the holder of the Class B common stock generally may designate only that number of Class B directors to serve on each board committee proportionate to its ownership of voting securities of Banknorth Delaware. In this situation, the number of Class B directors may not represent 50% or more of the total number of directors then on such committee or be less than one director.

      In the event that no Class B director may serve on a particular committee under applicable law or NYSE rules, Banknorth Delaware is required to take all necessary action to permit at least one Class B director to attend each meeting of the committee as a non-voting observer, in each case to the extent permitted by applicable law and NYSE rules.

      Prior to the termination of specific governance provisions of the post-transaction certificate of incorporation and the stockholders agreement as a result of TD owning less than a majority of the outstanding voting securities of Banknorth Delaware for a specified period of time, and except during a suspension of those provisions for the same reason, the nominating committee of the board of directors will consist of four Class B directors and three of the designated independent directors. In addition, the board of directors is required to maintain a designated independent directors committee, consisting solely of the designated independent directors, which will be authorized to exercise the powers solely vested in the designated independent directors under the stockholders agreement and the post-transaction certificate of incorporation. These powers are described under “The Stockholders Agreement — Corporate Governance — Designated Independent Directors” beginning on page 113.

      All decisions of each committee of the board of directors of Banknorth Delaware will require the affirmative vote of a majority of the directors then serving on the committee.

      See Article Seventh, paragraph C of the post-transaction certificate of incorporation.

      Proposal No. 3C: Proposal to approve a provision which permits action by less than unanimous written consent of shareholders in some circumstances.

      The post-transaction certificate of incorporation provides that any action required or permitted to be taken by the holders of any class or series of common stock of Banknorth Delaware may be taken at a duly called meeting or by written consent of the holders of such class or series in lieu of a meeting. Accordingly, for so long as TD holds a majority of the common stock of Banknorth Delaware, TD may effect most action that may be taken by shareholders by means of written consent without requiring the convening of a meeting of the shareholders of Banknorth Delaware. However, following the termination of specific governance provisions of the post-transaction certificate of incorporation and the stockholders agreement as a result of TD owning less than a majority of the outstanding voting securities of Banknorth Delaware for a specified period of time, shareholders of Banknorth Delaware may only act at a duly called meeting and may not act by written consent in lieu of a meeting. Under the existing articles of incorporation of Banknorth, shareholders may act without a meeting only by unanimous written consent, which effectively prevents shareholders of Banknorth from acting in this manner because it is a large, publicly-held corporation. See Article Sixth, paragraph A of the post-transaction certificate of incorporation.

      Proposal No. 3D: Proposal to approve a provision which increases the ownership threshold required for shareholders to call a special meeting of shareholders.

      Under the post-transaction certificate of incorporation, the holders of at least a majority of the outstanding shares of Banknorth Delaware common stock may call a special meeting of holders of Banknorth Delaware common stock. The holder of the Class B common stock may call a special meeting of the holder of the Class B common stock. Under the existing articles of incorporation of Banknorth, a special meeting of shareholders shall be called upon the written request of the holders of not less than 50% of the outstanding voting stock of Banknorth, provided that special meetings of shareholders also may be called by shareholders in the manner specified in the MBCA. The MBCA provides that special meetings may be called by the holders of at least 10% of the outstanding voting stock of the corporation, provided that the articles of incorporation may fix a lower percentage or a higher percentage not exceeding 25% of all voting stock for this purpose. In light of the foregoing, the post-transaction certificate of incorporation will make it more difficult for shareholders of Banknorth Delaware to call special meetings of shareholders than it is for existing shareholders of Banknorth to call special meetings. For so long as TD owns a majority of the outstanding common stock of Banknorth Delaware, it will be the only shareholder who can call a special meeting of shareholders. TD and Banknorth determined this was appropriate because, for so long as it holds such a majority of the Banknorth Delaware common stock, TD generally will have the ability to control the outcome of any matter submitted to a vote of the shareholders of Banknorth Delaware. See Article Sixth, paragraph B of the post-transaction certificate of incorporation.

      Proposal No. 3E: Proposal to approve the elimination of Banknorth’s classified board and elect all directors annually.

      Under the post-transaction certificate of incorporation, all directors of Banknorth Delaware will be elected annually for a term which expires at the next annual meeting of shareholders. This contrasts with the classified board provided for in the existing articles of incorporation of Banknorth, which provides that the board of directors of Banknorth is divided into three classes as nearly equal in number as possible, with one-third of the directors being elected annually to serve three-year terms. Although a classified board enhances the continuity of a directorate by making it more difficult for a party to acquire control of a board of directors without its consent, TD and Banknorth decided that a classified board was neither necessary nor advisable for Banknorth Delaware in light of TD’s majority ownership of Banknorth Delaware and its right to elect Class B directors, which may comprise a majority of the directors of Banknorth Delaware, as discussed above, as well as the requirement that the board of directors of Banknorth Delaware must include four designated independent directors not affiliated with TD. See Article Seventh, paragraph A(2) of the post-transaction certificate of incorporation.

      Proposal No. 3F: Proposal to approve the elimination of the “fair price” provision in Banknorth’s articles of incorporation.

      The post-transaction certificate of incorporation does not contain a so-called “fair price” provision of the type contained in the existing articles of incorporation of Banknorth, which requires super-majority shareholder approval of certain business combinations between Banknorth and a significant shareholder of Banknorth unless certain price and procedural requirements are met or the board of directors of Banknorth approves the transaction in the manner specified in the articles of incorporation. For a brief description of this provision of Banknorth’s articles of incorporation, see “Comparison of Shareholder Rights — Vote on Mergers, Consolidations and Sales of Assets — Banknorth” beginning on page 159. The parties decided that a “fair price” provision was inconsistent with the stockholders agreement, which sets forth the terms and conditions under which TD may acquire additional shares of Banknorth Delaware common stock after its initial acquisition of majority ownership of Banknorth Delaware. See “The Stockholders Agreement — Share Ownership” and “— Going-Private Transactions,” beginning on page 109.

      Proposal No. 3G: Proposal to approve the elimination of the super-majority voting requirements in Banknorth’s articles of incorporation relating to charter amendments.

      Unlike the existing articles of incorporation of Banknorth, the post-transaction certificate of incorporation does not contain a provision which requires a super-majority vote of shareholders to amend specific governance provisions of the articles of incorporation unless the amendment is approved by a specified super-majority vote of the board of directors. This type of super-majority vote requirement generally is intended to make it less likely that a party would seek to acquire a corporation without the approval of its board of directors, and was omitted from the post-transaction certificate of incorporation because TD will generally have the ability to control Banknorth Delaware as a result of its majority ownership. Accordingly, under the post-transaction certificate of incorporation only the vote specified by applicable Delaware law (and any vote of the Class B common stock or any Banknorth Delaware preferred stock required by the terms of such stock) will be required to approve amendments to the certificate of incorporation.

      Proposal No. 3H: Proposal to approve the elimination of the provision in Banknorth’s articles of incorporation requiring the board of directors to consider the interests of non-shareholder constituencies.

      Unlike the existing articles of incorporation of Banknorth, the post-transaction certificate of incorporation does not contain a provision which requires directors, in discharging their duties, to consider the effects of any action on both shareholders and non-shareholder constituencies, including employees, depositors and borrowers of any banking subsidiary and communities in which the corporation operates. The non-shareholder constituencies provision in Banknorth’s existing articles of incorporation is based on a similar provision in the MBCA, which permits directors to consider the effects of any action on non-shareholder constituencies. The DGCL does not contain a provision similar to that contained in the

MBCA, and Banknorth and TD agreed not to include a non-shareholder constituencies provision similar to that included in Banknorth’s articles of incorporation in the post-transaction certificate of incorporation. Subject to the requirements of applicable law, the omission of such a provision does not prevent the board of directors of Banknorth Delaware from considering non-shareholder constituencies in making any determination.

      Proposal No. 3I: Proposal to include a provision in the post-transaction certificate of incorporation which limits the ability of Banknorth Delaware to adopt antitakeover provisions that are inconsistent with TD’s rights under the stockholders agreement.

      Both Article Thirteenth of the post-transaction certificate of incorporation and a provision in the stockholders agreement prohibit Banknorth Delaware from adopting a shareholder rights plan or other similar antitakeover measure unless it expressly excludes TD and its affiliates from its operation and does not impair any of the rights of TD or any of its affiliates under the stockholders agreement. This provision is intended to reflect the terms of the stockholders agreement, which contains specific negotiated terms and procedures that TD must comply with if it wishes to acquire additional shares of Banknorth Delaware common stock. Because it is not applicable to Banknorth’s ownership structure, there is no comparable provision in the existing articles of incorporation of Banknorth.

      Proposal No. 3J: Proposal to include a provision in the post-transaction certificate of incorporation by which Banknorth opts out of coverage under Section 203 of the Delaware General Corporation Law, a statute which restricts business combinations between corporations and their significant shareholders.

      As permitted by the DGCL, the post-transaction certificate of incorporation includes a provision by which Banknorth Delaware elects not to be governed by Section 203 of the DGCL. Section 203 of the DGCL generally restricts the ability of a publicly-held Delaware corporation to engage in business combinations with an “interested shareholder” (generally any holder of 15% or more of the outstanding voting stock of the corporation) during the three years following the date it became an interested shareholder. Because the terms of TD’s acquisition of 51% of the outstanding stock of Banknorth Delaware, and the terms upon which it may acquire additional shares, have been negotiated by Banknorth and TD in connection with the transaction, Banknorth and TD agreed that Banknorth Delaware would opt out of this provision, as it is inconsistent with the stockholders agreement. See Article Twelfth of the post-transaction certificate of incorporation, as well as “The Stockholders Agreement — Share Ownership” and “— Going-Private Transactions,” beginning on page 109.

      Proposal No. 3K: Proposal to approve the grant to TD, under the stockholders agreement, of the right to subscribe for additional securities of Banknorth Delaware in order to maintain its ownership percentage, in lieu of providing TD preemptive rights in the post-transaction certificate of incorporation as permitted by the Delaware General Corporation Law, and the right to contribute additional capital in return for additional shares of Banknorth Delaware common stock.

      Under the DGCL, shareholders do not have preemptive rights to purchase shares of a corporation unless they are expressly granted these rights by a provision in the corporation’s certificate of incorporation. Although there is no provision which grants preemptive rights in the post-transaction certificate of incorporation of Banknorth Delaware, a provision of the stockholders agreement gives TD the right to purchase for cash from Banknorth Delaware a sufficient number of additional shares of Banknorth Delaware common stock to maintain its then-existing ownership percentage in connection with most proposed issuances of common stock by Banknorth Delaware. TD also has the right under the stockholders agreement to purchase for cash from Banknorth Delaware a pro rata amount of most options or warrants that are exercisable for, or debt or equity securities that are convertible into or exchangeable for, shares of common stock of Banknorth Delaware. The stockholders agreement also provides that in most cases where Banknorth Delaware seeks to raise additional capital, TD has the right to contribute that additional capital to Banknorth Delaware in exchange for additional shares of Banknorth Delaware capital stock. TD’s rights to purchase securities and contribute capital as described in this paragraph are described in more detail under “The Stockholders Agreement — TD’s Rights to Contribute Capital and to Purchase Securities.”

The existing articles of incorporation of Banknorth include a provision which expressly provides that shareholders have no preemptive rights to purchase any additional shares of capital stock of Banknorth.

      Proposal No. 3L: Proposal to approve a provision which allocates corporate opportunities between Banknorth Delaware and TD.

      Both Article Eleventh of the post-transaction certificate of incorporation and the stockholders agreement include a provision which allocates corporate opportunities between Banknorth Delaware and TD. These provisions were negotiated and agreed to by the parties because Banknorth and TD currently engage in, and in the future Banknorth Delaware and TD may engage in, the same or similar activities or lines of business and as a result may have an interest in the same areas and types of corporate opportunities. For a detailed description of this provision, see “The Stockholders Agreement — Corporate Opportunities,” beginning on page 115.

THE STOCKHOLDERS AGREEMENT

      In connection with the transactions contemplated by the merger agreement, Banknorth, Banknorth Delaware and TD entered into a stockholders agreement, which will become effective upon the closing of the mergers. The stockholders agreement provides for limitations on TD’s acquisition and transfer of Banknorth Delaware securities, governance rights and related matters. The following is a summary of selected provisions of the stockholders agreement. While TD and Banknorth believe this description covers the material terms of the stockholders agreement, it may not contain all the information that is important to you and is qualified in its entirety by reference to the stockholders agreement, a copy of which is included as Appendix D to this document. We urge you to read the entire stockholders agreement carefully.

Share Ownership

      During the term of the stockholders agreement, TD has generally agreed that neither it nor its affiliates will acquire securities of Banknorth Delaware that are entitled to vote generally in the election of directors of Banknorth Delaware, or securities convertible into such voting securities (which we refer to collectively in this document as voting securities of Banknorth Delaware) if as a result TD and its affiliates would own more than 66 2/3% of the then-outstanding voting securities of Banknorth Delaware. This ownership limitation of 66 2/3% may be increased to up to 70% in connection with share repurchases completed by Banknorth Delaware with the approval of a majority of the four designated independent directors of Banknorth Delaware described below under “— Corporate Governance — Designated Independent Directors.” However, if following an increase in the ownership limitation to 70%, TD or its affiliates transfer voting securities of Banknorth Delaware such that it owns 66 2/3% or less of the then-outstanding voting securities of Banknorth Delaware, the ownership limitation will again be reduced to 66 2/3%. We refer to the ownership limitation in effect from time to time as the ownership limitation.

      TD and its affiliates may acquire voting securities of Banknorth Delaware in excess of the ownership limitation:

•	in connection with a going-private transaction completed in accordance with the terms of the stockholders agreement, as described below under “— Going-Private Transactions”;

•	in connection with an acquisition by TD or any of its affiliates of an entity that owns shares of Banknorth Delaware, but TD or its affiliate must use reasonable best efforts to dispose of the excess shares concurrently with or promptly following that acquisition, subject to compliance with applicable law; and

•	in connection with securing or collecting a debt previously contracted in the ordinary course of TD’s and its affiliates’ banking or brokerage businesses, but TD or its affiliate must promptly dispose of the excess shares, subject to applicable law.

      If TD or its affiliates acquire shares in excess of the ownership limitation, they may not exercise any voting rights with respect to those excess shares.

Going-Private Transactions

      Under the terms of the stockholders agreement, TD has agreed to restrictions on its ability to conduct going-private transactions involving Banknorth Delaware. A going-private transaction for purposes of the stockholders agreement generally means a transaction that would result in the shares of Banknorth Delaware common stock being held of record by fewer than 300 persons or no longer being listed or quoted on a national securities exchange or inter-dealer quotation system. Under the stockholders agreement, TD has agreed that neither it nor its affiliates will propose or initiate any going-private transaction unless that transaction involves the offer to acquire 100% of the common stock of Banknorth Delaware not owned by TD and its affiliates and, if the transaction is to be effected as to a tender offer or exchange offer, includes a commitment by TD or its affiliate to, if permitted under applicable law, promptly complete a short-form merger following that offer. Any going-private transaction must also comply with the provisions of the stockholders agreement summarized below.

      Before the second anniversary of the completion of the mergers, neither TD nor its affiliates may propose or initiate a going-private transaction unless invited to do so by a majority of the designated independent directors. If TD or its affiliates is invited to propose a going-private transaction, it must also comply with the requirements regarding negotiation with the designated independent directors and the receipt of unaffiliated stockholder approval described in the following paragraph with respect to going-private transactions commenced between the second and the fifth anniversaries of the completion of the mergers.

      Between the second and the fifth anniversaries of the completion of the mergers, TD or its affiliates may initiate and hold discussions regarding a going-private transaction with the board of directors of Banknorth Delaware on a confidential basis that would not reasonably be expected to require either Banknorth Delaware or TD to make any public disclosure regarding the possibility of a transaction under applicable securities laws. If a majority of the designated independent directors approve a going-private transaction, TD or its affiliate may publicly announce, commence and, subject to the receipt of unaffiliated stockholder approval, complete the transaction. For purposes of the stockholders agreement, the receipt of unaffiliated stockholder approval means, in the case of a tender or exchange offer, that a majority of the outstanding shares of common stock of Banknorth Delaware not owned by TD and its affiliates have been tendered and not withdrawn at the expiration of the tender or exchange offer and, in the case of a merger or consolidation, that the holders of a majority of the outstanding shares of common stock of Banknorth Delaware not owned by TD and its affiliates have voted (or executed written consents) in favor of the applicable transaction.

      Following the fifth anniversary of the completion of the mergers, TD or its affiliates may propose, initiate or effect a going-private transaction by first offering to negotiate confidentially the terms of the transaction with the designated independent directors. If a majority of the designated independent directors request TD or its affiliate to negotiate these terms, TD or its affiliate will use its reasonable best efforts to do so for at least 60 days. If TD and a majority of the designated independent directors agree on terms of a transaction, TD may initiate and complete the transaction. If TD and a majority of the designated independent directors do not agree on terms of a transaction within 60 days, TD or its affiliate may publicly propose the going-private transaction to the shareholders of Banknorth Delaware and, subject to receipt of unaffiliated stockholder approval, complete that transaction.

TD’s Rights to Contribute Capital and to Purchase Securities; Banknorth Delaware’s Obligation to Repurchase Stock

      TD’s Right to Contribute Capital. Until TD and its affiliates no longer own voting securities of Banknorth Delaware representing at least 25% of the then-outstanding voting securities of Banknorth Delaware, whenever Banknorth Delaware seeks to raise additional capital in the form of equity securities or securities convertible into, or exercisable or exchangeable for, equity securities, whether for purposes of expansion of its business or for any other reason, except as noted in the last sentence of this paragraph, TD has the right to provide all or any portion of that additional capital, at TD’s option, in the form of an additional investment in shares of common stock or, if Banknorth Delaware proposes to raise the additional capital in the form of other voting securities, in those other voting securities. However, TD may only acquire up to the number of shares of common stock or other voting securities that is permitted in accordance with the ownership limitation described above. The purchase price paid by TD or any of its affiliates for these securities will be the average of the closing prices of the securities on their principal market for the ten consecutive trading days immediately preceding the date on which such issuance is approved by the board of directors of Banknorth Delaware or, if the securities are not publicly listed or quoted, the fair market value of the securities. This right to contribute capital does not apply to the issuance of capital stock by Banknorth Delaware upon the exercise of, or the grant or award of, employee stock options, stock appreciation rights or similar instruments covered by the repurchase obligation of Banknorth Delaware described below under “— Banknorth Delaware’s Obligation to Repurchase Stock”, the issuance by Banknorth Delaware of some types of non-voting preferred stock or of trust preferred securities or the issuance of common stock as consideration for the acquisition by Banknorth Delaware of an entity.

      TD’s Right to Purchase Securities. Until TD and its affiliates no longer own voting securities of Banknorth Delaware representing at least 25% of the then-outstanding voting securities of Banknorth Delaware, if Banknorth Delaware at any time proposes to issue any shares of common stock, other than in connection with the exercise of employee stock options, stock appreciation rights or similar instruments covered by the repurchase obligation of Banknorth Delaware described below under “— Banknorth Delaware’s Obligation to Repurchase Stock”, TD will have the option, to the extent it did not previously exercise its rights described above under “— TD’s Right to Contribute Capital” above, to purchase for cash directly from Banknorth Delaware up to a sufficient number of shares of common stock to maintain its ownership level immediately prior to the issuance, at the same purchase price as the price for the additional shares of common stock to be issued. Until TD and its affiliates no longer own voting securities of Banknorth Delaware representing at least 25% of the then-outstanding voting securities of Banknorth Delaware, in the event that Banknorth Delaware proposes to issue options (other than employee stock options, stock appreciation rights or similar instruments covered by the repurchase obligation of Banknorth Delaware described below under “— Banknorth Delaware’s Obligation to Repurchase Stock”) or warrants that are exercisable for, or debt or equity securities that are convertible into or exchangeable for, shares of common stock, Banknorth Delaware must offer TD the opportunity to purchase for cash up to the percentage of those options, warrants or convertible debt or equity securities that represents the ownership percentage of TD and its affiliates of voting securities of Banknorth Delaware at the time of that issuance, at the same purchase price as is offered to the other purchasers of the options or warrants. TD’s rights to purchase securities as described in this paragraph are subject to the ownership limitation described above.

      Banknorth Delaware’s Obligation to Repurchase Stock. Until TD and its affiliates no longer own voting securities of Banknorth Delaware representing at least 25% of the then-outstanding voting securities of Banknorth Delaware, if Banknorth Delaware issues shares of common stock upon exercise of any option, warrant, stock appreciation right or other similar instrument granted to its directors, officers, employees, consultants or others, or in the form of restricted shares or similar instruments, in either case under any compensation, retention, incentive or similar program or arrangement in effect from time to time, Banknorth Delaware will use its reasonable best efforts to repurchase a corresponding number of shares of its common stock in the open market so that the total number of outstanding shares of Banknorth Delaware common stock are not increased by that issuance. These repurchases generally must be completed within 120 days after the applicable issuance, but Banknorth Delaware’s obligation to repurchase shares does not apply until the aggregate issuances of common stock exceed 1% of the outstanding shares of Banknorth Delaware common stock. Banknorth Delaware’s obligation to repurchase shares is also subject to the receipt of any required regulatory approval. Banknorth Delaware may meet its repurchase obligations by means of an ongoing regular stock repurchase plan, in which case offsetting repurchases may occur prior to the related issuance of common stock.

Transfer Restrictions

      Under the terms of the stockholders agreement, TD has agreed that until the second anniversary of the completion of the mergers, neither it nor its affiliates will transfer voting securities except to an affiliate of TD that agrees to be bound by the terms of the stockholders agreement. Between the second and fifth anniversaries of the completion of the mergers, TD and its affiliates may only transfer voting securities:

•	to an affiliate of TD that agrees to be bound by the terms of the stockholders agreement;

•	in compliance with the restrictions of Rule 144 under the Securities Act;

•	subject to the right of first offer described below, to any person who, after giving effect to such transfer, would own less than 5% of the then-outstanding voting securities of Banknorth Delaware and who is an institutional investor purchasing the shares in the normal course of its investment business, for investment purposes only, and with no intention of influencing control of Banknorth Delaware;

•	in connection with an underwritten public offering in which TD uses its commercially reasonable efforts to effect a wide distribution of the voting securities and to not knowingly sell voting securities to any person who would, as a result of the offering, own 5% or more of the then-outstanding voting securities of Banknorth Delaware;

•	with the consent of a majority of the designated independent directors, in connection with a pledge to a financial institution, provided that the number of voting securities pledged is not more than 19.9% of the then-outstanding voting securities of Banknorth Delaware; or

•	with the consent of a majority of the designated independent directors.

      In addition, following the second anniversary of the completion of the mergers, and for as long as TD and its affiliates own voting securities of Banknorth Delaware representing at least 25% of the then-outstanding voting securities of Banknorth Delaware, TD and its affiliates may, subject to the right of first offer described below, transfer voting securities of Banknorth Delaware to a person that would own voting securities representing more than 10% of the then-outstanding voting securities of Banknorth Delaware. If TD and its affiliates would own voting securities representing less than 50% of the then-outstanding voting securities of Banknorth Delaware as a result of such transfer, the transferee must offer to acquire from shareholders of Banknorth Delaware other than TD and its affiliates, at the same price and otherwise on the same financial terms and conditions as are applicable to TD and/or its affiliates, either:

•	100% of the voting securities of Banknorth Delaware owned by those shareholders; or

•	a pro rata number of voting securities of Banknorth Delaware owned by those shareholders, based on the percentage of the total number of voting securities owned by TD and its affiliates that TD and/or its affiliate are proposing to transfer.

TD and its affiliates may only make this type of transfer prior to the third anniversary of the completion of the mergers if the chief executive officer of TD advises the board of directors of Banknorth Delaware that he has decided to make the transfer based on his good faith assessment of the requirements of TD’s financial or capital situation at that time, exercising his business judgment based on changes in circumstances since August 25, 2004. If, as a result of this type of transfer, the transferee would own voting securities of Banknorth Delaware representing more than 15% of the then-outstanding voting securities of Banknorth Delaware, but would not own the number of securities required to effect a short-form merger under applicable Delaware law, the transferee must agree to be bound by the terms of the stockholders agreement.

      Prior to making any offer to transfer voting securities under the third bullet point of the first paragraph of this section “Transfer Restrictions” or any transfer of less than 100% of the voting securities owned by TD and its affiliates under the second paragraph of this section, TD or its applicable affiliate must offer Banknorth Delaware the opportunity to purchase those voting securities. TD or its applicable affiliate must notify Banknorth Delaware of the price and terms on which it proposes to offer the voting securities for transfer. If Banknorth Delaware elects to purchase all of the voting securities within five business days of the receipt of the notice from TD or its applicable affiliate, Banknorth Delaware and TD or its applicable affiliate must use their commercially reasonable efforts to consummate the transfer as promptly as practicable, but in any event not later than 90 days after the delivery by Banknorth Delaware of its election to purchase the voting securities. Banknorth Delaware may transfer this right to purchase voting securities to another person if the number of voting securities to be purchased by it in connection with the right described in this paragraph in any twelve-month period would exceed 4.9% of the total number of voting securities of Banknorth Delaware outstanding at the date of the applicable notice given by TD to Banknorth regarding its intention to transfer securities in a manner subject to Banknorth’s right of first offer. If Banknorth Delaware does not elect to purchase all of the applicable voting securities (or if, having made an election to purchase the securities, does not complete the purchase within the required time period), then TD or its applicable affiliate may, within the following 90-day period, enter into definitive agreements to transfer the applicable voting securities at a price not less than 95% of the price at which TD or its applicable affiliate offered those securities to Banknorth Delaware and on other terms not materially more favorable to the transferee than were offered to Banknorth Delaware. If TD or its applicable affiliate does not enter into definitive agreements within the specified time period, or enters into agreements but does not complete the sale within nine months, the right of first offer described in this paragraph will again apply.

Corporate Governance

      Composition of the Board of Directors. At the time the mergers are completed, the board of directors of Banknorth Delaware will initially be composed of up to 19 directors consisting of:

•	up to 14 individuals who were directors of Banknorth prior to the closing of the mergers, who will be designated “Class A” directors and who will include:

—	the chief executive officer of Banknorth Delaware; and

—	four designated independent directors, designated as described below under “— Designated Independent Directors”; and

•	up to five individuals designated by TD, who will be designated “Class B” directors.

      Following the completion of the mergers, the board of directors of Banknorth Delaware will include:

•	the four designated independent directors, designated as described below under “— Designated Independent Directors”;

•	the present chief executive officer of Banknorth Delaware, who will serve as a director and as chairman of the board of directors for so long as he remains chief executive officer of Banknorth Delaware; and

•	a number of Class B directors designated from time to time by TD or its affiliates, as the holder of the Class B common stock, except that the number of Class B directors may not be more than one more than the total number of Class A directors then in office. The number of Class B directors may be further limited as a result of a decrease in the ownership of voting securities of Banknorth Delaware by TD and its affiliates, as described below under “— Suspension, Termination of Certain Provisions.”

      TD has agreed not to take any action to remove any person serving as a director of Banknorth immediately prior to the completion of the mergers and who becomes a Class A director immediately following the completion of the mergers, prior to the date when that director would have been required to stand for re-election as a director of Banknorth, measured as of August 25, 2004.

      Designated Independent Directors. During the term of the stockholders agreement, the board of directors of Banknorth Delaware will include four designated independent directors, who are responsible for making a number of determinations relating to the governance arrangements of Banknorth Delaware, including with respect to the approval of (1) an increase in TD’s ownership limitation, as described above under “— Share Ownership,” (2) going-private transactions, as described above under “— Going-Private Transactions,” (3) certain transfers by TD, including as described above under “— Transfer Restrictions,” (4) delisting of the Banknorth Delaware common stock from the NYSE, as described below under “— NYSE Listing,” (5) the terms of any contribution by TD to Banknorth Delaware of a retail bank acquired by TD, as described below under “— Acquisition of Competing Entities,” and (6) amendments of, or waivers of Banknorth Delaware’s rights under, the stockholders agreement. The designated independent directors will initially be designated by the board of directors of Banknorth prior to the completion of the mergers from among the independent directors on the Banknorth board of directors. Following completion of the mergers, any vacancy in a seat held by a designated independent director will be filled by the remaining designated independent directors, subject to the consent of a majority of the directors on the nominating committee of the board of directors, which (subject to the exercise of the committee members’ fiduciary duties) will not be unreasonably withheld. Any designated independent director must qualify as an “independent director” under applicable NYSE rules, with respect to

Banknorth Delaware and TD, may not be a Class B director or an affiliate or past or present officer, director or employee of TD and must not have been nominated by TD or its affiliates. If no designated independent directors are in office to fill the vacancies for designated independent directors, a majority of the independent directors who would be qualified as designated independent directors under the preceding sentence will fill those vacancies, subject to the consent of a majority of the directors on the nominating committee of the board of directors, which (subject to the exercise of the committee members’ fiduciary duties) will not be unreasonably withheld.

      Board Quorum; Vote Required for Board Action. Under the terms of the stockholders agreement:

•	a quorum for any meeting of the board of directors of Banknorth Delaware will require the presence of a majority of the total number of authorized directors then constituting the entire board of directors and a majority of the Class B directors then in office; and

•	any determination or other action of or by the board of directors of Banknorth Delaware (other than action by unanimous written consent in lieu of a meeting) will require the affirmative vote or consent, at a meeting at which a quorum is present, of a majority of directors present at that meeting, including a majority of the Class B directors present at that meeting.

      Committees of the Board of Directors. The stockholders agreement provides that each committee of the board of directors of Banknorth Delaware will consist of a majority of Class B directors and not fewer than two Class A directors, unless restricted by law or stock exchange rule. If applicable law or stock exchange rule prevents any Class B director from serving on a particular committee, at least one Class B director will be entitled to attend committee meetings as an observer. The nominating committee of the board of directors of Banknorth Delaware will consist of four Class B directors and three of the designated independent directors. The number of Class B directors entitled to serve on committees of the board of directors may be further limited as a result of a decrease in the ownership of voting securities of Banknorth Delaware by TD and its affiliates, as described below under “— Suspension, Termination of Certain Provisions.”

No Inconsistent Actions

      The stockholders agreement provides that none of Banknorth Delaware, its board of directors or any committee of the board will take any action inconsistent with the terms of the stockholders agreement. In particular, Banknorth Delaware has agreed that any shareholder rights plan or other anti-takeover measure it adopts will exclude TD and its affiliates from its operation in all respects, and will not impair in any respect the rights of TD or any of its affiliates under the stockholders agreement, including their rights to transfer securities of Banknorth Delaware.

Information Rights

      Banknorth Delaware has agreed to provide TD ongoing access to and information regarding Banknorth Delaware as requested by TD from time to time in order to appropriately manage and evaluate its investment in Banknorth Delaware. During a suspension and following the termination of certain governance provisions as described below under “— Suspension, Termination of Certain Provisions,” TD has agreed to customary confidentiality obligations with respect to non-public information it receives regarding Banknorth Delaware.

Trade Name

      Banknorth Delaware and its subsidiaries will use the trade name “TD Banknorth” as their brand and marketing name for general application. Following the termination of certain governance provisions as described below under “— Suspension, Termination of Certain Provisions,” either TD or Banknorth Delaware may terminate the use of TD Banknorth as the company’s trade name.

Corporate Opportunities

      In recognition of the fact that Banknorth Delaware and TD and their respective subsidiaries engage in and may in the future engage in the same or similar activities or lines of business and have an interest in the same areas and types of corporate opportunities, the stockholders agreement and the post-transaction certificate of incorporation provide that, subject to the restrictions described below under “— Acquisition of Competing Entities”:

•	TD will have no duty to refrain from engaging in the same or similar activities or lines of business as Banknorth Delaware;

•	subject to compliance with the requirements described below, neither TD nor any of its officers or directors will be liable to Banknorth Delaware or its shareholders for breach of any fiduciary duty by reason of any such activities; and

•	in the event that TD acquires knowledge of a potential corporate opportunity for both TD and Banknorth Delaware, TD will have no duty to communicate or offer the corporate opportunity to Banknorth Delaware and will not be liable to Banknorth Delaware or its shareholders for breach of any fiduciary duty as a shareholder of Banknorth Delaware by reason of the fact that TD or its affiliate pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to another person, or does not communicate information regarding the corporate opportunity to Banknorth Delaware.

      The stockholders agreement and the post-transaction certificate of incorporation establish the following policy with respect to the allocation of potential corporate opportunities about which a director or officer of Banknorth Delaware who is also a director or officer of TD acquires knowledge. If a director or officer of Banknorth Delaware who is also a director or officer of TD acts in a manner consistent with this policy, he or she will have fully satisfied and fulfilled his or her fiduciary duty to Banknorth Delaware and its shareholders with respect to the corporate opportunity.

•	A corporate opportunity offered to any person who is an officer of Banknorth Delaware, and who is also a director but not an officer of TD, will belong to Banknorth Delaware.

•	A corporate opportunity offered to any person who is a director but not an officer of Banknorth Delaware, and who is also a director or officer of TD, will belong to Banknorth Delaware if the opportunity is expressly offered to such person in writing solely in his or her capacity as a director of Banknorth Delaware, and otherwise will belong to TD.

•	A corporate opportunity offered to any person who is an officer of both Banknorth Delaware and TD (other than the chief executive officer of Banknorth Delaware if at the relevant time he is also an officer of TD, with respect to whom opportunities shall be subject to the first bullet point above except if such opportunity is expressly offered to him in writing solely in his capacity as an officer of TD) will belong to Banknorth Delaware if the opportunity is expressly offered to such person in writing solely in his or her capacity as an officer of Banknorth Delaware, and otherwise will belong to TD.

      These provisions will apply with respect to TD, Banknorth Delaware and their respective subsidiaries.

NYSE Listing

      Under the stockholders agreement, TD has agreed that it will not take any action, or cause Banknorth Delaware to take any action, to delist the Banknorth Delaware common stock from the New York Stock Exchange, except with the consent of a majority of the designated independent directors or following the completion of a going-private transaction conducted in accordance with the terms of the stockholders agreement. This prohibition will not apply to a delisting effected in connection with the establishment of the quotation of the common stock of Banknorth Delaware on the NASDAQ National Market. Moreover, TD and its affiliates are not required to take any affirmative action to prevent the common stock from being delisted by the New York Stock Exchange in the event that it ceases to meet applicable New York Stock Exchange listing standards.

Suspension, Termination of Certain Provisions

      The provisions of the stockholders agreement described above under “Corporate Governance — Board Quorum; Vote Required for Board Action” and “Corporate Governance — Committees of the Board of Directors” will be temporarily suspended in the event that TD and its affiliates own voting securities representing in the aggregate less than 50% of the then-outstanding voting securities of Banknorth Delaware:

•	as a result of transfers of voting securities of Banknorth Delaware by TD and its affiliates, if this minority ownership position continues for at least 30 consecutive days; or

•	as a result of dilution or other events other than transfers of voting securities of Banknorth Delaware by TD and its affiliates, except that no suspension will occur due to such a decrease in ownership as a result of dilution or such other events if TD and its affiliates:

—	do not at any time own voting securities of Banknorth Delaware representing in the aggregate less than 35% of the then-outstanding voting securities;

—	do not, after owning less than 50% of the then-outstanding voting securities of Banknorth Delaware, transfer any voting securities of Banknorth Delaware other than to an affiliate, unless within 30 days of that transfer TD and its affiliates purchase a number of voting securities at least equal to the number they transferred;

—	reacquire, before the first anniversary of a particular measurement date (as described below), a number of voting securities representing at least half of the difference between 50% and their percentage ownership of voting securities of Banknorth Delaware on that measurement date; and

—	regain, prior to the second anniversary of the most recent measurement date, ownership of voting securities representing at least a majority of the then-outstanding voting securities of Banknorth Delaware.

      The stockholders agreement provides that, for purposes of determining whether a suspension will occur due to decreases in ownership as a result of dilution or other events other than transfers, a measurement date occurs

•	on the date on which TD and its affiliates first own voting securities representing less than 50% of the then-outstanding voting securities of Banknorth Delaware; and

•	any subsequent date on which another event occurs, other than any transfer of voting securities of Banknorth Delaware by TD or its affiliates, that further decreases their ownership by at least 2% of the then-outstanding voting securities since the preceding measurement date.

      If at any time during a suspension, TD and its affiliates again own voting securities of Banknorth Delaware representing 50% or more of the then-outstanding voting securities, the suspension will automatically terminate and the provisions of the stockholders agreement described above under “Corporate Governance — Board Quorum; Vote Required for Board Action” and “Corporate Governance — Committees of the Board of Directors” will automatically be reinstated, unless the suspension has continued for more than 12 consecutive months. Generally, if TD’s and its affiliates’ ownership of voting securities of Banknorth Delaware again decreases below 50% of the then-outstanding voting securities, then a new analysis of whether a suspension will go into effect will apply, and new measurement periods as described above will apply. However, if within six months following a termination of a suspension that had resulted from transfers of voting securities of Banknorth Delaware, another suspension resulting from transfers of voting securities occurs, new measurement periods will not begin and the second suspension will be treated as a continuation of the first suspension.

      If a suspension occurs and continues for 12 consecutive months, the provisions of the stockholders agreement described above under “Corporate Governance — Board Quorum; Vote Required for Board Action” and “Corporate Governance — Committees of the Board of Directors” will terminate.

      During any suspension, or following a termination, of these provisions, TD and/or its affiliates, as the holder of the Class B common stock, will have the right to nominate and elect a number of Class B directors to the board of directors of Banknorth Delaware and each committee of the board so that its representation on the board and each committee is proportionate to its ownership of voting securities of Banknorth Delaware, but this number of Class B directors may not

•	represent 50% or more of the total number of directors then on the board or such committee, as applicable; or

•	be less than one director.

      During any suspension, or following a termination, of these provisions, TD has agreed that it will not nominate any directors for election other than the number of Class B directors it is entitled to designate as described above.

Acquisition of Competing Entities

      Under the terms of the stockholders agreement, TD has agreed that neither it nor its affiliates will acquire control, as defined under applicable banking regulations, of a retail bank (as described below), except incidentally in connection with some types of acquisitions of other entities that own a retail bank. Specifically, TD may acquire a retail bank in connection with an acquisition of an entity whose primary business is not retail banking and not more than 50% of whose consolidated assets consist of retail banks, as long as the primary purpose of the acquisition is not to avoid the provisions of the stockholders agreement and as long as TD or its applicable affiliate follows the following procedures:

•	within six months of the date of the acquisition and at TD’s election:

—	initiate good faith discussions regarding the contribution of the acquired retail bank to Banknorth Delaware on terms agreed to by TD or its affiliate and a majority of the designated independent directors; or

—	initiate good faith discussions regarding a going-private transaction in accordance with the then-applicable provisions of the stockholders agreement, as summarized above under “— Going-Private Transactions,” and

•	if TD or its affiliate and a majority of the designated independent directors approve the terms of the going-private transaction, or

•	if the approval of a majority of the designated independent directors is not required under the then-applicable provisions of the stockholders agreement, TD or its affiliate otherwise complies with its obligations under the stockholders agreement and then elects to commence a going-private transaction, then TD or its affiliate will use reasonable best efforts to consummate the going-private transaction as promptly as practicable; or

—	commence a process to dispose of the acquired retail bank as promptly as commercially practicable, but in any event TD or its applicable affiliate will enter into a definitive agreement with respect to the disposition of the acquired retail bank within two years after the date of consummation of its acquisition, or in certain circumstances described below in the following bullet point, a later time described below.

•	If TD or its applicable affiliate elect to initiate discussions regarding the contribution of the acquired retail bank or regarding a going-private transaction, as described in the bullet points above, but

—	is unable to agree on terms with respect to a contribution or a going-private transaction, as the case may be, with a majority of the designated independent directors (if, with respect to a going-private transaction, their consent is required); or

—	such contribution or going-private transaction is not consummated within nine months of its commencement, whether because unaffiliated stockholder approval was not received, necessary regulatory approvals were not received or for any other reason not within the control of TD and its affiliates, then TD or its affiliate will then commence a process to dispose of the acquired retail bank as promptly as commercially practicable. If TD or its affiliate commences the process to dispose of the acquired retail bank due to its inability to agree to terms regarding a contribution or going-private transaction, it is required to enter into a definitive agreement with respect to the disposition of the acquired retail bank within two years after the date of consummation of its acquisition. If TD or its affiliate commences the process to dispose of the acquired retail bank due to the failure to consummate a contribution or going-private transaction within nine months of its commencement, it is required to enter into a definitive agreement with respect to the disposition by the later of

•	two years after the consummation of the acquisition of the retail bank; and

•	six months after the termination of the attempted contribution or going-private transaction.

      A retail bank means a bank that is insured by the Federal Deposit Insurance Corporation and that is principally engaged in the business of providing branch-based consumer and commercial banking services in the continental U.S., other than TD Waterhouse Bank, N.A. or similar banks that principally provide banking services to customers of a brokerage, mutual fund, or other similar consumer financial business in the U.S. In addition, any banking or other business conducted by TD through its U.S. branches, agencies, representative offices or subsidiary commercial lending companies will not be considered a retail bank.

Termination

      The stockholders agreement will terminate when TD and its affiliates own either:

•	voting securities of Banknorth Delaware representing less than 15% of the then-outstanding voting securities; or

•	90% or more of each class of capital stock of Banknorth Delaware that would be required in order for TD to effect a short-form merger under Delaware law.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF TD

      The following financial statements set forth selected unaudited pro forma consolidated financial data of TD. The pro forma amounts have been prepared in accordance with Canadian GAAP (except as noted in note 5) and are based on the purchase method of accounting and are presented as if the transaction had occurred (1) as at October 31, 2004 for purposes of the pro forma consolidated balance sheet and (2) as at November 1, 2003 for purposes of the unaudited pro forma consolidated statements of income for the fiscal year ended October 31, 2004. The pro forma amounts below do not include the anticipated financial benefits from such items as cost savings and revenue enhancements arising from the transaction, nor do these amounts include restructuring and other costs that may be incurred by TD or Banknorth in connection with the transaction.

      You should read this information in conjunction with, and the information is qualified in its entirety by, the consolidated financial statements and accompanying notes of TD and Banknorth incorporated into this proxy statement/prospectus by reference. See “Where You Can Find More Information” beginning on page 171. The pro forma amounts below are presented for informational purposes only. You should not rely on the pro forma amounts as being necessarily indicative of the financial position or results of operations of TD that would have actually occurred had the transaction been effective during the periods presented or of the future financial position or results of operations of TD. The consolidated financial information as at the date and for the periods presented may have been different had the transaction actually been effective as at such date or during those periods.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As at October 31, 2004
(C$ in millions, except where noted)

			BANKNORTH

			In millions of				Pro Forma
			U.S.$		C$		Adjustments		Reference		Pro Forma
	TD										Consolidated
			As at		As at
	As at		September 30,		September 30,						As at
	October 31, 2004		2004		2004						October 31, 2004

ASSETS
Cash resources	C$	9,038	U.S.$	580	C$	734	C$	—			C$	9,772
Securities purchased under resale agreements		21,888		—		—						21,888
Securities
Investment		31,387		7,511		9,500		10	3	(a)&(j)		40,897
Trading		66,893		—		—						66,893

		98,280		7,511		9,500		10				107,790

Loans
Residential mortgages		51,420		3,097		3,917		(38)	3	(a)		55,299
Consumer, installment and other personal		51,423		5,275		6,672		38	3	(a)		58,133
Business and government		22,264		10,039		12,697		(15)	3	(a)		34,946

		125,107		18,411		23,286		(15)				148,378
Allowance for credit losses		(1,183)		(243)		(307)						(1,490)

Loans (net of allowance for credit losses)		123,924		18,168		22,979		(15)				146,888

Customer liabilities under acceptances		5,507		4		5						5,512
Trading derivatives’ market revaluation		33,697		—		—						33,697
Intangible assets		2,144		53		67		613	3	(a)		2,824
Goodwill		2,225		1,369		1,732		2,711	3	(a)&(j)		6,668
Land, buildings and equipment		1,330		286		362						1,692
Other assets		12,994		1,015		1,283						14,277

Total assets	C$	311,027	U.S.$	28,986	C$	36,662	C$	3,319			C$	351,008

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Personal	C$	111,360	U.S.$	13,335	C$	16,866		8	3	(a)	C$	128,234
Banks		11,459		2		3						11,462
Business and government		84,074		6,033		7,630		2,960	3	(a)		94,664

Total deposits		206,893		19,370		24,499		2,968				234,360

Acceptances		5,507		4		5						5,512
Obligations related to securities sold short		17,671		—		—						17,671
Obligations related to securities sold under repurchase agreements		9,846		3,286		4,156						14,002
Trading derivatives’ market revaluation		33,873		—		—						33,873
Other liabilities and other borrowings		16,365		2,619		3,313		255	3	(a),(i)&(j)		19,933
Subordinated notes and debentures		5,644		661		836		104	3	(a)		6,584
Non-controlling interest in subsidiaries		1,250		—		—		1,895	3	(h)&(j)		3,145

Shareholders’ equity
Preferred shares		1,310		—		—						1,310
Common shares		3,373		2		3		1,947	3	(a)&(b)		5,323
Contributed surplus		20		1,352		1,710		(1,710)	3	(a)		20
Foreign currency translation adjustments		(265)		—		—						(265)
Retained earnings		9,540		1,692		2,140		(2,140)	3	(a)		9,540

		13,978		3,046		3,853		(1,903)				15,928

Total liabilities and shareholders’ equity	C$	311,027	U.S.$	28,986	C$	36,662	C$	3,319			C$	351,008

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

For the Year Ended October 31, 2004
(C$ in millions, except share data)

			BANKNORTH
							Pro Forma		Pro Forma
	TD		In millions of U.S.$		C$		Adjustments	Reference	Consolidated

	Year Ended		Twelve Months Ended		Twelve Months Ended				Year Ended
	October 31, 2004		September 30, 2004		September 30, 2004				Oct. 31, 2004

Interest income
Loans	C$	6,958	US$	897	C$	1,187			C$	8,145
Securities		3,657		321		425				4,082
Deposits with banks		517				—				517

		11,132		1,218		1,612	—			12,744

Interest expense
Deposits		3,853		160		212	104	3(e)		4,169
Subordinated notes and debentures		312		13		17	0			329
Other obligations		1,024		144		191	—			1,215

		5,189		317		420	104			5,713

Net interest income		5,943		901		1,192	(104)			7,031
Provision for credit losses		(386)		40		53				(333)

Net interest income after credit loss provisions		6,329		861		1,139	(104)			7,364

Other income
Investment and securities services		2,296		19		25				2,321
Credit fees		343		—		—				343
Net investment securities gains		192		13		17				209
Trading income		(153)		—		—				(153)
Service charges		673		107		142				815
Loan securitizations		390		—		—				390
Card services		172		48		64				236
Insurance, net of claims		593		50		66				659
Trust fees		78		38		50				128
Other		299		79		105				404

		4,883		354		469	—			5,352

Net interest and other income		11,212		1,215		1,608	(104)			12,716
Non-interest expenses
Salaries and employee benefits		3,780		348		460	48	3(j)&(m)		4,288
Occupancy including depreciation		612		62		82				694
Equipment including depreciation		562		48		64				626
Amortization of intangible assets		626		9		12	135	3(d)		773
Restructuring, merger & consolidation costs		(7)		13		17				10
Marketing and business development		384		25		33				417
Brokerage related fees		228				—				228
Professional and advisory services		446				—				446
Communications		207				—				207
Other		1,169		149		197	20	3(f)		1,386

		8,007		654		865	203			9,075

Income before provision for income taxes		3,205		561		743	(307)			3,641
Provision for income taxes		803		185		245	(111)	3(g)&(l)		937

Income before non-controlling interest in subsidiaries		2,402		376		498	(196)			2,704
Non-controlling interest in net income of subsidiaries		92		—		—	229	3(h)		321

Net income		2,310		376		498	(425)			2,383
Preferred dividends		78		—		—				78

Net income applicable to common shares		$2,232		$376		$498	($425)			$2,305

Average number of common shares outstanding (millions)
Basic		654.5						4		697.9
Diluted		659.4						4		702.8
Earnings per common share
Basic		$3.41						4		$3.30

Diluted		$3.39						4		$3.28

1.	Basis of Presentation

      The unaudited pro forma consolidated financial statements (which we refer to in this document as pro forma financial statements) give effect to the proposed acquisition of Banknorth by TD as if it had occurred (1) as at October 31, 2004 for purposes of the pro forma consolidated balance sheet and (2) as at November 1, 2003 for purposes of the pro forma consolidated statement of income for the fiscal year ended October 31, 2004. The pro forma financial statements have been prepared by TD’s management and are based on Banknorth’s U.S. GAAP consolidated financial statements as adjusted to Canadian GAAP and TD’s Canadian GAAP consolidated financial information contained within its consolidated financial statements.

      The unaudited pro forma consolidated balance sheets as at October 31, 2004 and the unaudited pro forma consolidated statement of income for the year ended October 31, 2004 have been prepared using the following information:

(a) Audited consolidated financial statements of TD for the fiscal year ended October 31, 2004 which are incorporated by reference in this proxy statement/ prospectus.

(b) Audited consolidated financial statements of Banknorth for the fiscal year ended December 31, 2003, which are incorporated by reference in this proxy statement/ prospectus.

(c) Unaudited interim consolidated financial statements of Banknorth for the nine months ended September 30, 2004 which are incorporated by reference in this proxy statement/ prospectus.

(d) Unaudited financial information of Banknorth for the three months ended December 31, 2003 has been compiled from the financial statements publicly filed by Banknorth with the SEC by subtracting Banknorth’s publicly disclosed results of operations for the nine months ended September 30, 2003 from its publicly disclosed results of operations for the year ended December 31, 2003. During the three month period ended December 31, 2003, Banknorth’s total interest income was C$378 million and its net income was C$119 million.

(e) Such other supplementary information as was considered necessary to reflect the proposed transaction in these pro forma consolidated financial statements.

      The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position that would have actually resulted had the transaction been effected on the dates indicated or the results which may be obtained in the future. The pro forma financial statements should be read in conjunction with the other sections of this proxy statement/ prospectus and the consolidated financial statements of TD and Banknorth incorporated by reference in this proxy statement/ prospectus.

      Banknorth’s U.S. GAAP consolidated financial information has been translated into Canadian dollars using the average rate of exchange in effect during the 12 months ended September 30, 2004 for the pro forma statement of income and the rate of exchange at September 30, 2004 for purposes of the pro forma balance sheet.

      The pro forma adjustments reflecting the acquisition of Banknorth under the purchase method of accounting are based on certain estimates and assumptions. The actual adjustments to TD’s consolidated financial statements upon completion of the transaction and the allocation of the purchase price of Banknorth will depend on a number of factors, including additional financial information available at such time, changes in values and changes in Banknorth’s operating results between the date of preparation of these pro forma financial statements and the completion of the transaction. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. TD’s management believes that such assumptions provide a reasonable basis for presenting all of the significant effects of the transaction contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial statements.

      The excess of the purchase price over the estimated fair value of the net assets acquired, including identifiable intangible assets, has been allocated to goodwill. The pro forma financial statements do not include the anticipated financial benefits from such items as cost savings and revenue enhancements arising from the transaction.

      Certain elements of the Banknorth consolidated financial statements have been reclassified to conform to the presentation used by TD.

2.	Pro Forma Assumptions

      For the purposes of these unaudited pro forma financial statements, the financial position and the results of operations of TD and Banknorth have been combined to give effect to TD’s acquisition of 51% of the common stock of the new Banknorth and the related issue of TD common shares and wholesale deposits (described below) as if the transactions had occurred using the following assumptions:

(a) The acquisition of Banknorth will result in the acquisition by TD of 51% of the outstanding common stock of the new Banknorth for C$4.935 billion in aggregate in cash payments and TD common shares issued at the time of the completion of the transaction. The funding of the purchase will be as follows:

(1) the issuance of 43.4 million TD common shares valued at C$1.95 billion; and

(2) C$2.96 billion gross proceeds from the issue of wholesale deposits.

For purposes of calculating the purchase consideration used in the pro forma financial statements, the price of the TD common shares to be issued is assumed to be C$44.884 per common share, which represents the average closing price of the TD common shares on the Toronto Stock Exchange, for the period commencing two business days prior to and after the announcement of the proposed transaction on August 26, 2004. In addition to the 175.9 million Banknorth shares outstanding at October 31, 2004, an assumption was made that all vested options to acquire shares of Banknorth common stock will be exercised prior to the completion of the transaction, resulting in the issuance of 8.6 million additional shares of Banknorth common stock, and that 184.5 million Banknorth shares will thus be outstanding at the completion of the transaction. This assumed number of shares outstanding does not include shares of Banknorth common stock issuable in connection with Banknorth’s pending acquisition of BostonFed Bancorp, Inc. because of its immateriality to Banknorth. The assumption regarding the exercise, prior to the completion of the transaction, of all vested options to acquire shares of Banknorth common stock was based on TD’s assumption that option holders would want to receive the premium for the 51% of shares of Banknorth common stock that are converted in the transaction into cash and TD common shares that they will not be entitled to receive if they do not exercise their options and their options are instead converted, under the terms of the merger agreement, into options to purchase Banknorth Delaware common stock. The aggregate value of the 43.4 million TD shares assumed to be issued in exchange for all Banknorth shares for purposes of calculating the purchase consideration used in the pro forma financial statements is C$1.95 billion. At the completion of the transaction, all unexercised options to purchase shares of Banknorth common stock will be converted on a one-for-one basis into options to purchase Banknorth Delaware common stock. TD estimates that there will be approximately 4 million unexercised options at the completion of the transaction. This conversion of unexercised options has no impact on the purchase price calculation or the pro forma adjustments.

(b) The acquisition of Banknorth has been accounted for using the purchase method of accounting. The purchase equation is as follows:

	October 31, 2004

	(in millions of
	Canadian dollars)
Purchase consideration (including estimated transaction costs of C$25 million)	C$	4,935
Less fair value of net tangible assets acquired		920

Net intangible assets and goodwill	C$	4,015

The excess of the purchase price over the estimated fair value of the net tangible assets acquired has been allocated, as follows:

Core deposit intangible	C$	277
Loan intangible		370
Deferred tax liability on intangibles		(226)
Goodwill		3,594

	C$	4,015

      The intangible assets acquired and the goodwill amounts presented in the pro forma balance sheet are equal to the portion of the purchase price allocable to each item in the table above less 51% of the intangible assets and goodwill amounts, respectively, on Banknorth’s balance sheet as at September 30, 2004. Accordingly, the amount of the goodwill adjustment of C$2,711 on the pro forma balance sheet is equal to C$3,594 (the portion of the purchase price allocable to goodwill) less 51% of C$1,732 (the amount of goodwill on Banknorth’s balance sheet as at September 30, 2004).

      The intangible assets will be amortized on an accelerated basis over ten years, based upon their expected lives. Using the balances estimated in these pro forma financial statements, the amortization of the intangible assets for the years ended October 31, 2004 to 2009 would be as follows: C$135 million, C$110 million, C$92 million, C$76 million, C$62 million and C$51 million, respectively. The tax rate used to calculate the deferred tax liability on the intangible assets is 35%. Goodwill will not be amortized but will be subject to an annual impairment assessment.

	October 31, 2004

	100% of		TD’s 51%
	Banknorth		interest

	(in millions of
	Canadian dollars)
Fair value of net tangible assets acquired:
Book value of Banknorth	C$	3,853	C$	1,965
Less Banknorth’s previously recorded intangibles and goodwill		(1,799)		(917)
Less fair value decrements		(412)		(210)
Plus deferred tax on fair value decrements		145		74
Plus Canadian GAAP adjustments		16		8

Fair value of net tangible assets	C$	1,803	C$	920

TD’s 51% interest acquired	C$	920

      Purchase accounting requires that the assets and liabilities purchased be recorded at their fair value as at the date of the completion of the transaction. The fair value decrements have been estimated based on information available at the current time. The tax rate used to calculate the deferred tax asset on the fair value decrements is 35%.

	October 31, 2004

	100% of		TD’s 51%
	Banknorth		interest

	(in millions of
	Canadian dollars)
Fair value decrements:
Investment securities	C$	22	C$	11
Loans		29		15
Deposits		16		8
Other liabilities		345		176

Fair value of net tangible assets		412	C$	210

TD’s 51% interest acquired	C$	210

3.	Pro Forma Adjustments

      The pro forma adjustments contained in these unaudited pro forma financial statements are based on estimates and assumptions by management of TD based on available information. The adjustments for the actual transaction may differ as a result of changes arising from the evaluation of the fair value of Banknorth’s net assets by TD after the completion of the transaction, as well as changes in foreign exchange rates. The following adjustments have been made to reflect the proposed transaction:

(a) TD’s acquisition of 51% of the outstanding common stock of the new Banknorth and the related decrease in fair value of purchased assets and liabilities, as described in note 2 above, and the elimination of Banknorth’s shareholders’ equity and the creation of a non-controlling interest in subsidiaries to reflect the acquisition of Banknorth by TD.

(b) The issuance of TD common shares in the gross amount of C$1.95 billion, which will satisfy a portion of the purchase price.

(c) The issuance of wholesale deposits in the gross amount of C$2.96 billion, the proceeds of which will satisfy a portion of the purchase price.

(d) The amortization of intangible assets, as described in note 2 above.

(e) The interest expense on the wholesale deposits at an assumed rate of 3.50% per annum. This borrowing rate was estimated based on TD’s historical cost of borrowing relative to prevailing interest rates and current interest rates. A 1% increase (decrease) in borrowing costs would increase (decrease) interest expense by C$30 million per year before tax.

(f) Capital tax expense of C$20 million owing on the TD common shares issued to satisfy a portion of the purchase price.

(g) Withholding taxes owing on the common dividends received by TD from its 51% interest in the new Banknorth at an assumed tax rate of 5.00%.

(h) The 49% portion of the new Banknorth’s earnings attributable to non-controlling shareholders.

(i) Liability for investment banker and professional fees and other transaction expenses of C$25 million. These fees are the total estimated transaction costs included in the purchase price.

(j) Adjustments to conform Banknorth’s financial statements to Canadian GAAP. On the consolidated pro forma balance sheet, available for sale securities were increased by C$21 million to their historical book value and the loss in comprehensive income was eliminated (refer to note 5(c)). On the consolidated pro forma income statements, salaries and employee benefits expense was increased by C$31 million in the year ended October 31, 2004 representing the amortization of the fair value of stock options granted to employees and recognized over the vesting periods of the option grants. The fair value of the options granted was estimated using the Black Scholes option-pricing model, including assumptions described in note 19 to the consolidated financial statements of Banknorth for the fiscal year ended December 31, 2003.

(k) No adjustment has been made for restructuring costs to integrate the operations of the new Banknorth with TD.

(l) Represents the income tax effects, at an assumed rate of 35%, of the above adjustments to the statements of operations.

(m) Salary expense related to restricted stock units is described under “The Transaction — Interests of Banknorth’s Executive Officers and Directors in the Transaction — New Agreements with Banknorth Executive Officers” beginning on page 68. Costs related to restricted stock units and continued employment will be expensed ratably over three years.

4.	Earnings Per Common Share

      Pro forma earnings per common share for the year ended October 31, 2004 have been calculated using the estimated weighted average number of common shares on a pro forma basis as described below:

(a) The pro forma weighted average number of basic common shares of TD after giving effect to the acquisition merger is 697.9 million for the year ended October 31, 2004.

(b) The pro forma weighted average number of diluted common shares after giving effect to the acquisition is 702.8 million for the year ended October 31, 2004.

      The weighted average number of common shares for all pro forma earnings per share calculations in both periods reflect the issuance of 43.4 million TD common shares as described in note 2(b) above.

5.     Reconciliation of Canadian GAAP and U.S. GAAP

      The consolidated financial statements of TD are prepared in accordance with Canadian GAAP. The consolidated financial statements of Banknorth are prepared in accordance with U.S. GAAP. For purposes of the unaudited pro forma financial statements, certain adjustments have been made to conform Banknorth’s consolidated financial statements to Canadian GAAP. Material differences between the information included in the unaudited pro forma consolidated financial statements, as presented in accordance with Canadian GAAP, and that information as it would be presented in accordance with U.S. GAAP, as at October 31, 2004, and for the year ended October 31, 2004 are described below.

Pro forma Consolidated Statements of Net Income

	Year Ended
	October 31,
	2004

	(In millions of
	Canadian dollars,
	except per share data)
Net income based on Canadian GAAP	C$	2,383
Non-controlling interest in TD Mortgage Investment Corporation (note 5(a))		(25)
Derivative instruments and hedging activities (note 5(b))		(475)
Other		(47)

Income taxes on the above items		118
Net income based on U.S. GAAP		1,954
Preferred dividends		(53)

Net income applicable to common shares — U.S. GAAP	C$	1,901

Basic earnings per common share — U.S. GAAP	C$	2.72
Diluted earnings per common share — U.S. GAAP	C$	2.70

Pro forma Consolidated Statements of Comprehensive Income

	Year
	Ended
	October 31, 2004

	(In millions of
	Canadian dollars)
Net income based on U.S. GAAP	C$	1,954
Change in net unrealized gains on available for sale securities, net of income taxes (note 5(c))		16
Change in gains and losses on derivative instruments designated as cash flow hedges, net of income taxes (note 5(b))		141
Change in unrealized foreign currency translation gains and losses, net of income taxes (note 5(d))		(91)
Other		40

Comprehensive income based on U.S. GAAP	C$	2,060

Pro forma Balance Sheet

	As at October 31, 2004

	Canadian
	GAAP		Adjustments		U.S. GAAP		Note

	(In millions of Canadian dollars)
ASSETS
Cash resources	C$	9,772	C$	297	C$	10,069
Securities purchased under resale agreements		21,888		—		21,888
Securities:
Investment		40,897		3,907		44,804	5(c	),5(g)
Trading		66,893		216		67,109	5(c	)
Loans (net)		146,888		46		146,934	5(f	)
Derivatives’ market revaluation		33,697		1,827		35,524	5(b	)
Intangible assets		2,824		33		2,857
Goodwill		6,668		64		6,732
Other assets		21,481		69		21,550

Total assets	C$	351,008	C$	6,459	C$	357,467

LIABILITIES
Deposits	C$	234,360	C$	350	C$	234,710
Derivatives’ market revaluation		33,873		1,138		35,011	5(b	)
Other liabilities		57,118		4,662		61,780	5(f	),5(g)
Subordinated notes debentures and other debt		6,584		82		6,666	5(f	)
Non-controlling interest in subsidiaries		3,145		110		3,255

Total liabilities		335,080		6,342		341,422

Shareholders’ equity
Preferred shares		1,310		(350)		960	5(a	)
Common shares		5,323		37		5,360	5(a	)
Contributed surplus		20		2		22
Foreign currency translation adjustments		(265)		265		—	5(d	)
Retained earnings		9,540		(155)		9,385
Accumulated other comprehensive income:
Net unrealized gains on available for sale securities				327		327	5(c	)
Foreign currency translation adjustments				(265)		(265)	5(d	)
Derivative instruments				261		261	5(b	)
Minimum pension liability adjustment				(5)		(5)

Total shareholders’ equity		15,928		117		16,045

Total liabilities and shareholders’ equity	C$	351,008	C$	6,459	C$	357,467

(a) Non-controlling interest in TD Mortgage Investment Corporation

      Under U.S. GAAP, preferred shares of TD’s subsidiary, TD Mortgage Investment Corporation, are presented as a noncontrolling interest on the consolidated balance sheet, and the net income applicable to the non-controlling interest is presented separately on the consolidated statements of income. Under Canadian GAAP, these preferred shares are included within the total preferred shares presented on the consolidated balance sheet.

(b) Derivative instruments and hedging activities

      U.S. GAAP requires that all derivative instruments be reported on the consolidated balance sheet at their fair values, with changes in the fair value for derivatives that are not hedges reported through the consolidated statement of income. U.S. GAAP provides specific guidance on hedge accounting, including the measurement of hedge ineffectiveness, limitations on hedging strategies and hedging with intercompany derivatives. The ineffective portion of hedging derivative instruments’ changes in fair values are immediately recognized in income. Under Canadian GAAP, prior to November 1, 2003, TD recognized only derivatives used in trading activities at fair value on the consolidated balance sheet, with changes in fair value included in income. Subsequent to November 1, 2003, non-trading derivatives not designated in a hedging relationship, or part of an ineffective hedging relationship, are also carried at fair value and included in income. In fiscal 2004, the majority of the net income adjustment for derivative instruments and hedging activities resulted from TD entering into a hedge for the cash portion of the purchase price for the proposed acquisition of Banknorth. Under U.S. GAAP, the hedge of the proposed Banknorth acquisition is not eligible for designation as a hedged transaction in a cash flow hedge given that the forecasted transaction involves a business combination. As a result, changes in the fair value of the derivative have been reported through U.S. GAAP net income. However, under Canadian GAAP, the forecasted transaction is eligible for hedge accounting, given that it is a hedge of foreign exchange risk.

(c) Available for sale securities

      U.S. GAAP requires that investment securities be classified as either “available for sale” or “held to maturity”, and requires available for sale securities to be reported on the consolidated balance sheet at their estimated fair values. Unrealized gains and losses arising from changes in the fair value of available for sale securities are reported net of income taxes in other comprehensive income. Other than temporary declines in fair value are recorded by transferring the unrealized loss from other comprehensive income to the consolidated statements of operations. For U.S. GAAP, TD accounts for the majority of its investment securities as available for sale. Under Canadian GAAP, investment securities are carried at cost or amortized cost, with other than temporary declines in value recognized based upon expected net realizable values.

(d) Foreign currency translation adjustments

      U.S. GAAP requires foreign currency translation adjustments arising from subsidiaries where the functional currency is other than the Canadian dollar to be presented net of taxes in other comprehensive income. Under Canadian GAAP, TD presents foreign currency translation adjustments as a separate component of shareholders’ equity.

(e) Minimum pension liability adjustment

      U.S. GAAP requires an additional minimum liability to be recorded if the accumulated benefit obligation is greater than the fair value of plan assets. In fiscal 2002 a liability was established. In fiscal 2003, TD’s contribution to its principal pension plan, The Pension Fund Society of The Toronto-Dominion Bank, increased the fair value of plan assets such that they exceeded the accumulated benefit obligation. Therefore the minimum pension liability was reversed in fiscal 2003. Canadian GAAP has no such requirement.

(f) Variable interest entities balance sheet adjustments

      Under U.S. GAAP TD consolidates variable interest entities, or VIEs, where it is the primary beneficiary of such entities. At October 31, 2004 TD held significant variable interests in certain VIEs where it is not considered the primary beneficiary. The first of these are multi-seller conduits which TD created in fiscal years 1993, 1998, 1999 and 2000 with a total of $8 billion of assets. While the probability of loss is negligible, TD’s maximum potential exposure to loss for these conduits is $8 billion as of October 31, 2004 (through sole provision of liquidity facilities only available in the event of a general market disruption).

      The second is a single-seller conduit which TD created in fiscal year 2000 with $3 billion of assets. TD’s maximum potential exposure to loss for this conduit is $3 billion as of October 31, 2004 (through sole provision of liquidity facilities only available in the event of a general market disruption), however, the probability of loss is negligible. Under Canadian GAAP, TD will start to consolidate VIEs where it is the primary beneficiary of such entities in the fiscal year commencing November 1, 2004.

(g) Investment securities — non-cash collateral

      Under U.S. GAAP, certain non-cash collateral received in securities lending transactions is recognized as an asset and a liability is recorded for obligations to return the collateral. Under Canadian GAAP, non-cash collateral received as part of a securities lending transaction is not recognized in the consolidated balance sheet.

DIRECTORS AND MANAGEMENT OF BANKNORTH DELAWARE

FOLLOWING THE MERGERS

Banknorth Delaware’s Board of Directors and Executive Officers Following the Mergers

      It is expected that all of the current directors of Banknorth will become directors of Banknorth Delaware upon completion of the mergers. Biographical and other information concerning Banknorth’s directors is included in Banknorth’s proxy statement for its 2004 annual meeting of shareholders. See “Where You Can Find More Information” beginning on page 171.

      As of the date of this proxy statement/prospectus, TD had not yet determined the identities of its nominees to the board of directors of Banknorth Delaware.

DIRECTORS AND MANAGEMENT OF TD

TD’s Board of Directors and Executive Officers

      Biographical and other information concerning TD’s board of directors is included in TD’s Form 40-F for the year ended October 31, 2004 and proxy statement for its 2004 annual meeting of shareholders. See “Where You Can Find More Information” beginning on page 171. The completion of the mergers will not affect the composition of TD’s board of directors or executive management, except that TD has agreed in the merger agreement that William J. Ryan will be elected or appointed as a member of the TD board of directors upon completion of the mergers.

      On May 26, 2004, TD appointed William E. Bennett to its board of directors. Mr. Bennett, who is 58 years of age, is also a member of the Board of Advisors of Alpha Capital Partners, Ltd. and a Member of Rational Expectations, L.L.C. On October 27, 2004, TD appointed John L. Bragg to its board of directors. Mr. Bragg, who is 64, is also the President and Founder of Oxford Frozen Foods Limited and Founder of Bragg Communications Inc. In addition, on November 23, 2004, TD appointed Harold H. MacKay to its board of directors. Mr. MacKay, who is 64 years of age, is also a senior partner at the law firm of MacPherson Leslie & Tyerman LLP and a director of The Mosaic Company.

Biographical Information Regarding Executive Officers of TD

W. Edmund Clark	Mr. Clark is the President and Chief Executive Officer of TD. Prior to December 20, 2002, he was President and Chief Operating Officer of TD. Mr. Clark joined TD with its acquisition of CT Financial Services on February 1, 2000, where he was the President and Chief Executive Officer of CT Financial Services Inc., Canada Trustco Mortgage Company and The Canada Trust Company.

Andrea S. Rosen	Ms. Rosen has served as Vice Chair of TD since May, 2002. In addition, Ms. Rosen was President of TD Canada Trust and is in the process of transitioning this role to Messrs. Dorval and Hockey (see their biographical information below) in preparation for a leave of absence. Ms. Rosen has previously served as Executive Vice President of Commercial Banking for TD Canada Trust. Prior to this, she was Vice Chair — Global Institutional Equities for TD Securities and Senior Vice President of TD.

Fredric J. Tomczyk	Mr. Tomczyk has served as Vice Chair — Corporate Operations since May 2002. He has previously served as Executive Vice President — Retail Distribution for TD. Prior to this, he was Executive Vice President — Core Banking and Wealth Management.

Robert E. Dorrance	Mr. Dorrance has served as Vice Chair — Wholesale Banking since November 2003. In addition, Mr. Dorrance is Chairman and Chief Executive Officer of TD Securities. Mr. Dorrance has previously held various positions at TD and TD Securities. Prior to joining TD,

Mr. Dorrance was President and Chief Executive Officer of Newcrest Capital Inc.

William H. Hatanaka	Mr. Hatanaka has served as Executive Vice President — Wealth Management since January 2003. Prior to his current position, he was with The Royal Bank of Canada as Chief Operating Officer of RBC Investments.

Robert F. MacLellan	Mr. MacLellan is Executive Vice President and Chief Investment Officer, where he has served since January 2003. In addition, Mr. MacLellan is Chief Executive Officer of TD Asset Management. Prior to his current position, he was Executive Vice President, Wealth Management.

Bernard T. Dorval	Mr. Dorval was appointed Executive Vice President of Business Banking and Insurance in November 2003. In addition, Mr. Dorval is in the process of transitioning to the position of Co-Chair, TD Canada Trust from his current position of Deputy Chair, TD Canada Trust. Prior to his current position, he was Executive Vice President — Retail Product Group for TD.

Daniel A. Marinangeli	Mr. Marinangeli is Executive Vice President and has served as Chief Financial Officer since June 1999. Prior to his current position, Mr. Marinangeli held various senior finance positions at TD.

Timothy Hockey	Mr. Hockey has served as an Executive Vice President of TD since June 2002. In addition, Mr. Hockey is in the process of transitioning to the position of Co-Chair, TD Canada Trust. Prior to his current position, Mr. Hockey held various senior positions within TD Canada Trust.

BENEFICIAL OWNERSHIP OF BANKNORTH COMMON STOCK

      The following table sets forth information as to the Banknorth common stock beneficially owned as of December 13, 2004 by (1) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act known to Banknorth to be the beneficial owner of 5% or more of the outstanding Banknorth common stock, (2) each director of Banknorth, (3) each executive officer of Banknorth named in the Summary Compensation Table contained in its annual proxy statement and (4) all directors and executive officers of Banknorth as a group.

	Shares Beneficially Owned
	as of December 13, 2004(1)

Name of Beneficial Owner	Amount		Percent

5% Holders:
Private Capital Management, L.P.	15,226,481	(2)	8.5%
8889 Pelican Bay Blvd
Naples, Florida 34108
Ariel Capital Management, LLC	8,814,630	(3)	5.0
200 E. Randolph Drive, Suite 2900
Chicago, Illinois 60601
Directors:
Gary G. Bahre	32,500	(4)	—
Robert G. Clarke	7,403	(4)	—
P. Kevin Condron	37,815	(4)	—
John Otis Drew	4,643	(4)(5)	—
Colleen A. Khoury	7,401	(4)	—
Dana S. Levenson	50,636	(4)	—
Steven T. Martin	44,700	(4)	—
John M. Naughton	39,750	(4)	—
Malcolm W. Philbrook, Jr.	105,528	(4)(6)	—
Angelo P. Pizzagalli	155,667	(4)	—
Irving E. Rogers, III	12,969	(4)	—
William J. Ryan	878,223	(7)	—
Curtis M. Scribner	38,277	(4)	—
Gerry S. Weidema	16,569	(4)	—
Named executive officers who are not directors:
Peter J. Verrill	425,633	(7)	—
David J. Ott	98,800	(7)	—
Andrew W. Greene	57,662	(7)	—
Wendy Suehrstedt	22,847	(7)	—
All directors and executive officers of Banknorth as a group (21 persons)	2,198,352	(8)	1.2%

(1)	The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Banknorth common stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the issued and outstanding Banknorth common stock.

(2)	Based on a Schedule 13D filed by Private Capital Management, L.P. (“PCM”), a registered investment adviser, on September 23, 2004, Bruce S. Sherman and Gregg J. Powers, chief executive officer and president of PCM, respectively, exercise in these capacities shared voting power and shared dispositive power with respect to the shares of Banknorth common stock held by PCM’s clients and managed by PCM. Based upon an amended Schedule 13D filed by PCM on December 16, 2004, PCM reported that it expected to vote the shares of Banknorth common stock over which it has voting authority in favor of the merger agreement. In this filing, PCM stated that this determination remains subject to its review of the definitive proxy materials and any additional material information that may become available to it after the filing of the amended Schedule 13D. PCM may change its determination regarding the voting of its shares for any reason, and as a result there can be no assurance that PCM will vote to approve the merger agreement and the other transaction-related proposals.

(3)	Based on a Schedule 13G filed by Ariel Capital Management, LLC, a registered investment advisor, on December 9, 2004, Ariel reported that it had sole voting power with respect to 7,309,165 shares and sole dispositive power with respect to 8,708,590 shares of Banknorth common stock on behalf of its investment advisory clients.

(4)	Includes options to purchase shares of Banknorth common stock under Banknorth’s 1995 Director Plan, as follows:

No. of
Name	Shares

Gary G. Bahre	10,000
Robert G. Clarke	4,500
P. Kevin Condron	2,000
John Otis Drew	0
Colleen A. Khoury	6,000
Dana S. Levenson	20,500
Steven T. Martin	19,880
John M. Naughton	0
Malcom W. Philbrook, Jr.	20,500
Angelo P. Pizzagalli	8,000
Irving E. Rogers, III	0
Curtis M. Scribner	18,500
Gerry S. Weidema	8,000

Also includes (i) in the case of Mr. Pizzagalli, substitute options to purchase 1,825 shares of Banknorth common stock, respectively, granted in connection with the acquisition of Banknorth Group, Inc. (Vermont); and (ii) in the case of Mr. Martin, substitute options to purchase 15,880 shares of Banknorth common stock granted in connection with the acquisition of American Financial Holdings, Inc.

(5)	Does not include an aggregate of 594,812 shares owned by another trust of which Mr. Drew is a beneficiary; Mr. Drew disclaims any voting or investment power over the shares held by this trust. Also does not include 2,220 shares held by a spouse and a child, beneficial ownership of which is disclaimed by Mr. Drew.

(6)	Includes 29,666 shares held by a 501(c)(3) foundation and/or a trust for which Mr. Philbrook shares voting rights but for which he has no pecuniary interest.

(7)	Includes shares over which an officer has voting power under Banknorth’s 401(k) Plan and Profit Sharing Employee Stock Ownership Plan and options to purchase shares of Banknorth common stock granted under Banknorth’s stock option plans which are exercisable within 60 days of December 13, 2004, as follows:

	401(k)	Currently
	Plan	Exercisable Options

William J. Ryan	73,988	746,592
Peter J. Verrill	15,596	379,070
David J. Ott	20,400	69,917
Andrew W. Greene	2,668	27,307
Wendy Suehrstedt	5,432	0

(8)	Includes a total of 137,048 shares of Banknorth common stock which are held by the trusts established under Banknorth’s 401(k) Plan on behalf of executive officers of Banknorth as a group. Also includes 1,450,704 shares of Banknorth common stock which may be acquired by directors and executive officers of Banknorth as a group upon the exercise of outstanding stock options which are exercisable within 60 days of December 13, 2004; shares subject to the foregoing stock options are deemed to be outstanding for the purpose of computing the percentage of Banknorth common stock beneficially owned by directors and executive officers of Banknorth as a group.

DESCRIPTION OF TD SHARE CAPITAL

      The following is a summary of the material provisions of the Bank Act of Canada and the TD by-laws as they relate to TD’s capital stock. The following summary is qualified in its entirety by reference to the Bank Act of Canada and TD’s by-laws.

TD Capital Stock

      The authorized capital of TD consists of an unlimited number of TD common shares, without par value, and an unlimited number of Class A First Preferred Shares, without par value, issuable in series.

      As of October 31, 2004, there were outstanding the following shares of TD capital stock: 656,954,072 TD common shares; 16,065 shares of Non-Cumulative Redeemable Class A First Preferred Shares, Series I; 16,383,935 shares of Non-Cumulative Redeemable Class A First Preferred Shares, Series J; 14,000,000 shares of Non-Cumulative Redeemable Class A First Preferred Shares, Series M; and 8,000,000 shares of Non-Cumulative Redeemable Class A First Preferred Shares, Series N.

TD Common Shares

      Voting. Holders of TD common shares are entitled to one vote per share on all matters to be voted on by holders of TD common shares. Unless otherwise required by the Bank Act of Canada, any matter to be voted on by holders of TD common shares shall be decided by a majority of the votes cast on the matter.

      Size of Board of Directors. The Bank Act of Canada requires that the number of directors of TD’s board of directors be at least seven. All directors of TD are elected annually. The Bank Act of Canada also requires that at least 75% of the directors on TD’s board of directors must be, at the time of each director’s election, resident Canadians. See “Comparison of Shareholder Rights — Number and Election of Directors — TD” beginning on page 145.

      Liquidation Rights. Upon the liquidation, dissolution or winding up of TD, whether voluntary or involuntary, the holders of TD common shares are entitled to receive ratably the net assets of TD available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding preferred shares.

      Preemptive, Subscription, Redemption and Conversion Rights. Holders of TD common shares, as such, have no preemptive, subscription, redemption or conversion rights.

      Dividends. The holders of TD common shares are entitled to receive dividends as and when declared by board of directors of TD, subject to the preference of the holders of the preferred shares of TD. TD dividends have historically been declared on a quarterly basis in Canadian dollars. If and when a dividend is declared, U.S. holders of TD common shares will receive dividends in U.S. dollars. The declaration and payment of dividends and the amount of the dividends is subject to the discretion of the TD board of directors, and will be dependent upon the results of operations, financial condition, cash requirements and future prospects of, and regulatory restrictions on the payment of dividends by, TD and other factors deemed relevant by the TD board of directors. See “Risk Factors — The ability of TD and Banknorth Delaware to pay dividends to their shareholders is subject to regulatory requirements” beginning on page 36 and “Comparison of Shareholder Rights — Dividends and Other Distributions” beginning on page 162.

TD Preferred Shares

      General. TD has a single class of authorized preferred shares, Class A First Preferred Shares, which is without par value and issuable in series. Four series of Class A First Preferred Shares are currently outstanding, namely, 16,065 shares of Non-Cumulative Redeemable Class A First Preferred Shares, Series I; 16,383,935 shares of Non-Cumulative Redeemable Class A First Preferred Shares, Series J; 14,000,000 shares of Non-Cumulative Redeemable Class A First Preferred Shares, Series M; and 8,000,000 shares of Non-Cumulative Redeemable Class A First Preferred Shares, Series N.

      The board of directors of TD is authorized, without shareholder approval, to divide the unissued preferred shares into series and to fix the number of shares of each series and the rights, privileges, restrictions and conditions of such series provided that no rights, privileges, restrictions or conditions attached to a series confer on a series a priority in respect of dividends or distribution of assets over any series of preferred shares then outstanding, and provided that TD shall not, without the prior approval of the holders of the preferred shares, create or issue any shares ranking in priority to or pari passu with the preferred shares unless all cumulative dividends and any declared and unpaid non-cumulative dividends have been paid or set apart for payment.

      Priority. The preferred shares rank prior to the TD common shares and to any other shares of TD ranking junior to the preferred shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of TD. Each series of preferred shares ranks on a parity with every other series of preferred shares.

      Restriction. Under the terms of the Bank Act of Canada, the approval of the holders of the preferred shares is required for the creation of any class of shares ranking prior to or on a parity with the preferred shares.

      Voting. Except as required under the Bank Act of Canada, the holders of TD preferred shares are not entitled to vote at any meeting of the shareholders of TD.

      Amendment of Class Provisions. Approval of by-law amendments to the provisions of the preferred shares as a class may be given in writing by the holders of all the outstanding preferred shares or by a resolution carried by an affirmative vote of at least two-thirds of the votes cast at a meeting at which the holders of a majority of the outstanding preferred shares are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the shareholders then present or represented by proxy may transact the business for which the meeting was originally called.

      Priority on Liquidation, Dissolution or Winding Up. In the event of the liquidation, dissolution or winding-up of TD, before any amounts are paid to or any assets are distributed among the holders of the common shares or shares of any other class of TD ranking junior to the preferred shares, the holder of a preferred share of a series shall be entitled to receive to the extent provided for with respect to such preferred shares by the conditions attaching to such series: (1) an amount equal to the amount paid up for the preferred share of such series; (2) such premium, if any, as has been provided for with respect to the preferred shares of such series; and (3) all unpaid cumulative dividends, if any, on such preferred shares and, in the case of non-cumulative preferred shares, all declared and unpaid non-cumulative dividends. After payment to the holders of the preferred shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of TD. Each series of preferred shares ranks on a parity with every other series of preferred shares.

      Creation and Issue of Additional Preferred Shares. TD may not, without the prior approval of the holders of the preferred shares, create or issue any shares ranking in priority to or on a parity with the preferred shares or any additional series of preferred shares unless all cumulative dividends and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment.

      Dividends. Each series of preferred shares is entitled to receive a quarterly, non-cumulative preferential cash dividend, as and when declared by the TD board of directors, on the last day of January, April, July and October in each year calculated quarterly at a specified rate. If, within 30 days after the expiration of any fiscal year of TD, the board of directors has not declared the dividends or any part of the dividends on such series of preferred shares for such year, then the rights of the holders of such series of preferred shares to such dividend for such quarter shall be extinguished. The amount of the quarterly dividend for each outstanding series of preferred shares is set forth in the table below:

Amount of
Quarterly Dividend

Series I	C$0.01000
Series J	C$0.31875
Series M	C$0.29375
Series N	C$0.28750

      Redemption. Each outstanding series of preferred shares is redeemable, with the prior approval of the Superintendent of Financial Institutions of Canada, on and after the date specified in the table below, at TD’s option and at specified prices. The redemption price may be paid, in the case of the Series I by payment of cash, and in the case of the other series, by either payment of cash or the issuance of TD common shares.

Earliest Redemption Date

Series I	November 1, 2004
Series J	April 30, 2005
Series M	April 30, 2009
Series N	April 30, 2009

      Retirement of Preferred Shares. Subject to the prior approval of the Superintendent of Financial Institutions of Canada and to the provisions described below governing restrictions on dividends and retirement of shares, TD may at any time purchase any outstanding series of preferred shares for cancellation.

      Conversion into Common Shares at TD’s Option. On and after the date specified in the table below for the applicable series of preferred shares, TD may, subject to the approval, if required, of the stock exchange upon which any shares of TD are listed, convert all, or from time to time any part, of the outstanding shares of such series into the number of whole fully-paid and freely tradable TD common shares determined by dividing the then applicable redemption price per share of such series, together with declared and unpaid dividends to the date fixed for conversion, by the greater of (1) C$2.00 and (2) 95% of the weighted average trading price of such TD common shares on the Toronto Stock Exchange for the 20 trading days ending on the last trading day ending on or before the fourth day prior to the date fixed for conversion. Fractional TD common shares will not be issued on any conversion of such preferred shares, but TD will make cash payments in lieu of fractional TD common shares. Notice of any conversion will be given by TD not more than 60 days and not less than 40 days prior to the date fixed for conversion. If less than all of the outstanding shares of such series of preferred shares are at any time to be converted, the shares to be converted will be selected by lot or pro rata disregarding fractions or in such other manner as TD may determine.

First Conversion Date

Series J	April 30, 2005
Series M	April 30, 2009
Series N	April 30, 2009

      Conversion into Common Shares at the Option of the Holder of Preferred Shares. Subject to the rights of TD described below, on and after the date specified below for the applicable series of preferred shares, each share of such series will be convertible at the option of the holder on the last business day of each of January, April, July and October in each year on not more than 90 and not less than 65 days’ notice (which notice shall be irrevocable) into that number of whole fully-paid and freely tradable TD common shares determined in the manner described above.

First Conversion Date

Series J	January 29, 2010
Series M	October 31, 2013
Series N	January 31, 2014

      TD, subject to the provisions of the Bank Act of Canada, including the requirement of the prior consent of the Superintendent of Financial Institutions of Canada, and to the provisions described above governing restrictions on dividends and retirement of shares, as applicable, may by notice given not later than 40 days before the date fixed for conversion to all holders who have been given a conversion notice either (1) redeem on the business day after the date fixed for conversion all but not less than all of the shares of such series of preferred shares which are the subject of the conversion notice; or (2) cause the holder of such shares of the series of preferred shares to sell on the business day after the date fixed for conversion such series to another purchaser or purchasers in the event that a purchaser or purchasers willing to purchase all but not less than all of such shares of the series of preferred shares is or are found. Any such redemption or purchase shall be made by the payment of an amount in cash of C$25.00 per share, together with declared and unpaid dividends to the date fixed for redemption or purchase. The shares of such series of preferred shares to be so redeemed or purchased shall not be converted on the date set forth in the conversion notice.

Limitations Affecting Holders of TD Common Shares

      Under the Bank Act of Canada, TD cannot redeem or purchase any of its shares, including the common shares, unless the consent of the Superintendent of Financial Institutions of Canada has been obtained. In addition, the Bank Act of Canada prohibits the payment to purchase or redeem any shares or the payment of a dividend if there are reasonable grounds for believing that TD is, or the payment would cause TD to be, in contravention of certain capital and liquidity requirements of the Bank Act of Canada.

      The Bank Act of Canada contains restrictions on the purchase or other acquisition, issue, transfer and voting of the shares of TD. Under these restrictions, no person is permitted to acquire any shares of TD if the acquisition would cause the person to have a “significant interest” in any class of shares of TD unless the prior approval of the Minister of Finance is obtained. In addition, TD is not permitted to record any transfer or issue of any shares of TD if the transfer or issue would cause the person to have a significant interest in TD, unless the prior approval of the Minister of Finance is obtained. No person who has a significant interest in TD may exercise any voting rights attached to the shares held by that person, unless the prior approval of the Minister of Finance is obtained. For these purposes, a person has a significant interest in a class of shares of TD where the aggregate of any shares of that class beneficially owned by that person, any entity controlled by that person and by any person acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of TD. If a person contravenes any of these restrictions, the Minister of Finance may, by order, direct that person to dispose of all or any portion of those shares.

      In addition, under the Bank Act of Canada, the Minister of Finance may only approve the acquisition of up to 30% of the shares of any class of non-voting shares and up to 20% of the shares of a class of voting shares and provided, in each case, that the person acquiring those shares does not have direct or indirect influence over TD that, if exercised, would result in that person having control in fact of TD. For these purposes, the shares beneficially owned by that person, any entity controlled by that person and by any person acting jointly or in concert with that person with respect to TD common shares are aggregated. In addition, the Bank Act of Canada prohibits banks, including TD, from recording a transfer or issuing shares of any class to Her Majesty in right of Canada or of a province, an agent of Her Majesty, a foreign government or an agent of a foreign government.

      The government of Canada has placed a temporary moratorium on mergers among Canada’s largest financial institutions, including TD and its peers. The government has stated that it will lift this moratorium once it has had the opportunity to complete a policy review of its merger review guidelines. No precise timetable for the completion of this review has been announced.

      The restrictions contained in the Bank Act of Canada and the Canadian government’s policies may deter, delay or prevent a future acquisition of a “significant interest” in TD and will prevent the acquisition of control of TD, including transactions that could be perceived as advantageous to TD’s shareholders.

Amendments to the Rights, Privileges, Restrictions and Conditions of TD’s Share Capital

      Under the Bank Act of Canada, the rights of holders of TD’s shares can be changed by the board of directors of TD by making, amending or repealing the by-laws of TD. The board of directors of TD must submit such a by-law, or amendment to or repeal of a by-law, to the shareholders of TD in accordance with the procedures of the Bank Act of Canada and the TD by-laws, and the shareholders must approve the by-law, amendment to or repeal of the by-law by special resolution to be effective. Under the Bank Act of Canada, a special resolution is a resolution passed by a majority of not less than two thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act of Canada mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the by-laws of TD.

DESCRIPTION OF BANKNORTH DELAWARE CAPITAL STOCK

      Following the completion of the mergers, Banknorth Delaware will be authorized to issue three classes of stock to be designated, respectively, common stock, Class B common stock and preferred stock. Following the completion of the mergers, Banknorth Delaware will be authorized to issue 400,000,000 shares of common stock, one share of Class B common stock and 5,000,000 shares of preferred stock. The capital stock of Banknorth Delaware does not represent or constitute a deposit account and is not insured by the Federal Deposit Insurance Corporation, or FDIC.

      The following describes the material provisions of the Banknorth Delaware capital stock following the completion of the mergers. It is subject to, and qualified in all respects by reference to, the post-transaction certificate of incorporation and the by-laws of Banknorth Delaware following the completion of the mergers, the forms of which are attached as Appendices B and C to, and are incorporated by reference in, this document; the stockholders agreement, which is attached as Appendix D to, and incorporated by reference in, this document; and the Delaware General Corporation Law.

Banknorth Delaware Common Stock

      General. Each share of Banknorth Delaware common stock has the same relative rights and is identical in all respects with each other share of Banknorth Delaware common stock. The Banknorth Delaware common stock is not subject to call for redemption. The outstanding shares of Banknorth Delaware stock are, and the shares offered by Banknorth Delaware in the mergers will be, when issued and paid for, fully paid and nonassessable.

      Voting Rights. Each holder of Banknorth Delaware common stock has one vote in respect of each share of the common stock held by such holder on each matter voted upon by the shareholders. The holders of the common stock are not entitled, however, to vote in the election of the Class B Directors or, except as otherwise required by law, to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of the Class B common stock or one or more outstanding series of preferred stock if the holders of such affected series or class are entitled, either separately or together with the holders of one or more other such series, to vote on any such amendment under the provisions of the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or under the provisions of the Delaware General Corporation Law.

      Dividends. Subject to the rights of the holders of any series of Banknorth Delaware preferred stock, the holders of the Banknorth Delaware common stock are entitled to such dividends as may be declared from time to time by the Banknorth Delaware board of directors out of funds legally available for dividends. The ability of Banknorth Delaware to declare dividends is subject to regulatory limitations. See “Risk Factors — The ability of TD and Banknorth Delaware to pay dividends to their shareholders is subject to regulatory requirements” beginning on page 36 and “Description of Banknorth Delaware Capital Stock — Regulatory Limitations” beginning on page 141.

      TD Purchase Rights. The stockholders agreement provides that, until TD and its affiliates no longer own voting securities of Banknorth Delaware representing at least 25% of the then-outstanding voting securities of Banknorth Delaware, if Banknorth Delaware at any time proposes to issue any shares of common stock, other than in connection with the exercise of employee stock options, stock appreciation rights or similar instruments covered by the repurchase obligation of Banknorth Delaware described in “The Stockholders Agreement — TD’s Rights to Contribute Capital and to Purchase Securities; Banknorth Delaware’s Obligation to Repurchase Stock — Banknorth Delaware’s Obligation to Repurchase Stock” beginning on page 111, TD will have the option, to the extent it did not previously exercise its rights described in “The Stockholders Agreement — TD’s Rights to Contribute Capital and to Purchase Securities; Banknorth Delaware’s Obligation to Repurchase Stock — TD’s Right to Contribute Capital” beginning on page 110, to purchase for cash directly from Banknorth Delaware up to a sufficient number of shares of common stock to maintain its ownership level immediately prior to the issuance, at the same purchase price as the price for the additional shares of common stock to be issued. Until TD and its affiliates no longer own voting securities of Banknorth Delaware representing at least 25% of the then-outstanding voting securities of

Banknorth Delaware, in the event that Banknorth Delaware proposes to issue options (other than employee stock options, stock appreciation rights or similar instruments covered by the repurchase obligation of Banknorth Delaware) or warrants that are exercisable for, or debt or equity securities that are convertible into or exchangeable for, shares of common stock, Banknorth Delaware must offer TD the opportunity to purchase for cash up to the percentage of those options, warrants or convertible debt or equity securities that represents the ownership percentage of TD and its affiliates of voting securities of Banknorth Delaware at the time of that issuance, at the same purchase price as is offered to the other purchasers of such options or warrants. The stockholders agreement also provides that in most cases where Banknorth Delaware seeks to raise additional capital, TD has the right to contribute that additional capital to Banknorth Delaware in exchange for additional shares of Banknorth Delaware common stock. TD’s rights to purchase securities and contribute capital as described in this paragraph are described in more detail under “The Stockholders Agreement — TD’s Rights to Contribute Capital and to Purchase Securities.” Holders of Banknorth Delaware common stock do not have any preemptive or subscription rights with respect to any shares which may be issued by Banknorth Delaware in the future, except for these purchase and capital contribution rights granted to TD under the stockholders agreement. TD’s rights to purchase securities and contribute capital are subject to the ownership limitations described in the stockholders agreement.

      Liquidation. In the event of any liquidation, dissolution or winding up of Banknorth Delaware, the holders of the Banknorth Delaware common stock would be entitled to receive, after payment of all debts and liabilities of Banknorth Delaware, all assets of Banknorth Delaware available for distribution, subject to the rights of the holders of any Banknorth Delaware preferred stock which may be issued with a priority in liquidation or dissolution over the holders of the Banknorth Delaware common stock.

Banknorth Delaware Class B Common Stock

      For a description of the powers and rights of the Class B common stock, see “Proposals Nos. 3A-L: The Post-Transaction Certificate of Incorporation — Proposal No. 3A” beginning on page 102.

Banknorth Delaware Preferred Stock

      The Banknorth Delaware board of directors may issue preferred stock from time to time in one or more series. The board of directors is authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of preferred stock, to fix, state and express the powers, rights, designations and preferences, and the qualifications, limitations and restrictions of the shares of each such series of preferred stock. The board of directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares of such series then outstanding.

Transfer Agent

      TD and Banknorth expect that the transfer agent and registrar for the Banknorth Delaware common stock will be American Stock Transfer & Trust Company.

Regulatory Limitations

      Distributions. Banknorth Delaware will derive funds for cash distributions to its shareholders primarily from dividends received from its banking subsidiary, Banknorth, NA, which is subject to various regulatory requirements relating to the payment of dividends. The appropriate U.S. federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of the bank or bank/financial holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment of such dividends.

      In addition to the foregoing, the ability of Banknorth Delaware and Banknorth, NA to pay dividends may be affected by the various minimum capital requirements and the capital and other standards established by U.S. federal banking agencies under applicable laws and regulations. Banknorth Delaware’s right and the rights of its shareholders and creditors to participate in any distribution of the assets or earnings of the subsidiaries of Banknorth Delaware is further subject to the prior claims of creditors of such subsidiaries.

      Repurchases of Capital Stock. A bank holding company generally is required to give the Federal Reserve Board prior written notice and obtain its approval before purchasing or redeeming its equity securities if the gross consideration for the purchase or redemption, when aggregated with the net consideration paid by the company for all such repurchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. A bank holding company is not required to obtain prior approval of the Federal Reserve Board for the redemption or purchase of its equity securities if (1) both before and immediately after the redemption, the bank holding company is well capitalized under applicable regulations, (2) the bank holding company is well managed and (3) the bank holding company is not the subject of any unresolved supervisory issues.

      “Source of Strength” Policy and Cross Guarantee-Requirements. According to Federal Reserve Board regulations, bank/financial holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank/financial holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC — either as a result of default of a banking subsidiary of a bank/financial holding company such as Banknorth Delaware or related to FDIC assistance provided to a banking subsidiary in danger of default — the other banking subsidiaries of such bank/financial holding company may be assessed for the FDIC’s loss, subject to certain exceptions.

      U.S. Limitations on Acquisitions of Common Stock. The U.S. Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been given 60 days’ prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act would, under the circumstances set forth in the presumption, constitute the acquisition of control.

      In addition, any acquiring entity would be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of the outstanding common stock of, or such lesser number of shares as constitute control over, Banknorth Delaware.

COMPARISON OF SHAREHOLDER RIGHTS

      The rights of holders of Banknorth common stock are currently governed principally by:

•	the laws of Maine, particularly the MBCA;

•	Banknorth’s articles of incorporation; and

•	Banknorth’s by-laws.

      As a result of the mergers, holders of Banknorth common stock will receive both Banknorth Delaware common stock and TD common shares. The rights and privileges of those shares will be governed principally by:

•	In the case of Banknorth Delaware common stock:

—	The laws of Delaware, particularly the DGCL;

—	The post-transaction certificate of incorporation; and

—	Banknorth Delaware’s post-transaction by-laws as they will be in effect after the completion of the mergers, the form of which are attached as Appendix C to this proxy statement/prospectus.

•	In the case of TD common shares:

—	The Bank Act of Canada, which is TD’s charter; and

—	TD’s by-laws.

      Although the rights and privileges of shareholders of a Maine corporation, the rights and privileges of shareholders of a Delaware corporation and the rights and privileges of shareholders of a bank chartered under the Bank Act of Canada are, in many instances, comparable, there are material differences. The following is a summary of the material differences among the rights of holders of Banknorth common stock as of the date of this document, the rights of holders of Banknorth Delaware common stock following the completion of the mergers and the rights of holders of TD common shares as of the date of this document. These differences arise principally from differences among the MBCA, the DGCL and the Bank Act of Canada, and among Banknorth’s articles of incorporation and by-laws, Banknorth Delaware’s post-transaction certificate of incorporation and by-laws and TD’s charter and by-laws.

      While TD and Banknorth believe that this summary describes all material differences among the rights of holders of Banknorth common stock as of the date of this document, the rights of holders of Banknorth Delaware common stock following the completion of the mergers and the rights of holders of TD common shares as of the date of this document, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the MBCA, the DGCL and the Bank Act of Canada, and the respective articles of incorporation, certificate of incorporation or charter, as applicable, and by-laws of Banknorth, Banknorth Delaware and TD.

Authorized Capital Stock

Banknorth

      Banknorth’s articles of incorporation authorize the issuance of up to 400,000,000 shares of Banknorth common stock, $0.01 par value per share, of which 178,559,086 shares were outstanding as of December 13, 2004, and up to 5,000,000 shares of Banknorth preferred stock, $0.01 par value per share, of which no shares are issued and outstanding. The Banknorth preferred stock is issuable in series, each series having such rights and preferences as the Banknorth board of directors may fix and determine by resolution.

Banknorth Delaware

      Banknorth Delaware’s post-transaction certificate of incorporation authorizes the issuance of three classes of stock, consisting of common stock, Class B common stock and preferred stock. The post-transaction certificate of incorporation authorizes 400,000,000 shares of common stock, one share of Class B common stock and 5,000,000 shares of preferred stock which may be issued in series. Each series of preferred stock will have such rights and preferences as the Banknorth Delaware board of directors may fix and determine by resolution. As of the date of this proxy statement/prospectus, all outstanding shares of Banknorth Delaware common stock were owned by Banknorth.

TD

      TD’s charter and by-laws permit TD to issue common shares without nominal or par value and Class A First Preferred Shares issuable in one or more series without nominal or par value. There is no limit on the number of TD common shares or Class A First Preferred Shares that TD can issue. As of October 31, 2004, 656,954,072 TD common shares and 38,400,000 Class A First Preferred Shares (Series I, J, M and N) were issued and outstanding and no other TD Class A First Preferred Shares were issued and outstanding.

Voting Rights

Banknorth

      Each share of Banknorth common stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of Banknorth, and shareholders of Banknorth do not have the right to cumulate votes in an election of directors.

Banknorth Delaware

      The post-transaction certificate of incorporation provides that each holder of Banknorth Delaware common stock has one vote in respect of each share of the common stock held by such holder on each matter voted upon by the shareholders, except that (1) the holders of the common stock are not entitled to vote in the election of the Class B directors and (2) except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of the Class B common stock or one or more outstanding series of preferred stock if the holders of such affected series or class are entitled, either separately or together with the holders of one or more other such series, to vote on such amendment under the provisions of the post-transaction certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or under the provisions of the DGCL.

TD

      Under the Bank Act of Canada, if voting rights are attached to any share of a bank, the voting rights may confer only one vote in respect of that share. The TD by-laws provide that holders of TD common shares are entitled to one vote per share on all matters to be voted on by holders of TD common shares. Except as required under the Bank Act of Canada, the holders of TD preferred shares are not entitled to vote at any meeting of the shareholders of TD.

Number and Election of Directors

Banknorth

      The articles of incorporation of Banknorth provide that the Banknorth board of directors may increase or decrease the number of directors of Banknorth by resolution, and that the shareholders of Banknorth may increase or decrease the number of directors by the affirmative vote of the holders of two-thirds of the shares entitled to vote generally in an election of directors, provided in each case that the minimum number of directors will be three and the maximum number of directors will be 25, and further provided that no decrease in the number of directors will have the effect of shortening the term of any incumbent director. Currently, the number of directors of Banknorth is 14.

      Under the provisions of the articles of incorporation and by-laws of Banknorth, the Banknorth board of directors is divided into three classes as nearly equal in number as possible and one-third of the directors are elected annually to serve three-year terms.

Banknorth Delaware

      The DGCL provides that the minimum number of directors is one. The number of directors is fixed by or in the manner provided in the by-laws, unless the certificate of incorporation fixes the number of directors. If the certificate of incorporation fixes the number of directors, a change in the number may only be made by amendment to the certificate of incorporation.

      The board of directors of Banknorth Delaware will consist of Class B directors, who will be nominated and elected by the holder of the Class B common stock, and Class A directors, who are all directors other than Class B directors. Four of the Class A directors will be designated as “designated independent directors,” and will have the right to exercise specified powers. For a description of the designation and powers of the designated independent directors, see “The Stockholders Agreement — Corporate Governance — Designated Independent Directors” beginning on page 113. Directors will be elected annually. The post-transaction certificate of incorporation provides that prior to the termination of certain provisions of the post-transaction certificate of incorporation and the stockholders agreement as a result of TD owning less than a majority of the voting securities of Banknorth for a specified period of time, the total number of authorized directors constituting the entire board of directors will be fixed by the board of directors, provided that such total number of authorized directors will include the number of Class B Directors as determined from time to time in accordance with the terms of the Class B common stock and provided further that such total number of authorized directors will be no less than 9. Following such termination of certain provisions of the stockholders agreement, the total number of authorized directors constituting the entire board of directors will be no more than 20 and no less than 9. Except as provided in the certificate of incorporation, the total number of authorized directors constituting the entire board of directors may be fixed and changed from time to time within the then-applicable limits by resolution of the board of directors.

      Under the provisions of the post-transaction certificate of incorporation, the committees of the board of directors must include a certain number of Class B directors. See “The Stockholders Agreement — Corporate Governance — Committees of the Board of Directors.”

TD

      Under the Bank Act of Canada, the TD board must have at least seven members and TD may establish by by-law a minimum and maximum number of directors. The Bank Act of Canada also requires that no more than two-thirds of the directors may be affiliated with TD, as specified by the Bank Act of Canada, and no more than 15% of the directors may be employees of TD or a subsidiary of TD, except that up to four of these employees may be directors if they constitute not more then 50% of the directors. Under the Bank Act of Canada, at least two-thirds of the directors of TD must be resident Canadians and, except in limited circumstances, directors may not transact business at a meeting of directors or a committee of directors at which a majority of the directors present are not resident Canadians. The Bank Act of Canada also requires the directors of a company to appoint from their members a chief executive officer who must ordinarily be resident in Canada. Under the TD by-laws, the minimum number of directors is 12 and the maximum number of directors is 22. The TD by-laws provide that the number of directors to be elected at any annual meeting of shareholders of TD will be fixed by the TD board of directors before the meeting and all directors are elected to one year terms. Currently, the number of directors of TD is 18.

Quorum of the Board of Directors; Action by the Board of Directors

Banknorth

      Banknorth’s by-laws provide that a majority of the number of directors fixed by or under the provisions of Banknorth’s articles of incorporation will constitute a quorum for the transaction of business at any meeting of the board of directors, and that the affirmative vote of a majority of the directors present at a meeting at which a quorum is present will be the act of the board of directors.

Banknorth Delaware

      The post-transaction certificate of incorporation provides that, prior to the termination of certain provisions of the post-transaction certificate of incorporation and the stockholders agreement as a result of TD owning less than a majority of the voting securities of Banknorth Delaware for a specified period of time, and except during a suspension of those provisions for the same reason,

•	a quorum for any meeting of the board of directors of Banknorth Delaware will require the presence of a majority of the total number of authorized directors then constituting the entire board of directors and a majority of the Class B directors then in office; and

•	any determination or other action of or by the board of directors of Banknorth Delaware (other than action by unanimous written consent in lieu of a meeting) will require the affirmative vote or consent, at a meeting at which a quorum is present, of a majority of directors present at that meeting, including a majority of the Class B directors present at that meeting.

TD

      The Bank Act of Canada permits a bank to establish by by-law the quorum requirement for meetings of directors, provided that such quorum may never be less than four directors. The TD by-laws provide that seven directors constitute a quorum. In addition, under the Bank Act of Canada, the directors of a bank may not transact business at a meeting of directors unless at least one director who is not affiliated with the bank is present and a majority of the directors present are resident Canadians. The TD by-laws provide that at meetings of directors every matter shall be decided by a majority of the votes cast on the matter.

Filling Vacancies on the Board of Directors

Banknorth

      Any vacancy occurring in the Banknorth board of directors by reason of an increase in the number of directors may be filled by the Banknorth board of directors, and any directors so chosen will hold office until the next election of directors by the shareholders of Banknorth. Any other vacancy in the Banknorth board of directors, whether by reason of death, resignation, removal or otherwise, may be filled by the remaining directors of Banknorth, or by a sole remaining director, and any directors so chosen will hold office until the next election of the class for which such directors will have been chosen and until their successors are elected and qualified.

Banknorth Delaware

      The DGCL provides that vacancies in the board of directors and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless otherwise provided in the certificate of incorporation or by-laws. If the certificate of incorporation directs that a particular class of stock is to elect one or more directors, however, vacancies or newly created directorships of that class may be filled only by a majority of the directors elected by that class then in office, or by a sole remaining director elected by that class. If, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board, the Delaware Court of Chancery may, upon application of shareholders holding at least 10%

of the outstanding shares having the right to vote for these directors, order an election to be held to fill any vacancy or newly created directorship or to replace the directors chosen by the directors then in office.

      The post-transaction certificate of incorporation provides that prior to the termination of certain provisions of the post-transaction certificate of incorporation and the stockholders agreement as a result of TD owning less than a majority of the voting securities of Banknorth Delaware for a specified period of time and except during a suspension of those provisions for the same reason, in the case of any newly created directorships that result from an increase in the total number of authorized Class A directors and any vacancy occurring among the Class A directors (other than a designated independent director), such vacancy must be filled by the affirmative vote of a majority of the directors then in office and a majority of the Class B Directors then in office.

      If any vacancy results from the resignation, retirement or other removal from office of any designated independent director, such vacancy must be filled by the approval of the remaining designated independent directors (or, if no designated independent directors are then in office, a majority of the independent directors), subject to the consent of the nominating committee. The nominating committee will consist of four Class B directors and three of the designated independent directors. Any designated independent director must qualify as an “independent director” under applicable NYSE rules, with respect to Banknorth Delaware and TD, may not be a Class B director or an affiliate or past or present officer, director or employee of TD and must not have been nominated by TD or its affiliates.

      The post-transaction certificate of incorporation also provides that in the case of any newly created directorships that result from an increase in the total number of authorized Class B directors and any vacancy occurring among the Class B directors, such vacancy will only be filled by a majority of the remaining Class B directors or the sole remaining Class B director (as the case may be) or by the holder of the outstanding Class B common stock, voting separately as a class. If at any time the offices of all Class B directors will be vacant, then the holder of the outstanding Class B common stock, voting separately as a class, may elect successors to hold office for the unexpired terms of the Class B directors whose places will be vacant.

TD

      Under the Bank Act of Canada, a quorum of directors may appoint one or more directors to fill a vacancy among the directors and any director so appointed will hold office for the unexpired term of the director’s predecessor in office provided that the directors may not appoint a person to fill a vacancy resulting from a change in the minimum number of directors established by TD by-laws or from a failure to elect the minimum number of directors required by TD’s by-laws. Under TD’s by-laws, the directors of TD may otherwise increase the number of directors and appoint one or more additional directors who will hold office for a term expiring not later than the close of the next annual meeting of shareholders. Under the Bank Act of Canada, the total number of additional directors appointed by the directors may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

Removal of Directors

Banknorth

      Under the provisions of Banknorth’s articles of incorporation, directors of Banknorth may be removed, with or without cause, by the holders of two-thirds of the shares entitled to vote for directors at a meeting of shareholders called expressly for such purpose. Directors of Banknorth also can be removed for cause in a judicial proceeding commenced by Banknorth under provisions of the Maine Business Corporation Act.

Banknorth Delaware

      Under the DGCL, directors generally may be removed, with or without cause, by a majority of the shareholders entitled to vote at an election of directors. The post-transaction certificate of incorporation provides that no shareholders of Banknorth Delaware other than the holder of the Class B common stock are entitled to vote for the removal without cause of any Class B director.

TD

      Under the Bank Act of Canada, the shareholders of TD may by resolution at a special meeting remove any director or directors from office. This resolution must be passed by a vote of not less than a majority of the votes cast by shareholders who voted in respect of the resolution.

Transactions with Directors and Officers

Banknorth

      Under the MBCA, a transaction between a corporation and a director will not be enjoined or set aside because the director has a personal, economic or other association in the transaction unless the director has a conflicting interest in the transaction, as defined in the statute. A transaction between a corporation and a director in which the director has a conflicting interest in the transaction will not be enjoined, set aside or give rise to an award of damages or other sanctions if:

•	the transaction is approved by a majority (but no fewer than two) of the directors disinterested in the transaction or a committee of the board (that is made up of only disinterested directors or directors that are appointed by a majority vote of the disinterested directors) after disclosure of the existence and nature of the conflicting interest and all facts known to the director that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction;

•	the transaction is approved by shareholders of the corporation after proper notice and disclosure of the existence and nature of the conflicting interest and all facts known to the director that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction; or

•	the transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the corporation.

Banknorth Delaware

      Under the DGCL, no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity of which one or more of its directors or officers are directors or officers, or in which one or more of its directors or officers have a financial interest, is void or voidable solely because of that relationship or because that director or officer participates in the authorization of the contract or transaction, if:

•	the material facts regarding the director’s or officer’s relationship or interest with respect to the contract or transaction are disclosed to or known by the board of directors and a majority of the disinterested directors authorize the contract or transaction in good faith, even though the disinterested directors are less than a quorum;

•	the material facts regarding the director’s or officer’s relationship or interest and the contract or transaction are disclosed to or known by the shareholders entitled to vote on the contract or transaction and the contract or transaction is specifically approved in good faith by the shareholders; or

•	the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

     TD

      Under the Bank Act of Canada, no material contract between TD and one or more of its directors or officers or between TD and another entity of which a director or officer of TD is a director or officer or in which one or more of its directors or officers has a material interest, is void or voidable as a result solely of that relationship or solely because that director is present at or is counted to determine the presence of a quorum at a meeting of directors or a committee of directors that authorized the material contract if:

•	the director or officer disclosed the interest;

•	the contract was approved by the directors or shareholders; and

•	the contract was reasonable and fair to TD at the time the contract was approved.

      Under the Bank Act of Canada, all transactions between TD and its directors and senior officers must, except in specified limited circumstances, be on terms and conditions at least as favorable to TD as market terms and conditions. The Bank Act of Canada also contains additional restrictions on transactions between TD and its directors and senior officers.

Exculpation of Liability

      Banknorth

      The MBCA provides that the articles of incorporation of a Maine corporation incorporated prior to July 1, 2003, such as Banknorth, are automatically deemed to include a provision eliminating the personal liability of directors for monetary damages to the fullest extent permitted under the new law unless and until such provision is repealed or restricted by the corporation and its shareholders. Under this law, a director of such a corporation will not be liable to the corporation or its shareholders for monetary damages for an action taken or a failure to take an action as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the corporation or its shareholders, (3) a violation of the provision of the new law dealing with unlawful distributions by a corporation and (4) an intentional violation of criminal law.

Banknorth Delaware

      In accordance with the DGCL, the post-transaction certificate of incorporation provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to Banknorth Delaware or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (dealing with unlawful distributions by the corporation), or (4) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended in the future to authorize, with the approval of a corporation’s shareholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a director of Banknorth Delaware will not be liable for any such breach to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of these provisions by the shareholders of Banknorth Delaware will not adversely affect any right or protection of a director of Banknorth Delaware existing at the time of such repeal or modification.

TD

      Under the Bank Act of Canada, a bank may not, by contract, resolution or by-law, limit the liability of its directors for breaches of their duty to act in accordance with the Bank Act of Canada. However, under the Bank Act of Canada, directors and officers are not liable in respect of certain of their duties imposed under the Bank Act of Canada, including their duty of care, if they relied in good faith on financial statements represented to the directors or officers by an officer of the bank or the bank’s auditors to reflect fairly the financial condition of the bank or on a report of an accountant, lawyer, notary or other professional whose profession lends credibility to a statement made by the professional.

Director and Officer Indemnification

Banknorth

      Under the MBCA, a corporation generally may indemnify an individual who is a party to a proceeding because that individual is a director of the corporation against liability incurred in the proceeding if the individual’s conduct was in good faith and the individual reasonably believed (1) in the case of conduct in the individual’s capacity as director, that the individual’s conduct was in the best interests of the corporation (or participants in an employee benefit plan of the corporation with respect to service to such employment benefit plan); (2) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Unless ordered by a court to do so, however, a corporation may not indemnify one of its directors (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above; or (2) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity. Under the MBCA, a corporation will indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Under the MBCA, a corporation generally may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because that officer is an officer of the corporation to the same extent as a director and, in the case of an officer who is not a director, to such further extent as may be provided in the corporation’s articles of incorporation, by-laws, a resolution of the corporation’s board of directors or a contract, except no indemnification may be made to such a person for (1) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (2) liability arising out of conduct that constitutes (x) receipt by the officer of a financial benefit to which the officer is not entitled; (y) an intentional infliction of harm on the corporation or its shareholders; or (z) an intentional violation of criminal law.

      Banknorth’s by-laws provide that Banknorth will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of Banknorth, or is or was serving at the request of Banknorth as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the full extent provided by the MBCA, provided that Banknorth will not be liable for any amount which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by an indemnified person without its prior written consent, other than an action or proceeding seeking indemnification from Banknorth under its by-laws.

      Banknorth’s by-laws provide that Banknorth will pay the expenses incurred by an indemnified person in advance of a final disposition of an action or proceeding upon receipt by Banknorth of (1) a written undertaking by or on behalf of the indemnified person to repay such amount if the indemnified person is ultimately determined not to have acted in the manner required under the MBCA in order to permit indemnification and (2) a written affirmation by the indemnified person that the person has met the requisite standard of conduct for indemnification.

      In accordance with the MBCA, Banknorth’s bylaws authorize it to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Banknorth or is or was serving at the request of Banknorth as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liabilities incurred by such person in such capacity or arising out of their status as such, whether or not Banknorth would have the power to indemnify that person against such liability. Banknorth currently maintains such insurance.

Banknorth Delaware

      Under the DGCL, a corporation generally may indemnify directors and officers:

•	for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and

•	with respect to any criminal proceeding, to the extent they had no reasonable cause to believe that their conduct was unlawful.

      In addition, the DGCL provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

      Banknorth Delaware’s by-laws provide that Banknorth Delaware will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Banknorth Delaware, or while a director or officer of Banknorth Delaware, is or was serving at the request of Banknorth Delaware as a director, officer, trustee or partner of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the full extent permitted by the DGCL, provided that Banknorth Delaware will not be liable for any amount which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by an indemnified person without its prior written consent, other than an action or proceeding seeking indemnification from Banknorth Delaware under its by-laws.

      Banknorth Delaware’s by-laws provide that Banknorth Delaware will pay the expenses incurred by an indemnified person in advance of a final disposition of an action or proceeding upon receipt by Banknorth Delaware of a written undertaking by or on behalf of the indemnified person to repay such amount if the indemnified person is ultimately determined not to have acted in the manner required under the DGCL in order to permit indemnification.

      In accordance with the DGCL, Banknorth Delaware’s bylaws authorize it to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Banknorth Delaware or its subsidiaries against liabilities incurred by such person in such capacity or arising out of their status as such, whether or not Banknorth Delaware would have the power to indemnify that person against such liability. Banknorth Delaware will maintain such insurance following the mergers.

TD

      Under the Bank Act of Canada, except in respect of an action by or on behalf of the bank to procure a judgment in its favor, a bank may indemnify a director or officer, a former director or officer or a person who acts or acted at the bank’s request as a director or officer of an entity of which the bank is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her because of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the bank or the entity, if: (1) that person acted honestly and in good faith with a view to the best interests of the bank; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that his or her impugned conduct was lawful.

      These individuals are entitled to an indemnity from the bank if the person was substantially successful on the merits of his or her defense of the action or proceeding and fulfilled the conditions set out in

(1) and (2) above. Under TD’s by-laws, TD has indemnified its directors and officers to the full extent permitted by the Bank Act of Canada. A bank may, with the approval of a court, also indemnify that person regarding an action by or on behalf of the bank or entity to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the company or entity, if he or she fulfills the conditions set out in (1) and (2) above.

Annual Meeting of Shareholders

Banknorth

      Under the MBCA, a corporation shall hold a meeting of shareholders annually at a time stated in or fixed in accordance with its bylaws. The applicable court may order an annual meeting to be held on application of any shareholder of the corporation if an annual meeting was not held within the earlier of six months after the end of the corporation’s fiscal year or 15 months after its last annual meeting.

      The Banknorth by-laws provide that the annual meeting of shareholders of Banknorth for the election of directors and for the transaction of such other business as may properly come before the meeting will be held either (1) at 10:00 A.M. on the fourth Tuesday of April of each year, if not a legal holiday, and if a legal holiday then on the next succeeding day not a legal holiday, or (2) at such other time as the board of directors of Banknorth will designate.

Banknorth Delaware

      Under the DGCL, if a corporation does not hold an annual meeting for the election of directors on the date, if any, designated in the corporation’s certificate of incorporation or by-laws, the directors must hold the meeting as soon after that date as may be convenient. If a corporation fails to hold the meeting for a period of thirty days after the designated date, or, if no date is designated, for a period of thirteen months after the last annual meeting or written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon application of any shareholder or director. The shares of stock represented at a meeting called by the Delaware Court of Chancery either in person or by proxy and entitled to vote at the meeting constitute a quorum for the purposes of the meeting, even if the corporation’s certificate of incorporation or by-laws provide for a different quorum requirement. The DGCL does not permit a shareholder to call an annual meeting other than by application to the Delaware Court of Chancery. Banknorth Delaware’s by-laws provide that the time and date of the annual meeting are designated by the board of directors or by the chairman of the board.

     TD

      Under the Bank Act of Canada, the directors of TD must call an annual meeting of shareholders not later than six months after the end of TD’s financial year. If for any reason an annual meeting is not called at the required time by the directors, the Bank Act of Canada provides an alternative means by which shareholders holding not less than 5% of the issued and outstanding TD shares that carry a right to vote may call the meeting. See also “— Special Meetings of Shareholders” below. If for any reason it is impracticable to call a meeting or to conduct a meeting in the manner in which it is otherwise to be called or as prescribed by TD’s by-laws or the Bank Act of Canada, any director or shareholder entitled to vote at that meeting may apply to a court for an order calling the meeting and setting forth the manner to hold and conduct the meeting. The Bank Act of Canada also requires meetings of shareholders to be held in Canada.

Special Meetings of Shareholders

Banknorth

      Under Banknorth’s articles of incorporation, special meetings of shareholders of Banknorth may be called by the chairman, the president or a majority of the Banknorth board of directors, and will be called by the chairman, the president or the clerk upon the written request of the holders of not less than 50% of the issued and outstanding capital stock of Banknorth entitled to vote on the matter for which the meeting is called, voting together as a single class, provided that special meetings of shareholders also may be called by shareholders in the manner specified in the MBCA. The current MBCA provides that special meetings may be called by the holders of at least 10% of the outstanding voting stock of the corporation, provided that the articles of incorporation may fix a lower percentage or a higher percentage not exceeding 25% of all voting stock for this purpose.

Banknorth Delaware

      Under the DGCL, special meetings of shareholders may be called only by the board of directors or other persons authorized by the certificate of incorporation or by-laws. The post-transaction certificate of incorporation permits the following persons to call a special meeting of the shareholders of Banknorth Delaware:

•	the chairman of the board of directors,

•	the president,

•	the chairman or the secretary at the written request of the board of directors, or

•	the holders of at least a majority of the then-outstanding shares of common stock.

      Special meetings of the holder of Class B common stock may be called only by the holder of the share of Class B common stock.

TD

      Under the Bank Act of Canada, special meetings of shareholders may be called at any time by the board of directors. In addition, subject to certain provisions of the Bank Act of Canada, the holders of not less than 5% of the issued and outstanding shares of TD that carry the right to vote at the meeting may request that the directors call a meeting of shareholders for the purpose stated in the request. If the directors do not call a meeting within 21 days after receiving the requisition, any shareholder who signed the requisition requesting the directors to call the meeting may call the meeting.

Quorum of Shareholders

Banknorth

      Under Banknorth’s by-laws, shares entitled to vote as a separate voting group may take action on a matter at a meeting of shareholders only if a quorum of those shares exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Banknorth Delaware

      Under the DGCL, a quorum consists of a majority of the shares entitled to vote present in person or represented by proxy, unless the certificate of incorporation or by-laws provide otherwise. The Banknorth Delaware by-laws provide that, at any meeting held for any purpose other than the election of directors, the holders of a majority in voting power of the shares of capital stock of Banknorth Delaware issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business.

      At any meeting held for the purpose of electing directors (1) the presence in person or by proxy of the holders of at least a majority in voting power of the outstanding shares of capital stock of Banknorth Delaware entitled to vote in the election of Class A directors at such meeting will be required and be sufficient to constitute a quorum for the election of Class A directors and (2) the presence in person or by proxy of the holder of the outstanding share of Class B common stock will be required and be sufficient to constitute a quorum of such class for the election of Class B directors by such class. At any such meeting or adjournment of such meeting the absence of a quorum of the holders of Class B common stock will not prevent the election of the Class A directors, and the absence of a quorum of the holders of voting shares other than Class B common stock will not prevent the election of Class B directors.

TD

      The Bank Act of Canada permits a bank to establish by by-law the quorum requirement for meetings of shareholders. TD’s by-laws provide that a quorum at any meeting of shareholders will be two persons present in person and each entitled to vote at the meeting and representing either in their own right or by proxy at least 10% of the issued and outstanding shares of TD that carry a right to vote.

Shareholder Nominations

Banknorth

      Banknorth’s by-laws provide that nominations by shareholders for election as a director must be made in writing and delivered or mailed to the clerk of Banknorth not later than (1) 90 days prior to the anniversary date of the immediately preceding annual meeting, and (2) with respect to an election of directors to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth information concerning the nominee, the nominating shareholder and other information specified in Banknorth’s by-laws.

Banknorth Delaware

      Banknorth Delaware’s by-laws provide that nominations by shareholders for election as a director must be made in writing and delivered or mailed to the clerk of Banknorth Delaware

•	not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting, except that if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the shareholder must be delivered or mailed not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made, and

•	with respect to an election of Class A directors to be held at a special meeting of shareholders for the election of directors, not earlier than 120 days prior to such special meeting and not later than the close of business on the later of 90 days prior to such special meeting or the tenth day following the day on which a public announcement is first made of the date of the special meeting.

      Each such notice must set forth information concerning the nominee, the nominating shareholder and other information specified in Banknorth Delaware’s by-laws. These advance notice provisions do not apply to the nomination of Class B directors or to nominations made by TD so long as the Class B common stock is outstanding.

TD

      Under the Bank Act of Canada, nominations by shareholders for election of a director may be submitted to an annual meeting provided that they are signed by holders of not less than 5% of the issued and outstanding shares that carry a right to vote, or not less than 5% of the issued and outstanding shares of a class of shares entitled to vote at the meeting, and are submitted at least 90 days before the anniversary date of the last annual meeting.

Shareholder Proposals

Banknorth

      Banknorth’s by-laws provide that a proposal by shareholders for submission to a vote of shareholders at an annual meeting must be made in writing and delivered or mailed to the clerk of Banknorth not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. Each such notice shall set forth information concerning the proposal, the proposing shareholder and the information specified in Banknorth’s by-laws.

Banknorth Delaware

      Banknorth Delaware’s by-laws provide that proposals of business to be conducted at an annual meeting must be made in writing and delivered or mailed to the clerk of Banknorth Delaware not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the shareholder must be delivered or mailed not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Each such notice must set forth information concerning the proposal, the proposing shareholder and the information specified in Banknorth Delaware’s by-laws. These advance notice provisions do not apply to TD for so long as the Class B common stock is outstanding.

TD

      Under the Bank Act of Canada, shareholder proposals may be submitted only at annual meetings of shareholders. A shareholder entitled to vote at an annual meeting of shareholders may submit to TD notice of any matter that the shareholder proposes to raise at the meeting provided that the proposal is submitted to TD at least 90 days before the anniversary date of TD’s previous annual meeting of shareholders. Shareholders may also requisition special meetings as described under “— Special Meetings of Shareholders” above.

Shareholder Action Without a Meeting

Banknorth

      Banknorth’s articles of incorporation provide that any action to be taken or which may be taken at any annual or special meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares of capital stock of Banknorth entitled to vote on such action.

Banknorth Delaware

      As permitted by the DGCL, the post-transaction certificate of incorporation provides that prior to the termination of certain provisions of the stockholders agreement as a result of TD owning less than a majority of the voting securities of Banknorth for a specified period of time, any action required or permitted to be taken by the holders of any class or series of Banknorth Delaware common stock may be effected at a duly called annual or special meeting of the holders of such class or series or by written consent of the holders of such class or series in lieu of a meeting. Following such termination of certain provisions of the stockholders agreement, any action required or permitted to be taken by the holders of the common stock can only be effected at a duly called annual or special meeting of such holders and may not be effected by written consent of such holders in lieu of a meeting.

TD

      Under the Bank Act of Canada, shareholder action may be taken without a meeting by written resolution signed by all shareholders who would be entitled to vote on the matter at a meeting except with respect to a meeting called for the purpose of (1) removing a director or the auditor of TD or (2) electing or appointing a director or auditor of TD following the resignation, removal or expiration of the term of office of a director or auditor of TD where, in either case, the director or auditor has submitted a written statement giving the reasons why he opposes the proposed action or resolution.

Shareholder’s Right to Examine Books and Records

Banknorth

      The by-laws of Banknorth provide that a list of shareholders will be available for inspection by any shareholder entitled to vote for a period of not less than 10 days before and during each meeting of shareholders.

      Under the MBCA, a shareholder of a Maine corporation (including in all cases a shareholder who holds shares in a voting trust or through a nominee) may inspect and copy at the corporation’s principal or registered office, during regular business hours, the following records of the corporation if a written request is provided to the corporation at least five business days before the desired inspection date: articles of incorporation, by-laws, resolutions of the board of directors establishing a class or series of stock, minutes of all shareholders’ meetings and other actions by shareholders in the last three years, all written communications to shareholders generally in the last three years, a list of the names and business addresses of the corporation’s current directors and officers and the corporation’s most recent annual report. In addition, a shareholder of a corporation who meets the requirements set forth below generally is entitled to inspect and copy during regular business hours at a reasonable location specified by the corporation, following the provision of the same five days written notice to the corporation, the following records: (1) minutes of meetings of the board of directors, records of any committee of the board while acting in place of the board on behalf of the corporation, minutes of any meeting of the shareholders of the corporation and records of any action taken by directors and shareholders without a meeting, (2) accounting records of the corporation and (3) the record of shareholders. A shareholder generally may inspect and copy the records set forth in the preceding sentence only if (1) the shareholder’s demand is for a proper purpose, (2) the shareholder describes with reasonable particularity such purpose and the records the shareholder desires to inspect and (3) the records are directly connected with the shareholder’s purpose. The MBCA authorizes a shareholder of a Maine corporation which refuses to permit an authorized inspection to bring a legal action for a court order directing the corporation to permit such inspection and, if successful, to be awarded costs, including reasonable counsel fees, incurred to obtain the order unless the corporation proves that it refused inspection in good faith because it had a reasonable basis for doubt about the right of the shareholder to inspect the records demanded.

Banknorth Delaware

      The by-laws of Banknorth Delaware provide that a list of shareholders will be available for inspection by any shareholder entitled to vote for a period before each meeting of shareholders, as may be required by applicable law. Under the DGCL, a corporation must make a shareholder list available for inspection by any shareholder entitled to vote for a period of not less than 10 days before each meeting of shareholders.

      Under the DGCL, any shareholder may for any proper purpose inspect a corporation’s stock ledger, a list of its shareholders and its other books and records, and may make copies of and extracts from the record. A shareholder may exercise this right only upon written demand under oath. The inspection must occur during regular business hours.

TD

      Under the Bank Act of Canada, a bank is required to make available to its shareholders and creditors and their personal representatives, specified books and records during usual business hours of the bank. These persons may take extracts from these books and records free of charge or have copies made upon payment of a reasonable fee. If the bank has distributed securities to the public, any other person may examine, take extracts from, or make copies of, these books and records upon payment of a reasonable fee. The Bank Act of Canada also requires that specified books and records be kept at a bank’s head office (which head office is required to be in Canada) or elsewhere in Canada as the directors think fit. Under the Bank Act of Canada, these specified books and records must also be maintained and processed in Canada unless an exemption is obtained from the Superintendent of Financial Institutions of Canada. A TD shareholder may also obtain a list of TD’s shareholders by paying a reasonable fee and submitting an affidavit certifying that the list will only be used for the purposes set out in the Bank Act of Canada. Also, in the case of a bank such as TD, creditors and their personal representatives, and any other person, upon payment of a reasonable fee and submitting an affidavit, may require the bank to furnish a list of shareholders. In addition, directors of a bank are entitled to examine additional records, documents and instruments of the bank.

Presentation of Financial Statements

Banknorth

      Banknorth prepares its financial statements that it files with the SEC in accordance with U.S. GAAP.

Banknorth Delaware

      Banknorth Delaware will prepare its financial statements that it will file with the SEC in accordance with U.S. GAAP.

TD

      TD will furnish to U.S. holders of TD common shares annual reports containing audited consolidated financial statements prepared in accordance with Canadian GAAP, with such changes as may be specified by the Superintendent of Financial Institutions of Canada, with an opinion on the financial statements by TD’s external auditors, and quarterly reports containing unaudited interim condensed consolidated financial information prepared in accordance with Canadian GAAP. These reports will include a reconciliation of certain financial information contained in the reports to amounts determined in accordance with U.S. GAAP.

Amendments of Governing Instruments

Banknorth

      No amendment to the articles of incorporation of Banknorth generally may be made unless it is first adopted by the affirmative vote of a majority of the board of directors of Banknorth then in office and thereafter approved by the holders of at least a majority of all outstanding shares entitled to vote on such amendment, provided that the affirmative vote of the holders of at least 75% of the shares of Banknorth entitled to vote generally in an election of directors, voting together as a single class, is required to approve any amendment to the provisions in the Banknorth articles of incorporation dealing with preemptive rights, convertible debt securities, the board of directors, actions by shareholders, by-laws and procedures for amendments to the articles of incorporation unless the amendment is approved by the affirmative vote of at least two thirds of the whole Banknorth board of directors (the total number of directors that Banknorth would have if there were no vacancies) and a majority of the Banknorth directors who are not affiliated with a “related person” (which generally is defined in the articles of incorporation to mean any person which holds 10% or more of the voting shares of Banknorth). In addition, any amendment to the “fair price” provision in the Banknorth articles of incorporation requires the affirmative vote of (1) the holders of at least 80% of the voting shares of Banknorth, voting together as a single class, and (2) the holders of at least a majority of the voting shares of Banknorth who are not affiliated with the “related person,” unless the amendment is approved by the affirmative vote of at least a majority of the whole Banknorth board of directors and a majority of the “continuing directors” (as defined in the articles of incorporation), in which case such amendment would only need to be approved by the holders of a majority of all outstanding shares entitled to vote on such amendment.

      The articles of incorporation and by-laws of Banknorth provide that the Banknorth board of directors will have the exclusive power to adopt, amend or repeal the by-laws of Banknorth.

Banknorth Delaware

      Under the DGCL, unless its certificate of incorporation otherwise provides, amendments to a corporation’s certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote following approval of the amendment by the board of directors of the corporation. In addition, if an amendment would adversely affect certain rights of holders of a particular class of stock, the approval of a majority of the outstanding stock of that class is required.

      The post-transaction certificate of incorporation provides that the affirmative vote of the holder of the outstanding Class B common stock will be required for any amendment, alteration or repeal of any provisions of the certificate of incorporation or the by-laws that would adversely affect the powers, preferences, privileges or rights of the Class B common stock or of the holder of the Class B common stock in such capacity. Furthermore, except as otherwise required by law, holders of Banknorth Delaware common stock, as such, are not entitled to vote on any amendment to the Banknorth Delaware certificate of incorporation that relates solely to the terms of the Class B common stock or one or more outstanding series of preferred stock if the holders of such affected series or class are entitled, either separately or together with the holders of one or more other such series, to vote on such amendment under the provisions of the post-transaction certificate of incorporation or under the provisions of the DGCL.

      Under the DGCL, the power to adopt, amend or repeal by-laws is vested in the voting shareholders, although a corporation’s certificate of incorporation may also confer this power upon the board of directors to be shared with the shareholders. The post-transaction certificate of incorporation and Banknorth Delaware’s by-laws provide that the by-laws may be altered, amended or repealed or new by-laws may be adopted by the board of directors or by the affirmative vote of the holders of at least a majority in voting power of the shares of the capital stock of Banknorth Delaware issued and outstanding and entitled to vote at any regular meeting of shareholders, or at any special meeting of shareholders; provided, that any amendment to the by-laws that would adversely affect the powers, preferences, privileges or rights of the Class B common stock will require the approval of the holder of the Class B common stock.

TD

      Under the Bank Act of Canada, any amendment to a bank’s incorporating instrument requires approval by special resolution. This resolution must be passed by a vote of not less than two-thirds of the votes cast by shareholders who voted in respect of the resolution. Any amendment to a bank’s incorporating instrument also requires the approval of the Minister of Finance.

      The TD board of directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of TD. Any change to the by-laws made by the board of directors remains in effect until it is approved or rejected by the shareholders by a majority of the votes cast at the next meeting of shareholders following the change. Certain changes of a substantial nature to the TD by-laws must be approved by special resolution of the shareholders before going into effect. This resolution must be passed by a vote of not less than two-thirds of the votes cast by shareholders who voted in respect of the resolution. Certain changes entitle the holders of each class of shares (and each series of a class, if the shares of that series are affected differently by the amendment from other shares of that class) to vote separately as a class or series, with each share carrying the right to vote whether or not it otherwise carries the right to vote. Substantial by-law changes requiring approval by special resolution include creating new classes of shares, changing the designation or attributes of any class or series of shares, dividing any class of shares into series, increasing or decreasing the number of directors (including the maximum or minimum number of directors), changing the place in Canada where TD’s head office is situated or changing the name of the bank. The Superintendent of Financial Institutions of Canada must also approve any change in the name of the bank.

      A shareholder entitled to vote at an annual meeting of shareholders of TD may make a proposal to make, amend or repeal a by-law in accordance with the shareholder proposal requirements of the Bank Act of Canada.

Vote on Mergers, Consolidations and Sales of Assets

Banknorth

      The MBCA generally requires the approval of the Banknorth board of directors and the holders of at least a majority of the outstanding Banknorth common stock for mergers, consolidations and share exchanges in which Banknorth is a participating corporation and for sales of all or substantially all of Banknorth’s property and assets. The MBCA allows the board of directors of a Maine corporation to require a greater vote, as well as provides that the corporation’s articles of incorporation may provide that a plan of merger or a plan of share exchange may be approved by a lesser vote, but in no case less than a majority of the votes cast at a meeting at which there exists a quorum of at least a majority of the votes to be cast on the plan by the voting group entitled to vote on the plan.

      However, unless the corporation’s articles otherwise provide, approval by the corporation’s shareholders of a plan of merger or share exchange is not required if:

•	the corporation will survive the merger or is the acquiring corporation in a share exchange;

•	the corporation’s articles of incorporation will not be changed, except for amendments permitted by the MBCA;

•	each shareholder of the corporation whose shares are outstanding immediately before the effective date of the merger or share exchange will hold the same number of shares, with identical preferences, limitations and relative rights, immediately after the effective date of the change;

•	the number of voting shares outstanding immediately after the merger plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issuable as a result of the merger or the exercise of rights and warrants issuable as a result of the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger; and

•	the number of participating shares outstanding immediately after the merger plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issuable as a result of the merger or the exercise of rights and warrants issuable as a result of the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

      Under the MBCA, a corporation that owns shares of a Maine or foreign subsidiary corporation that carry at least 90% of the voting power of each class and series of the outstanding shares of the subsidiary that have voting power may merge the subsidiary into the parent corporation or another such subsidiary or may merge the parent corporation into the subsidiary without the approval of the board of directors or shareholders of the subsidiary unless the articles of incorporation of any of the corporations otherwise provide and unless, in the case of a foreign subsidiary, approval by the subsidiary’s board of directors or shareholders is required by the laws under which the subsidiary is organized.

      The articles of incorporation of Banknorth contain a provision which requires that mergers and certain other business combinations with a “related person,” as defined in the articles of incorporation, be approved by the holders of not less than 80% of the outstanding voting stock of Banknorth and an “independent majority of shareholders,” as defined in the articles of incorporation, unless certain price and procedural requirements are met or the Banknorth board, including a majority of the “continuing directors,” as defined in the articles of incorporation, approves the merger or other business combination in the manner provided in the articles of incorporation. A “related person” generally is defined to include any person, firm or entity which is the beneficial owner of 10% or more of the voting shares of Banknorth, and a “continuing director” generally is defined as any director who was a director of Banknorth prior to the time the “related person” became such and who is not an affiliate or associate of a “related person.”

Banknorth Delaware

      Under the DGCL, the Banknorth Delaware board may, if authorized by a resolution adopted by the holders of a majority of the outstanding shares of Banknorth Delaware stock entitled to vote, sell, lease or exchange all or substantially all of its property and assets. However, the DGCL may require a super-majority vote for any of those transactions if an interested shareholder is involved. Banknorth Delaware has elected in its certificate of incorporation not to be governed by the DGCL provision that requires a super-majority vote for any of those interested shareholder transactions.

      The DGCL also provides that mergers or consolidations require the approval of the holders of at least a majority of the outstanding stock of the corporation entitled to vote on the transaction unless a greater percentage is required by its certificate of incorporation. However, unless required by its certificate of incorporation, approval is not required by the holders of a corporation surviving a merger if:

•	the merger will not result in the issuance of shares representing more than 20% of its common stock outstanding immediately prior to the merger;

•	each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

•	the merger agreement does not amend in any respect its certificate of incorporation.

      Shareholder approval is not required for either the acquired or, in most cases, the acquiring corporation in a merger if the corporation surviving the merger is at least the 90% parent of the acquired corporation. If the 90% parent is not the surviving corporation, however, the otherwise required vote of at least a majority of the parent’s outstanding stock entitled to vote is required to approve the merger. No vote of the holders of the subsidiary’s outstanding stock is required in these circumstances. In addition, unless required by its certificate of incorporation, approval of the holders of a corporation will not be required to approve a holding company reorganization of the corporation in connection with the merger of that corporation with or into a single direct or indirect wholly-owned subsidiary of that corporation, if the merger complies with certain provisions of the DGCL applicable to “holding company” mergers.

      The DGCL provides that mergers or consolidations with interested shareholders may require a super-majority shareholder vote. However, Banknorth Delaware has elected in its certificate of incorporation not to be governed by the DGCL provision that requires such super-majority shareholder vote.

TD

      Under the Bank Act of Canada, TD may sell all or substantially all its assets to another financial institution incorporated in Canada or to an authorized foreign bank in respect of its business in Canada provided that the purchaser assumes all or substantially all of the liabilities of the bank. The sale must also be approved by the shareholders by special resolution passed by a vote of not less than two-thirds of the votes cast by shareholders who voted in respect of the resolution, with each share carrying the right to vote whether or not it otherwise carries the right to vote. The holders of each class or series of shares which is affected differently by the transaction from the shares of any other class or series are entitled to vote separately as a class or series. The Minister of Finance must also approve the sale of all or substantially all the assets of TD.

      Under the Bank Act of Canada, certain other extraordinary corporate actions require authorization by special resolution of the shareholders. Such a resolution must be passed by a vote of not less than two-

thirds of the votes cast by shareholders who voted in respect of the resolution. These extraordinary corporate actions include amalgamations (other than an amalgamation between a bank and a wholly-owned subsidiary of that bank), continuances, amendments to the letters patent of incorporation, liquidations and dissolutions. In certain of these extraordinary corporate actions, each share carries the right to vote on the relevant resolution whether or not it otherwise carries the right to vote. In addition, certain extraordinary corporate actions entitle the holders of each class of shares (and each series of a class, if the shares of that series are affected differently by the action from other shares of that class) to vote separately as a class or series on the relevant resolution.

Preemptive Rights

Banknorth

      Under the MBCA, the shareholders of a corporation do not have a preemptive right to acquire the corporation’s unissued shares except to the extent that the articles of incorporation so provide. The articles of incorporation of Banknorth provide that no holder of the capital stock of Banknorth is entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of Banknorth, or of securities convertible into stock of any class whatsoever, whether issued for cash or other consideration or by way of a dividend.

Banknorth Delaware

      The DGCL provides that security holders of a corporation incorporated after July 3, 1967 only have preemptive rights if these rights are specifically provided in the corporation’s certificate of incorporation. The Banknorth Delaware certificate of incorporation does not provide for preemptive rights.

      Under the terms of the stockholders agreement, however, until TD and its affiliates no longer own voting securities of Banknorth Delaware representing at least 25% of the then-outstanding voting securities of Banknorth Delaware, if Banknorth Delaware at any time proposes to issue any shares of common stock, other than in connection with the exercise of employee stock options, stock appreciation rights or similar instruments covered by the repurchase obligation of Banknorth Delaware described below under “— Stock Repurchases — Banknorth Delaware”, TD will have the option, to the extent it did not previously exercise its rights described in “The Stockholders Agreement — TD’s Right to Contribute Capital and to Purchase Securities; Banknorth Delaware’s Obligation to Repurchase Stock — TD’s Right to Contribute Capital” beginning on page 110, to purchase for cash directly from Banknorth Delaware up to a sufficient number of shares of common stock to maintain its ownership level immediately prior to the issuance, at the same purchase price as the price for the additional shares of common stock to be issued. Until TD and its affiliates no longer own voting securities of Banknorth Delaware representing at least 25% of the then-outstanding voting securities of Banknorth Delaware, in the event that Banknorth Delaware proposes to issue options (other than employee stock options, stock appreciation rights or similar instruments covered by the repurchase obligation of Banknorth Delaware described under “Comparison of Shareholder Rights — Stock Repurchases” beginning on page 164) or warrants that are exercisable for, or debt or equity securities that are convertible into or exchangeable for, shares of common stock, Banknorth Delaware must offer TD the opportunity to purchase for cash up to the percentage of those options, warrants or convertible debt or equity securities that represents the ownership percentage of TD and its affiliates of voting securities at the time of that issuance, at the same purchase price as is offered to the other purchasers of such options or warrants. Until TD and its affiliates no longer own voting securities of Banknorth Delaware representing at least 25% of the then-outstanding voting securities of Banknorth Delaware, the stockholders agreement also provides that in most cases where Banknorth Delaware seeks to raise additional capital, TD has the right to contribute that additional capital to Banknorth Delaware in exchange for additional shares of Banknorth Delaware common stock. TD’s rights to purchase securities and contribute capital as described in this paragraph are subject to the ownership limitations described in the stockholders agreement.

TD

      The Bank Act of Canada provides that shareholders may have a preemptive right if this right is specifically provided in the bank’s by-laws. The TD by-laws do not provide for preemptive rights.

Dividends and Other Distributions

      The following discussion of dividends and other distributions is subject to applicable regulatory requirements, which in the case of TD are discussed under “Description of TD Share Capital — Limitations Affecting Holders of TD Common Shares” beginning on page 138, and in the case of Banknorth Delaware (which limitations also are applicable to Banknorth) are discussed under “Description of Banknorth Delaware Capital Stock — Regulatory Limitations” beginning on page 141.

Banknorth

      Under the MBCA a board of directors of a corporation may authorize, and the corporation may make, distributions to its shareholders, subject to any restrictions in the corporation’s articles of incorporation and provided that the distribution, after giving effect thereto, may not have the following effects:

•	the corporation would not be able to pay its debts as they become due in the usual course of business; or

•	the corporation’s total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation provide otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

      Under the MBCA, distributions include, in addition to dividends, a corporation’s purchase, redemption or other acquisition of the corporation’s capital stock.

      Under the provisions of the Banknorth articles of incorporation, subject to any rights and preferences of any class or series of stock having preference over the Banknorth common stock, holders of Banknorth common stock are entitled to such dividends as may be declared by the board of directors out of funds lawfully available therefor, which funds will include the corporation’s capital surplus.

Banknorth Delaware

      Under the DGCL, subject to any restriction contained in a corporation’s certificate of incorporation, the board of directors may declare, and the corporation may pay, dividends upon the shares of its capital stock either:

•	out of “surplus”; or

•	if there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, subject to certain limitations.

      “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation cannot be less than the aggregate par value of all issued shares of capital stock. Net assets equals total assets minus total liabilities.

      Except as required by applicable law, the holder of the Class B common stock will not be entitled to receive dividends or distributions from Banknorth Delaware, whether payable in cash, property or in shares of capital stock of Banknorth Delaware.

TD

      Under the Bank Act of Canada, TD is prohibited from declaring dividends on its preferred or common shares if there are reasonable grounds for believing that TD is, or the payment would cause TD to be, in contravention of the capital adequacy and liquidity regulations of the Bank Act of Canada or any capital or liquidity directions of the Superintendent of Financial Institutions of Canada. In addition, the Superintendent of Financial Institutions of Canada administers a restriction under the Bank Act of Canada on TD’s ability to pay dividends on common and preferred shares based on an assessment of the ongoing maintenance by TD of satisfactory regulatory capital and liquidity. TD does not anticipate that these conditions will restrict it from paying dividends in the normal course of business.

      TD is also restricted from paying dividends on its preferred or common shares in the event that either of its subsidiaries that have issued capital trust securities fails to pay semi-annual distributions in full to holders of their capital trust securities. In addition, the ability to pay dividends on TD’s common shares without the approval of the holders of the outstanding preferred shares is restricted unless all dividends on the preferred shares have been declared and paid or set apart for payment. Currently, these limitations do not restrict the payment of dividends on preferred or common shares.

Appraisal and Dissent Rights

Banknorth

      Under the MBCA, a shareholder of a Maine corporation generally has the right to dissent from, and obtain the fair value of his or her shares in the event of, a merger, share exchange, disposition of assets required to be approved by shareholders and other specified circumstances, subject to specified procedural requirements. The MBCA generally does not confer appraisal rights, however, with respect to any class of shares that:

•	is listed on the New York Stock Exchange or the American Stock Exchange or is designated as a national market stock on the Nasdaq National Market or

•	has at least 2,000 shareholders and a market value of at least $20 million, exclusive of shares held by the corporation’s subsidiaries, senior executives, directors and shareholders who beneficially own more than 10% of such shares.

      Even if a corporation’s stock meets either of the foregoing requirements, however, the MBCA provides that appraisal rights will be permitted if shareholders are required to accept for their stock, by the terms of a corporate action requiring appraisal rights, anything other than cash or shares of a corporation that satisfies either of the requirements set forth in the preceding sentence at the time that the corporate action becomes effective, as well as under other specified circumstances.

Banknorth Delaware

      Shareholders of a Delaware corporation are entitled to appraisal rights in connection with certain mergers and consolidations. Appraisal rights entitle the holder to receive in cash the fair value of his or her shares as appraised by the Delaware Chancery Court. However, shareholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of shareholders entitled to vote at the meeting of shareholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either:

•	listed on a national securities exchange or designated as a Nasdaq National Market security; or

•	held of record by more than 2,000 shareholders.

      Those shareholders, however, will have appraisal rights if the merger agreement requires that they receive for their shares of stock anything other than:

•	stock of the surviving corporation;

•	stock of another corporation which is either listed on a national securities exchange or designated as a Nasdaq National Market security or held of record by more than 2,000 shareholders;

•	cash in lieu of fractional shares; or

•	some combination of the foregoing.

TD

      The only circumstance under which the Bank Act of Canada extends appraisal or dissent rights to shareholders is in respect of a compulsory acquisition of shares following a takeover bid through which an acquiror has acquired not less than 90% of the shares of the class that were the subject of the bid. Due to the ownership restrictions applicable to TD under the Bank Act of Canada, the shares of TD may not be the subject of such a bid. See “Description of TD Share Capital — Limitations Affecting Holders of TD Common Shares” beginning on page 138.

Stock Repurchases

      The following discussion of stock repurchases is subject to applicable regulatory requirements, which in the case of TD are discussed under “Description of TD Share Capital — Limitations Affecting Holders of TD Common Shares” beginning on page 138, and in the case of Banknorth Delaware (which limitations also are applicable to Banknorth) are discussed under “Description of Banknorth Delaware Capital Stock — Regulatory Limitations” beginning on page 141.

Banknorth

      Under the MBCA, a corporation may acquire its own shares, subject to the limitations described under “— Dividends and Other Distributions — Banknorth” above.

      The articles of incorporation of Banknorth provide that it may purchase its capital stock out of funds lawfully available therefor, which funds include Banknorth’s unreserved and unrestricted capital surplus.

Banknorth Delaware

      Under the DGCL, a corporation may not purchase or redeem its shares of capital stock when the capital of the corporation is impaired or if the purchase or redemption would cause any impairment of the capital of the corporation, provided that a corporation may purchase or redeem out of capital any of its own preferred shares (or any of its own shares if no preferred shares are outstanding) if the shares will be retired upon acquisition, the capital of the corporation will be reduced and the remaining assets of the corporation are sufficient to pay any debts of the corporation for which payment has not been otherwise provided.

      Under the stockholders agreement, until TD and its affiliates no longer own voting securities of Banknorth Delaware representing at least 25% of the then-outstanding voting securities of Banknorth Delaware, if Banknorth Delaware issues shares of common stock upon exercise of any option, warrant, stock appreciation right or other similar instrument granted to its directors, officers, employees, consultants or others, or in the form of restricted shares or similar instruments, in either case under any compensation, retention, incentive or similar program or arrangement in effect from time to time, Banknorth Delaware will use its reasonable best efforts to repurchase a corresponding number of shares of its common stock in the open market so that the total number of outstanding shares of Banknorth Delaware common stock are not increased by that issuance. These repurchases generally must be completed within 120 days after the applicable issuance, but Banknorth Delaware’s obligation to repurchase shares does not apply until the aggregate issuances of common stock exceed 1% of the outstanding shares of Banknorth Delaware common stock. Banknorth Delaware’s obligation to repurchase shares is also subject to the receipt of any required regulatory approval. Banknorth Delaware may meet its repurchase obligations by means of an ongoing regular stock repurchase plan, in which case offsetting repurchases may occur prior to the related issuance of common stock.

TD

      Under the Bank Act of Canada, TD may, with the prior consent of the Superintendent of Financial Institutions of Canada, redeem or purchase its shares for cancellation unless there are reasonable grounds for believing that TD is, or the redemption or purchase would cause TD to be, in contravention of any regulation made under the Bank Act of Canada regarding the maintenance by banks of adequate capital and adequate and appropriate forms of liquidity, or any direction to TD made by the Superintendent of Financial Institutions of Canada under subsection 485(3) of the Bank Act of Canada regarding its capital or liquidity. No direction of the Superintendent of Financial Institutions of Canada has been made to date.

Derivative Actions

Banknorth

      Under the MBCA, a shareholder of a Maine corporation may not commence or maintain a civil suit in the right of a Maine corporation, or a derivative proceeding, unless the shareholder (1) was a shareholder of the corporation at the time of the alleged improper action or omission, or become a shareholder through transfer by operation of law from one who was a shareholder at that time, and (2) fairly and adequately represents the interests of the corporation in enforcing the right of the corporation. Such a shareholder may not commence a derivative proceeding until (1) a written demand has been made on the corporation to take suitable action and (2) 90 days have expired from the date the demand was made (unless the demand is earlier rejected by the corporation or irreparable injury to the corporation would occur by waiting for such period). A court, on motion by the corporation, shall dismiss a derivative proceeding if one of three specified groups determines, in good faith, after conducting a reasonable inquiry, that the maintenance of the derivative proceeding is not in the best interests of the corporation. The specified groups consist of (1) a panel of one or more independent persons appointed by a court on motion by the corporation, (2) a majority of the independent directors of the corporation at a meeting if they constitute a quorum and (3) a majority of a committee consisting of two or more independent directors appointed by a majority vote of independent directors at a meeting, regardless of whether they constitute a quorum. If a derivative proceeding is commenced after the corporation has rejected a shareholder demand to commence an action, the complaint must allege with particularity facts establishing either that a majority of the board of directors of the corporation did not consist of independent directors at the time the determination was made or the demand was not rejected in the manner specified above.

Banknorth Delaware

      A shareholder may bring a derivative action in Delaware on behalf of the corporation. The DGCL requires a shareholder to state in the complaint that he or she was a shareholder of the corporation at the time of the transaction of which he or she complains. To bring a derivative action, a shareholder must make a demand on the corporation that it bring suit and the demand must have been refused, unless the shareholder can show that the demand would have been futile.

TD

      Under the Bank Act of Canada, certain persons, including a shareholder, may apply to the applicable court for leave to bring an action under the Bank Act of Canada in the name of and on behalf of a bank or any subsidiary, or to intervene in an existing action under the Bank Act of Canada to which the bank or a subsidiary is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the bank or the subsidiary. Under the Bank Act of Canada, no action may be brought and no intervention in an action may be made unless the court is satisfied that:

•	the person has given reasonable notice to the directors of the bank or its subsidiary of the person’s intention to apply to the court if the directors of the bank or its subsidiary do not bring, diligently prosecuted or defend or discontinue the action;

•	the person is acting in good faith; and

•	it appears to be in the interests of the bank or its subsidiary that the action be brought, prosecuted, defended or discontinued.

      Under the Bank Act of Canada, the court in a derivative action may make any order it thinks fit, except that the court may not make any order in relation to any matter that would require the approval of the Minister of Finance or the Superintendent of Financial Institutions of Canada under the Bank Act of Canada. Additionally, under the Bank Act of Canada a court may order a bank or its subsidiary to pay reasonable legal fees incurred by the person in connection with the action.

Anti-Takeover and Ownership Provisions

Banknorth

      Section 1109 of the MBCA generally provides that a Maine corporation which has a class of voting stock registered or traded on a national securities exchange or under the Exchange Act (and which has not opted out of the statute in its articles of incorporation), such as Banknorth, may not engage in any business combination for five years following an “interested shareholder’s” “share acquisition date” unless the business combination is (1) approved by the corporation’s board of directors prior to that “interested shareholder’s” “share acquisition date” or (2) approved, subsequent to that “interested shareholder’s” “share acquisition date,” by the board of directors of the corporation and authorized by the holders of a majority of the outstanding voting stock of the corporation not beneficially owned by that “interested shareholder” or any affiliate or associate of that “interested shareholder” or by persons who are either directors or officers and also employees of the corporation. An “interested shareholder” is defined to include any person, firm or entity that is directly or indirectly the beneficial owner of 25% or more of the outstanding voting stock of the corporation, other than by reason of a revocable proxy given in response to a proxy solicitation conducted in accordance with the Exchange Act which is not then reportable on a Schedule 13D under the Exchange Act, and “share acquisition date” is defined to mean the date that any person, firm or entity first becomes an “interested shareholder” of that corporation.

      Section 1110 of the MBCA generally provides shareholders of a Maine corporation which has a class of voting shares registered or traded on a national securities exchange or registered under the Exchange Act (and which has not opted out of the statute in its articles of incorporation), with the right to demand payment of an amount equal to the fair value of each voting share in the corporation held by the shareholder from a person or group of persons which become a “controlling person,” which generally is defined to mean an individual, firm or entity (or a group comprised of individuals, firms or entities) which has voting power over at least 25% of the outstanding voting shares of the corporation. Such a demand must be submitted to the “controlling person” within 30 days after the “controlling person” provides required notice to the shareholders of the acquisition or transactions which resulted in such person or group becoming a “controlling person.” Section 1110 could be interpreted to provide that a person or group of persons could become a “controlling person” for purposes of such section by soliciting and acquiring revocable proxies to vote at least 25% of the voting shares of a corporation.

Banknorth Delaware

      Section 203 of the DGCL generally restricts the ability of an “interested shareholder” of certain corporations to merge with or enter into other business combinations with the corporation for a period of three years after becoming an “interested shareholder.” A person is generally deemed to be an “interested shareholder” upon acquiring 15% or more of the outstanding voting stock of the corporation.

      Section 203 applies to a Delaware corporation if its stock is (1) listed on a national securities exchange, (2) authorized for quotation on The Nasdaq Stock Market or (3) held of record by more than 2,000 shareholders, but Section 203 does not apply if, among other things, the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203. Under the provisions of its original certificate of incorporation and the post-transaction certificate of incorporation, Banknorth Delaware has elected not to be governed by Section 203 of the DGCL.

TD

      Rules and policies of certain Canadian securities regulatory authorities, including Rule 61-501 of the Ontario Securities Commission and Policy Statement Q-27 of the Autorité des marchés financiers of Québec, contain requirements in connection with “related party transactions.” A related party transaction means, generally, any transaction by which an issuer directly or indirectly:

•	acquires, sells, leases or transfers an asset;

•	acquires or issues treasury securities;

•	assumes or transfers a liability; or

•	borrows money or lends money;

from or to, as the case may be, a related party by any means in any one or any combination of transactions.

      “Related Party” is defined in Rule 61-501 and Policy Statement Q-27 and includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

      Rule 61-501 and Policy Statement Q-27 require, subject to certain exceptions:

•	more detailed disclosure in the proxy material sent to security holders in connection with related party transaction;

•	the preparation of a formal valuation of: (1) non-cash assets involved in a related party transaction (under Rule 61-501); and (2) the subject matter of the related party transaction and any non-cash consideration offered for the subject matter (under Policy Statement Q-27); and

•	inclusion of a summary of the valuation in the proxy material.

      Rule 61-501 and Policy Statement Q-27 also require, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

      The Bank Act of Canada also contains restrictions on the purchase or other acquisition, issue, transfer and voting of TD shares. See “Description of TD Share Capital — Limitations Affecting Holders of TD Common Shares” beginning on page 138.

Shareholder Rights Plans

Banknorth

      Banknorth has adopted a shareholder rights plan. Under the terms of the Banknorth rights agreement, each share of Banknorth common stock has attached to it one preferred stock purchase right. Each Banknorth preferred stock purchase right entitles the registered holder to purchase from Banknorth a unit consisting of one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of Banknorth at a purchase price of $80, subject to adjustment. Unless the Banknorth preferred stock purchase rights are earlier redeemed or expire in accordance with their terms, in the event that any person or group of affiliated or associated persons, other than employee benefit plans of Banknorth, acquires beneficial ownership of 15% or more of the outstanding shares of Banknorth common stock, each holder of a Banknorth preferred stock purchase right, other than rights beneficially owned by an acquiring person (which will thereafter be null and void), will thereafter have the right to receive upon exercise that number of shares of Banknorth common stock having a market value of two times the exercise price of the Banknorth preferred stock purchase right. The Banknorth preferred stock purchase rights may have certain anti-takeover effects. The Banknorth preferred stock purchase rights would cause substantial dilution to a person or group that acquires 15% or more of the outstanding shares of Banknorth common stock if a triggering event thereafter occurs without the Banknorth preferred stock purchase rights having been redeemed. However, the Banknorth preferred stock purchase rights should not interfere with any merger or other business combination approved by the Banknorth board of directors because the Banknorth preferred stock purchase rights are redeemable under certain circumstances. In connection with the execution of the merger agreement, Banknorth amended its shareholder rights plan to exclude the merger agreement and the transactions contemplated by the merger agreement from its terms.

Banknorth Delaware

      Banknorth Delaware does not have, and does not currently anticipate adopting, a shareholder rights plan. The stockholders agreement and related provisions of the post-transaction certificate of incorporation prohibit Banknorth Delaware from adopting a shareholder rights plan unless it excludes TD and its affiliates from its operation in all respects, and does not impair in any respect the rights of TD or any of its affiliates under the stockholders agreement, including their rights to transfer securities of Banknorth Delaware.

TD

      TD does not have, and does not currently anticipate adopting, a shareholder rights plan.

PROPOSAL NO. 4:     ADJOURNMENT OF THE SPECIAL MEETING

      In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the merger agreement and each of the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation at the time of the special meeting, these proposals could not be approved unless the meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. Under Banknorth’s bylaws, written notice of an adjourned meeting need not be given to shareholders if the date, place and time of the adjourned meeting are announced at the special meeting before adjournment and a new record date is not fixed for the adjourned meeting, which need not be done unless the new meeting date is more than 120 days after the original date of the special meeting.

      In order to allow proxies that have been received by Banknorth at the time of the special meeting to be voted for an adjournment, if necessary, Banknorth has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of Banknorth recommends that shareholders vote “FOR” the adjournment proposal.

EXPERTS

      The consolidated financial statements of Banknorth as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference into this proxy statement/prospectus from Banknorth’s annual report on Form 10-K for the year ended December 31, 2003 in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference into this proxy statement/prospectus, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2003 consolidated financial statements refers to a change in accounting for goodwill and other intangible assets and a change in accounting for acquisitions of certain financial institutions.

      The consolidated financial statements of TD and its subsidiaries at October 31, 2004 and 2003 and for each of the three years in the three year period ended October 31, 2004 included in TD’s Form 40-F for the year ended October 31, 2004 filed with the SEC, which is incorporated by reference in this proxy statement/ prospectus, have been audited by Ernst & Young LLP and PricewaterhouseCoopers LLP, independent auditors, as set forth in their reports appearing in TD’s Form 40-F for the year ended October 31, 2004, and are included in reliance upon such reports, given upon the authority of such firms as experts in accounting and auditing.

LEGAL MATTERS

      The legality of the TD common shares offered by this proxy statement/prospectus will be passed upon for TD by Osler, Hoskin & Harcourt LLP, Canadian counsel to TD. The legality of the Banknorth Delaware common stock offered by this proxy statement/prospectus will be passed upon for Banknorth Delaware by Elias, Matz, Tiernan & Herrick L.L.P., counsel to Banknorth Delaware. Simpson Thacher & Bartlett LLP, U.S. counsel to TD, and Elias, Matz, Tiernan & Herrick L.L.P., counsel to Banknorth and Banknorth Delaware, have each issued an opinion concerning certain U.S. federal income tax consequences, and Osler, Hoskin & Harcourt LLP, Canadian counsel to TD, has issued an opinion concerning certain Canadian income tax consequences of the mergers. In connection with the closing of the mergers, Elias, Matz, Tiernan & Herrick L.L.P., counsel to Banknorth and Banknorth Delaware, will deliver an opinion concerning U.S. federal income tax consequences of the migratory merger.

SHAREHOLDER PROPOSALS

      Whether or not the mergers are completed, Banknorth (or Banknorth Delaware, in the event the merger are completed) will hold its regular annual meeting of shareholders in 2005. Proposals of shareholders intended to be presented at this annual meeting of shareholders in 2005 and included in its proxy statement and proxy for that meeting were required to be received by Banknorth by November 22, 2004. Banknorth did not receive any such proposals. Any shareholder proposals received after November 22, 2004 but on or before January 27, 2005 may be considered for presentation at Banknorth’s (or Banknorth Delaware’s) annual meeting of shareholders in 2005, although not included in its proxy statement and proxy for that meeting, in accordance with the requirements set forth in Banknorth’s bylaws. Shareholder proposals should be sent to Banknorth Group, Inc., Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, Attention: Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk. Banknorth urges that any shareholder proposals be sent certified mail, return-receipt requested.

WHERE YOU CAN FIND MORE INFORMATION

      Banknorth files reports, proxy statements and other information with the SEC as required under the Exchange Act. TD is a “foreign private issuer” and, under the rules adopted under the Exchange Act, is exempt from some of the requirements of that Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act.

      You may read and copy any reports, statements or other information filed by TD or Banknorth at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also inspect reports, proxy statements and other information about TD and Banknorth at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

      The SEC maintains a website that contains reports, proxy statements and other information, including those filed by TD and Banknorth, at http://www.sec.gov. You may also access the SEC filings and obtain other information about TD and Banknorth through the websites maintained by TD and Banknorth, which are http://www.td.com and http://www.banknorth.com, respectively. The information contained in those websites is not incorporated by reference in, or in any way part of, this proxy statement/ prospectus.

      TD files reports, statements and other information with the Canadian provincial securities administrators, which are available at various of the Canadian provincial securities administrators’ public reference rooms. TD filings are also electronically available to the public from the Canadian System for Electronic Document Analysis and Retrieval, the Canadian equivalent of the SEC’s EDGAR system, at http://www.sedar.com.

      After the mergers, TD will furnish to you the same periodic reports that it currently furnishes to TD shareholders in the same manner, including audited annual consolidated financial statements and unaudited quarterly consolidated financial statements, unless you notify TD of your desire not to receive these reports, as well as proxy statements and related materials for annual and special meetings of shareholders. In addition, you will be able to request TD’s Form 40-F.

      After the mergers, Banknorth Delaware will furnish the same periodic reports that Banknorth currently furnishes to Banknorth shareholders, including audited annual consolidated financial statements and unaudited quarterly consolidated financial statements, unless you notify Banknorth Delaware of your desire not to receive these reports, as well as proxy statements and related materials for annual and special meetings of shareholders. In addition, you will be able to request Banknorth Delaware’s Form 10-K.

      Banknorth Delaware and TD filed a combined registration statement on Form S-4/F-4 to register with the SEC the TD common shares and Banknorth Delaware common stock to be issued in the mergers. This document is a part of that registration statement and constitutes the prospectus of TD and Banknorth Delaware in addition to being a proxy statement for the Banknorth shareholders.

      As allowed by SEC rules, this proxy statement/ prospectus does not contain all the information you can find in the registration statement on Form S-4/F-4 filed by Banknorth Delaware and TD and the exhibits to the registration statement. In addition, the SEC allows us to “incorporate by reference” information into this proxy statement/ prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/ prospectus, except for any information superseded by information in this proxy statement/ prospectus. This proxy statement/ prospectus incorporates by reference the documents set forth below that TD and Banknorth have previously filed with the SEC. These documents contain important information about the companies and their financial condition.

TD FILINGS WITH THE SEC
(File No. 001-14446)	PERIOD AND/OR FILING DATE

Annual Report on Form 40-F	Year ended October 31, 2004, as filed December 13, 2004

Report of Foreign Issuer on Form 6-K	Filed on December 13, 2004

BANKNORTH FILINGS WITH THE SEC
(File No. 001-31251)	PERIOD AND/OR FILING DATE

Annual Report on Form 10-K	Year ended December 31, 2003, as filed March 2, 2004

Quarterly Reports on Form 10-Q	For the quarter ended September 30, 2004, as filed November 8, 2004, for the quarter ended June 30, 2004, as filed August 4, 2004, and for the quarter ended March 31, 2004, as filed on May 5, 2004 and amended May 6, 2004

Current Reports on Form 8-K	Filed on November 23, 2004, November 12, 2004, November 5, 2004, November 2, 2004, October 28, 2004, October 21, 2004, October 18, 2004, October 5, 2004, September 29, 2004, September 24, 2004, September 21, 2004, September 10, 2004, August 31, 2004, July 19, 2004, June 22, 2004, May 5, 2004, May 3, 2004, April 27, 2004, April 26, 2004, April 22, 2004, March 15, 2004, March 3, 2004, February 26, 2004, January 20, 2004, and January 2, 2004 (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K, or their predecessors)

      All documents filed by TD and Banknorth under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement/ prospectus to the date of the Banknorth special meeting will also be deemed to be incorporated into this proxy statement/prospectus by reference.

      In addition, the description of TD common shares contained in TD’s registration statements under Section 12 of the Exchange Act is incorporated by reference, and the description of Banknorth’s common stock contained in Banknorth’s registration statements under Section 12 of the Exchange Act is incorporated by reference.

      You may also obtain copies of any document incorporated in this proxy statement/ prospectus, without charge, by requesting them in writing or by telephone from the appropriate company at the following addresses:

Banknorth Group, Inc.	The Toronto-Dominion Bank
Investor Relations	Investor Relations
Two Portland Square	TD Bank Financial Group
P.O. Box 9540	66 Wellington Street West
Portland, Maine 04112-9540	Toronto, Ontario, Canada M5K 1A2
(207) 761-8517	(416) 308-9030

      Neither TD nor Banknorth has authorized anyone to give any information or make any representation about the mergers that is different from, or in addition to, that contained in this proxy statement/ prospectus or in any of the materials that are incorporated by reference in this proxy statement/ prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/ prospectus are unlawful, or if you are a person to whom it is unlawful to make these types of offers, then the offer presented in this proxy statement/ prospectus does not extend to you. The information contained in this proxy statement/ prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

APPENDIX A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER
among
THE TORONTO-DOMINION BANK,
BERLIN MERGER CO.,
BANKNORTH GROUP INC.
and
BANKNORTH DELAWARE INC.
Dated as of August 25, 2004

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Acquisition Merger	A-1
Acquisition Proposal	A-36
Additional Proposals	A-41
Additional Votes	A-41
Agreement	A-1
Amended Articles	A-7
Articles of Migratory Merger	A-1
Banknorth	A-1
Banknorth Benefit Plans	A-15
Banknorth By-Laws	A-7
Banknorth Closing Average Share Price	A-5
Banknorth Common Stock	A-2
Banknorth Contract	A-18
Banknorth Delaware	A-1
Banknorth Delaware Common Stock	A-2
Banknorth Delaware Consideration	A-3
Banknorth Delaware Required Vote	A-9
Banknorth Disclosure Schedule	A-6
Banknorth Investment Adviser Subsidiary	A-21
Banknorth Option	A-6
Banknorth Preferred Stock	A-8
Banknorth Recommendation	A-35
Banknorth Regulatory Agreement	A-18
Banknorth Reports	A-11
Banknorth Rights	A-10
Banknorth Rights Agreement	A-8
Banknorth Shareholders Meeting	A-35
Banknorth Stock Option Plans	A-8
Berlin Mergerco	A-1
Berlin Mergerco Common Stock	A-3
BHC Act	A-7
Board	A-3
BostonFed Merger Agreement	A-8
Business Day	A-3
Canadian GAAP	A-7
Cash Consideration	A-3
Certificate of Merger	A-2
Certificate of Migratory Merger	A-1
Certificates	A-4
Change in Banknorth Recommendation	A-35
Class B Common Stock	A-4
Closing	A-2
Closing Date	A-2
Code	A-1

A-iv

Confidential Information	A-34
Continuing Employees	A-40
Conversion Rate	A-5
CRA	A-17
Derivative Transaction	A-21
Determination Date	A-45
DGCL	A-1
Effective Time	A-2
Environmental Laws	A-20
ERISA	A-15
ERISA Affiliate	A-16
Exchange Act	A-11
Exchange Agent	A-4
FDIC	A-8
Final Index Price	A-45
Governmental Entity	A-11
Hazardous Substance	A-20
HSR Act	A-11
Indemnified Parties	A-38
Index Group	A-45
Index Ratio	A-44
Initial Index Price	A-45
Injunction	A-42
Investment Advisers Act	A-21
KBW	A-13
Lehman	A-13
Liens	A-9
Litigation	A-49
Loans	A-22
Material Adverse Effect	A-7
MBCA	A-1
Merger Consideration	A-3
Mergers	A-1
Migratory Merger	A-1
Migratory Merger Certificates	A-1
Migratory Merger Effective Time	A-1
Option Shares	A-30
Original Agreement	A-1
OSFI Approval	A-11
PBGC	A-16
Proxy Statement/ Prospectus	A-11
Registration Statement	A-11
Representatives	A-34
Required Banknorth Vote	A-9
Requisite Regulatory Approvals	A-42

A-v

Restricted Shares	A-30
Sarbanes-Oxley Act	A-11
SEC	A-11
Securities Act	A-11
Significant Subsidiary	A-36
Starting Date	A-45
Starting Price	A-45
State Banking Approvals	A-11
Stockholders Agreement	A-9
Subsidiary	A-7
Superior Proposal	A-36
Surviving Corporation	A-2
Takeover Statute	A-17
Tax Return	A-15
Taxes	A-15
TD	A-1
TD Annual Report	A-27
TD Common Shares	A-3
TD Consideration	A-3
TD Disclosure Schedule	A-23
TD Exchange Ratio	A-3
TD Preferred Stock	A-23
TD Process Agent	A-49
TD Ratio	A-44
TD Regulatory Agreement	A-28
TD Reports	A-25
TD Stock Consideration	A-3
TD Weighted Average Share Price	A-5
Termination Fee	A-46
Transition Committee	A-40
U.S. GAAP	A-7
USA Patriot Act	A-14
Voting Debt	A-9
Weighted Average Price	A-46

A-vi

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

      This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of August 25, 2004 (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), is entered into by and among The Toronto-Dominion Bank, a Canadian chartered bank (“TD”), Berlin Merger Co., a Delaware corporation and a wholly owned subsidiary of TD (“Berlin Mergerco”), Banknorth Group, Inc., a Maine corporation (“Banknorth”), and Banknorth Delaware Inc., a Delaware corporation and wholly owned subsidiary of Banknorth (“Banknorth Delaware”).

      WHEREAS, TD, Berlin Mergerco, Banknorth and Banknorth Delaware have entered into an Agreement and Plan of Merger dated as of August 25, 2004 (the “Original Agreement”).

      WHEREAS, in accordance with Section 8.3 thereof, TD, Berlin Mergerco, Banknorth and Banknorth Delaware wish to amend and restate the Original Agreement in its entirety.

      WHEREAS, the respective Boards of Directors of each of TD and Banknorth have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transactions provided for herein.

      WHEREAS, it is proposed that in the first step of the transactions contemplated by this Agreement, in accordance with Article I of this Agreement, Banknorth will effect a migratory merger by merging with and into Banknorth Delaware (the “Migratory Merger”). Banknorth Delaware shall be the surviving corporation in the Migratory Merger, and shall continue its corporate existence under the laws of the State of Delaware. The parties intend (i) to treat the Migratory Merger as a transaction qualifying as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) for this Agreement to constitute a “plan of reorganization” within the meaning of Sections 354 and 368 of the Code.

      WHEREAS, in the second step of the transactions contemplated by this Agreement, immediately after consummation of the Migratory Merger and in accordance with Article II of this Agreement, Berlin Mergerco will merge with and into Banknorth Delaware, with Banknorth Delaware being the surviving corporation in such merger (the “Acquisition Merger” and, together with the Migratory Merger, the “Mergers”).

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MIGRATORY MERGER

      SECTION 1.1.     The Migratory Merger. Subject to the terms and conditions of this Agreement, in accordance with the Maine Business Corporation Act (the “MBCA”) and the Delaware General Corporation Law (the “DGCL”), at the Migratory Merger Effective Time (as defined in Section 1.2), Banknorth shall be merged with and into Banknorth Delaware. Banknorth Delaware shall continue as the surviving corporation of the Migratory Merger and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Migratory Merger, the separate corporate existence of Banknorth shall terminate.

      SECTION 1.2.     Effective Time of the Migratory Merger. The Migratory Merger shall become effective as set forth in the certificate of merger relating to the Migratory Merger as contemplated by the DGCL (the “Certificate of Migratory Merger”), which shall be filed with the Secretary of State of the State of Delaware, and the articles of merger relating to the Migratory Merger as contemplated by the MBCA (the “Articles of Migratory Merger” and, together with the Certificate of Migratory Merger, the “Migratory Merger Certificates”), which shall be filed with the Secretary of State of the State of Maine. The “Migratory Merger Effective Time” shall mean the time at which the Migratory Merger becomes effective, as set forth in the Migratory Merger Certificates.

      SECTION 1.3.     Effects of the Migratory Merger. At and after the Migratory Merger Effective Time, the Migratory Merger shall have the effects set forth in the MBCA and the DGCL.

      SECTION 1.4.     Closing of the Migratory Merger. Subject to the terms and conditions of this Agreement, the closing of the Migratory Merger will occur immediately prior to, on the same day as, and at the same location as the Closing (as defined in Section 2.4).

      SECTION 1.5.     Certificate of Incorporation. At the Migratory Merger Effective Time, the Certificate of Incorporation of Banknorth Delaware, as in effect immediately prior to the Migratory Merger Effective Time, in the form thereof set forth in Exhibit A, shall be the Certificate of Incorporation of Banknorth Delaware as the surviving corporation of the Migratory Merger until thereafter amended as provided by this Agreement, the DGCL and such Certificate of Incorporation.

      SECTION 1.6.     By-laws. At the Migratory Merger Effective Time, the By-laws of Banknorth Delaware, as in effect immediately prior to the Migratory Merger Effective Time, in the form thereof set forth as Exhibit B, shall be the By-laws of Banknorth Delaware as the surviving corporation until thereafter amended as provided by the DGCL, its Certificate of Incorporation and such By-laws.

      SECTION 1.7.     Board of Directors. Subject to Section 2.7, the directors of Banknorth immediately prior to the Migratory Merger Effective Time shall be the directors of Banknorth Delaware as the surviving corporation in the Migratory Merger.

      SECTION 1.8.     Effect on Capital Stock. At the Migratory Merger Effective Time, by virtue of the Migratory Merger and without any action on the part of Banknorth, Banknorth Delaware, or the holders of any of the following securities:

(a) Each share of common stock, par value $0.01, of Banknorth (“Banknorth Common Stock”) either issued and outstanding or owned directly by Banknorth as treasury stock, in each case, immediately prior to the Migratory Merger Effective Time, will be converted into one fully paid and nonassessable share of common stock, $0.01 par value, of Banknorth Delaware (“Banknorth Delaware Common Stock”).

(b) Each share of capital stock of Banknorth Delaware issued and outstanding immediately prior to the Migratory Merger Effective Time shall be cancelled and cease to be outstanding, without payment of any consideration therefor, and shall cease to exist.

ARTICLE II

THE ACQUISITION MERGER

      SECTION 2.1.     The Acquisition Merger. Subject to the terms and conditions of this Agreement, in accordance with the DGCL, at the Effective Time (as defined in Section 2.2 hereof), Berlin Mergerco shall merge with and into Banknorth Delaware. Banknorth Delaware shall be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”) in the Acquisition Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Acquisition Merger, the separate corporate existence of Berlin Mergerco shall terminate.

      SECTION 2.2.     Effective Time of the Acquisition Merger. The Acquisition Merger shall become effective as set forth in the certificate of merger relating to the Acquisition Merger (the “Certificate of Merger”) which shall be filed with the Secretary of State of the State of Delaware. The term “Effective Time” shall mean the time when the Acquisition Merger becomes effective, as set forth in the Certificate of Merger.

      SECTION 2.3.     Effects of the Acquisition Merger. At and after the Effective Time, the Acquisition Merger shall have the effects set forth in the DGCL.

      SECTION 2.4.     Closing of the Acquisition Merger. Subject to the terms and conditions of this Agreement, the closing of the Acquisition Merger (the “Closing”) will take place at 10:00 a.m. Eastern time on the date that is the second Business Day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VII hereof, other than conditions which by their terms are to be satisfied at Closing, or such other date or time as the parties may mutually agree (the “Closing Date”). The Closing shall be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York

10017, unless another place is agreed upon in writing by the parties. For purposes of this Agreement, a “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Portland, Maine, USA or Toronto, Ontario, Canada.

      SECTION 2.5.     Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Banknorth Delaware as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety in the form thereof set forth in Exhibit C, and shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation.

      SECTION 2.6.     By-laws. At the Effective Time, the By-laws of Banknorth Delaware as in effect immediately prior to the Effective Time shall be amended and restated so as to read in their entirety in the form set forth in Exhibit D, and shall be the By-laws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation and such By-laws.

      SECTION 2.7.     Board of Directors. As of the Effective Time, the Board of Directors of Banknorth Delaware (the “Board”) shall initially be composed of up to 19 Directors consisting of (a) the individuals constituting the Board of Directors of Banknorth on the date of the Closing (provided that such number does not exceed 14, in which case Banknorth shall take all requisite action to designate no more than 14 of such individuals to become directors of Banknorth Delaware pursuant to this Section 2.7), including the Chief Executive Officer of Banknorth, who shall be Class A Directors, and (b) up to five individuals designated by TD (and, to the extent not directors or executive officers of TD or its affiliates as of the date hereof, reasonably acceptable to Banknorth) in writing to Banknorth Delaware not less than 15 days prior to the expected date of Closing, (or, if such period of notice is not practicable under the circumstances because an individual who has been so designated is no longer available for such service, such prior notice as is practicable), who shall be Class B Directors.

      SECTION 2.8.     Effect on Capital Stock. At the Effective Time, by virtue of the Acquisition Merger and without any action on the part of TD, Banknorth Delaware, Berlin Mergerco or the holders of any of the following securities:

(a) Subject to Section 2.9(g), the shares of Banknorth Delaware Common Stock issued and outstanding immediately prior to the Effective Time after giving effect to the Migratory Merger (other than any shares of Banknorth Delaware Common Stock to be canceled pursuant to Section 2.8(c)) with respect to each holder of record of such shares, shall be converted into the right to receive the following (together, the “Merger Consideration”):

(i) a number of fully paid and nonassessable common shares, without par value, of TD (“TD Common Shares”) equal to (x) 0.2351 (the “TD Exchange Ratio”) multiplied by (y) the number of shares of Banknorth Delaware Common Stock held by such holder of record (the “TD Stock Consideration”);

(ii) an amount in cash equal to (x) $12.24 in cash multiplied by (y) the number of shares of Banknorth Delaware Common Stock held by such holder of record (the “Cash Consideration and, together with the TD Stock Consideration, the “TD Consideration”); and.

(iii) a number of fully paid and non-assessable shares of Banknorth Delaware Common Stock equal to (x) 0.49 multiplied by (y) the number of shares of Banknorth Delaware Common Stock held by such holder of record (the “Banknorth Delaware Consideration”).

(b) All of the shares of common stock, par value $0.01 per share, of Berlin Mergerco (the “Berlin Mergerco Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Banknorth Delaware Common Stock.

(c) Each share of Banknorth Delaware Common Stock owned by Banknorth Delaware or TD (other than, in each case, shares in trust accounts, managed accounts and the like for the benefit of customers or shares held in satisfaction of a debt previously contracted), in each case immediately prior to the Effective Time, shall be cancelled and retired and shall cease to exist, without payment of any consideration therefor, and no Merger Consideration or other consideration shall be delivered in exchange therefor.

(d) If at any time between the date of this Agreement and the Effective Time, TD shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, the TD Common Shares, the TD Exchange Ratio shall be multiplied by a fraction, the numerator of which shall be the number of TD Common Shares outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the TD Exchange Ratio, subject to further adjustment in accordance with this sentence.

(e) In exchange for, and in consideration of, the initial deposit of the aggregate Cash Consideration and the certificates representing TD Shares for the benefit of Banknorth Delaware pursuant to this Agreement, as required by Section 2.9(b), and the payment of $10 by TD to Banknorth Delaware, Banknorth Delaware will issue to TD, at the Effective Time, (x) the number of shares of Banknorth Delaware Common Stock (after taking into account the share of Banknorth Delaware Common Stock issuable to TD pursuant to Section 2.8(b)) equal to the product of (A) the number of shares of Banknorth Delaware Common Stock issued and outstanding immediately prior to the Effective Time, after giving effect to the Migratory Merger, multiplied by (B) 0.51 and (y) one share of Class B Common Stock, par value $0.01 per share, of Banknorth Delaware (the “Class B Common Stock”).

      SECTION 2.9.     Surrender of Shares. (a) TD shall appoint an agent designated by TD and approved by Banknorth (which approval shall not be unreasonably withheld) (the “Exchange Agent”) for the purpose of exchanging certificates that immediately prior to the Migratory Merger Effective Time represented shares of Banknorth Common Stock (“Certificates”) and delivering the Merger Consideration, as described below.

      (b) At or prior to the Effective Time, (i) TD shall deposit, or shall cause to be deposited, with the Exchange Agent (A) an estimated amount of cash sufficient to pay the aggregate Cash Consideration and any cash that may be payable in lieu of any fractional shares pursuant to Section 2.9(g) and (B) certificates representing the TD Common Shares issuable in accordance with the terms of Section 2.8(a)(i) in exchange for shares of Banknorth Delaware Common Stock, and (ii) Banknorth Delaware shall deposit, or cause to be deposited, with the Exchange Agent certificates representing the Banknorth Delaware Consideration. The Exchange Agent shall invest such deposited cash as directed by TD; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to TD.

      (c) As soon as reasonably practicable after the Effective Time, and in no event more than five Business Days thereafter, the Exchange Agent shall mail to each holder of record of Certificates a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and have such other provisions as TD and Banknorth shall reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration therefor. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share formerly represented by such Certificate and such Certificate so surrendered shall forthwith be cancelled; provided, however, that the holders of such Certificates shall be permitted to specifically identify on such letter of transmittal those shares of Banknorth Delaware Common Stock that are to be converted into the TD Consideration and those shares of Banknorth Delaware Common Stock that are to be converted into the Banknorth Delaware Consideration. No interest will be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates. Until so surrendered, each such Certificate, following the Effective Time, shall represent for all purposes only the right to receive the Merger Consideration.

      (d) No dividends or other distributions with respect to Banknorth Delaware Common Stock or TD Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to shares of Banknorth Delaware Common Stock or TD Common Shares, as applicable, that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.9(g) until such holder shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, such holder thereof entitled to receive Banknorth Delaware Common Stock or TD Common Shares shall be entitled to receive any such dividends or other distributions, without any interest thereon, with a record date after the Effective Time and which theretofore had become payable with respect to whole shares of Banknorth Delaware Common Stock or TD Common Shares, as applicable, that such holder is entitled to receive pursuant to Section 2.8(a).

      (e) If the payment of the Merger Consideration is to be made to a person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any applicable stock transfer or other Taxes or shall establish to the reasonable satisfaction of the Exchange Agent that such Taxes have been paid or are not payable.

      (f) At and after the Migratory Merger Effective Time, no further transfers of shares of Banknorth Common Stock that were issued and outstanding immediately prior to the Migratory Merger Effective Time shall be recorded on the stock transfer books of Banknorth or Banknorth Delaware. If, after the Effective Time, Certificates are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

      (g) Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional Banknorth Delaware Common Stock or TD Common Shares shall be issued in the Acquisition Merger. Each holder of Banknorth Delaware Common Stock who otherwise would have been entitled to a fraction of a share of Banknorth Delaware Common Stock or a fraction of a TD Common Share, as the case may be, shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Banknorth Delaware Common Stock owned by such holder immediately prior to the Effective Time and converted into the Banknorth Delaware Consideration or the TD Consideration, as applicable) by (i) in the case of a fractional interest in a share of Banknorth Delaware Common Stock, the Banknorth Closing Average Price or (ii) in the case of a fractional interest in a TD Common Share, the TD Weighted Average Share Price. The “Banknorth Closing Average Share Price” shall mean the average of the closing sale prices for the Banknorth Delaware Common Stock on the New York Stock Exchange, based on information reported in The Wall Street Journal, for the five trading days immediately following the Closing Date. The “TD Weighted Average Share Price” shall mean the average of the daily weighted average prices for the TD Common Shares on the Toronto Stock Exchange, based on the trading data reported in The Toronto Stock Exchange Daily Record, for the five trading days ending on the second trading day prior to the Closing Date (rounded to the nearest one-thousandth and converted into United States dollars using the spot exchange rate reported in The Wall Street Journal (or such other publication as may be mutually agreed to by TD and Banknorth) on the next Business Day (such conversion rate, the “Conversion Rate”)). No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share of Banknorth Delaware Common Stock or any fractional TD Common Share.

      (h) At any time following the date which is twelve months after the Effective Time, TD shall be entitled to require the Exchange Agent to deliver to it any TD Common Shares or funds (including any interest received with respect thereto) which have been made available to the Exchange Agent and which have not been disbursed to holders of Certificates and thereafter such holders shall be entitled to look to TD and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the applicable Merger Consideration (and any unpaid dividends or distributions with respect to TD Common Shares or Banknorth Delaware Common Stock, as the case may be) payable upon due surrender of their Certificates. TD and the Surviving Corporation shall share equally all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of Banknorth Delaware Common Stock for the Merger Consideration.

      (i) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by TD, the posting by such person of a bond in such amount as TD may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

      (j) TD or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Banknorth Delaware Common Stock such amounts as TD or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of any other U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by TD or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Banknorth Delaware Common Stock in respect of whom such deduction and withholding were made by TD or the Exchange Agent.

      (k) Upon the delivery of the certificates that immediately prior to the Acquisition Merger represented shares of Berlin Mergerco Common Stock, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Banknorth Delaware, and the deposit of cash and certificates representing TD Common Shares as contemplated by Section 2.9(b), Banknorth Delaware shall deliver to TD in exchange therefor the number of shares of Banknorth Delaware Common Stock and the share of Class B Common Stock to which TD is entitled pursuant to Sections 2.8(b) and 2.8(e).

      SECTION 2.10.     Treatment of Equity-Based Compensation. (a) At the Migratory Merger Effective Time, each option granted by Banknorth to purchase shares of Banknorth Common Stock (each, a “Banknorth Option”) which is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall cease to represent a right to acquire shares of Banknorth Common Stock and shall be converted into an option to acquire, on the same terms and conditions as were applicable under the Banknorth Option, the number of shares of Banknorth Delaware Common Stock equal to the number of shares of Banknorth Common Stock subject to such Banknorth Option, at the per share exercise price specified in such Banknorth Option; provided, however, that in the case of any Banknorth Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

      (b) At the Migratory Merger Effective Time, each stock account under the Banknorth deferred compensation plan shall cease to represent shares of Banknorth Common Stock and shall represent the number of shares of Banknorth Delaware Common Stock equal to the number of shares of Banknorth Common Stock subject to such stock account.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BANKNORTH

      Prior to the execution and delivery of this Agreement, Banknorth has delivered to TD a schedule (the “Banknorth Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of Banknorth’s representations or warranties contained in this Article III, or to one of

Banknorth’s covenants contained in Article V. Except as set forth in the corresponding section of the Banknorth Disclosure Schedule, Banknorth hereby represents and warrants to TD as follows:

      SECTION 3.1.     Corporate Organization.

      (a) Banknorth is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine. Banknorth is a bank holding company and a financial holding company registered under the United States Bank Holding Company Act of 1956, as amended (the “BHC Act”). Banknorth has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Banknorth is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect (as defined below) on Banknorth. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Banknorth or TD, as the case may be, (A) a material adverse effect on the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole or (B) a material adverse effect on such party’s ability to consummate the transactions contemplated hereby on a timely basis; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect on the referenced party the cause of which is (i) any change after the date of this Agreement in (w) laws, rules or regulations of general applicability or published interpretations thereof by courts or governmental authorities, (x) accounting principles generally accepted in the U.S. (“U.S. GAAP”), (y) in the case of TD only, Canadian generally accepted accounting principles (“Canadian GAAP”) or (z) regulatory accounting requirements, in any such case applicable to banks or their holding companies generally, (ii) the announcement of this Agreement or any action or omission of either party or any Subsidiary thereof required under this Agreement or taken or omitted to be taken with the express written permission of the other party, (iii) any changes after the date of this Agreement in general economic or capital market conditions affecting banks or their holding companies generally, or (iv) changes or events, after the date hereof, affecting the financial services industry generally and not specifically relating to TD or Banknorth or their respective Subsidiaries, as the case may be; provided, that a decrease in the trading or market prices of a party’s capital stock shall not be considered, by itself, to constitute a Material Adverse Effect.

      (b) Banknorth Delaware is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Banknorth Delaware was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business other than in connection with the transactions contemplated by this Agreement.

      (c) The copies of the amended and restated articles of incorporation (the “Amended Articles”) and the by-laws of Banknorth (the “Banknorth By-Laws”) and the certificate of incorporation and by-laws of Banknorth Delaware that have previously been made available to TD are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

      (d) Except as set forth in Section 3.1(d) of the Banknorth Disclosure Schedule, each Subsidiary of Banknorth (i) is duly organized and validly existing as a national bank, corporation or partnership and is in good standing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and is in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified and in which the failure to be so qualified would have or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Banknorth and (iii) has all requisite corporate or other power and authority to own or lease its properties and assets and to carry on its business as now conducted. The articles of incorporation, by-laws and similar governing documents of each Subsidiary of Banknorth, copies of which have been made available to TD, are true, complete and correct as of the date of this Agreement. “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or any other entity (i) of which such person or a subsidiary of such person is a general partner or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or persons performing similar functions with respect to such entity is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

      (e) Except for its ownership of Banknorth, NA, Banknorth does not own, either directly or through its Subsidiaries, any stock or equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)). The deposits of Banknorth, NA are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Bank Insurance Fund and the Savings Association Insurance Fund to the fullest extent permitted by law.

      SECTION 3.2.     Capitalization.

      (a) As of the date of this Agreement, the authorized capital stock of Banknorth consists of 400,000,000 shares of Banknorth Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share, of Banknorth (the “Banknorth Preferred Stock”). As of the date of this Agreement, there were 173,538,386 shares of Banknorth Common Stock outstanding, no shares of Banknorth Preferred Stock outstanding and 18,735,160 shares of Banknorth Common Stock held in Banknorth’s treasury. No other shares of Banknorth Common Stock or Banknorth Preferred Stock were issued or outstanding. As of the date of this Agreement, no shares of Banknorth Common Stock or Banknorth Preferred Stock were reserved for issuance, except for (i) an aggregate of 17,545,922 shares of Banknorth Common Stock reserved for issuance upon the exercise of stock options pursuant to Banknorth’s 2003 Equity Incentive Plan, 1996 Equity Incentive Plan and 1995 Stock Option Plan for Non-employee Directors (the “Banknorth Stock Option Plans”), (ii) an aggregate of 1,137,057 shares of Banknorth Common Stock reserved for issuance pursuant to Banknorth’s Employee Stock Purchase Plan and (iii) an aggregate of 6,147,658 shares of Banknorth Common Stock reserved for issuance pursuant to an Agreement and Plan of Merger, dated as of June 20, 2004, between Banknorth and BostonFed Bancorp, Inc. (the “BostonFed Merger Agreement”). As of the date of this Agreement, the authorized capital stock of Banknorth Delaware consisted of 1,000 shares of Banknorth Delaware Common Stock, all of which were issued, outstanding and owned beneficially and of record by Banknorth. All of the issued and outstanding shares of Banknorth Capital Stock and of Banknorth Delaware Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of Banknorth owns any shares of Banknorth Common Stock (other than shares in trust accounts, managed accounts and the like for the benefit of customers or shares held in satisfaction of a debt previously contracted).

      (b) As of the date of this Agreement, except as set forth above or in Section 3.2(b) of the Banknorth Disclosure Schedule and except for the Amended and Restated Rights Agreement, dated as of September 12, 1989 and amended and restated as of July 27, 1999 and as of July 25, 2000 (the “Banknorth Rights Agreement”), between Banknorth and American Stock Transfer and Trust Company, as Rights Agent, Banknorth does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Banknorth Common Stock or Banknorth Preferred Stock or any other equity securities of Banknorth or any securities representing the right to purchase or otherwise receive any shares of Banknorth capital stock (including any rights plan or agreement). Section 3.2(b) of the Banknorth Disclosure Schedule contains a list setting forth as of the date of this Agreement all outstanding stock options pursuant to the Banknorth Stock Option Plans, the names of the optionees, the date each such option was granted, the number of shares subject to each such option, the expiration date of each such option, any vesting schedule with respect to an option which is not yet fully vested, and the price at which each such option may be exercised.

      (c) Section 3.2(c) of the Banknorth Disclosure Schedule lists the name, jurisdiction of incorporation, authorized and outstanding shares of capital stock and record and beneficial owners of such capital stock for each Subsidiary of Banknorth. Except as set forth in Section 3.2(c) of the Banknorth Disclosure Schedule, Banknorth owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of Banknorth’s Subsidiaries, free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever (“Liens”), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof (except, in the case of Banknorth, NA, as provided in 12 U.S.C. Section 55). Neither Banknorth nor any Subsidiary thereof has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, sale or issuance of any shares of capital stock or any other equity security of any Subsidiary of Banknorth or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any such Subsidiary.

      (d) Except (i) as disclosed in Section 3.2(d) of the Banknorth Disclosure Schedule, (ii) for Banknorth’s ownership in its Subsidiaries set forth in Section 3.2(c) of the Banknorth Disclosure Schedule, (iii) for securities held for the benefit of third parties in trust accounts, managed accounts and the like for the benefit of customers, (iv) for securities acquired after the date of this Agreement in satisfaction of debts previously contracted in good faith and (v) as would result from the consummation of the transactions contemplated by the BostonFed Merger Agreement, neither Banknorth nor any of its Subsidiaries beneficially owns or controls, directly or indirectly, any shares of stock or other equity interest in any corporation, firm, partnership, joint venture or other entity.

      (e) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Banknorth shareholders may vote (“Voting Debt”) are outstanding.

      SECTION 3.3.     Authority; No Violation.

      (a) Each of Banknorth and Banknorth Delaware has full corporate power and authority to execute and deliver this Agreement and the Amended and Restated Stockholders Agreement which was entered into by Banknorth, Banknorth Delaware and TD concurrently with the execution and delivery of this Agreement, in the form of Exhibit E hereto (as amended, supplemented, restated or otherwise modified from time to time, the “Stockholders Agreement”), and the agreements and instruments contemplated hereby and thereby, and to perform its obligations hereunder and thereunder and, subject to (i) the approval of this Agreement with respect to the Migratory Merger by the affirmative vote of the holders of a majority of the outstanding shares of Banknorth Common Stock (the “Required Banknorth Vote”) and (ii) the adoption of this Agreement with respect to the Mergers by Banknorth as the sole stockholder of Banknorth Delaware at a meeting of such sole stockholder (the “Banknorth Delaware Required Vote”), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Stockholders Agreement and the agreements and instruments contemplated hereby and thereby and the performance and consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite corporate and stockholder action of Banknorth and Banknorth Delaware, subject to (i) the approval of this Agreement with respect to the Migratory Merger by the Required Banknorth Vote in the case of the consummation of the Migratory Merger and (ii) the adoption of this Agreement with respect to the Mergers by the Banknorth Delaware Required Vote in the case of the consummation of the Mergers, and no other corporate or stockholder proceedings on the part of either Banknorth or Banknorth Delaware are necessary pursuant to the Amended Articles, the Banknorth By-laws or the MBCA to approve this Agreement, the Stockholders Agreement or the agreements and instruments contemplated hereby or thereby or to perform and consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Banknorth and Banknorth Delaware and (assuming due authorization, execution and delivery by TD and Berlin Mergerco) constitutes a valid and binding obligation of Banknorth and Banknorth Delaware, enforceable against Banknorth and Banknorth Delaware in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

      (b) Except as set forth in Section 3.3(b) of the Banknorth Disclosure Schedule, neither the execution and delivery of this Agreement or the Stockholders Agreement by Banknorth and Banknorth Delaware nor the performance and consummation by Banknorth and Banknorth Delaware of the transactions contemplated hereby or thereby, nor compliance by Banknorth and Banknorth Delaware with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Amended Articles or the Banknorth By-laws or any of the similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Banknorth, any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Banknorth or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Banknorth or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches, defaults or other events which, either individually or in the aggregate, will not have and would not reasonably be expected to have a Material Adverse Effect on Banknorth.

      (c) Banknorth and its Board of Directors have taken all action necessary, including by executing and delivering Amendment No. 1 to the Banknorth Rights Agreement in the form set forth in Exhibit F hereto, to (i) render the preferred stock purchase rights issued pursuant to the Banknorth Rights Agreement (the “Banknorth Rights”) inapplicable to this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby, including, without limitation, the Migratory Merger, and (ii) ensure that (A) neither TD nor any of its Affiliates or Associates (as defined in the Banknorth Rights Agreement) is or will become an “Acquiring Person” (as defined in the Banknorth Rights Agreement) by reason of or as a result of the approval, execution, delivery or adoption of this Agreement or the Stockholders Agreement or the approval, adoption or consummation of the Mergers or any other transaction contemplated hereby or thereby, (B) neither a “Shares Acquisition Date” nor a “Distribution Date” (in each case as defined in the Banknorth Rights Agreement) shall occur by reason of or as a result of the approval, execution, delivery or adoption of this Agreement or the Stockholders Agreement or the approval, adoption or consummation of the Mergers or any other transaction contemplated hereby or thereby, (C) the Banknorth Rights shall not become exercisable or separate from the shares of Banknorth Common Stock to which they are attached by reason of or as a result of the approval, execution, delivery or adoption of this Agreement or the Stockholders Agreement or the approval, adoption or consummation of the Mergers or any other transaction contemplated hereby or thereby and (D) the Banknorth Rights shall expire immediately prior to the Migratory Merger Effective Time.

      (d) Amendment No. 1 to the Banknorth Rights Agreement has been duly and validly executed and delivered by Banknorth and constitutes the valid and binding obligation of Banknorth enforceable against Banknorth in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally, and such amendment shall remain in full force and effect at all times from and after the date hereof.

      (e) The Stockholders Agreement has been duly and validly executed and delivered by Banknorth and Banknorth Delaware and (assuming due authorization, execution and delivery by TD) constitutes a valid and binding obligation of Banknorth and Banknorth Delaware enforceable against Banknorth and Banknorth Delaware in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

      (f) No holder of any shares of capital stock of Banknorth will be entitled to any dissenters or appraisal rights pursuant to Chapter 13 of the Maine Business Corporation Act in connection with the Mergers or the other transactions contemplated hereby.

      SECTION 3.4.     Consents and Approvals. Except for (i) the approval of this Agreement with respect to the Migratory Merger by the Required Banknorth Vote, (ii) the adoption of this Agreement with respect to the Mergers by the Banknorth Delaware Required Vote, (iii) approval of the listing of the TD Common Shares to be issued in the Acquisition Merger on the Toronto Stock Exchange and the New

York Stock Exchange, (iv) approval of the listing of the Banknorth Delaware Common Stock to be issued in the Migratory Merger on the New York Stock Exchange, (v) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices; (vi) the filing with the United States Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meeting of the shareholders of Banknorth to be held to vote on the adoption of this Agreement with respect to the Migratory Merger (the “Proxy Statement/ Prospectus”) and the filing with, and declaration of effectiveness by, the SEC of the combined registration statement on Form F-4 relating to the TD Common Shares to be issued in the Acquisition Merger and on Form S-4 with respect to the shares of Banknorth Delaware Common Stock to be issued in the Migratory Merger (the “Registration Statement”) in which the Proxy Statement/ Prospectus will be included as a prospectus, and any related filings or approvals under applicable state securities or blue sky laws, (vii) the filing of the Migratory Merger Certificates and the Certificate of Merger with the Secretaries of State of the States of Maine and Delaware, as applicable, pursuant to the MBCA and the DGCL, as applicable, (viii) the consents and approvals set forth in Section 3.4 of the Banknorth Disclosure Schedule, (ix) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (x) approval by the Superintendent of Financial Institutions (Canada) under the Bank Act (Canada) of (1) the acquisition by TD of a substantial investment in each direct subsidiary of Banknorth that carries on a financial services activity and (2) the issuance of the TD Common Shares constituting the aggregate TD Stock Consideration (the “OSFI Approval”), (xi) such applications, filings, authorizations, orders and approvals as may be required under the banking laws of the states listed in Section 3.4 of the Banknorth Disclosure Schedule (the “State Banking Approvals”), (xii) consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal or state securities laws relating to the regulation of broker-dealers, investment companies and investment advisors, (xiii) such filings, notifications and approvals as are required under the Small Business Investment Act of 1958 (“SBIA”) and the rules and regulations of the Small Business Administration (“SBA”) thereunder and (xiv) the consents and approvals of third parties which are not Governmental Entities (as hereinafter defined), the failure of which to be obtained will not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Banknorth or TD, no consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization (each, a “Governmental Entity”) or with any other third party are necessary in connection with (A) the execution, delivery and performance by Banknorth and Banknorth Delaware of this Agreement and the Stockholders Agreement and (B) the consummation by Banknorth and Banknorth Delaware of the Migratory Merger, the consummation by Banknorth Delaware of the Acquisition Merger and the other transactions contemplated hereby and thereby.

      SECTION 3.5.     SEC Documents; Other Reports; Internal and Disclosure Controls. (a) Banknorth has filed all required reports, schedules, registration statements and other documents, together with amendments thereto, with the SEC since December 31, 2000 (the “Banknorth Reports”). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Banknorth Reports complied, and each such Banknorth Report filed subsequent to the date hereof will comply, in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act or the Exchange Act (the “Sarbanes-Oxley Act”), and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Banknorth Reports. None of Banknorth’s Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. No executive officer of Banknorth has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act and no enforcement action has been initiated against Banknorth by the SEC relating to disclosures contained in any Banknorth Report.

      (b) Banknorth and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2000 with any Governmental Entity (other than the SEC) and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of Banknorth and its Subsidiaries or as set forth in Section 3.5(b) of the Banknorth Disclosure Schedule, no Governmental Entity has initiated any proceeding or, to the best knowledge of Banknorth, threatened an investigation into the business or operations of Banknorth or any of its Subsidiaries since December 31, 2000. Except as set forth in Section 3.5(b) of the Banknorth Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report, registration or statement filed by, or relating to any examinations by any such Governmental Entity of, Banknorth or any of its Subsidiaries.

      (c) Except as set forth in Section 3.5(c) of the Banknorth Disclosure Schedule, the records, systems, controls, data and information of Banknorth and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Banknorth or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. Banknorth and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including that (i) transactions are executed only in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of Banknorth and to maintain accountability for Banknorth’s assets; (iii) access to Banknorth’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of Banknorth’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Banknorth (A) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to Banknorth and its Subsidiaries is made known to the management of Banknorth by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Banknorth Reports, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Banknorth’s auditors and the audit committee of Banknorth’s Board of Directors (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Banknorth’s ability to record, process, summarize and report financial data and have identified for Banknorth’s auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Banknorth’s internal controls. Banknorth has made available to TD a summary of any such disclosure made by management to Banknorth’s auditors and audit committee since January 1, 2002. Banknorth has initiated its process of compliance with Section 404 of the Sarbanes-Oxley Act and expects to be in full compliance therewith by the SEC mandated compliance date.

      (d) Except as set forth in Section 3.5(d) of the Banknorth Disclosure Schedule, since July 30, 2002, (x) neither Banknorth nor any of its Subsidiaries nor, to the knowledge of Banknorth, any director, officer, employee, auditor, accountant or representative of Banknorth or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Banknorth or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Banknorth or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (y) no attorney representing Banknorth or any of its

Subsidiaries, whether or not employed by Banknorth or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Banknorth or any of its officers, directors, employees or agents to the Board of Directors of Banknorth or any committee thereof or to any director or officer of Banknorth.

      SECTION 3.6.     Financial Statements; Undisclosed Liabilities. (a) The financial statements of Banknorth (including any related notes thereto) included in the Banknorth Reports filed on or prior to the date hereof complied, and the financial statements of Banknorth (including any related notes thereto) included in any Banknorth Reports filed after the date hereof will comply, as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been or will be, as the case may be, prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of Banknorth and its consolidated Subsidiaries and the consolidated results of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown. The books and records of Banknorth and its Subsidiaries have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

      (b) Except for (i) those liabilities that are fully reflected or reserved for in the consolidated financial statements of Banknorth included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, as filed with the SEC or (ii) liabilities incurred since June 30, 2004 in the ordinary course of business consistent with past practice, neither Banknorth nor any of its Subsidiaries has incurred any material liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due), and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability other than pursuant to or as contemplated by this Agreement.

      SECTION 3.7.     Broker’s Fees. Except for Keefe, Bruyette & Woods, Inc. (“KBW”) and Lehman Brothers Inc. (“Lehman”), neither Banknorth nor any Subsidiary thereof nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement. True, complete and correct copies of all agreements with KBW and Lehman relating to any such fees have previously been furnished to TD.

      SECTION 3.8.     Absence of Certain Changes or Events. Except as publicly disclosed in the Banknorth Reports filed with the SEC prior to the date hereof, or as set forth in Section 3.8 of the Banknorth Disclosure Schedule, since December 31, 2003, (a) no event has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banknorth and (b) prior to the date hereof, neither Banknorth nor any of its Subsidiaries has (i) effected or authorized any adjustment, split, combination or reclassification of any of its capital stock, or redeemed, purchased or otherwise acquired, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock or stock appreciation rights (except pursuant to the exercise of stock options); (ii) declared, set aside or paid any dividend other than regular quarterly cash dividends on Banknorth Common Stock and dividends paid to the holders of trust preferred securities issued by affiliated trusts in accordance with the terms of such securities; (iii) sold, licensed, leased, encumbered, mortgaged, transferred, assigned or otherwise disposed of any of its material assets, properties or other rights or agreements other than in the ordinary course of business consistent with past practice; (iv) increased the compensation or fringe benefits of any present or former director or officer of Banknorth or its Subsidiaries (except for increases in salary or wages of nonexecutive officers or employees in the ordinary course of business consistent with past practice), or granted any severance or termination pay to any present or former director, officer or employee of Banknorth or its Subsidiaries except in connection with terminations of employment of non-officer employees in the ordinary course of business consistent with past practice;

(v) made any material change in its policies and practices with respect to (x) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans or (y) hedging its Loan positions or commitments; (vi) made any changes in its accounting methods or method of Tax accounting, practices or policies; (vii) made or changed any material Tax election or settled or compromised any material Tax liability as defined in (Section 5.2(u)) of Banknorth or any of its Subsidiaries; or (viii) agreed to, or made any commitment to, take any of the foregoing actions.

      SECTION 3.9.     Legal Proceedings.

      (a) Except as publicly disclosed in the Banknorth Reports filed with the SEC prior to the date hereof or as disclosed in Section 3.9(a) of the Banknorth Disclosure Schedule, neither Banknorth nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Banknorth’s knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Banknorth or any of its Subsidiaries (including under or in respect of the Sarbanes-Oxley Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act or any other fair lending law or other law relating to discriminatory banking practices or the Bank Secrecy Act) or challenging the validity or propriety of the transactions contemplated by this Agreement and the agreements and instruments contemplated hereby as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Banknorth.

      (b) There is no injunction, order, judgment, decree or regulatory restriction specifically imposed upon Banknorth, any of its Subsidiaries or the assets of Banknorth or any of its Subsidiaries that has had, or would reasonably be expected to have, a Material Adverse Effect on Banknorth.

      SECTION 3.10.     Taxes.

      (a) Except as set forth in Section 3.10(a) of the Banknorth Disclosure Schedule: (x) each of Banknorth and its Subsidiaries has (i) duly and timely filed (including pursuant to any extension of the filing deadline) all material Tax Returns (as hereinafter defined) required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provision in the financial statements included in the Banknorth Reports (in accordance with U.S. GAAP) for all material Taxes (as hereinafter defined), whether or not shown as due on such Tax Returns; (y) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of Banknorth or any of its Subsidiaries, except for any such deficiencies that have been fully reflected or reserved for in the financial statements included in the Banknorth Reports; and (z) there are no material Liens for Taxes upon the assets of either Banknorth or any of its Subsidiaries except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings or for which adequate reserves in accordance with U.S. GAAP have been provided in the financial statements included in the Banknorth Reports.

      (b) Neither Banknorth nor any of its Subsidiaries (i) is or has ever been a member of an affiliated group (other than a group the common parent of which is Banknorth) filing a consolidated tax return or (ii) has any material liability for Taxes of any person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise.

      (c) None of Banknorth or any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement, other than with each other.

      (d) Except as set forth in Section 3.10(d) of the Banknorth Disclosure Schedule, no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to Banknorth or any of its Subsidiaries.

      (e) None of Banknorth or any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

      (f) All material Taxes required to be withheld, collected or deposited by or with respect to Banknorth and each Subsidiary have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

      (g) Except as set forth in Section 3.10(g) of the Banknorth Disclosure Schedule, neither Banknorth nor any of its Subsidiaries has granted any waiver of any U.S. federal, state, local or non-U.S. statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

      (h) Neither Banknorth nor any of its Subsidiaries has filed a consent to the application of Section 341(f) of the Code for tax years beginning before December 31, 2002.

      (i) For purposes of this Agreement, “Taxes” shall mean all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or non-U.S. taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other similar taxes, including any interest or penalties attributable thereto.

      (j) For purposes of this Agreement, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

      SECTION 3.11.     Employees; Employee Benefit Plans.

      (a) Section 3.11 of the Banknorth Disclosure Schedule contains a true and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including multiemployer plans within the meaning of ERISA Section 3(37)), stock purchase, stock option, severance, employment, loan, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) under which any current or former employee, director or independent contractor of Banknorth or any of its Subsidiaries has any present or future right to benefits and under which Banknorth or any of its Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Banknorth Benefit Plans”.

      (b) With respect to each Banknorth Benefit Plan, Banknorth has delivered to TD a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description provided by Banknorth or any of its Subsidiaries to their employees concerning the extent of the benefits provided under a Banknorth Benefit Plan; and (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

      (c) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Banknorth, (i) each of the Banknorth Benefit Plans has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Banknorth Benefit Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification; (iii) no “reportable event” (as such term is defined in ERISA Section 4043), “prohibited transaction” (as such term is defined in ERISA Section 406 and Code Section 4975) or “accumulated funding deficiency” (as such term is defined in ERISA section 302 and

Code Section 412 (whether or not waived)) has occurred with respect to any Banknorth Benefit Plan; (iv) except as set forth in Section 3.11(c) of the Banknorth Disclosure Schedule, no Banknorth Benefit Plan provides retiree welfare benefits and neither Banknorth nor any of its Subsidiaries have any obligation to provide any retiree welfare benefits other than as required by Section 4980B of the Code; and (v) neither Banknorth nor any “ERISA Affiliate” (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)) has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA.

      (d) None of the Banknorth Benefit Plans is a multiemployer plan (within the meaning of ERISA section 4001(a)(3)) and none of Banknorth, its Subsidiaries or any ERISA Affiliate has any liability with respect to a multiemployer plan that remains unsatisfied.

      (e) With respect to any Banknorth Benefit Plan, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Banknorth, or as set forth in Section 3.11(e) of the Banknorth Disclosure Schedule, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Banknorth or any of its Subsidiaries, threatened, (ii) no written communication has been received from the Pension Benefit Guaranty Corporation (the “PBGC”) in respect of any Banknorth Benefit Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other governmental agencies are pending, in progress (including any routine requests for information from the PBGC), or to the knowledge of Banknorth, threatened.

      (f) Except as set forth in Section 3.11(f) of the Banknorth Disclosure Schedule, no Banknorth Benefit Plan exists that could result in the payment to any present or former employee, director or independent consultant of Banknorth or any of its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Banknorth or any of its Subsidiaries as a result of the transaction contemplated by this Agreement. Except as set forth in Section 3.11(f) of the Banknorth Disclosure Schedule, there is no contract, plan or arrangement (written or otherwise) covering any current or former employee or director of Banknorth or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 280G or 162(m) of the Code.

      (g) In connection with the transactions contemplated by this Agreement or otherwise, no current or former employee or director of Banknorth or its Subsidiaries has the right to compel Banknorth or any of its Subsidiaries to fund (by reason of, or pursuant to, a grantor trust or any other funding mechanism) any benefit provided, or to be provided, to such employee or director.

      SECTION 3.12.     Board Approval. (a) On or prior to the date hereof, the Board of Directors of Banknorth, at a meeting duly called and held, duly (i) determined that this Agreement, the Stockholders Agreement, the Migratory Merger and the Acquisition Merger are fair to and in the best interests of Banknorth and its shareholders and declared the Migratory Merger and the Acquisition Merger to be advisable, (ii) approved this Agreement, the Stockholders Agreement, the Migratory Merger and the Acquisition Merger, (iii) recommended that the shareholders of Banknorth approve this Agreement with respect to the Migratory Merger and directed that such matter be submitted for consideration by Banknorth shareholders at the Banknorth Shareholders Meeting referred to below, and (iv) authorized and directed that Banknorth, in its capacity as sole stockholder of Banknorth Delaware, give its affirmative vote to adopt this Agreement with respect to the Mergers at a meeting of such sole stockholder. Banknorth has taken any action required to be taken by it in order to exempt this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby, including the Mergers, from the requirements of Article 9 of the Amended Articles.

      (b) The Board of Directors of Banknorth Delaware, at a meeting duly called and held, duly (i) determined that this Agreement, the Stockholders Agreement, the Migratory Merger and the

Acquisition Merger are fair to and in the best interests of Banknorth Delaware and its stockholder and declared the Migratory Merger and the Acquisition Merger to be advisable, (ii) approved this Agreement, the Stockholders Agreement, the Migratory Merger and the Acquisition Merger, and (iii) recommended that the sole stockholder of Banknorth Delaware adopt this Agreement with respect to the Mergers and directed that such matter be submitted for consideration by the sole stockholder of Banknorth Delaware at a meeting thereof.

      SECTION 3.13.     Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) is applicable to Banknorth or is applicable to this Agreement, the Stockholders Agreement or the transactions contemplated hereby and thereby.

      SECTION 3.14.     Compliance With Applicable Law. (a) Each of Banknorth and its Subsidiaries is in compliance with, and is not in violation of, its respective articles of incorporation and by-laws or equivalent constituent documents. Except as disclosed in Section 3.14(a) of the Banknorth Disclosure Schedule, Banknorth and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties and assets, under and pursuant to all, and have complied with and are not in violation in any material respect under any applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Banknorth or any of its Subsidiaries (including, without limitation, the Sarbanes-Oxley Act, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act or any other fair lending law or other law relating to discriminatory banking practices), except where the failure to hold such license, franchise, permit or authorization or such noncompliance or violation would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Banknorth, and neither Banknorth nor any of its Subsidiaries knows of, or has received notice of, any violations of any of the above which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on Banknorth. Banknorth, NA is in compliance with the United States Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, “CRA”) and Banknorth, NA received a CRA rating of “outstanding” from the Office of the Comptroller of the Currency in its most recently completed exam.

      (b) Except as set forth in Section 3.14(a) of the Banknorth Disclosure Schedule, Banknorth and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the documents governing such accounts, applicable state and federal law and regulation and common law, except where the failure to so administer such accounts would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Banknorth. None of Banknorth, any of its Subsidiaries, or any director, officer or employee of Banknorth or of any of its Subsidiaries, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Banknorth, and, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Banknorth, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

      SECTION 3.15.     Certain Contracts. (a) Except as publicly disclosed in the Banknorth Reports filed prior to the date hereof or as set forth in Section 3.15(a) of the Banknorth Disclosure Schedule, neither Banknorth nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed in whole or in part after the date of this Agreement, (ii) which relates to the incurrence of indebtedness (other than deposit liabilities, advances and loans from the Federal Home Loan Bank of Boston and sales of securities subject to repurchase, in each case incurred in the ordinary course of business) by Banknorth or any of its Subsidiaries in the principal amount of $10.0 million or more, including any sale and leaseback transactions, capitalized leases and other similar financing transactions, (iii) which grants any right of first refusal, right of first offer or similar right with respect to any material assets or properties of Banknorth and its Subsidiaries, (iv) which provides for material payments to be made by Banknorth or any of its Subsidiaries upon a change in control thereof, (v) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice and involving the payment of more than $5.0 million per annum, (vi) which (A) limits the freedom of Banknorth or any of its Subsidiaries to compete in any line of business, in any geographic area or with any person, (B) requires referrals of business or requires Banknorth or any of its Subsidiaries to make available investment opportunities to any person on a priority or exclusive basis, or (C) requires Banknorth or any of its Subsidiaries to use any product or service of another person on an exclusive basis or (vii) which involved payments by, or to, Banknorth or any of its Subsidiaries in fiscal year 2003 of more than $10 million or which could reasonably be expected to involve payments during fiscal year 2004 of more than $10 million (other than pursuant to Loans originated or purchased by Banknorth and its Subsidiaries in the ordinary course of business consistent with past practice). Each contract, arrangement, commitment or understanding of the type described in this Section 3.15(a), whether or not publicly disclosed in the Banknorth Reports filed prior to the date hereof or set forth in Section 3.15(a) of the Banknorth Disclosure Schedule, is referred to herein as a “Banknorth Contract.”

      (b) Except as set forth in Section 3.15(b) of the Banknorth Disclosure Schedule, (i) each Banknorth Contract is valid and binding on Banknorth or its applicable Subsidiary and in full force and effect, and, to the knowledge of Banknorth, is valid and binding on the other parties thereto, (ii) Banknorth and each of its Subsidiaries and, to the knowledge of Banknorth, each of the other parties thereto, has in all material respects performed all obligations required to be performed by such party to date under each Banknorth Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default on the part of Banknorth or any of its Subsidiaries or, to the knowledge of Banknorth, any other party thereto, under any such Banknorth Contract, except, in each case, where such invalidity, failure to be binding, failure to so perform or breach or default, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect on Banknorth.

      (c) Section 3.15(c) of the Banknorth Disclosure Schedule contains a schedule showing the present value of the monetary amounts payable as of the date specified in such schedule, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement, such as tax indemnification payments in respect of income or excise taxes), under any employment, change-in-control, severance or similar contract with any present or former employee, director or consultant of Banknorth or any of its Subsidiaries and identifying the types and estimated amounts of the in-kind benefits due under any Banknorth Benefit Plans or Banknorth Contract (other than a tax-qualified plan) for each such person, specifying the assumptions in such schedule.

      SECTION 3.16.     Agreements With Regulatory Agencies. Except as set forth in Section 3.16 of the Banknorth Disclosure Schedule, neither Banknorth nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 3.16 of the Banknorth Disclosure Schedule, a “Banknorth Regulatory Agreement”), any Governmental Entity that currently restricts or by its terms will in the future restrict the conduct of its business or relates to its capital adequacy, its credit or risk management policies, its dividend policies, its management or its business, nor has Banknorth or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Banknorth Regulatory Agreement.

      SECTION 3.17.     Banknorth Information. The information relating to Banknorth and its Subsidiaries to be provided by Banknorth for inclusion in the Proxy Statement/ Prospectus, the Registration Statement, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/ Prospectus (except for such portions thereof as relate only to TD or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Registration Statement (except for such portions thereof as relate only to TD or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

      SECTION 3.18.     Title to Property.

      (a) Real Property. Except as set forth in Section 3.18(a) of the Banknorth Disclosure Schedule, Banknorth and its Subsidiaries have good, valid and marketable title to all real property owned by them free and clear of all Liens, except Liens for current Taxes not yet due and payable and other standard exceptions commonly found in title policies in the jurisdiction where such real property is located, and such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations. All real property and fixtures material to the business, operations or financial condition of Banknorth and its Subsidiaries are in good condition and repair except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banknorth.

      (b) Personal Property. Banknorth and its Subsidiaries have good, valid and marketable title to all tangible personal property owned by them, free and clear of all Liens except as disclosed in the Banknorth Reports filed prior to the date hereof or as set forth in Section 3.18(b) of the Banknorth Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banknorth.

      (c) Leased Property. All leases of real property and all other leases material to Banknorth and its Subsidiaries under which Banknorth or a Subsidiary, as lessee, leases personal property are valid and binding in accordance with their respective terms, there is not under such lease any material existing default by Banknorth or such Subsidiary or, to the knowledge of Banknorth, any other party thereto, or any event which with notice or lapse of time would constitute such a default, and, in the case of leased premises, Banknorth or such Subsidiary quietly enjoys the premises provided for in such lease, except in any such case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banknorth.

      SECTION 3.19.     Insurance. (a) Banknorth and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as constitute reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries of comparable size and operations to Banknorth and its subsidiaries. Section 3.19(a) of the Banknorth Disclosure Schedule contains a true and complete list and a brief description (including name of insurer, agent, coverage and expiration date) of all insurance policies in force on the date hereof with respect to the business and assets of Banknorth and its Subsidiaries (other than insurance policies under which Banknorth or any Subsidiary thereof is named as a loss payee, insured or additional insured as a result of its position as a secured lender on specific loans and mortgage insurance policies on specific loans or pools of loans). Banknorth and its Subsidiaries are in material compliance with their insurance policies and are not in default under any of the material terms thereof. Each such policy is outstanding and in full force and effect and, except as set forth in Section 3.19(a) of the Banknorth Disclosure Schedule and except for policies insuring against potential liabilities of officers, directors and employees of Banknorth and its Subsidiaries, Banknorth or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

      (b) The value of all company-owned and bank-owned life insurance policies owned by Banknorth or its Subsidiaries is fairly and accurately reflected in accordance with U.S. GAAP in the financial statements of Banknorth and its Subsidiaries included in the Banknorth Reports.

      SECTION 3.20.     Environmental Liability. Except as set forth in Section 3.20 of the Banknorth Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on Banknorth or any of its Subsidiaries of any liability or obligation arising under common law standards relating to environmental protection, human health or safety, or under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, the “Environmental Laws”), pending or, to the knowledge of Banknorth, threatened against Banknorth or any of its Subsidiaries, which liability or obligation would have or would reasonably be expected to have a Material Adverse Effect on Banknorth. To the knowledge of Banknorth, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a Material Adverse Effect on Banknorth. To the knowledge of Banknorth, during or prior to the period of (i) its or any of its Subsidiaries’ ownership or operation of any of their respective current properties, (ii) its or any of its Subsidiaries’ participation in the management of any property, or (iii) its or any of its Subsidiaries’ holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws (each, a “Hazardous Substance”) in, on, under or affecting any such property which would reasonably be expected to have a Material Adverse Effect on Banknorth. Neither Banknorth nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law that would have or would reasonably be expected to have a Material Adverse Effect on Banknorth.

      SECTION 3.21.     Opinions of Financial Advisors. Banknorth has received the opinion of each of KBW and Lehman, dated as of the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of Banknorth Common Stock.

      SECTION 3.22.     Patents, Trademarks, Etc.

      Banknorth and each of its Subsidiaries owns or possesses, or is licensed or otherwise has the right to use, all proprietary rights, including all trademarks, trade names, service marks and copyrights, that are material to the conduct of their existing businesses. Except for the agreements set forth in Section 3.22 of the Banknorth Disclosure Schedule, neither Banknorth nor any of its Subsidiaries is bound by or a party to any licenses or agreements of any kind with respect to any trademarks, service marks or trade names which it claims to own. Neither Banknorth nor any of its Subsidiaries has received any communications alleging that any of them has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

      SECTION 3.23.     Labor Matters. Neither Banknorth nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Banknorth or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the United States National Labor Relations Act) or seeking to compel Banknorth or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any labor strike, slowdown or work stoppage or other material labor dispute or disputes involving it or any of its Subsidiaries pending, or to Banknorth’s knowledge, threatened against Banknorth or any of its Subsidiaries, nor is Banknorth aware of any activity involving its or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

      SECTION 3.24.     Derivative Instruments and Transactions. (a) Except as would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on Banknorth, (i) all Derivative Transactions (as defined below) whether entered into for the account of Banknorth or any of its Subsidiaries or for the account of a customer of Banknorth or any of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable rules, regulations and policies of all applicable Governmental Entities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Banknorth or one of its Subsidiaries and, to the knowledge of Banknorth, each of the counterparties thereto, and are enforceable in accordance with their terms, and are in full force and effect, (ii) Banknorth or its Subsidiaries and, to the knowledge of Banknorth, the counterparties thereto, have duly performed their obligations thereunder to the extent that such obligations to perform have accrued, and (iii) to Banknorth’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

      (b) Except as set forth in Section 3.24(b) of the Banknorth Disclosure Schedule, as of July 31, 2004, no Derivative Transaction, were it to be a Loan (as hereinafter defined) held by Banknorth or any of its Subsidiaries, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import. The financial position of Banknorth and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the books and records of Banknorth and such Subsidiaries in accordance with U.S. GAAP consistently applied.

      (c) For purposes of this Agreement, the term “Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

      SECTION 3.25.     Investment Adviser Subsidiaries. (a) Except as set forth in Section 3.25(a) of the Banknorth Disclosure Schedule, neither Banknorth nor any of its Subsidiaries is an “investment company” as defined under the Investment Company Act of 1940, as amended.

      (b) Each of the Subsidiaries of Banknorth or divisions of Banknorth, NA listed in Section 3.25(b) of the Banknorth Schedule (collectively, the “Banknorth Investment Adviser Subsidiaries”) is duly registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and has filed the appropriate notice filings in each state in which it is required to make a notice filing.

      (c) Each of the Banknorth Investment Adviser Subsidiaries has filed, and Banknorth has made available to TD, in the form as filed, a true and complete copy of each such Banknorth Investment Adviser Subsidiary’s currently effective Form ADV, all state and federal forms, all prior Form ADV filings and all material reports filed by it or any such Banknorth Investment Adviser Subsidiary with the SEC under the Investment Advisers Act or otherwise and under similar state or federal laws within the last two years and will file and make available to TD in the form as filed such material forms and reports as are filed from and after the date hereof and prior to the Closing Date. The information contained in such forms and reports was (or will be, in the case of filings made after the date hereof) true and complete as of the time of filings, except where the failure to be true and complete, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Banknorth.

      (d) The accounts of each client of any Banknorth Investment Adviser Subsidiary subject to ERISA have been managed by the applicable Subsidiary of Banknorth in compliance in all material respects with the applicable requirements of ERISA, except for any failure to so manage as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banknorth.

      (e) As of the date of this Agreement, except as disclosed on an SEC Form ADV which has been filed by each Banknorth Investment Adviser Subsidiary with the SEC prior to the date hereof, no Banknorth Investment Adviser Subsidiary, nor any of its officers, directors or employees, has been convicted of any crime or has been the subject of any disciplinary proceedings or orders of any Governmental Entity, and, to the knowledge of Banknorth or any of its Subsidiaries, no such disciplinary proceeding or order is pending or threatened; and no Banknorth Investment Adviser Subsidiary, nor any persons affiliated with such Banknorth Investment Adviser Subsidiary, or, to the knowledge of Banknorth or any of its Subsidiaries, any of such Banknorth Investment Adviser Subsidiary’s officers, directors or employees or any “associated person” (as defined in the Exchange Act) thereof, is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder, or any disqualification as an investment adviser for any client of any Banknorth Investment Adviser Subsidiary.

      SECTION 3.26.     Loan Matters. (a)(i) Section 3.26(a) of the Banknorth Schedule sets forth a list of all extensions of credit (including commitments to extend credit) (“Loans”) as of July 31, 2004 by Banknorth and its Subsidiaries to any directors, executive officers and principal stockholders (as such terms are defined in Regulation O of the Board of Governors of the Federal Reserve System (12 CFR Part 215)) of Banknorth or any of its Subsidiaries; (ii) except as listed in Section 3.26(a) of the Banknorth Schedule, there are no employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the Loan was made; and (iii) all such Loans are and were made in compliance in all material respects with all applicable laws and regulations, except for such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banknorth.

      (b) Each outstanding Loan (including Loans held for resale to investors) has been solicited and originated and is administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant loan documents, Banknorth’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of federal, state and local laws, regulations and rules, except for such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banknorth.

      (c) Except as set forth in Section 3.26(c) of the Banknorth Schedule, none of the agreements pursuant to which Banknorth or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

      (d) Section 3.26(d) of the Banknorth Schedule identifies (A) each Loan that as of July 31, 2004 was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Banknorth, any of its Subsidiaries or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (B) each asset of Banknorth or any of its Subsidiaries that as of July 31, 2004 was classified as other real estate owned (“OREO”) and the book value thereof as of such date.

      (e) Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to Banknorth’s knowledge, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The loan documents with respect to each loan were in compliance with applicable laws and regulations at the time of origination or purchase by Banknorth or its Subsidiaries and are complete and correct in all material respects.

      SECTION 3.27.     Approvals. As of the date of this Agreement, Banknorth knows of no reason relating to it why (a) all regulatory approvals from any Governmental Entity required to consummate the transactions contemplated hereby should not be obtained on a timely basis without the imposition of a condition or restriction of the type referred to in Section 7.2(c) or (b) the opinion of tax counsel referred to in Section 7.3(c) should not be obtained on a timely basis.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TD

      Prior to the execution and delivery of this Agreement, TD has delivered to Banknorth a schedule (the “TD Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of TD’s representations or warranties contained in this Article IV, or to one of TD’s covenants contained in Article V. Except as set forth in the corresponding section of the TD Disclosure Schedule, TD hereby represents and warrants to Banknorth as follows:

      SECTION 4.1.     Corporate Organization.

      (a) TD is duly organized and validly existing as a bank under the laws of Canada. TD has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now conducted. The charter of TD is the Bank Act (Canada). TD is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on TD. The copy of the by-laws of TD that has previously been made available to Banknorth is a true, complete and correct copy of such document as in effect as of the date of this Agreement.

      (b) Berlin Mergerco is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Berlin Mergerco was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business other than in connection with the transactions contemplated by this Agreement. Berlin Mergerco is a wholly owned Subsidiary of TD.

      (c) Each Significant Subsidiary of TD (i) is duly organized and validly existing as a corporation, partnership or other entity and (to the extent the concept of good standing is applicable to such Significant Subsidiary) is in good standing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and is in good standing in all jurisdictions (whether provincial, territorial, federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified and in which the failure to be so qualified would have or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on TD and (iii) has all requisite corporate or other power and authority to own or lease its properties and assets and to carry on its business as now conducted.

      (d) Except as set forth in Section 4.1(d) of the TD Disclosure Schedule, TD does not own, either directly or through its Subsidiaries, any stock or equity interest in any insured depository institution (as defined in 12 U.S.C. Section 1813(c)(2)).

      SECTION 4.2.     Capitalization. (a) The authorized capital stock of TD consists of an unlimited number of TD Common Shares and an unlimited number of Class A First Preferred Shares without par value (the “TD Preferred Stock”). As of the date of this Agreement, there were 654,699,101 TD Common Shares outstanding and a total of 38,400,000 shares of TD Preferred Stock (Series H, I, J, M and N) outstanding, and no other TD Common Shares or shares of TD Preferred Stock were issued or outstanding. As of the date of this Agreement, no TD Common Shares or shares of TD Preferred Stock were reserved for issuance, except as set forth in Section 4.2(a) of the TD Disclosure Schedule. The TD Common Shares to be issued pursuant to the Acquisition Merger have been duly authorized and, when issued pursuant to the Acquisition Merger, all such shares will be validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, the authorized capital stock of Berlin Mergerco consisted of 1,000 shares of Berlin Mergerco Common Stock, all of which were issued, outstanding and owned beneficially and of record by TD. All of the issued and outstanding shares of capital stock of TD and of Berlin Mergerco Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

      (b) As of the date of this Agreement, except as set forth above or in Section 4.2(b) of the TD Disclosure Schedule or as disclosed in TD Reports filed prior to the date hereof, TD does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of TD Common Shares or TD Preferred Stock or any other equity securities of TD or any securities representing the right to purchase or otherwise receive any shares of TD capital stock (including any rights plan or agreement).

      (c) Section 4.2(c) of the TD Disclosure Schedule lists the name, jurisdiction of incorporation, authorized and outstanding shares of capital stock and record and beneficial owners of such capital stock for each Significant Subsidiary of TD. Except as set forth in Section 4.2(c) of the TD Disclosure Schedule, TD owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of TD’s Significant Subsidiaries, free and clear of any Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, neither TD nor any Significant Subsidiary thereof has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, sale or issuance of any shares of capital stock or any other equity security of any Significant Subsidiary of TD or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any such Significant Subsidiary.

      (d) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which TD shareholders may vote are outstanding.

      SECTION 4.3.     Authority; No Violation.

      (a) Each of TD and Berlin Mergerco has full corporate power and authority to execute and deliver this Agreement and, in the case of TD, the Stockholders Agreement, and the agreements and instruments contemplated hereby and thereby, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and, in the case of TD, the Stockholders Agreement, and the agreements and instruments contemplated hereby and thereby, and the performance and consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite corporate and stockholder action of TD and Berlin Mergerco, and no other corporate or stockholder proceedings on the part of TD or Berlin Mergerco are necessary to approve this Agreement or, in the case of TD, the Stockholders Agreement, or the agreements and instruments contemplated hereby or thereby, or to perform or to consummate the transactions contemplated hereby and thereby, except that TD, as sole stockholder of Berlin Mergerco, shall adopt this Agreement in respect of the Acquisition Merger prior to the Acquisition Merger Effective Time. This Agreement has been duly and validly executed and delivered by TD and Berlin Mergerco and (assuming due authorization, execution and delivery by Banknorth and Banknorth Delaware) constitutes a valid and binding obligation of TD and Berlin Mergerco, enforceable against TD and Berlin Mergerco in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

      (b) Except as set forth in Section 4.3(b) of the TD Disclosure Schedule, neither the execution and delivery of this Agreement by TD and Berlin Mergerco, nor the execution and delivery of the Stockholders Agreement by TD, nor the consummation by TD and Berlin Mergerco of the transactions contemplated hereby or thereby, nor compliance by TD and Berlin Mergerco with any of the terms or provisions hereof or thereof, will (i) violate any provision of the charter or By-laws of TD or the certificate of incorporation or By-laws of Berlin Mergerco or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to TD or Berlin Mergerco or any of their respective Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of TD or Berlin Mergerco or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which TD or Berlin Mergerco or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches, defaults or other events which either individually or in the aggregate will not have and would not reasonably be expected to have a Material Adverse Effect on TD.

      (c) The Stockholders Agreement has been duly and validly executed and delivered by TD and (assuming due authorization, execution and delivery by Banknorth and Banknorth Delaware) constitutes a valid and binding obligation of TD enforceable against TD in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

      SECTION 4.4.     Consents and Approvals. Except for (i) the approval of this Agreement with respect to the Migratory Merger by the Required Banknorth Vote, (ii) the adoption of this Agreement with respect to the Mergers by the Banknorth Delaware Required Vote, (iii) approval of the listing of the TD Common Shares to be issued in the Acquisition Merger on the Toronto Stock Exchange and the New York Stock Exchange, (iv) approval of the listing of the Banknorth Delaware Common Stock to be issued in the Migratory Merger on the New York Stock Exchange, (v) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices; (vi) the filing with the SEC of the Proxy Statement/ Prospectus and the filing with, and declaration of effectiveness by, the SEC of the Registration Statement in which the Proxy Statement/ Prospectus will be included as a prospectus and any related filings or approvals under applicable state securities or blue sky laws, (vii) the filing of the Migratory Merger Certificates and the Certificate of Merger with the Secretaries of State of the States of Maine and Delaware, as applicable, pursuant to the MBCA and the DGCL, as applicable, (viii) the consents and approvals set forth in Section 4.4 of the TD Disclosure Schedule, (ix) any notices or filings under the HSR Act, (x) the OSFI Approval, (xi) the State Banking Approvals, (xii) consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal or state securities laws relating to the regulation of broker-dealers, investment companies and investment advisors, (xiii) such filings, notifications and approvals as are required under the SBIA and the rules and regulations of the SBA thereunder and (xiv) the consents and approvals of third parties which are not Governmental Entities, the failure of which to be obtained will not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Banknorth or TD, no consents or approvals of, or filings or registrations with, any Governmental Entity or with any other third party are necessary in connection with (A) the execution and delivery by TD and Berlin Mergerco of this Agreement and the execution, delivery and performance by TD of the Stockholders Agreement and (B) the consummation by TD and Berlin Mergerco of the Acquisition Merger and the other transactions contemplated hereby.

      SECTION 4.5.     Public Documents; Other Reports.

      (a) TD has filed all required reports, schedules, registration statements and other documents, together with amendments thereto, with the SEC and Canadian securities regulatory authorities since December 31, 2000 (the “TD Reports”). As of their respective dates of filing (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the TD Reports filed on or prior to the date of this Agreement complied, and each TD Report filed subsequent to the date hereof will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, and applicable Canadian securities laws, as the case may be, and none of the TD Reports when filed contained or will contain, as the case may be, any untrue statement of a material fact or omitted or will omit, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 4.5(a) of the TD Disclosure Schedule, there are no outstanding comments from or unresolved issues raised by the SEC or any Canadian securities regulatory authority, as the case may be, with respect to any of the TD Reports. None of TD’s Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. No executive officer of TD has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act and no enforcement action has been initiated against TD by the SEC relating to disclosures contained in any TD Report.

      (b) TD and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2000 with any Governmental Entity (other than the SEC and Canadian securities regulatory authorities) and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of TD and its Subsidiaries or as set forth in Section 4.5(b) of the TD Disclosure Schedule, no Governmental Entity has initiated any proceeding or, to the knowledge of TD, threatened an investigation into the business or operations of TD or any of its Subsidiaries since December 31, 2000. Except as set forth in Section 4.5(b) of the TD Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report, registration or statement filed by, or relating to any examinations by any such Governmental Entity of, TD or any of its Subsidiaries.

      (c) The records, systems, controls, data and information of TD and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of TD or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. TD and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Canadian GAAP, including that (i) transactions are executed only in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of TD and to maintain accountability for TD’s assets; (iii) access to TD’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of TD’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. TD (A) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to TD and its Subsidiaries is made known to the management of TD by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the TD Reports, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to TD’s auditors and the audit committee of TD’s Board of Directors (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect TD’s ability to record, process, summarize and report financial data and have identified for TD’s auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in TD’s internal controls. TD has made available to Banknorth a summary of any such disclosure made by management to TD’s auditors and audit committee since January 1, 2002. TD has initiated its process of compliance with Section 404 of the Sarbanes-Oxley Act and expects to be in full compliance therewith by the SEC mandated compliance date.

      (d) Except as set forth in Section 4.5(d) of the TD Disclosure Schedule, since July 30, 2002, (i) neither TD nor any of its Subsidiaries nor, to the knowledge of TD, any director, officer, employee, auditor, accountant or representative of TD or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of TD or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that TD or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing TD or any of its Subsidiaries, whether or not employed by TD or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by TD or any of its officers, directors, employees or agents to the Board of Directors of TD or any committee thereof or to any director or officer of TD.

      SECTION 4.6.     Financial Statements; Undisclosed Liabilities. (a) The financial statements of TD (including any related notes thereto) included in the TD Reports filed on or prior to the date hereof complied, and the financial statements of TD (including any related notes thereto) included in any TD Reports filed after the date hereof will comply, as to form, as of their respective dates of filing with the SEC or any Canadian securities regulatory authority, as the case may be (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC or such Canadian securities regulatory authority with respect thereto, have been, or will be, as the case may be, prepared in accordance with Canadian GAAP (except, in the case of unaudited statements, as otherwise permitted by the rules of the applicable Canadian securities regulatory authorities) applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of TD and its consolidated Subsidiaries and the consolidated results of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown. The books and records of TD and its Subsidiaries have been, and are being, maintained in all material respects in accordance with Canadian GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

      (b) Except for (i) those liabilities that are fully reflected or reserved for in the consolidated financial statements of TD included in its Annual Report on Form 40-F for the fiscal year ended October 31, 2003, as filed with the SEC (the “TD Annual Report”) or otherwise disclosed in TD Reports filed subsequent to the date of the TD Annual Report and prior to the date hereof, (ii) liabilities incurred since October 31, 2003 in the ordinary course of business consistent with past practice, (iii) those liabilities set forth in Section 4.6(b) of the TD Disclosure Schedule and (iv) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on TD, neither TD nor any of its Subsidiaries has incurred any material liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability other than pursuant to or as contemplated by this Agreement.

      SECTION 4.7.     Absence of Certain Changes or Events. Except as disclosed in the TD Reports filed prior to the date of this Agreement, since October 31, 2003, no event has occurred which had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on TD.

      SECTION 4.8.     Brokers. Except for Goldman, Sachs & Co. and TD Securities Inc., whose fees and expenses will be paid by TD, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of TD or Berlin Mergerco.

      SECTION 4.9.     Legal Proceedings. (a) Except as publicly disclosed in the TD Reports filed prior to the date of this Agreement, neither TD nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of TD’s knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against TD or any of its Subsidiaries (including under or in respect of the Sarbanes-Oxley Act, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act or any other fair lending law or other law relating to discriminatory banking practices or the Bank Secrecy Act, as well as any comparable Canadian laws) or challenging the validity or propriety of the transactions contemplated by this Agreement and the agreements and instruments contemplated hereby as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on TD.

      (b) There is no injunction, order, judgment, decree, or regulatory restriction specifically imposed upon TD, any of its Subsidiaries or the assets of TD or any of its Subsidiaries which has had, or would reasonably be expected to have, a Material Adverse Effect on TD.

      SECTION 4.10.     Compliance With Applicable Law. Each of TD and its Subsidiaries is in compliance with, and is not in violation of, its respective articles of incorporation and by-laws or equivalent constituent documents. Except as disclosed in Section 4.10 of the TD Disclosure Schedule, TD and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties and assets, under and pursuant to all, and have complied with and are not in violation in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to TD or any of its Subsidiaries (including under or in respect of the Sarbanes-Oxley Act, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act or any other fair lending law or other law relating to discriminatory banking practices, as well as any comparable Canadian laws), except where the failure to hold such license, franchise, permit or authorization or such noncompliance or violation would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on TD, and neither TD nor any of its Subsidiaries knows of, or has received notice of, any violations of any of the above which, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on TD.

      SECTION 4.11.     Agreements With Regulatory Agencies. Except as set forth in Section 4.11 of the TD Disclosure Schedule, neither TD nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 4.11 of the TD Disclosure Schedule, a “TD Regulatory Agreement”), any Governmental Entity that currently restricts or by its terms will in the future restrict the conduct of its business or relates to its capital adequacy, its credit or risk management policies, its dividend policy, its management or its business, nor has TD or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any TD Regulatory Agreement.

      SECTION 4.12.     TD Information. The information relating to TD and its Subsidiaries to be provided by TD for inclusion in the Proxy Statement/ Prospectus, the Registration Statement, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/ Prospectus (except for such portions thereof as relate only to Banknorth or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Registration Statement (except for such portions thereof as relate only to Banknorth or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

      SECTION 4.13.     Taxes. Except as set forth in Section 4.13 of the TD Disclosure Schedule: (a) each of TD and its Significant Subsidiaries has (i) duly and timely filed (including pursuant to any extension of the filing deadline) all material Tax Returns required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provision in the financial statements included in the TD Reports (in accordance with Canadian GAAP) for all material Taxes, whether or not shown as due on such Tax Returns; (b) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of TD or any of its Significant Subsidiaries, except for any such deficiencies that have been fully reflected or reserved for in the financial statements included in the TD Reports and (c) there are no material Liens for Taxes upon the assets of either TD or any of its Significant Subsidiaries except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings or for which adequate reserves in accordance with Canadian GAAP have been provided in the financial statements included in the TD Reports.

      SECTION 4.14.     Financing. As of the Closing Date, TD will have all funds necessary to pay on the Closing Date the aggregate Cash Consideration and the consideration payable in respect of fractional TD Common Shares and all fees and expenses to be paid by TD pursuant to this Agreement, and will have the financial capacity to perform all of its other obligations under this Agreement and the agreements and instruments contemplated hereby.

      SECTION 4.15.     Approvals. As of the date of this Agreement, TD knows of no reason why all regulatory approvals from any Governmental Entity required to consummate the transactions contemplated hereby should not be obtained on a timely basis without the imposition of a condition or restriction of the type referred to in Section 7.2(c).

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

      SECTION 5.1.     Conduct of Business Prior to the Effective Time. Except as otherwise expressly contemplated or permitted by this Agreement, during the period from the date of this Agreement to the Effective Time, Banknorth shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, and its rights, authorizations, franchises and other authorizations issued by Governmental Entities, preserve its advantageous business relationships with customers, vendors and others doing business with it and retain the services of its officers and key employees and (iii) take no action which would reasonably be expected to adversely affect or delay the receipt of any approvals of any Governmental Entity required to consummate the transactions contemplated hereby or to consummate the transactions contemplated hereby.

      SECTION 5.2.     Banknorth Forbearances. Except as set forth in the Banknorth Schedule or expressly contemplated or permitted by this Agreement or for actions required to be taken by Banknorth pursuant to the BostonFed Merger Agreement, and subject to applicable laws, during the period from the date of this Agreement to the Effective Time, Banknorth shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of TD:

(a) (i) adjust, split, combine or reclassify any capital stock; (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock or stock appreciation rights, other than (A) regular quarterly cash dividends on Banknorth Common Stock equal to the rate paid during the fiscal quarter immediately preceding the date hereof with record and payment dates consistent with past practice, provided, however, that no dividend shall be paid by Banknorth on Banknorth Common Stock if Banknorth shall be required to borrow funds to do so; (B) dividends paid by any of the Subsidiaries of Banknorth so long as such dividends are only paid to Banknorth or any of its other wholly owned Subsidiaries; provided that no such dividend shall cause Banknorth, NA to cease to qualify as a “well-capitalized” institution under the prompt corrective action provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 and the applicable regulations thereunder; and (C) dividends paid to the holders of trust preferred securities issued by affiliated trusts, in each case in accordance with the terms of such securities; (iii) or issue or commit to issue any additional shares of capital stock, Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock or Voting Debt, except (x) pursuant to the exercise of stock options outstanding as of the date hereof and disclosed in Section 3.2(a) of the

Banknorth Schedule, (y) stock options and restricted stock granted under the Banknorth Stock Option Plans in the ordinary course of business, provided that the number of shares of Banknorth common stock subject to stock options does not exceed 4,500,000 (the “Option Shares”); provided, further, that the number of shares of Banknorth common stock subject to restricted stock or restricted stock units shall not exceed 1,500,000 (the “Restricted Shares”) and (A) the number of Options Shares available shall be reduced by three shares for each Restricted Share granted and (B) the number of Restricted Shares available shall be reduced by one-third of a share for each Option Share subject to an Option granted; provided, further, that Banknorth shall take all actions necessary to provide that the vesting of any awards granted under this Section 5.2(a)(iii)(y) shall not accelerate as a result of the transactions contemplated by this Agreement, and (z) shares of Banknorth Common Stock issued in the ordinary course of business consistent with past practice pursuant to Banknorth’s Employee Stock Purchase Plan, 401(k) Plan and Restricted Stock Plan for Non-employee Directors; provided, that Banknorth shall take all actions necessary to provide that the vesting of any awards granted under any plan referred to in this clause (z) after the date hereof and prior to the Effective Time shall not, to the extent not vested upon grant or prior to the Effective Time in accordance with the terms of such plan, accelerate as a result of the transactions contemplated by this Agreement; or (iv) amend or waive any provision of, or redeem the rights issued under, the Banknorth Rights Agreement or otherwise take any action to exempt any person (other than TD and its Subsidiaries) or any action taken by any person (other than TD and its Subsidiaries) from the Banknorth Rights Agreement or any Takeover Statute or similar restrictive provision of its organizational documents;

(b) enter into any new material line of business or change its lending, investment, risk and asset-liability management and other material banking or operating policies in any material respect, except as required by law or by policies imposed by a Governmental Entity;

(c) sell, license, lease, encumber, mortgage, transfer, assign or otherwise dispose of, or abandon or fail to maintain, any of its material assets, properties or other rights or agreements, provided that in no event shall Banknorth or any of its Subsidiaries sell, license, lease, encumber, mortgage, transfer, assign or otherwise dispose of any Subsidiary, business division, branch or other operating business without, in any such case, receiving TD’s prior written consent;

(d) make any acquisition of or investment in any other person, by purchase or other acquisition of stock or other equity interests (other than in a fiduciary capacity in the ordinary course of business), by merger, consolidation, asset purchase or other business combination, or by formation of any joint venture or other business organization or by contributions to capital; or make any purchases or other acquisitions of any debt securities, property or assets (including any investments or commitments to invest in real estate or any real estate development project) in or from any other individual, corporation, joint venture or other entity other than a wholly owned Subsidiary of Banknorth, except for (i) foreclosures, settlements in lieu of foreclosures, troubled debt or Loan restructurings and other similar acquisitions in connection with securing or collecting debts previously contracted in the ordinary course of business, (ii) purchases of investment securities in the ordinary course of business consistent with past practice, and (iii) Loans originated or acquired as permitted by Section 5.2(k);

(e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of any person, except in the ordinary course of business consistent with past practice;

(f) create, renew, amend or terminate, fail to perform any obligations under, waive or release any rights under or give notice of a proposed renewal, amendment, waiver, release or termination of, any material contract, agreement or lease to which Banknorth or any of its Subsidiaries is a party or by which Banknorth or any of its Subsidiaries or their respective properties is bound, including any contract or agreement of the type described in Section 3.15(a)(vi), other than any of the foregoing arising in the ordinary course of business consistent with past practice;

(g) foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property, or foreclose on or take a deed or title to any commercial real estate if such environmental assessment indicates the presence of a Hazardous Substance;

(h) other than as required pursuant to existing agreements or as otherwise required by applicable law, (i) increase the compensation or fringe benefits of any present or former director, officer or employee of Banknorth or its Subsidiaries (except for increases in salary or wages of nonexecutive officers or employees in the ordinary course of business consistent with past practice); (ii) grant any severance or termination pay to any present or former director, officer or employee of Banknorth or its Subsidiaries except (A) as required pursuant to the terms of any plan Banknorth Benefit Plan or (B) for severance or termination pay, consistent with past practice, to any employee of Banknorth or its Subsidiaries (other than any officer) in connection with terminations of employment in the ordinary course of business; (iii) loan or advance any money or other property to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, any director, officer or employee of Banknorth or its Subsidiaries, other than in the ordinary course of business consistent with past practice and consistent with loans made in the ordinary course of the business of Banknorth and its Subsidiaries; (iv) establish, adopt, enter into, amend or terminate any Banknorth Benefit Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Banknorth Benefit Plan if it were in existence as of the date of this Agreement; (v) increase the funding obligation or contribution rate of any Banknorth Benefit Plan subject to Title IV of ERISA, except as required by U.S. GAAP or the terms of any such plan; or (vi) increase the size of the Banknorth Board of Directors.

(i) make any capital expenditures in excess of $25 million in the aggregate, other than expenditures budgeted in the capital expenditure budget delivered to TD prior to the date of this Agreement;

(j) make application for the opening, relocation or closing of any, or open, relocate or close any, branch office or loan production or servicing facility;

(k) except for Loans or commitments for Loans that have previously been approved by Banknorth prior to the date of this Agreement, make or acquire any Loan or issue a commitment for any Loan except for Loans and commitments that are made in the ordinary course of business consistent with past practice and with a principal balance of $40 million or less;

(l) except as otherwise expressly permitted elsewhere in this Section 5.2, engage or participate in any material transaction or incur or sustain any material obligation, in each case other than in the ordinary course of business consistent with past practice;

(m) except pursuant to agreements or arrangements in effect on the date hereof, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act) of any of its officers or directors other than in the ordinary course of business consistent with past practice and consistent with loans made in the ordinary course of the business of Banknorth and its subsidiaries, and, in the case of any such agreements or arrangements relating to compensation, fringe benefits, severance or termination pay or related matters, only as otherwise permitted pursuant to this Section 5.2;

(n) pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including taking any action to settle or compromise any litigation, in each case, (i) relating to this Agreement or the transactions contemplated hereby or (ii) that is otherwise material to Banknorth and its Subsidiaries, other than, in the case of matters covered by clause (ii), the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Banknorth Reports filed prior to the date hereof, or incurred since June 30, 2004 in the ordinary course of business consistent with past practice;

(o) amend its certificate of incorporation, by-laws or similar governing documents, or enter into a plan of consolidation, merger, share exchange, reorganization or complete or partial liquidation with any person (other than consolidations, mergers or reorganizations solely among wholly-owned subsidiaries of Banknorth), or a letter of intent or agreement in principle with respect thereto;

(p) restructure or materially change its investment securities portfolio policy or the manner in which the portfolio is classified or reported; or invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable regulatory pronouncements;

(q) make any material change in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans;

(r) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Section 7.1 or 7.2 not being satisfied or in a Requisite Regulatory Approval not being obtained without imposition of a condition of the type referred to in Section 7.2(c) or which would reasonably be expected to disqualify the Migratory Merger as a reorganization under Section 368(a) of the Code;

(s) make any changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under law, rule, regulation or U.S. GAAP, in each case as concurred in by Banknorth’s independent public accountants;

(t) enter into any securitizations of any Loans or create any special purpose funding or variable interest entity;

(u) make or change any material Tax election (unless required by applicable law), file any material amended Tax Returns, settle or compromise any material Tax liability of Banknorth or any of its Subsidiaries or surrender any right to claim a material Tax refund, in each case other than in the ordinary course of business consistent with past practice (for purposes of this clause (u), material means $10 million or more of Taxes); or

(v) agree to, or make any commitment to, take, or authorize or adopt any resolution of its board of directors in support of, any of the actions prohibited by this Section 5.2.

      SECTION 5.3.     No Fundamental TD Changes. Except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, TD shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Banknorth, (a) amend, repeal or otherwise modify its by-laws in a manner that would materially and adversely affect the economic benefits of the Acquisition Merger to the holders of Banknorth Common Stock, (b) take any action that is intended or would reasonably be expected to result in any of the conditions to the Mergers set forth in Section 7.1 or 7.3 not being satisfied or in a Requisite Regulatory Approval not being obtained without imposition of a condition of the type referred to in Section 7.2(c), or in a material violation of any provision of this Agreement, (c) declare or pay any extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock; provided, however, that nothing contained herein shall prohibit TD from increasing the regular quarterly cash dividend on TD Common Shares, or (d) agree to, or make any commitment to, take, or authorize or adopt any resolution of its board of directors in support of, any of the actions prohibited by this Section 5.3.

ARTICLE VI

ADDITIONAL AGREEMENTS

      SECTION 6.1.     Regulatory Matters.

      (a) Banknorth Delaware and TD shall promptly prepare and file with the SEC the Registration Statement (which shall contain therein the Proxy Statement/ Prospectus). Each of TD, Banknorth and Banknorth Delaware shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and thereafter Banknorth shall mail the Proxy Statement/ Prospectus to its shareholders. If at any time prior to the Effective Time any information relating to any of the parties, or their respective affiliates, officers or directors, should be discovered by any party which should be set forth in an amendment or supplement to either the Registration Statement or the Proxy Statement/ Prospectus so that such documents would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the shareholders of Banknorth.

      (b) Subject to the other provisions of this Agreement, the parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Mergers) and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities. The parties shall promptly inform each other of any material communication from, and shall give the other parties a reasonable opportunity to review in advance any material communication intended to be given by it to, any Governmental Entity regarding any of the transactions contemplated by this Agreement (other than any confidential portion thereof that relates solely to the party receiving such communication from or providing such communication to such Governmental Entity).

      (c) TD and Banknorth shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the preparation of the Proxy Statement/ Prospectus, the Registration Statement or any other statement, filing, notice or application made by or on behalf of TD, Banknorth or any of their respective Subsidiaries to any Governmental Entity in connection with the Mergers and the other transactions contemplated by this Agreement.

      SECTION 6.2.     Access to Information.

      (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Banknorth shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of TD access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives, in each case in a manner not unreasonably disruptive to the operation of the business of Banknorth and its Subsidiaries, and, during such period, Banknorth shall, and shall cause its Subsidiaries to, make available to TD (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking, mortgage lending, real estate or consumer finance or protection laws (other than reports or documents which Banknorth is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as TD may reasonably request. Neither Banknorth nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule or regulation applicable to the institution in possession or control of such information. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

      (b) TD agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Banknorth and its authorized Representatives such access to executive officers and such appropriate information relating to TD and its Subsidiaries as may be reasonably necessary to confirm the accuracy of the representations and warranties of TD herein as Banknorth may reasonably request.

      (c) Each of TD and Banknorth shall hold all non-public information furnished by Banknorth or TD, as the case may be, pursuant to Section 6.2(a) or (b) or Section 6.9, or furnished by Banknorth or TD, as the case may be, prior to the date of this Agreement in connection with the transactions contemplated hereby (the “Confidential Information”) in confidence and shall not, without Banknorth’s or TD’s, as the case may be, prior written consent, disclose such Confidential Information to any person or entity, and shall not use such Confidential Information other than in connection with the transactions contemplated by this Agreement; provided, however, that TD or Banknorth, as the case may be, may disclose any of such Confidential Information to its affiliates, directors, executives, officers, employees, agents, or legal, financial, accounting or other advisors (collectively, “Representatives”) who need to know such Confidential Information in connection with the transactions contemplated by this Agreement and who are advised of the provisions of this Section 6.2(c). Each of TD and Banknorth, as the case may be, shall be responsible for any breach of its obligations under this Section 6.2(c) by its Representatives (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy Banknorth or TD, as the case may be, may have against such Representatives with respect to any such breach). Notwithstanding the foregoing, the term “Confidential Information” shall not include, and the provisions of this Section 6.2(c) shall not apply to, information that (i) is or becomes publicly available other than as a result of a breach of this Section 6.2(c) by TD or its Representatives or Banknorth or its Representatives, as the case may be; (ii) was within the possession of TD or any of its Representatives or Banknorth or any of its Representatives, as the case may be, prior to its being furnished to TD by or on behalf of Banknorth, or to Banknorth by or on behalf of TD, as the case may be, provided that the source of such information was not known by TD or Banknorth, as the case may be, to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, Banknorth or TD, as the case may be, with respect to such information; or (iii) is or becomes available to TD or any of its Representatives or Banknorth or any of its Representatives, as the case may be, on a non-confidential basis from a source other than Banknorth or any of its Representatives, or TD or any of its Representatives, as the case may be; provided that such source was not known to TD or Banknorth, as the case may be, to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, Banknorth or TD, as the case may be, with respect to such information; or (iv) is independently developed by or on behalf of TD or Banknorth, as the case may be, without violating any of its respective obligations under this Section 6.2(c). In the event that TD or Banknorth, as the case may be, or anyone to whom it transmits the Confidential Information pursuant to this Section 6.2(c) is requested or required (by oral questions, interrogatories, requests for information or documents in any legal proceeding, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information, TD will provide Banknorth or Banknorth will provide TD, as the case may be, with prompt written notice of such requirement (unless prohibited by law or court order from doing so). Each party further agrees that, (i) to the extent practicable, it will consult the other party so that the other party, at the other party’s own expense, may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 6.2(c) and (ii) if it must disclose any of the Confidential Information pursuant to applicable law or legal process or pursuant to any rule, regulation or disclosure obligation of a securities exchange, securities market or self-regulatory agency on which such party’s securities are then listed or admitted for trading, a bank regulatory authority, the SEC or any applicable Canadian securities regulatory authority, and no injunction has been granted restraining such disclosure, it may do so without violating this Section 6.2(c) provided that it furnishes only (a) that portion of the Confidential Information which it determines is legally required after consultation with counsel (which may be its internal counsel) and exercises its reasonable efforts (at the other party’s expense) to obtain reliable assurance that the Confidential Information will be treated as confidential or (b) such Confidential Information to which Banknorth or TD, as the case may be, agrees in writing. The provisions of this Section 6.2(c) shall survive any termination of this Agreement and shall survive the Effective Time.

      (d) No investigation by TD or its representatives or Banknorth or its representatives, as the case may be, shall constitute a waiver of or otherwise affect the representations, warranties, covenants or agreements of Banknorth or TD, as the case may be, set forth herein.

      SECTION 6.3.     Shareholder Approval.

      (a) Banknorth shall duly take all lawful action to call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable following the date upon which the Registration Statement becomes effective (the “Banknorth Shareholders Meeting”) for the purpose of obtaining the Required Banknorth Vote and the Additional Votes (as defined in Section 6.15) and, subject to Section 6.3(b), shall take all lawful action to solicit the approval of this Agreement (with respect to the Migratory Merger) and the Additional Proposals by such shareholders. The Board of Directors of Banknorth shall recommend approval of this Agreement and the Additional Proposals by the shareholders of Banknorth (the “Banknorth Recommendation”) and shall not (x) withdraw, modify or qualify in any manner adverse to TD such recommendation or (y) take any other action or make any other public statement in connection with the Banknorth Shareholders Meeting inconsistent with such recommendation (collectively, a “Change in Banknorth Recommendation”), except as and to the extent expressly permitted by Section 6.3(b). Notwithstanding any Change in Banknorth Recommendation, this Agreement and the Additional Proposals shall be submitted to the shareholders of Banknorth at the Banknorth Shareholders Meeting for the purpose of approving this Agreement with respect to the Migratory Merger and nothing contained in this Section 6.3 or Section 6.4 shall be deemed to relieve Banknorth of such obligation. In addition to the foregoing, Banknorth shall not submit to the vote of its shareholders any Acquisition Proposal other than the Mergers.

      (b) Notwithstanding the foregoing, prior to obtaining the Required Banknorth Vote and the Additional Votes, Banknorth and its Board of Directors may effect a Change in Banknorth Recommendation if and only to the extent that:

(i) Banknorth has complied in all material respects with its obligations under Section 6.4,

(ii) its Board of Directors, after consultation with its outside counsel, determines in good faith that failure to take such action would result in a violation of its fiduciary duties under applicable law, and

(iii) it (A) has received an unsolicited bona fide written Acquisition Proposal from a third party which its Board of Directors concludes in good faith constitutes a Superior Proposal (as defined below) after giving effect to all of the adjustments which may be offered by TD pursuant to clause (C) below, (B) has notified TD, at least five Business Days in advance, of its intention to effect a Change in Banknorth Recommendation, specifying the material terms and conditions of any such Superior Proposal and furnishing to TD a copy of the relevant proposed transaction agreements, if such exist, with the party making such Superior Proposal and (C) during the period of not less than five Business Days following Banknorth’s delivery of the notice referred to in clause (B) above and prior to effecting such a Change in Banknorth Recommendation, has negotiated, and has used reasonable best efforts to cause its financial and legal advisors to negotiate, with TD in good faith (to the extent that TD desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

      (c) As promptly as practicable after the execution of this Agreement, Banknorth, acting as the sole stockholder of Banknorth Delaware, shall, at a meeting of the sole stockholder of Banknorth Delaware which meeting Banknorth shall cause Banknorth Delaware to hold, (i) adopt this Agreement in respect of the Migratory Merger and the Acquisition Merger and (ii) irrevocably waive any right of appraisal with respect to the Acquisition Merger or the right to dissent from the Acquisition Merger that Banknorth may have.

      SECTION 6.4.     Acquisition Proposals. (a) Banknorth agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries’ employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Significant Subsidiaries (as defined below), or any purchase or sale of 10% or more of the consolidated assets (including stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any person (or the stockholders of such person) beneficially owning securities representing 10% or more of the total voting power of Banknorth (or of the surviving parent entity in such transaction) or any of its Significant Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by TD or an affiliate thereof) being hereinafter referred as an “Acquisition Proposal”), (ii) have any discussions with or provide any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose or agree to do any of the foregoing. Notwithstanding the foregoing provisions of this Section 6.4(a), in the event that, prior to obtaining the Required Banknorth Vote and the Additional Votes, Banknorth receives an unsolicited bona fide Acquisition Proposal and its board of directors concludes in good faith that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, Banknorth may, and may permit its Subsidiaries and its and their representatives to, furnish or cause to be furnished confidential information or data to the person making such Acquisition Proposal and participate in negotiations or discussions with such person regarding such Acquisition Proposal to the extent that Banknorth’s Board of Directors concludes in good faith (after consultation with its outside counsel) that failure to take such actions would result in a violation of its fiduciary duties under applicable law; provided that prior to providing (or causing to be provided) any confidential information or data permitted to be provided pursuant to this sentence, Banknorth shall have entered into a confidentiality agreement with such third party on terms no less favorable to Banknorth than the confidentiality agreement previously entered into between TD and Banknorth; and provided further, that Banknorth shall also provide to TD a copy of any such confidential information or data that it is providing to any third party pursuant to this Section 6.4 to the extent not previously provided or made available to TD. The term “Significant Subsidiary” shall have the meaning ascribed thereto in Rule 1-02 of Regulation S-X.

      (b) For purposes of this Agreement, “Superior Proposal” with respect to Banknorth means a bona fide written Acquisition Proposal which the Board of Directors of Banknorth concludes in good faith, after consultation with its financial advisors and legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) is more favorable to the stockholders of Banknorth, from a financial point of view, than the transactions contemplated by this Agreement and (ii) is fully financed or reasonably capable of being fully financed and otherwise reasonably capable of being completed on the terms proposed; provided that, for purposes of this definition of “Superior Proposal,” the term Acquisition Proposal shall have the meaning assigned to such term in Section 6.4(a), except that the reference to “10% or more” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “a majority” and “Acquisition Proposal” shall only be deemed to refer to a transaction involving voting securities of Banknorth or all or substantially all of the consolidated assets of Banknorth and its Subsidiaries.

      (c) Banknorth will, and will cause its Subsidiaries and its and their employees, agents and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than TD with respect to any

Acquisition Proposal and will use its reasonable best efforts to enforce (and will not release any third party from its obligations under) any standstill, confidentiality or similar agreement relating to an Acquisition Proposal, including by requiring the other parties thereto to promptly return or destroy any confidential information previously furnished by Banknorth thereunder and by using its reasonable best efforts to obtain injunctions or other equitable remedies to prevent or restrain any breaches of such agreements and to enforce specifically the terms and provisions thereof in a court of competent jurisdiction. Banknorth will promptly (within one Business Day) following receipt of any Acquisition Proposal advise TD of the substance thereof (including the identity of the person making such Acquisition Proposal), and will keep TD apprised of any related developments, discussions and negotiations (including the terms and conditions of the Acquisition Proposal) on a current basis (and, in any event, within 48 hours of the occurrence of such developments, discussions or negotiations).

      (d) Nothing contained in this Agreement shall prevent Banknorth or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement; and provided, further, that any such disclosure (other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14-9(f) under the Exchange Act) shall be deemed to be a Change in Recommendation for purposes of Article VIII hereof unless the Banknorth Board of Directors expressly reaffirms the Banknorth Recommendation in such disclosure.

      (e) Banknorth agrees that any violation of the restrictions set forth in this Section 6.4 by any director, officer, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of Banknorth or its Subsidiaries, at the direction or with the consent or prior knowledge of Banknorth or its Subsidiaries, shall be deemed to be a breach of this Section 6.4 by Banknorth.

      SECTION 6.5.     Legal Conditions to Merger. (a) Subject to the terms and conditions of this Agreement, each of TD and Banknorth shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Migratory Merger or the Acquisition Merger, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Banknorth or TD or any of their respective Subsidiaries in connection with the Mergers and the other transactions contemplated by this Agreement; provided, however, that no party shall be required to take any action pursuant to the foregoing sentence if the taking of such action or the obtaining of such consents, authorizations, orders, approvals or exemptions is reasonably likely to result in a condition or restriction having an effect of the type referred to in Section 7.2(c).

      (b) Subject to the terms and conditions of this Agreement (including the proviso in Section 6.5(a)), each of TD and Banknorth agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including using reasonable best efforts to (i) modify or amend any contracts, plans or arrangements to which TD or Banknorth is a party (to the extent permitted by the terms thereof) if necessary in order to satisfy the conditions to closing set forth in Article VII hereof, (ii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (iii) defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages in connection therewith (in which litigation Banknorth shall provide TD the reasonable opportunity to participate).

      SECTION 6.6.     Affiliates. Banknorth shall use its reasonable best efforts to cause each director, executive officer and other person who is an “affiliate” (for purposes of Rule 145 under the Securities

Act) of Banknorth to deliver to TD, as soon as practicable after the date of this Agreement, and in any event prior to the date of the Banknorth Shareholders Meeting, a written agreement, in the form attached hereto as Exhibit G, relating to required transfer restrictions on the shares of Banknorth Delaware Common Stock and the TD Common Shares that may be received by them in the Mergers pursuant to Rule 145.

      SECTION 6.7.     Indemnification; Directors’ and Officers’ Insurance. (a) From and after the Effective Time, Banknorth Delaware shall indemnify and hold harmless each present and former director and officer of Banknorth or a Subsidiary of Banknorth, as applicable, determined as of the Migratory Merger Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she is or was a director or officer of Banknorth or, while a director or officer of Banknorth, is or was serving at the request of Banknorth as a director, officer, trustee or partner of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, including without limitation matters related to the negotiation, execution and performance of this Agreement, the Stockholders Agreement or any of the transactions contemplated hereby and thereby, to the fullest extent which such Indemnified Parties would be entitled under applicable law and the by-laws of Banknorth and Banknorth Delaware as of the date hereof (which right to indemnification shall include the advancement of reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, action, suit, proceeding or investigation upon receipt from an Indemnified Party of any required undertaking).

      (b) Banknorth Delaware agrees that all rights to indemnification and all limitations on liability existing in favor of the Indemnified Parties in the respective certificate of incorporation, by-laws or similar organizational documents of Banknorth, Banknorth Delaware or any of their respective Subsidiaries as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Mergers and shall continue in full force and effect from and after the Effective Time; provided, that nothing contained in this Section 6.7(b) shall be deemed to preclude any liquidation, consolidation or merger of Banknorth, Banknorth Delaware or any of their respective Subsidiaries, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation or merger. Without limiting the foregoing, in any case in which approval by Banknorth Delaware, one of its Subsidiaries or the board of directors thereof is required to effect any indemnification, at the election of the Indemnified Party, the determination of any such approval shall be made by a majority of the Designated Independent Directors (as defined in the Stockholders Agreement) then in office or, if no such Directors are then in office, by independent counsel mutually agreed upon between Banknorth Delaware and the Indemnified Party.

      (c) Banknorth Delaware shall maintain in effect for six years from the Effective Time policies of directors’ and officers’ liability insurance containing terms and conditions which are not less advantageous than any such policies currently maintained by Banknorth, with respect to matters occurring prior to the Effective Time; provided that (i) TD may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous to any beneficiary thereof and (ii) such policies may in TD’s sole discretion be one or more “tail” policies for all or any portion of the full six year period.

      (d) For a period of three years from the Effective Time, Banknorth Delaware shall not, except as required by law, (i) amend, repeal or otherwise modify the provisions of the Certificate of Incorporation and by-laws of Banknorth Delaware following the Acquisition Merger with respect to indemnification, advancement of expenses and exculpation of present or former directors or (ii) directly or indirectly make any material change in Banknorth Delaware’s policies and practices with respect to affording directors’ and officers’ liability insurance coverage, which in the case of either clause (i) or (ii) relate to matters arising after the Effective Time and would in any manner reasonably be expected to be adverse to Banknorth Delaware’s directors unless, in the case of clause (ii), such change is approved in advance by the

Designated Independent Director Committee (as such term is defined in the Certificate of Incorporation of the Surviving Corporation).

      (e) If after the Effective Time Banknorth Delaware or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Banknorth Delaware shall assume the obligations of Banknorth Delaware set forth in this Section 6.7 or under Section 6.13.

      (f) Following the Effective Time, TD shall not knowingly take, directly or indirectly, any action that would or would reasonably be expected to materially impair the ability of Banknorth Delaware to fulfill its obligations under this Section 6.7 or under Section 6.13.

      (g) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

      SECTION 6.8.     Advice of Changes. TD and Banknorth shall promptly advise the other party of any change or event which, individually or in the aggregate with other such changes or events, has or would reasonably be expected to have a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein; provided, however, that any noncompliance with the foregoing shall not constitute the failure to be satisfied of a condition set forth in Article VII or give rise to any right of termination under Article VIII unless the underlying breach shall independently constitute such a failure or give rise to such a right.

      SECTION 6.9.     Financial Statements and Other Current Information. As soon as reasonably practicable after they become available, but in no event more than 30 days after the end of each calendar month ending after the date of this Agreement, Banknorth shall furnish to TD (a) consolidated and consolidating financial statements (including balance sheets, statements of operations and stockholders’ equity) of Banknorth and each of its Subsidiaries as of and for such month then ended, (b) internal management financial control reports showing actual financial performance against plan and previous period and (c) any reports provided to the board of directors of Banknorth or any committee thereof relating to the financial and risk performance of Banknorth. In addition, Banknorth shall furnish TD with a copy of each report filed by Banknorth or any of its Subsidiaries with a Governmental Entity within three Business Days following the filing thereof. As soon as reasonably practicable after they become available, but in no event more than 30 days after the end of each calendar month ending after the date of this Agreement, TD shall furnish to Banknorth such monthly financial reports relating to TD and its Subsidiaries as are customarily prepared and furnished to TD’s senior executives. All information furnished by Banknorth to TD and by TD to Banknorth pursuant to this Section 6.9 shall be held in confidence to the same extent of such party’s obligations under Section 6.2(c).

      SECTION 6.10.     Stock Exchange Listing. (a) Banknorth shall, and shall cause Banknorth Delaware to, use its reasonable best efforts to cause the shares of Banknorth Delaware Common Stock to be issued in the Migratory Merger and the Acquisition Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Migratory Merger Effective Time.

      (b) TD shall use its reasonable best efforts to cause the shares of TD Common Shares to be issued in the Acquisition Merger to be approved for listing on the Toronto Stock Exchange and the New York Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

      SECTION 6.11.     TD Board Appointment; Banknorth Board Composition. (a) Effective as of the Effective Time, TD’s Board of Directors shall cause William J. Ryan, the Chairman, President and Chief Executive Officer of Banknorth, to be elected or appointed as a member of the TD Board of Directors.

      (b) Prior to the Effective Time, Banknorth, as the sole stockholder of Banknorth Delaware, shall take all requisite action so that, effective as of the Effective Time, the Board shall be composed as provided in Section 2.7.

      SECTION 6.12.     Transition Committee. As promptly as practicable following the execution of this Agreement, Banknorth and TD shall establish a transition committee, consisting of an equal number of representatives designated by each of Banknorth and TD (the “Transition Committee”). During the period from the date of this Agreement to the Effective Time, the Transition Committee will (i) confer on a regular and continued basis regarding the general status of the ongoing operations of Banknorth and its Subsidiaries and (ii) communicate and consult with its members with respect to (x) the manner in which the business of Banknorth and its Subsidiaries are conducted, (y) audit and accounting procedures and policies, including merging Banknorth’s policies regarding loan loss reserve calculation to those of TD and compliance and remedial actions, subject to the requirements of applicable law and U.S. GAAP, and (z) Banknorth’s investment securities portfolio and interest rate and other risk management policies and practices, in each case to the extent consistent with applicable laws, including laws regarding the exchange of information and other laws regarding competition. Nothing contained in this Section 6.12 shall be deemed to require Banknorth to modify or change its loan, accrual, reserve, tax, litigation or real estate valuation policies and practices prior to the Effective Time without Banknorth’s consent.

      SECTION 6.13.     Employee Benefit Plans. (a) All employees of Banknorth and its Subsidiaries as of the Effective Time shall become employees of Banknorth Delaware or its Subsidiaries as of the Effective Time (the “Continuing Employees”). From the Effective Time until December 31, 2006, Banknorth Delaware shall provide, or shall cause to be provided, to the Continuing Employees compensation and employee benefit plans, programs and arrangements that are, in the aggregate, no less favorable than those generally provided to such employees immediately prior to the Effective Time.

      (b) Except as set forth in this Section 6.13, Banknorth Delaware shall honor, or cause to be honored, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees and directors of Banknorth and its Subsidiaries under the Banknorth Benefit Plans.

      (c) Prior to the Effective Time, Banknorth Delaware shall take all steps necessary to ensure that the Continuing Employees shall be entitled to participate, effective immediately following the Effective Time, in each of the Banknorth Benefit Plans to the same extent and on the same terms and conditions as they were entitled to participate immediately prior to the Effective Time. Banknorth Delaware shall cause each Banknorth Benefit Plan in which employees of Banknorth Delaware and its Subsidiaries are eligible to participate to take into account for purposes of eligibility, vesting and benefit accruals under the Banknorth Benefit Plans (but benefit accrual with respect to any defined benefit plan only under a Banknorth Benefit Plan in effect on the date hereof) in effect as of the date hereof the service of such employees with Banknorth and its Subsidiaries (and any predecessor entities) to the same extent as such service was credited generally for such purpose by Banknorth and its Subsidiaries.

      (d) In lieu of the existing Banknorth severance agreements between Banknorth and each of William J. Ryan and Peter J. Verrill, concurrently with the execution of this Agreement Banknorth, and TD with respect to Mr. Ryan, shall enter into an employment agreement with Messrs. Ryan and Verrill in the forms included in Section 6.13 of the Banknorth Schedule.

      (e) As of the Effective Time, Banknorth Delaware shall offer to enter into a Retention Services Agreement with each of the Banknorth officers listed in Section 6.13 of the Banknorth Schedule in the applicable form included in Section 6.13 of the Banknorth Schedule, which schedule sets forth the form of agreement and the lump sum payment amount for each such officer.

      (f) Subject to the approval of TD with respect to the accelerated timing of such payments and the amount of the accelerated portion of such payment, TD and Banknorth Delaware agree that Banknorth shall be permitted to pay all or a portion of the amounts required by Section 5 of its Executive Incentive Plan as if a Change-in-Control (as defined in such plan) occurred on February 1, 2005, with such amounts to be paid no later than December 31, 2004. In the event that the Closing occurs after February 1, 2005, Banknorth shall pay such additional amounts under such plan as would have been required to be paid under such plan based on the Change-in-Control (as defined in such plan) occurring on the Closing Date. Banknorth and Banknorth Delaware shall take all action necessary to cause, as of the Effective Time, the Executive Incentive Plan to terminate and be of no further force or effect with respect to the performance periods for which payments are made under Section 5 of the Executive Incentive Plan and provide that, except as provided in this Section 6.13(f), no further payments or benefits are due under such plan with respect to such performance periods.

      (g) Subject to the approval of TD with respect to the accelerated timing of such payments and the amount of the accelerated portion of such payments, TD and Banknorth Delaware agree that Banknorth shall be permitted to pay on or before December 31, 2004 all or portion of the bonuses for 2004 that would have been earned by the officers of Banknorth and not otherwise paid until 2005. Banknorth shall pay such additional amounts, if any, as would have been paid under such plan based on the actual operating results of Banknorth for 2004.

      (h) Except as otherwise provided in this Section 6.13, nothing contained in this Section 6.13 shall be interpreted as preventing Banknorth Delaware from amending, modifying or terminating any Banknorth Benefit Plan or any other contract, agreement or commitment of Banknorth in accordance with its terms and applicable law.

      (i) Prior to the Effective Time, Banknorth or any of its Subsidiaries shall take all actions necessary to (i) provide that any payment accelerated pursuant to the agreements described in Sections 6.13(f) and Section 6.13(g) of this Agreement shall, to the extent required to be taken into account in computing any benefits or payments payable under any retirement plan, agreement or arrangement maintained by Banknorth or its Subsidiaries (whether or not such plan, agreement or arrangement is qualified under Section 401(a) of the Code), only be taken into account as having been paid at the time such payment would have been made without regard to such acceleration and (ii) amend any grantor trust agreement entered into by Banknorth or any of its Subsidiaries to provide (A) that the transactions contemplated by this Agreement shall not constitute a “change in control” under such agreement and (B) that no funding of any such grantor trust will occur as a result of the transactions contemplated by this Agreement.

      (j) Banknorth and TD will cooperate in good faith to mitigate the effects of Section 280G of the Code on Banknorth and its employees.

      SECTION 6.14.     Tax Matters. Banknorth shall use its reasonable best efforts to cause the Migratory Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Banknorth and Banknorth Delaware shall execute and deliver to Elias, Matz, Tiernan & Herrick L.L.P., counsel to Banknorth, certificates containing appropriate representations at such time or times as may be reasonably requested by such law firm in connection with its delivery of the opinion referred to in Section 7.3(c) with respect to the tax treatment of the Migratory Merger.

      SECTION 6.15.     Additional Proposals. In addition to the proposal to approve this Agreement, Banknorth shall submit to its shareholders for a vote at the Banknorth Shareholders Meeting, and shall include in the Proxy Statement/ Prospectus and use its reasonable best efforts to solicit the votes of its shareholders in favor of (i) a proposal to approve the amended Certificate of Incorporation of the Surviving Corporation as it will be amended as of the Effective Time as provided in Section 2.5, including the governance provisions contained therein, and (ii) if so requested by TD in writing not less than 10 Business Days prior to the effective time of the Registration Statement, (x) a proposal to amend the Amended Articles to expressly provide that Section 1110 of the Maine Business Corporation Act is not applicable to Banknorth and/or (y) subject to the consent of Banknorth, which shall not be unreasonably withheld, such other matters related to this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby as TD may reasonably request, consistent with this Agreement and the Stockholders Agreement (collectively (and to the extent requested by TD with respect to any proposals described in clause (ii)), the “Additional Proposals”). The vote required to approve the Additional Proposal described in clause (i) and, unless otherwise required by law or mutually agreed by TD and Banknorth, any Additional Proposals described in clause (ii), shall be the affirmative vote of a majority of the votes cast on the matter at the Banknorth Shareholders Meeting (collectively (and to the extent requested by TD with respect to any proposals described in clause (ii)), the “Additional Votes”).

ARTICLE VII

CONDITIONS PRECEDENT

      SECTION 7.1.     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Migratory Merger Effective Time of the following conditions:

(a) Banknorth Shareholder Approval. The Required Banknorth Vote and the Additional Votes shall have been obtained.

(b) Stock Exchange Listing. The shares of Banknorth Delaware Common Stock to be issued upon consummation of the Mergers, and the TD Common Shares to be issued upon consummation of the Acquisition Merger, shall have been authorized for listing on the New York Stock Exchange and, in the case of such TD Common Shares, the Toronto Stock Exchange, in each case subject to official notice of issuance.

(c) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (all such approvals and the expiration or termination of all such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

(d) Registration Statement Effectiveness. The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the Mergers shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Mergers.

      SECTION 7.2.     Conditions to Obligations of TD and Berlin Mergerco. The obligations of TD and Berlin Mergerco to consummate the transactions contemplated by this Agreement are also subject to the satisfaction, or the waiver by TD, at or prior to the Migratory Merger Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Banknorth set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties (other than the representation and warranty set forth in Section 3.8) relating to materiality or a Material Adverse Effect, and provided, further, that, for purposes of this condition, such representations and warranties (other than those set forth in Sections 3.2(a) and (b), which shall be true and correct in all material respects, and Section 3.8) shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Banknorth. TD shall have received a certificate signed on behalf of Banknorth by the Chief Executive Officer and Chief Financial Officer of Banknorth to the foregoing effect.

(b) Performance of Obligations of Banknorth and Banknorth Delaware. Banknorth and Banknorth Delaware shall each have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TD shall have received a certificate signed on behalf of Banknorth; and by the Chief Executive Officer and the Chief Financial Officer of Banknorth to such effect.

(c) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity, in connection with the grant of a Requisite Regulatory Approval or otherwise, which imposes any restriction or condition which would be reasonably likely to have or result in a Material Adverse Effect on Banknorth (or Banknorth Delaware after the Migratory Merger Effective Time) or TD (without giving effect to clause (B) of the definition of Material Adverse Effect); provided that the imposition of conditions customary for transactions of this type in connection with the grant of a Requisite Regulatory Approval shall not be deemed to have such a Material Adverse Effect for purposes of this Section 7.2(c).

(d) Certificate as to Shares Outstanding. TD shall have received a certificate signed on behalf of Banknorth by the Chief Executive Officer and the Chief Financial Officer of Banknorth specifying the number of shares of Banknorth Common Stock outstanding immediately prior to the Migratory Merger Effective Time.

(e) Board of Directors. Banknorth, as the sole stockholder of Banknorth Delaware, shall have taken all requisite action to cause the Board to be composed effective as of the Effective Time as provided in Section 2.7 hereof.

      SECTION 7.3.     Conditions to Obligations of Banknorth and Banknorth Delaware. The obligations of Banknorth and Banknorth Delaware to consummate the transactions contemplated by this Agreement are also subject to the satisfaction, or the waiver by Banknorth, at or prior to the Migratory Merger Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of TD set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties (other than the representation and warranty set forth in Section 4.7) relating to materiality or a Material Adverse Effect, and provided, further, that, for purposes of this condition, such representations and warranties (other than those set forth in Section 4.2, which shall be true and correct in all material respects, and Section 4.7) shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on TD. Banknorth shall have received a certificate signed on behalf of TD by the Chief Executive Officer and Chief Financial Officer of TD to the foregoing effect.

(b) Performance of Obligations of TD. TD shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Banknorth shall have received a certificate signed on behalf of TD by the Chief Executive Officer and Chief Financial Officer of TD to such effect.

(c) Tax Opinion. Banknorth shall have received an opinion of Elias, Matz, Tiernan & Herrick L.L.P., dated the Closing Date, in form and substance reasonably satisfactory to Banknorth, based upon facts, representations and assumptions set forth in such opinion, substantially to the effect that, for federal income tax purposes, the Migratory Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and shall be entitled to rely upon customary representations contained in certificates of officers of Banknorth, Banknorth Delaware and other persons, reasonably satisfactory in form and substance to such counsel.

ARTICLE VIII

TERMINATION AND AMENDMENT

      SECTION 8.1.     Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual consent of TD and Banknorth in a written instrument, if the Board of Directors of each of TD and Banknorth so determines;

(b) by either TD or Banknorth if (i) any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Mergers and such denial has become final and nonappealable, or (ii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(c) by either TD or Banknorth if the Effective Time shall not have occurred on or before June 30, 2005, unless the failure of the Effective Time to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d) by either TD or Banknorth (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if the other party shall have breached (i) any of the covenants or agreements made by such other party herein or (ii) any of the representations or warranties made by such other party herein, and in either case, such breach (x) is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing and (y) would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article VII hereof;

(e) by either TD or Banknorth if the Required Banknorth Vote or the Additional Votes shall not have been obtained upon a vote taken thereon at the Banknorth Shareholders Meeting or at any adjournment or postponement thereof;

(f) by TD, if (i) the Board of Directors of Banknorth shall have failed to recommend adoption of this Agreement by the shareholders of Banknorth or shall have effected a Change in Banknorth Recommendation (or shall have resolved to do so), whether or not permitted by this Agreement, or (ii) Banknorth shall have materially breached its obligations under Section 6.3(a) by failing to call, give notice of, convene and hold the Banknorth Shareholders Meeting in accordance with Section 6.3(a);

(g) by Banknorth at any time during the five Business Day period commencing two Business Days after the Determination Date, if

(i) the Weighted Average Price shall be less than the product of 0.85 and the Starting Price; and

(ii) (x) the number obtained by dividing the Weighted Average Price by the Starting Price (the “TD Ratio”) shall be less than (y) the number obtained by dividing the Final Index Price by the Initial Index Price and subtracting 0.15 from the quotient in this clause (ii)(y) (the “Index Ratio”);

subject, however, to the following provisions of this Section 8.1(g). If Banknorth elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to TD of such election, which election shall be irrevocable. During the five Business Day period commencing with its receipt of such notice, TD shall have the option of adjusting the TD Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.85, the Starting Price and the TD Exchange Ratio (as then in effect) and the denominator of which is the Weighted Average Price, and (ii) a number equal to a quotient (rounded to the nearest one-

ten-thousandth), the numerator of which is the Index Ratio multiplied by the TD Exchange Ratio (as then in effect) and the denominator of which is the TD Exchange Ratio. If TD makes an election contemplated by the preceding sentence within such five Business Day period, it shall give prompt written notice to Banknorth of such election and the revised TD Exchange Ratio, whereupon no termination shall be deemed to have occurred pursuant to this Section 8.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the TD Exchange Ratio shall have been so modified), and any references in this Agreement to “TD Exchange Ratio” shall thereafter be deemed to refer to the TD Exchange Ratio as adjusted pursuant to this Section 8.1(g).

For purposes of this Section 8.1(g), the following terms shall have the meanings indicated:

      “Determination Date” means the date on which the approvals of the Federal Reserve Board or OSFI (whichever is later) required for consummation of the Acquisition Merger shall be received.

      “Final Index Price” means the weighted average price (further weighted in accordance with the factors listed below in the definition of “Index Group”) of the common shares of the banks composing the Index Group on the Toronto Stock Exchange based on the trading data reported in The Toronto Stock Exchange Daily Record (rounded to the nearest one-thousandth and converted into United States dollars using the Conversion Rate) for the ten consecutive full trading days ending at the close of trading on the Determination Date.

      “Index Group” means the group of each of the five bank holding companies listed below, the common shares of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror’s market capitalization as of the Starting Date. In the event that the common shares of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding common shares) redistributed proportionately for purposes of determining the Initial Index Price and Final Index Price. The five bank holding companies and the weights attributed to them are as follows:

Name of Bank	Weighting

Bank of Nova Scotia	37.584%
Royal Bank of Canada	24.344
Bank of Montreal	18.670
Canadian Imperial Bank of Commerce	13.077
National Bank of Canada	6.325

100.000%

      “Initial Index Price” means the weighted average price (further weighted in accordance with the factors listed above in the definition of “Index Group”) of the common shares of the banks composing the Index Group on the Toronto Stock Exchange based on the trading data reported in The Toronto Stock Exchange Daily Record (rounded to the nearest one-thousandth and converted into United States dollars using the Conversion Rate) on the Starting Date.

      “Starting Date” means the last full trading day preceding the issuance of a press release announcing this Agreement.

      “Starting Price” shall mean the weighted average price for the TD Common Shares on the Toronto Stock Exchange based on the trading data reported in The Toronto Stock Exchange Daily Record (rounded to the nearest one-thousandth and converted into United States dollars using the Conversion Price) on the Starting Date.

      “Weighted Average Price” means the average of the daily weighted average price for the TD Common Shares on the Toronto Stock Exchange based on the trading data reported in The Toronto Stock Exchange Daily Record (rounded to the nearest one-thousandth and converted into United States dollars using the Conversion Rate) for the ten consecutive full trading days in which such shares are traded on the Toronto Stock Exchange ending at the close of trading on the Determination Date.

      If any company belonging to the Index Group or TD declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or TD shall be appropriately adjusted for the purposes of applying this Section 8.1(g).

      SECTION 8.2.     Effect of Termination.

      (a) In the event of termination of this Agreement by either TD or Banknorth as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of TD, Banknorth, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(c), the confidentiality obligations of Section 6.9, Section 8.2 and Section 9.2 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, neither TD nor Banknorth shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

      (b) Banknorth shall pay TD the sum of $150 million (the “Termination Fee”) if this Agreement is terminated as follows:

(i) if this Agreement is terminated by TD pursuant to Section 8.1(f), then Banknorth shall pay the entire Termination Fee on the second Business Day following such termination; and

(ii) if this Agreement is terminated by (A) TD pursuant to Section 8.1(d) because of Banknorth’s willful breach of any representation, warranty, covenant or agreement under this Agreement, (B) by either TD or Banknorth pursuant to Section 8.1(e), or (C) by either TD or Banknorth pursuant to Section 8.1(c) without a vote of the shareholders of Banknorth contemplated by this Agreement at the Banknorth Shareholders Meeting having occurred, and in any such case an Acquisition Proposal with respect to Banknorth shall have been publicly announced or otherwise communicated or made known to the senior management or Board of Directors of Banknorth (or any person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and on or prior to the date of the Banknorth Shareholders Meeting, in the case of clause (B), or the date of termination, in the case of clauses (A) or (C), then Banknorth shall pay (x) an amount equal to 10% of the Termination Fee on the second Business Day following such termination, and (y) if within 15 months after such termination Banknorth or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal, then Banknorth shall pay the remainder of the Termination Fee on the date of such execution or consummation.

      (c) Any Termination Fee or portion thereof that becomes payable pursuant to Section 8.2(b) shall be paid by wire transfer of immediately available funds to an account designated by TD in writing to Banknorth.

      (d) Banknorth acknowledges that the agreement contained in paragraph (b) above is an integral part of the transactions contemplated by this Agreement, that without such agreement by Banknorth, TD would not have entered into this Agreement, and that such amounts do not constitute a penalty. If Banknorth fails to pay the amounts due under paragraph (b) above within the time periods specified in such paragraph (b), Banknorth shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by TD in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

      (e) Notwithstanding anything to the contrary contained herein, Banknorth shall be obligated, subject to the terms of this Section 8.2, to pay only one Termination Fee.

      SECTION 8.3.     Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with this Agreement by the shareholders of Banknorth; provided, however, that after any such approval, no amendment shall be made which by law (including without limitation Section 1102(6) of the MBCA) requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 8.4.     Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

GENERAL PROVISIONS

      SECTION 9.1.     Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time.

      SECTION 9.2.     Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except (a) as provided in Section 8.2 hereof and (b) that Banknorth and TD shall share equally all costs and expenses incurred in connection with the filing, printing and mailing of the Proxy Statement/ Prospectus and the Registration Statement.

      SECTION 9.3.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

      (a) if to TD, to:

The Toronto-Dominion Bank
Toronto-Dominion Tower
66 Wellington Street West
Toronto, Ontario M5K IA2
Attention: General Counsel
Fax: (416) 308-1943

      with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Fax: (212) 455-2502
Attn: Lee Meyerson

      if to Banknorth, to:

Banknorth Group, Inc.
P.O. Box 9540
Two Portland Square
Portland, Maine 04112-9540

Attention:	William J. Ryan

Chairman, President and
Chief Executive Officer
Fax: (207) 761-8587

      with copies (which shall not constitute notice) to:

Elias, Matz, Tiernan & Herrick L.L.P.
734 15th Street, N.W.
Washington, D.C. 20005
Fax: (202) 347-2172
Attn: Gerard L. Hawkins

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Fax: (212) 403-2000

Attn:	Edward D. Herlihy

Lawrence S. Makow

      SECTION 9.4.     Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement all references to “dollars” or “$” are to United States dollars. No provision of this Agreement shall be construed to require Banknorth, Banknorth Delaware, TD or any of their respective Subsidiaries or affiliates to take any action which would violate or conflict with any applicable law (whether statutory or common), rule or regulation.

      SECTION 9.5.     Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      SECTION 9.6.     Entire Agreement. The exhibits and schedules to or delivered in connection with the Original Agreement shall be attached as exhibits and schedules to this Agreement, other than Exhibits C and E to the Original Agreement, which shall be amended and restated in their entirety and attached, as so amended and restated, to this Agreement. This Agreement (including the Exhibits and the Disclosure Schedules hereto and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

      SECTION 9.7.     Governing Law; Jurisdiction. (a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (except to the extent that mandatory provisions of federal law or the MBCA are applicable). Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 9.7, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

      (b) TD hereby irrevocably designates its New York Branch, located 31 West 52nd Street, New York, NY 10019 (in such capacity, the “TD Process Agent”) its designee, appointee and agent to receive, for and on its behalf, service of process in such jurisdiction in any Litigation arising out of or relating to this Agreement and such service shall be deemed complete upon delivery thereof to the Process Agent; provided that in the case of any such service upon the TD Process Agent, the party effecting such service shall also deliver a copy thereof to TD in the manner provided in Section 9.3. Each of the parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail.

      (c) Each of the parties expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by TD and Banknorth to jurisdiction and service contained in this Section 9.7 is solely for the purpose referred to in this Section 9.7 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose. If the TD Process Agent shall cease to act as such or to exist, TD covenants that it shall appoint without delay another such agent reasonably satisfactory to Banknorth.

      SECTION 9.8.     Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its shareholders or stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

      SECTION 9.9.     Publicity. TD and Banknorth shall consult with each other before issuing any press release with respect to the Mergers, this Agreement or the Stockholders Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of the New York Stock Exchange or the Toronto Stock Exchange, as applicable. Without limiting the reach of the preceding sentence, TD and Banknorth shall (a) cooperate to develop all public announcement materials and (b) make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party. In addition, Banknorth and its Subsidiaries shall (i) consult with TD regarding communications with customers, shareholders, prospective investors and employees related to the transactions contemplated hereby, (ii) provide TD with shareholder lists of Banknorth and (iii) use reasonable best efforts, at TD’s expense, to facilitate TD contact with shareholders of Banknorth and other prospective investors.

      SECTION 9.10.     Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder other than with respect to the provisions of Section 6.7 and 6.13(d) and (e), which shall inure to the benefit of the directors and officers of Banknorth referred to therein and their respective heirs and personal representatives, who are intended to be third-party beneficiaries thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.

THE TORONTO-DOMINION BANK

By:	/s/ W. EDMUND CLARK

Name: W. Edmund Clark
Title: President and Chief Executive Officer

BERLIN MERGER CO.

By:	/s/ CHRISTOPHER MONTAGUE

Name: Christopher Montague
Title: Vice President and Secretary

BANKNORTH GROUP, INC.

By:	/s/ WILLIAM J. RYAN

Name: William J. Ryan
Title: President and Chief Executive Officer

BANKNORTH DELAWARE INC.

By:	/s/ WILLIAM J. RYAN

Name: William J. Ryan
Title: President and Chief Executive Officer

APPENDIX B

CERTIFICATE OF INCORPORATION

OF

TD BANKNORTH INC.

      FIRST. The name of the corporation is TD Banknorth Inc. (the “Corporation”).

      SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

      FOURTH. The Corporation is authorized to issue three classes of stock to be designated, respectively, “Common Stock”, “Class B Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 405,000,001 shares. 400,000,000 shares shall be Common Stock, $0.01 par value per share (the “Common Stock”). One (1) share shall be Class B Common Stock, $0.01 par value per share (the “Class B Common Stock”). 5,000,000 shares shall be Preferred Stock, $0.01 par value per share (the “Preferred Stock”).

      A. The Common Stock.

      Voting. Except as may otherwise be required by law or this Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of the Common Stock held by such holder on each matter voted upon by the stockholders; provided, however, that the holders of the Common Stock shall not be entitled to vote in the election of the Class B Directors; and provided, further, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of the Class B Common Stock or one or more outstanding series of Preferred Stock if the holders of such affected series or class are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

      B. The Class B Common Stock.

      (1) Voting Rights Generally. Except (i) for the nomination and election of directors as provided in subparagraph (2) of this paragraph (B), (ii) voting rights with respect to amendment, alteration or repeal (including by merger, consolidation or otherwise by operation of law) of this Certificate of Incorporation as provided in subparagraph (3) of this paragraph (B), or (iii) as may otherwise be required by law or this Certificate of Incorporation, the holder of the Class B Common Stock shall have no right to vote on any matters in respect of which the holders of the Common Stock are entitled to vote.

      (2) Class B Directors. The holder of the Class B Common Stock shall have the right, voting separately as a class, at each meeting of the holder of the Class B Common Stock held for the purpose of electing Class B Directors (as hereinafter defined) to nominate and elect a number of directors of the Corporation as set forth below (the directors elected by the holder of the Class B Common Stock are hereinafter referred to as the “Class B Directors”). No stockholders of the Corporation other than the holder of the Class B Common Stock shall be entitled to vote with respect to the election or the removal without cause of the Class B Directors.

a. At any time other than during a Suspension or following the occurrence of a Permanent Suspension, the holder of the Class B Common Stock shall have the right, voting separately as a separate class, at each meeting of the holder of the Class B Common Stock held for the purpose of electing Class B Directors to nominate and elect a number of Class B Directors as the holder shall designate from time to time, provided that the number of Class B Directors shall not exceed the sum of (x) one plus (y) the total number of directors then in office, other than Class B Directors (the “Class A Directors”).

b. During a Suspension or following the occurrence of a Permanent Suspension, the holder of the Class B Common Stock shall have the right, voting separately as a class, at each meeting of the holder of the Class B Common Stock held for the purpose of electing Class B Directors to nominate and elect that number of Class B Directors, rounded to the nearest whole number, as would represent the same percentage of the total number of authorized directors then constituting the entire Board of Directors (after giving effect to the election of such Class B Directors) as the percentage of the Total Voting Power represented by the Voting Securities Beneficially Owned by TD and its Affiliates as of the record date for such election; provided that in no event shall the number of Class B Directors nominated and elected by the holder of the Class B Common Stock pursuant to this provision constitute (x) 50% or more of the total number of directors then in office or (y) less than one director.

c. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holder of the outstanding share of Class B Common Stock shall be required and be sufficient to constitute a quorum of such class for the election of Class B Directors by such class. At any such meeting or adjournment thereof, the absence of a quorum of the holder of Class B Common Stock shall not prevent the election of directors other than Class B Directors and the absence of a quorum or quorums of the holders of capital stock of the Corporation entitled to elect such other directors shall not prevent the election of Class B Directors.

d. In case of any newly created directorships that result from an increase in the total number of authorized Class B Directors and any vacancy occurring among the Class B Directors, such vacancy shall only be filled by a majority of the remaining Class B Directors or the sole remaining Class B Director (as the case may be) or by the holder of the outstanding Class B Common Stock, voting separately as a class, and the successor so appointed shall hold office for the unexpired term of the Class B Director whose place shall be vacant. If at any time the offices of all Class B Directors shall be vacant, then the holder of the outstanding Class B Common Stock, voting separately as a class, may elect successors to hold office for the unexpired terms of the Class B Directors whose places shall be vacant.

      (3) Consent Required for Amendment of Certificate of Incorporation. The affirmative vote of the holder of the outstanding Class B Common Stock shall be required for any amendment, alteration or repeal (including by merger, consolidation or otherwise by operation of law) of any provisions of this Certificate of Incorporation or the By-Laws that would adversely affect the powers, preferences, privileges or rights of the Class B Common Stock or of the holder thereof in such capacity.

      (4) Cancellation upon Termination Event. Notwithstanding subparagraph (5) of this paragraph (B), upon the occurrence of a Termination Event, the share of Class B Common Stock shall be redeemed by the Corporation for payment by the Corporation to the holder thereof of $1.00, subject to the availability of lawful funds therefor, and upon such redemption shall be cancelled and retired and may not be reissued.

      (5) Transfers. The Class B Common Stock may be Beneficially Owned only by TD and its Affiliates and shall not otherwise be Transferred. Any attempted Transfer in violation of this subparagraph (5) of paragraph (B) of Article FOURTH shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth herein, and shall not be recorded on the stock transfer books of the Corporation.

      (6) Dividends and Distributions. Except as required by applicable law, the holder of the Class B Common Stock shall not be entitled to receive dividends or distributions of the Corporation, whether payable in cash, property or in shares of capital stock of the Corporation.

      (7) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holder of the Class B Common Stock shall not be entitled to receive any assets of the Corporation available for distribution to its stockholders.

      C. The Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations and preferences, and the qualifications, limitations and restrictions thereof, of the shares of each such series, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange, of such conversion or exchange; the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations and preferences, and the qualifications, limitations and restrictions thereof, with respect to the shares of such series, as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      FIFTH. In furtherance and not in limitation of the powers conferred by statute, subject to subparagraph (3) of paragraph (B) of Article FOURTH, the Board of Directors is authorized to make, alter or repeal any or all of the By-Laws of the Corporation. In addition, subject to subparagraph (3) of paragraph (B) of Article FOURTH, new By-Laws may be adopted or the By-Laws may be amended or repealed by the affirmative vote of the holders of at least a majority in voting power of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

      SIXTH. A. Action by Written Consent. Prior to the occurrence of a Termination Event or a Permanent Suspension, any action required or permitted to be taken by the holders of any class or series of the Company Common Stock may be effected at a duly called annual or special meeting of the holders of such class or series or by written consent of the holders of such class or series in lieu of a meeting (in each case whether or not the holders of any other class or series of the Company Common Stock are then meeting or acting by written consent in lieu of a meeting, unless otherwise required by law or this Certificate of Incorporation). From and after the occurrence of a Termination Event or a Permanent Suspension, any action required or permitted to be taken by the holders of the Common Stock can only be effected at a duly called annual or special meeting of such holders and may not be effected by written consent of such holders in lieu of a meeting. Notwithstanding the immediately preceding sentence, until such time as the share of Class B Common Stock shall have been redeemed pursuant to this Certificate of Incorporation, any action required or permitted to be taken by the holder of the Class B Common

Stock may be effected at a duly called annual or special meeting of such holder or by written consent of such holder in lieu of a meeting.

      B. Special Meetings of Stockholders. Special meetings of stockholders of the Corporation may be called only by the (i) Chairman of the Board of Directors, (ii) the President, (iii) the Chairman or the Secretary at the written request of the Board of Directors (in accordance with paragraph (B) of Article SEVENTH) or (iv) the holders of at least a majority of the then-outstanding shares of Common Stock. Notwithstanding the immediately preceding sentence, special meetings of the holder of Class B Common Stock may be called only by the holder of the then-outstanding share of Class B Common Stock. Any request for the calling of a special meeting of stockholders shall be sent to the Chairman and the Secretary of the Corporation and shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

      SEVENTH. A. Composition of the Board. (1) Prior to the occurrence of a Termination Event or a Permanent Suspension, the total number of authorized directors constituting the entire Board of Directors shall be fixed by the Board of Directors in the manner specified below, provided that such total number of authorized directors shall include the number of Class B Directors as shall be determined from time to time in accordance with paragraph (B) of Article FOURTH and provided further that such total number of authorized directors shall be no less than 9. Following the occurrence of a Termination Event or a Permanent Suspension, the total number of authorized directors constituting the entire Board of Directors shall be no more than 20 and no less than 9. Except as provided in this paragraph A, the total number of authorized directors constituting the entire Board of Directors may be fixed and changed from time to time within the then-applicable limits by a resolution adopted in accordance with paragraph B of this Article SEVENTH.

      (2) Directors of the Corporation shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until each of their successors shall have been elected and qualified or until each of their earlier resignation or removal.

      (3) Subject to the rights of the holders of any series of Preferred Stock then outstanding, prior to the occurrence of a Termination Event or a Permanent Suspension and other than during a Suspension:

(i) newly created directorships in the Board of Directors that result from an increase in the total number of authorized Class A Directors and any vacancy occurring in the Board of Directors resulting from the resignation, retirement or other removal from office of any Class A Director (other than a Designated Independent Director) shall only be filled by the affirmative vote of (x) a majority of the directors then in office and (y) a majority of the Class B Directors then in office, although less than a quorum, or by a sole remaining director (provided that at least one Class B Director must then be in office); and the Class A Directors so chosen shall hold office for the unexpired term of the Class A Director whose place shall be vacant; and

(ii) notwithstanding clause (i) above, any vacancy occurring in the Board of Directors resulting from the resignation, retirement or other removal from office of any Designated Independent Director and any nomination for election or re-election of a Class A Director to be designated as a Designated Independent Director in connection with any meeting held for the purpose of electing Class A Directors shall only be filled upon the approval thereof by the remaining Designated Independent Directors (or, if no Designated Independent Directors are then in office, a majority of the Independent Directors), subject in each case to the consent of a majority of the directors then serving on the Nominating Committee.

      b. Subject to the rights of the holders of any series of Preferred Stock then outstanding, following the occurrence of a Termination Event or a Permanent Suspension, or during a Suspension:

(i) newly created directorships in the Board of Directors that result from an increase in the total number of authorized Class A Directors and any vacancy occurring in the Board of Directors resulting from the resignation, retirement or other removal from office of any Class A Director (other than a Designated Independent Director) may only be filled upon the approval thereof by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the Class A Director so chosen shall hold office for the unexpired term of the Class A Director whose place shall be vacant; and

(ii) any vacancy occurring in the Board of Directors resulting from the resignation, retirement or other removal from office of any Designated Independent Director shall only be filled upon approval thereof by a majority of the directors then serving on the Nominating Committee.

      B. Action by the Board. In addition to any other vote of the directors of the Corporation required by law, this Certificate of Incorporation or the By-Laws of the Corporation, at any time prior to the occurrence of a Termination Event or a Permanent Suspension and other than during a Suspension, any determination or other action of or by the Board of Directors (other than action by unanimous written consent in lieu of a meeting) shall require the affirmative vote or consent, at a meeting at which a quorum is present, of a majority of the directors present at such meeting, including a majority of the Class B Directors present at such meeting.

      C. Committees. (1) All decisions of each committee of the Board of Directors shall require the affirmative vote of a majority of the directors then serving on such committee.

      (2) (a) Prior to the occurrence of a Termination Event or a Permanent Suspension and other than during a Suspension, to the extent permitted by applicable laws, rules and regulations (including any requirements under the Exchange Act or the rules of the New York Stock Exchange or any other applicable securities exchange on which the Common Stock is then listed) and except as otherwise determined by the Board of Directors and except for the Designated Independent Director Committee (as hereinafter defined), each committee of the Board of Directors shall consist of a majority of Class B Directors and not fewer than two Class A Directors.

      (b) Prior to the occurrence of a Termination Event and during a Suspension or following the occurrence of a Permanent Suspension, to the extent permitted by applicable laws, rules and regulations (including any requirements under the Exchange Act or the rules of the New York Stock Exchange or any other applicable securities exchange on which the Common Stock is then listed), the holder of the Class B Common Stock may designate, and the Board of Directors shall appoint, such Class B Directors to serve on each committee of the Board of Directors so that after such appointment(s), the ratio of such designated Class B Directors who are members of such committee to the total number of directors constituting such committee is not less than the ratio of the number of Class B Directors entitled to be designated by the holder of the Class B Common Stock pursuant to paragraph (B)(2)(b) of Article FOURTH to the total number of authorized directors then constituting the entire Board of Directors, provided that in no event shall the number of directors that the holder of the Class B Common Stock is so entitled to designate for such committee appointment be (i) 50% or more of the total number of directors then serving on such committee or (ii) less than one.

      (3) To the extent that no Class B Director is permitted to serve on a particular committee under applicable laws, rules and regulations (including any requirements under the Exchange Act or the rules of the New York Stock Exchange or any other applicable securities exchange on which the Common Stock is then listed), the Corporation shall take all necessary action to permit at least one Class B Director to attend each meeting of such committee as a non-voting observer, in each case to the extent permitted by such applicable laws, rules and regulations.

      (4) Prior to the occurrence of a Termination Event or a Permanent Suspension and other than during a Suspension, the Nominating Committee of the Board of Directors shall consist of four Class B Directors and three of the Designated Independent Directors (selected by majority vote of all the Designated Independent Directors from among their number), each of whom shall meet the requirements of any applicable laws, rules and regulations (including any requirements under the Exchange Act or the rules of the New York Stock Exchange or any other applicable securities exchange on which the Common Stock is then listed). All decisions of the Nominating Committee shall require the affirmative vote of a majority of the directors then serving on such committee.

      (5) Prior to the occurrence of a Termination Event, the Board of Directors shall maintain a committee of the Board of Directors comprised solely of all of the Designated Independent Directors (the “Designated Independent Director Committee”). Notwithstanding anything herein to the contrary, the Designated Independent Director Committee shall be authorized to exercise the authority otherwise solely vested in the Designated Independent Directors pursuant to the Stockholders Agreement, the Merger Agreement (as defined in the Stockholders Agreement) and this Certificate of Incorporation.

      D. Quorum. In addition to the requirements under applicable law and the By-Laws of the Corporation, at any time prior to a Termination Event and other than during a Suspension or following a Permanent Suspension, a quorum for transaction of business at any meeting of the Board of Directors shall require the presence of (i) a majority of the total number of authorized directors then constituting the entire Board of Directors and (ii) a majority of the Class B Directors then in office.

      EIGHTH. Subject to the requirements of this Certificate of Incorporation and the DGCL, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

      NINTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived any improper personal benefit. If the DGCL is hereafter amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      TENTH. For purposes of this Certificate of Incorporation:

      A. “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that for purposes of this Certificate of Incorporation, notwithstanding anything to the contrary set forth herein, neither the Corporation nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of TD solely by virtue of TD’s ownership of the Company Common Stock, the election of Class B Directors nominated by it to the Board, the election of any other directors nominated by the Nominating Committee of the Board or any other action taken by TD or its Affiliates which is permitted under the Stockholders Agreement which may be deemed to constitute control of the Corporation, in each case in accordance with the terms and conditions of, and subject to the limitations and restrictions set forth in, the Stockholders Agreement (and irrespective of the characteristics of the aforesaid relationships and actions under applicable law or accounting principles).

      B. “Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (A) voting power which includes the power to vote, or to direct the voting of, such security; and/or (B) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing), except that in no event will TD or any of its Affiliates be deemed to Beneficially Own any securities which it has the right to acquire pursuant to Sections 2.3 or 2.4 of the Stockholders Agreement unless, and then only to the extent that, TD or such Affiliate shall have actually exercised such right. For purposes of this Certificate of Incorporation, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any Group of which such Person or any such Affiliate is or becomes a member; provided, however, that shares of Common Stock subject to options granted under the Corporation’s benefit plans or shares of Common Stock (including derivative interests therein) otherwise issued under the Corporation’s benefit plans to any Person who, at the time of the grant or issuance, was an officer or director of the Corporation or any of its Subsidiaries shall not solely for that reason be deemed to be Beneficially Owned by TD or any of its Affiliates; and provided, further, that securities Beneficially Owned by TD and its Affiliates shall not include, for any purpose under this Certificate of Incorporation, any Voting Securities or other securities held: by TD and its Subsidiaries in trust, managed, brokerage, custodial, nominee or other customer accounts; in mutual funds, open or closed end investment funds or other pooled investment vehicles sponsored, managed and/or advised or subadvised by TD or its Affiliates; or by Affiliates of TD (or any division thereof) which are broker-dealers or otherwise engaged in the securities business, provided that in each case, such securities were acquired in the ordinary course of business of their respective banking, investment management and securities business and not with the intent or purpose on the part of TD or its Affiliates of influencing control of the Corporation or avoiding the provisions of this Certificate of Incorporation. The term “Beneficially Own” shall have a correlative meaning.

      C. “Company Common Stock” means the Common Stock and the Class B Common Stock.

      D. “Control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means, or otherwise to control such Person within the meaning of such term as used in Section 2(e) of Regulation Y (12 C.F.R. Part 225) or any successor regulation, as promulgated by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act.

      E. “Designated Independent Director” means each of the four Independent Directors designated by the Board of Directors on the effective date of this Certificate of Incorporation and their respective successors who are nominated and designated as such in accordance with paragraph (A)(3) of Article SEVENTH and who are then serving in such capacity.

      F. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      G. “Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

      H. “Independent Directors” means any director who (i) is or would be an “independent director” with respect to the Corporation and with respect to TD pursuant to Section 303A.02 of the New York Stock Exchange Listed Company Manual and Section 10A of the Exchange Act (or any successor provisions) and (ii) is not a Class B Director or an Affiliate or a past or present officer, director or employee of, and was not nominated by, TD or any of its Affiliates.

      I. “Measurement Date” means (i) the date on which the Voting Securities Beneficially Owned by TD and its Affiliates first represent less than 50% of the Total Voting Power as a result of dilution or other actions or events other than Transfer Events, and (ii) any subsequent date on which another event occurs (other than any Transfer of Voting Securities by TD or an Affiliate of TD) that further decreases such Beneficial Ownership by at least 2% of Total Voting Power since the immediately preceding Measurement Date.

      J. “Permanent Suspension” means the occurrence and continuation of a Suspension for 12 consecutive months.

      K. “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity, government or any agency or political subdivision thereof or any Group comprised of two or more of the foregoing.

      L. “Shortfall Amount” means, as of any Measurement Date, the difference between (i) 50% and (ii) the Total Voting Power (expressed as a percentage) represented by the Voting Securities Beneficially Owned by TD and its Affiliates as of such Measurement Date.

      M. “Stockholders Agreement” means the Stockholders Agreement, dated as of August 25, 2004, among the Corporation, Banknorth Group, Inc. (the Corporation’s predecessor) and TD, as such agreement may be amended, supplemented or modified from time to time.

      N. “Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

      O. “Suspension” means the period of time during which certain designated rights of the holder of the Class B Common Stock under this Certificate of Incorporation and the Stockholders Agreement are temporarily suspended. A Suspension will occur in the event that TD and its Affiliates Beneficially Own Voting Securities representing in the aggregate less than 50% of the Total Voting Power as a result of (i) Transfers of Voting Securities by TD and its Affiliates (“Transfer Events”) and such minority ownership position continues for at least 30 consecutive days or (ii) dilution or other actions or events other than Transfer Events, provided that no Suspension shall occur as a result of this clause (ii) if TD and its Affiliates (x) do not at any time Beneficially Own Voting Securities representing in the aggregate less than 35% of the Total Voting Power and do not after ceasing to Beneficially Own Voting Securities representing at least 50% of the Total Voting Power Transfer any Voting Securities other than to an Affiliate unless within 30 days thereafter TD and its Affiliates repurchase an amount of Voting Securities at least equal to the amount so Transferred, (y) reacquire, at any time prior to the first anniversary of a Measurement Date, Beneficial Ownership of Voting Securities representing at least 50% of the Shortfall Amount as of such Measurement Date, and (z) prior to the second anniversary of the most recent Measurement Date, regain Beneficial Ownership of Voting Securities representing at least a majority of the Total Voting Power. Unless a Permanent Suspension shall have occurred, if at any time during a Suspension, TD and its Affiliates Beneficially Own Voting Securities representing in the aggregate 50% or more of the Total Voting Power, such Suspension shall automatically terminate and the applicable designated rights shall automatically be reinstated. A subsequent decrease in TD’s and its Affiliates’ Beneficial Ownership of Voting Securities below 50% of the Total Voting Power shall again trigger the provisions of this definition of “Suspension”, in which event new measurement periods pursuant to clauses (i) and (ii)(y) and (z) of this definition and of the definition of “Permanent Suspension” shall commence; provided that if within six months following any such termination of a Suspension that had resulted from Transfer Events, another Suspension resulting from Transfer Events occurs, such new measurement periods with respect to such subsequent Suspension shall not commence and such subsequent Suspension shall be deemed, for purposes of the definition of Permanent Suspension, to be a continuation of the prior Suspension.

      P. “TD” means The Toronto-Dominion Bank, a Canadian chartered bank, and any successor thereto (whether by operation of law in a merger or amalgamation or otherwise).

      Q. “Termination Event” means TD and its Affiliates Beneficially Owning either (1) Voting Securities representing less than 15% of the Total Voting Power, or (2) 90% or more of each class of capital stock of the Corporation the ownership of which would be required in order to effect a merger pursuant to Section 253 of the DGCL (acquired in compliance with the terms of the Stockholders Agreement).

      R. “Total Voting Power” means the total number of votes entitled to be cast by the holders of the outstanding Common Stock and any other securities entitled, in the ordinary course, to vote on matters put before the holders of the Common Stock generally.

      S. “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Voting Securities or any interest in any Voting Securities; provided, however, that a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction in which TD is a constituent corporation (or otherwise a party including, for the avoidance of doubt, a transaction pursuant to which a Person acquires all or a portion of TD’s outstanding Capital Stock, whether by tender or exchange offer, by share exchange, or otherwise) shall not be deemed to be the Transfer of any Voting Securities Beneficially Owned by TD or any of its Subsidiaries, provided that the primary purpose of any such transaction is not to avoid the provisions of this Certificate of Incorporation and that the successor or surviving person to such a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction, if not TD, expressly assumes all obligations of TD under the Stockholders Agreement. For purposes of this Certificate of Incorporation, the term Transfer shall include the sale of an Affiliate of TD or TD’s interest in an Affiliate which Beneficially Owns Voting Securities unless such Transfer is in connection with a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction referred to in the first proviso of the previous sentence. Solely for purposes of subparagraph (B)(5) of Article FOURTH the term “Transfer” shall also refer to the Class B Common Stock.

      T. “Voting Securities” means at any time shares of any class of capital stock or other securities of the Corporation, other than the Class B Common Stock, which are then entitled to vote generally in the election of directors and not solely upon the occurrence and during the continuation of certain specified events, and any securities convertible into or exercisable or exchangeable for such shares of capital stock.

      U. For purposes of this Certificate of Incorporation, all determinations of the amount of outstanding Voting Securities shall be based on information set forth in the most recent quarterly or annual report, and any current report subsequent thereto, filed by the Corporation with the Securities and Exchange Commission, unless the Corporation shall have updated such information by delivery of written notice to TD. If at any time or from time to time the Corporation becomes aware of any event that has caused, or which could reasonably be expected to cause, TD’s Beneficial Ownership of Voting Securities to decrease below a majority of the Total Voting Power, such as receipt of an option holder’s notice to exercise such option(s), the Corporation shall promptly (but in no event more than five business days thereafter) notify TD thereof.

      ELEVENTH. A. In recognition of the fact that the Corporation and TD currently engage in, and may in the future engage in, the same or similar activities or lines of business and have an interest in the same areas and types of corporate opportunities (subject, in each case, to the provisions of Section 4.10 of the Stockholders Agreement), and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with TD (including possible service of officers and directors of TD as officers and directors of the Corporation), the provisions of this Article ELEVENTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve TD and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. In furtherance of the foregoing (but without limiting the provisions of Section 4.10 of the Stockholders Agreement), the

Corporation renounces any interest or expectancy in, or in being offered the opportunity to participate in, any corporate opportunity not allocated to it pursuant to this Article ELEVENTH to the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision), and TD renounces any interest or expectancy in, or in being offered the opportunity to participate in, any corporate opportunity presented to a director or officer of TD and allocated to the Corporation pursuant to Article ELEVENTH to the fullest extent permitted by applicable law.

      B. TD shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation (except as may otherwise be expressly provided in Section 4.10 of the Stockholders Agreement), and neither TD nor any officer or director thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of TD. In the event that TD acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both TD and the Corporation, TD shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that TD pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person, or does not communicate information regarding such corporate opportunity to the Corporation, and the Corporation hereby renounces any interest or expectancy in such corporate opportunity.

      C. In the event that a director or officer of the Corporation who is also a director or officer of TD acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and TD, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity if such director or officer acts in a manner consistent with the following policy:

(1) A corporate opportunity offered to any Person who is an officer of the Corporation, and who is also a director but not an officer of TD, shall belong to the Corporation;

(2) A corporate opportunity offered to any Person who is a director but not an officer of the Corporation, and who is also a director or officer of TD, shall belong to the Corporation if such opportunity is expressly offered to such Person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to TD; and

(3) A corporate opportunity offered to any Person who is an officer of both the Corporation and TD (other than the Chief Executive Officer of the Corporation if at the relevant time he is also an officer of TD, with respect to whom opportunities shall be subject to paragraph C(1) above except if such opportunity is expressly offered to such individual in writing solely in his or her capacity as an officer of TD) shall belong to the Corporation if such opportunity is expressly offered to such Person in writing solely in his or her capacity as an officer of the Corporation, and otherwise shall belong to TD.

      D. For purposes of this Article ELEVENTH only:

(1) A director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-Laws of the Corporation), unless such Person is a full-time employee of the Corporation; and

(2) (A) The term “Corporation” shall mean the Corporation and its Subsidiaries, and (B) the term “TD” shall mean TD and its Subsidiaries (other than the Corporation and its Subsidiaries).

      E. Notwithstanding anything in this Certificate of Incorporation to the contrary, the foregoing provisions of this Article ELEVENTH shall expire on the first date on which TD and its Affiliates Beneficially Own Voting Securities representing less than 15% of the Total Voting Power. Neither the alteration, amendment or repeal of this Article ELEVENTH nor the adoption of any provision of this

Certificate of Incorporation inconsistent with this Article ELEVENTH shall eliminate or reduce the effect of this Article ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

      TWELFTH. The Corporation elects not to be governed by Section 203 of the DGCL.

      THIRTEENTH. Prior to the occurrence of a Termination Event, the Corporation shall not adopt a stockholders’ rights plan or other similar antitakeover measure unless such plan or measure expressly excludes TD and its Affiliates from its operation in all respects, and does not impair in any respect the rights of TD or any of its Affiliates under the Stockholders Agreement, including their rights under Section 3.2 thereof.

APPENDIX C

AMENDED

BY-LAWS

OF

TD BANKNORTH INC.

(A Delaware Corporation)

ARTICLE I

MEETINGS OF THE STOCKHOLDERS

      SECTION 1.1.     If required by applicable law, the annual meeting of the stockholders of TD Banknorth Inc. (the “Corporation”) for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such place within or without the State of the Delaware and at such time and date as shall be designated from time to time by the Board of Directors or by the Chairman of the Board of Directors.

      SECTION 1.2.     Special meetings of the stockholders of the Corporation or of the holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter may be called only in accordance with Article SIXTH of the Certificate of Incorporation.

      SECTION 1.3.     Unless otherwise required by applicable law, notice of the time, place and, in the case of a special meeting, the purpose or purposes of every annual and every special meeting of the stockholders shall be delivered personally or given at least ten days (but not more than sixty days) prior to the date of such meeting to each stockholder of record entitled to vote at such meeting.

      SECTION 1.4.     (a) If at any meeting for the election of directors, the Corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding the absence of a quorum of the other class or series of stock. Without limiting the generality of the foregoing, at any meeting held for the purpose of electing directors, (i) the presence in person or by proxy of the holder of the outstanding share of Class B Common Stock shall be required and be sufficient to constitute a quorum of such class for the election of “Class B Directors” (as defined in the Certificate of Incorporation) by such class and (ii) the presence in person or by proxy of the holders of at least a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote in the election of Class A Directors (as hereinafter defined) at such meeting shall be required and be sufficient to constitute a quorum for the election of directors other than Class B Directors (the “Class A Directors”). At any such meeting or adjournment thereof the absence of a quorum of the holders of Class B Common Stock shall not prevent the election of the Class A Directors, and the absence of a quorum of the holders of voting shares other than Class B Common Stock shall not prevent the election of Class B Directors.

      (b) Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at any meeting held for any purpose other than the election of directors, the holders of a majority in voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

      SECTION 1.5.     Unless determined otherwise by the Board of Directors, the Chairman of the Board, or in the Chairman’s absence or at the Chairman’s direction, the President, shall call all meetings of the stockholders to order and shall act as Chairman of such meeting and the Secretary of the Corporation shall act as secretary of the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the Chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, by imposing (i) restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholders’ proxy may be excluded from any meeting of stockholders based upon any determination by the Chairman, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) restrictions on entry to the meeting after the time fixed for the commencement thereof, (iv) rules and procedures with respect to the circumstances in which any person may make a statement or ask questions and (v) limitations on time allotted to questions or comments by participants.

      SECTION 1.6.     Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote or act for him by proxy. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

      SECTION 1.7.     In all matters other than the election of directors, when a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, of applicable stock exchange rule or of the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as otherwise provided in the Certificate of Incorporation, any election of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote in such election.

      SECTION 1.8.     The officer who has charge of the stock ledger of the Corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be kept open to examination by any stockholder as required by applicable law. The list also shall be open to examination at the meeting as required by applicable law.

      SECTION 1.9.     The Board of Directors, in advance of all meetings of the stockholders, shall appoint one or more judges of stockholder votes, who may be stockholders or their proxies, but not directors of the Corporation or candidates for office. In the event that the Board of Directors fails to so appoint judges of stockholder votes or, in the event that one or more judges of stockholder votes previously designated by the Board of Directors fails to appear or act at the meeting of stockholders, the Chairman of the meeting may appoint one or more judges of stockholder votes to fill such vacancy or vacancies. Judges of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of judge of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. The judges of stockholder votes so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the judges of stockholder votes, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such judges’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the judges of stockholder votes may consider such information as is permitted by applicable law.

      SECTION 1.10.     (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation (other than for election as a Class B Director) and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 1.3 of these By-Laws, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is entitled to vote at the meeting in such election or on such matter (as the case may be), who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (a) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

      (2) At any annual meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to or mailed the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which first anniversary for the 2005 annual meeting of stockholders of the Corporation shall be deemed to be April 27, 2005); provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a Class A Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person (iv) a description of all arrangements or understandings between the stockholder and such nominee and any other person or persons (including the names of such person or persons) pursuant to which such nomination is being made, and (v) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that such stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or propose the business specified in the notice, (iv) whether the stockholder intends or is part of a group which intends to solicit proxies from other stockholders in support of such nomination and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent to a stockholder proposal. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a Class A Director of the Corporation at a meeting of stockholders unless such person has been nominated in accordance with the procedures set forth herein. If the facts warrant, the Chairman of the meeting shall determine and declare to the meeting that a nomination or business does not satisfy the requirements set forth in the preceding sentences and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. The foregoing notice requirements of this Section 1.10(a)(2) shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

      (3) Notwithstanding anything in paragraph (a)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased to add Class A Directors and there is no public announcement naming all of the Class A Director nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice, to the extent required by this By-Law, shall also be considered timely, but only with respect to nominees for any new Class A Director positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

      (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 1.3 of these By-Laws. Nominations of persons for election to the Board of Directors (other than for election as a Class B Director) may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who is entitled to vote at the meeting in such election, who complies with the notice procedures set forth in this Section 1.10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by paragraph (a)(2) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and, if applicable, of the nominees proposed by the Board of Directors to be elected at such meeting.

      (c) General. (1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as Class A Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.10 and, if any proposed nomination or business is not in compliance with this Section 1.10, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.10, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

      (2) For purposes of this Section 1.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (3) For purposes of this Section 1.10, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 1.10, and in order for any notification required to be delivered by a stockholder pursuant to this Section 1.10 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

      (4) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

      (5) Notwithstanding the foregoing provisions of this Section 1.10, the advance notice procedures for director nominations and stockholder proposals will not be applicable to The Toronto-Dominion Bank, a Canadian chartered bank, and its Affiliates (“TD”) for so long as the Class B Common Stock remains outstanding.

ARTICLE II

DIRECTORS

      SECTION 2.1. A meeting of the Board of Directors shall be held following the annual meeting of the stockholders at the place of such annual meeting and as soon as practicable thereafter, and no notice thereof shall be necessary. Regular meetings of the Board of Directors shall be held on such days and at such hours as shall from time to time be fixed by standing resolution of the Board of Directors, and the meeting following the annual meeting of the stockholders shall constitute a regular meeting. In the event that the day fixed for any regular meeting of the Board of Directors shall fall on a legal holiday, then such regular meeting shall be held at the same hour upon such day as the Board of Directors may previously designate by resolution, and if no such day be designated, then said meeting shall be held on the next succeeding day that is not a holiday. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board. Special meetings of the Board of Directors shall be called by the Secretary when requested by directors representing a majority of the Board of Directors, or by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, or the President. Notice of the time and place of each meeting (other than regular meetings) and each special meeting of the Board of Directors or any committee thereof shall be sent to each Director or member of such committee, as the case may be, by the Secretary, by facsimile transmission or by electronic mail (if previously requested by such Director, in accordance with the instructions provided by such Director), with a copy delivered by mail or by recognized courier service, at least five days prior to the date fixed for such meeting unless such notice requirement is waived by a majority of the Board of Directors or such committee, including, in each case, a majority of the Class B Directors, in which case such notice shall be sent by facsimile transmission or by electronic mail (if previously requested by such Director, in accordance with the instructions provided by such Director) or telephonically at least twenty-four hours prior to the date and time fixed for such meeting. Each meeting of the Board of Directors shall be held at the principal office of the Corporation unless the Board of Directors, by standing resolution or otherwise, shall designate some other place where such meeting shall be held. Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing or by electronic transmission.

      SECTION 2.2. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as may otherwise be provided by the DGCL or the Certificate of Incorporation.

      SECTION 2.3. If at any meeting for the election of directors, the Corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding the absence of a quorum of the other class or series of stock.

      SECTION 2.4. (a) The Board of Directors shall designate an Executive Committee, which shall include such number of Class B Directors as is required by Article SEVENTH of the Certificate of Incorporation. Regular meetings of the Executive Committee shall be held at such times and on such notice and at such places as it may from time to time determine. The Executive Committee shall act, advise with and aid the officers of the Corporation in all matters concerning its interest and the management of its business, and shall generally perform such duties and exercise such powers as may from time to time be delegated to it by the Board of Directors, and shall have authority to exercise all the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and the affairs of the Corporation whenever the Board of Directors is not in session or whenever a quorum of the Board of Directors fails to attend any regular or special meeting of such Board. The committee shall have power to authorize the seal of the Corporation to be affixed to all papers which are required by the DGCL to have the seal affixed thereto. The fact that the Executive Committee has acted shall be conclusive evidence that the Board of Directors was not in session at such time or that a quorum of the Board of Directors had failed to attend the regular or special meeting thereof.

      (b) Prior to the occurrence of a Termination Event, the Board of Directors shall maintain a committee of the Board of Directors comprised solely of all of the Designated Independent Directors (as defined in the Certificate of Incorporation) and which shall be authorized to exercise the authority otherwise solely vested in the Designated Independent Directors pursuant to paragraph A(3)(a)(ii) of Article SEVENTH of the Certificate of Incorporation and the Stockholders Agreement.

      (c) The Board of Directors may designate one or more additional committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall also include such number of Class B Directors as is required by Article SEVENTH of the Certificate of Incorporation.

      (d) Unless otherwise provided in Article SEVENTH of the Certificate of Incorporation, all decisions of such committees shall require the affirmative vote of a majority of the directors on such committee. Subject to Article SEVENTH of the Certificate of Incorporation, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Subject to Article SEVENTH of the Certificate of Incorporation, in the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the DGCL, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-laws for the Board of Directors.

      (e) Members of a committee of the Board of Directors shall be entitled to receive such compensation for service thereon as may be determined by the Board of Directors and for the payment or reimbursement of any or all expenses incurred by them in connection with such service.

      SECTION 2.5. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or a copy of the electronic transmission are filed with the minutes of proceedings of the Board of Directors.

      SECTION 2.6. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

      SECTION 2.7. The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.

ARTICLE III

OFFICERS; DUTIES OF OFFICERS

      SECTION 3.1. (a) The officers of the Corporation shall be the Chairman of the Board, President, Treasurer, Secretary and Chief Auditor and such other officers with such other titles as the Board of Directors shall determine. The Board of Directors may appoint or delegate the appointment of such other officers as it may deem appropriate. All officers shall be elected or appointed by or by the authority of the Board of Directors as and shall hold their offices at the pleasure of the Board of Directors. Any two or more offices may be held by the same person.

      (b) All officers of the Corporation elected or appointed by or by the authority of the Board of Directors shall hold office for such term as may be determined by or by the authority of the Board of Directors or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by or by the authority of the Board of Directors or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

      (c) Each of the officers of the Corporation appointed by or by the authority of the Board of Directors or appointed by an officer in accordance with these shall have the powers and duties prescribed by law, by these By-Laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these By-Laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

      (d) Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board of Directors may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

      SECTION 3.2. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. In the absence of the Chairman of the Board of Directors, the President shall preside, and in the absence of both the Chairman of the Board of Directors and the President, any other Director designated by the Board of Directors shall preside. The Chairman of the Board of Directors shall perform such other duties as the Board of Directors may from time to time prescribe.

      SECTION 3.3. In the absence or inability to act of the Chairman of the Board of Directors, the President shall, when present, act as ex officio chairman and shall preside at all meetings of the stockholders and the Board of Directors. The President may be designated by the Board of Directors as the Chief Executive Officer of the Corporation, and in such capacity shall have general charge of the business affairs and property of the Corporation. He shall have such other powers and perform such duties as is authorized by law and as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these By-laws.

      SECTION 3.4. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected or authorized to be selected by the Board of Directors; shall render or cause to be rendered a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of stockholders, if called upon by the Board of Directors so to do; shall receive and give receipt for moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform or cause to be performed all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or as may be prescribed in these By-laws.

      SECTION 3.5. The Secretary shall have charge and custody of the corporate seal, records and minute books of the Corporation, and he shall keep correct written minutes of all meetings of stockholders and the Board of Directors. He shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors in accordance with these By-laws and as required by law, and shall perform such other duties as may be imposed upon him by law, these By-laws, the Board of Directors or the President. The duties of the Secretary may be performed by any Assistant Secretary appointed by the Board of Directors or any committee thereof.

      SECTION 3.6. The Chief Auditor shall be the chief internal auditing officer of the Corporation. The Chief Auditor shall continuously examine the affairs of the Corporation and its subsidiaries and, in general, shall perform or cause to be performed all the duties incident to the office of chief internal auditing officer and such other duties as from time to time may be assigned to him by the Board of Directors or the Audit Committee of the Board of Directors. The Chief Auditor shall report to the Audit Committee of the Board of Directors.

      SECTION 3.7. Subject to the prior authority of the Board of Directors, additional officers may be appointed by the Executive Committee and the salaries of such officers may be fixed by the Executive Committee.

      SECTION 3.8. No officer of the Corporation shall be prevented from receiving a salary as such officer or from voting thereon by reason of the fact that such officer is also a director of the Corporation. The salaries of the officers of the Corporation, including such officers as may be directors of the Corporation, shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer who has been given power to appoint subordinate officers the authority to fix the salaries or other compensation of any such officers appointed by him.

ARTICLE IV

INDEMNIFICATION

      SECTION 4.1. Without limitation, the Corporation shall indemnify any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee or partner of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware (“DGCL”), provided that the Corporation shall not be liable for any amount which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by a Covered Person without its prior written consent, other than an action, suit or proceeding seeking indemnification from the Corporation hereunder.

      SECTION 4.2. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding by a Covered Person shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of a written undertaking by or on behalf of the Covered Person to repay such amount under the circumstances specified in the DGCL and which otherwise meets the requirements of the DGCL. Such undertaking shall be an unlimited general obligation of the person seeking the advance, but need not be secured.

      SECTION 4.3. The indemnification and entitlement to advances of expenses provided by this Article IV shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in that person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, trustee or partner and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 4.4. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other entity, against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person’s status as such, whether or not the Corporation would have the power to indemnify that person against such liability under this Article IV.

      SECTION 4.5. The right to indemnification herein provided for shall apply to persons who are directors or officers of corporations or other entities that are merged or otherwise combined with the Corporation only after the effective date of such merger or other combination and only as to their status with and activities on behalf of the Corporation after such date.

      SECTION 4.6. In the event that any of the provisions of this Article IV (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article IV shall remain enforceable to the fullest extent permitted by law.

      SECTION 4.7. The duties of the Corporation to indemnify and to advance expenses to any person provided in this Article IV shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article IV shall alter, to the detriment of such person, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or omission, or alleged act or omission, which took place prior to such amendment or repeal.

ARTICLE V

SEAL

      SECTION 5.1. The corporate seal of the Corporation shall be of such form and device as may from time to time be designated by the Board of Directors and shall have inscribed thereon the name of the Corporation. In lieu of a corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced. The Board of Directors may determine that the Corporation shall have no seal.

ARTICLE VI

MINUTE BOOKS

      SECTION 6.1. The Certificate of Incorporation, the proceedings of all regular and special meetings of the Board of Directors and any committee thereof, and of the stockholders, these By-laws and any amendments thereto and reports of the committees of the Directors shall be recorded in the minute book; and the minutes of each such meeting shall be signed by the presiding officer and the Secretary or an Assistant Secretary or a secretary pro tempore.

ARTICLE VII

CERTIFICATES AND TRANSFERS OF STOCK

      SECTION 7.1. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or the Secretary, or by an Assistant Treasurer or Assistant Secretary, or as otherwise permitted by law, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. Certificates and stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The name of the person owning the shares represented by each certificate, with the number of such shares and the date of issue, shall be entered upon the stock records of the Corporation.

      SECTION 7.2. Transfer of shares of stock may be made by delivery of the certificates therefor, endorsed by the holder of record thereof, or accompanied by a written assignment or power of attorney to sell, assign or transfer the same, signed by the holder of record thereof, or otherwise as provided by law with respect to uncertificated shares; but no transfer shall affect the right of the Corporation to pay any dividends upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

      SECTION 7.3. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders to express consent to action in writing without a meeting, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty days prior to such action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      SECTION 7.4. In case of the loss, mutilation or destruction of any certificate of any share or shares of stock of the Corporation, a duplicate certificate may be issued upon such terms as the Board of Directors may prescribe.

ARTICLE VIII

EMERGENCIES

      SECTION 8.1. In the event of an emergency declared by the President of the United States or the person performing his functions, or similar officials in the state in which the Corporation has its principal place of business or the persons performing their functions, the officers and employees of the Corporation will continue to conduct the affairs of the Corporation under such guidance from the Board of Directors as may be available except as to such matters which by statute require specific approval by the Board of Directors and subject to conformance with any governmental directives during the emergency.

ARTICLE IX

CONSTRUCTION

      SECTION 9.1. Except where such construction would be repugnant to the context, whenever used in these By-laws, the singular includes the plural, and vice versa; the masculine gender includes the feminine gender; and the words “stockholder” and “stockholders” shall mean the holder or holders of outstanding shares of capital stock of the Corporation.

ARTICLE X

CORPORATE BOOKS

      SECTION 10.1. The books of the Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

ARTICLE XI

CHECKS, NOTES, PROXIES, ETC.

      SECTION 11.1. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be hereunto authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other entities owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the President, or by such officers as the Board of Directors may from time to time determine.

ARTICLE XII

FISCAL YEAR

      SECTION 12.1. Except as from time to time determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31.

ARTICLE XIII

AMENDMENTS

      SECTION 13.1. Subject to the provisions of the Certificate of Incorporation, these By-laws may be altered, amended or repealed or new By-laws may be adopted by the Board of Directors or by the affirmative vote of the holders of at least a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders; provided, that any amendment (by merger, consolidation or otherwise by operation of law) to these By-laws that would adversely affect the powers, preferences, privileges or rights of the Class B Common Stock or of the holder thereof shall require the approval of the holder of the Class B Common Stock.

APPENDIX D

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT
among
BANKNORTH GROUP INC.,
BANKNORTH DELAWARE INC.
and
THE TORONTO-DOMINION BANK
Dated as of August 25, 2004

D-i

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

      AMENDED AND RESTATED STOCKHOLDERS AGREEMENT dated as of August 25, 2004 among Banknorth Group, Inc., a Maine corporation (the “Company”), Berlin Delaware Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Banknorth Delaware”)and The Toronto-Dominion Bank, a Canadian chartered bank (“TD”).

      WHEREAS, the Company, Banknorth Delaware and TD have entered into a Stockholders Agreement, dated as of August 25, 2004 (the “Original Agreement”);

      WHEREAS, in accordance with Section 5.4 thereof, the Company, Banknorth Delaware and TD wish to amend and restate the Original Agreement in its entirety;

      WHEREAS, the Company, Banknorth Delaware, TD and Berlin Merger Co., a Delaware corporation and a wholly-owned subsidiary of TD (“Berlin Mergerco”) have entered into an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004 (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to and subject to the terms and conditions of which, among other things, (i) the Company will merge with and into Banknorth Delaware, with Banknorth Delaware surviving the Merger (the “Migratory Merger”) and (ii) immediately following the effectiveness of the Migratory Merger, Berlin Mergerco will merge with and into Banknorth Delaware with Banknorth Delaware surviving the merger (the “Acquisition Merger”); references in this Agreement to the “Company” shall include Banknorth Delaware from and after the Migratory Merger Effective Time (as defined in the Merger Agreement);

      WHEREAS, upon the closing of the Acquisition Merger (the “Closing”), TD will Beneficially Own (as defined herein), directly and/or through its Subsidiaries (as defined herein), 51% of the issued and outstanding Common Stock and the sole share of Class B Common Stock (as defined herein); and

      WHEREAS, the parties hereto desire to enter into this Agreement to establish certain arrangements with respect to the shares of Company Common Stock (as defined herein) to be Beneficially Owned by TD and its Affiliates following the Closing, as well as restrictions on certain activities in respect of the Company Common Stock, corporate governance and other related corporate matters.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

      SECTION 1.1.     Certain Defined Terms. As used herein, the following terms shall have the following meanings:

      “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of TD solely by virtue of TD’s ownership of the Company Common Stock, the election of Class B Directors nominated by it to the Board, the election of any other Directors nominated by the Nominating Committee of the Board or any other action taken by TD or its Affiliates which is permitted under this Agreement which may be deemed to constitute control of the Company, in each case in accordance with the terms and conditions of, and subject to the limitations and restrictions set forth in, this Agreement (and irrespective of the characteristics of the aforesaid relationships and actions under applicable law or accounting principles).

      “Agreement” means this Stockholders Agreement as it may be amended, supplemented, restated or modified from time to time.

      “Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Commission under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing), except that in no event will TD or any of its Affiliates be deemed to Beneficially Own any securities which it has the right to acquire pursuant to Sections 2.3 or 2.4 unless, and then only to the extent that, TD or such Affiliate shall have actually exercised such right. For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any Group of which such Person or any such Affiliate is or becomes a member; provided, however, that shares of Common Stock subject to options granted under Company benefit plans or shares of Common Stock (including derivative interests therein) otherwise issued under Company benefit plans to any Person who, at the time of the grant or issuance, was an officer or director of the Company or any of its Subsidiaries shall not solely for that reason be deemed to be Beneficially Owned by TD or any of its Affiliates; and provided, further, that securities Beneficially Owned by TD and its Affiliates shall not include, for any purpose under this Agreement, any Voting Securities or other securities held: by TD and its Subsidiaries in trust, managed, brokerage, custodial, nominee or other customer accounts; in mutual funds, open or closed end investment funds or other pooled investment vehicles sponsored, managed and/or advised or subadvised by TD or its Affiliates; or by Affiliates of TD (or any division thereof) which are broker-dealers or otherwise engaged in the securities business, provided that in each case, such securities were acquired in the ordinary course of business of their respective banking, investment management and securities business and not with the intent or purpose on the part of TD or its Affiliates of influencing control of the Company or avoiding the provisions of this Agreement. The term “Beneficially Own” shall have a correlative meaning.

      “Board” means the Board of Directors of the Company.

      “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Portland, Maine, USA or Toronto, Ontario, Canada.

      “By-Laws” means the By-Laws of the Company, as amended or supplemented from time to time.

      “Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

      “Class A Director” means any Director then serving as such, other than a Class B Director.

      “Class B Common Stock” means the one share of Class B Common Stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization. In accordance with the terms of the Surviving Corporation Charter, such one share of Class B Common Stock (and any such securities issued in respect thereof, or in substitution therefor) may be Beneficially Owned only by TD and its Affiliates and shall not otherwise be Transferred. Any attempted Transfer in violation of the terms of the Class B Common Stock shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth herein, and shall not be recorded on the stock transfer books of the Company; provided, however, that upon any termination of this Agreement, such one share of Class B Common Stock (and any such securities issued in respect thereof, or in substitution therefor) shall be redeemed for $1.00 paid to the holder thereof, subject to the availability of lawful funds therefor, and upon such redemption shall be cancelled and retired and may not be reissued. The Class B Common Stock shall have no economic interest in the Company and shall have no voting rights, except for the right to elect Class B Directors pursuant to the terms hereof, or rights to receive dividends or any other distributions.

      “Class B Director” means any Person who is nominated and elected to serve as a Class B Director by the holder of the Class B Common Stock or is designated as a replacement for a Class B Director pursuant to the Surviving Corporation Charter and is then serving in such capacity. For the avoidance of doubt, nothing in this Agreement shall be deemed to relieve any Director of any duty that Director may have to any stockholder of the Company under applicable law.

      “Commission” means the United States Securities and Exchange Commission.

      “Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

      “Company Common Stock” means the Common Stock and the Class B Common Stock.

      “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means, or otherwise to control such Person within the meaning of such term as used in Section 2(e) of Regulation Y.

      “Designated Independent Director” means each of the four Independent Directors designated by the Board as such prior to the Effective Time and their respective successors who are nominated and designated as such by the Designated Independent Directors and the Nominating Committee in accordance with Section 4.1(b) and who are then serving in such capacity.

      “Director” means any member of the Board (other than any advisory, honorary or other non-voting member of the Board).

      “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission from time to time thereunder (or under any successor statute).

      “Fair Market Value” means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm’s length negotiated transaction without time constraints. With respect to any securities that are traded on a national securities exchange or quoted on the Nasdaq National Market or the Nasdaq Small Cap Market, Fair Market Value shall mean the arithmetic average of the closing prices of such securities on their principal market for the ten consecutive trading days immediately preceding the applicable date of determination. The Fair Market Value of any property or assets, other than securities described in the preceding sentence, with an estimated value of less than $5 million shall be determined by the Board (acting through a majority of the Designated Independent Directors) in its good faith judgment. The Fair Market Value of all other property or assets shall be determined by an Independent Investment Banking Firm, selected by a majority of the Designated Independent Directors, whose determination shall be final and binding on the parties hereto. The fees and expenses of such investment bank shall be paid by the Company.

      “Going Private Transaction” means any transaction that would constitute a “Rule 13e-3 transaction” under paragraph (a)(3) of Rule 13e-3 promulgated under the Exchange Act as in effect on the date of this Agreement.

      “Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

      “Incidental Acquisition” means an acquisition of control (as such term is defined in 12 U.S.C. § 1841(a)(2) or any successor provision) of a Retail Bank in connection with any business combination involving a Person whose primary business is not the business of providing branch-based retail consumer and commercial banking services in the continental United States and not more than 50% of whose consolidated assets consist of Retail Banks; provided that the primary purpose of such acquisition is not to avoid the provisions of this Agreement.

      “Independent Director” means any Director who (i) is or would be an “independent director” with respect to the Company and with respect to TD pursuant to Section 303A.02 of the New York Stock Exchange Listed Company Manual and Section 10A of the Exchange Act (or any successor provisions) and (ii) is not a Class B Director or an Affiliate or a past or present officer, director or employee of, and was not nominated by, TD or any of its Affiliates.

      “Independent Investment Banking Firm” means an investment banking firm of nationally recognized standing that in the reasonable judgment of the Person or Persons engaging such firm, taking into account any prior relationship with TD or the Company, is independent of such Person or Persons.

      “Ownership Percentage” means, at any time, the quotient, expressed as a percentage, of (i) the Total Voting Power of all Voting Securities Beneficially Owned by TD and its Affiliates divided by (ii) the Total Voting Power of all Voting Securities then outstanding.

      “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity, government or any agency or political subdivision thereof or any Group comprised of two or more of the foregoing.

      “Prime Rate” means the prime rate, base lending rate or similar bench mark rate in effect from time to time as announced by Citicorp, N.A. (or any successor institution).

      “Regulation Y” means Regulation Y (12 C.F.R. Part 225) or any successor regulation, as promulgated by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act.

      “Retail Bank” means any insured depository institution (as such term is defined in 12 U.S.C. § 1813(c)(2) or any successor provision) that is principally engaged in the business of providing branch-based retail consumer and commercial banking services in the continental United States, other than TD Waterhouse Bank, N.A. (or any successor thereto) or other bank whose primary business is to provide banking services to customers of a brokerage, mutual fund, or other similar consumer financial business in the United States. For the avoidance of doubt, in no circumstances will any banking or other business conducted by TD through its U.S. branches, agencies, representative offices or subsidiary commercial lending companies (as such terms are defined in 12 C.F.R. Section 211.21 or any successor provision), existing as of the date hereof or established, acquired or operated thereafter, be deemed to constitute such branch, agency, representative office or subsidiary commercial lending company a Retail Bank.

      “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission from time to time thereunder (or under any successor statute).

      “Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

      “Surviving Corporation Charter” means the Certificate of Incorporation of the Surviving Corporation (as defined in the Merger Agreement), the form of which is set forth in Exhibit C to the Merger Agreement, as amended or supplemented from time to time.

      “Total Voting Power” means the total number of votes entitled to be cast by the holders of the outstanding Common Stock and any other securities entitled, in the ordinary course, to vote on matters put before the holders of the Common Stock generally.

      “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Voting Securities or any interest in any Voting Securities; provided, however, that a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction in which TD is a constituent corporation (or otherwise a party including, for the avoidance of doubt, a transaction pursuant to which a Person acquires all or a portion of TD’s outstanding Capital Stock, whether by tender or exchange offer, by share exchange, or otherwise) shall not be deemed to be the Transfer of any Voting Securities Beneficially Owned by TD or any of its Subsidiaries, provided that the primary purpose of any such transaction is not to avoid the provisions of this Agreement and that the successor or surviving person to such a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction, if not TD, expressly assumes all obligations of TD under the Agreement. For purposes of this Agreement, the term Transfer shall include the sale of an Affiliate of TD or TD’s interest in an Affiliate which Beneficially Owns Voting Securities unless such Transfer is in connection with a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction referred to in the first proviso of the previous sentence.

      “Unaffiliated Stockholder Approval” means (i) in the case of a tender or exchange offer, that a majority of the outstanding shares of Common Stock not Beneficially Owned by TD and its Affiliates shall have been tendered and not duly withdrawn at the expiration time of such tender or exchange offer, as it may have been theretofore extended, and (ii) in the case of a merger or consolidation, that the holders of a majority of the outstanding shares of Common Stock not Beneficially Owned by TD and its Affiliates shall have executed written consents in favor of the applicable transaction or that the holders of a majority of the outstanding shares of Common Stock not Beneficially Owned by TD and its Affiliates shall have been duly voted in favor of the applicable transaction at a meeting of stockholders duly called and held.

      “Voting Securities” means at any time shares of any class of Capital Stock or other securities of the Company, other than the Class B Common Stock, which are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events, and any securities convertible into or exercisable or exchangeable for such shares of Capital Stock.

      SECTION 1.2.     Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section

Acquisition Merger	Preamble
Banknorth Delaware	Preamble
Berlin Mergerco	Preamble
Closing	Preamble
Company	Preamble
Company Process Agent	Section 5.11(b)
DGCL	Section 1.4
First Offer Price	Section 3.3(a)
Litigation	Section 5.11(a)
Measurement Date	Section 4.9(a)
Merger Agreement	Preamble
Migratory Merger	Preamble

Term	Section

Ownership Cap	Section 2.1
Permanent Suspension	Section 4.9(d)
Process Agent	Section 5.11(b)
Shortfall Amount	Section 4.9(a)
Suspension	Section 4.9(b)
TD	Preamble
TD Process Agent	Section 5.11(b)
Transfer Events	Section 4.9(a)
Transfer Notice	Section 3.3
Transferring Party	Section 3.3(a)

      SECTION 1.3.     Other Definitional Provisions. (a) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

      (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

      (c) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

      SECTION 1.4.     Methodology for Calculations. For purposes of calculating the number of outstanding shares of Common Stock or Voting Securities and the number of shares of Common Stock or Voting Securities Beneficially Owned by TD and its Affiliates as of any date, any shares of Common Stock or Voting Securities held in the Company’s treasury or belonging to any Subsidiaries of the Company which are not entitled to be voted or counted for purposes of determining the presence of a quorum pursuant to Section 160(c) of the Delaware General Corporation Law (or any successor statute (the “DGCL”)) shall be disregarded.

ARTICLE II

SHARE OWNERSHIP

      SECTION 2.1.     Acquisition of Additional Voting Securities. (a) During the term of this Agreement, except as provided in paragraph (b) below or Section 2.2 hereof, TD covenants and agrees with the Company that it shall not, and shall not permit any of its Affiliates to, directly or indirectly, acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (whether by way of merger, consolidation or otherwise), by joining a partnership, syndicate or other Group or otherwise, the Beneficial Ownership of any additional Voting Securities, or take any other action as a shareholder or through the Class B Directors or otherwise, if such acquisition or action would result in TD Beneficially Owning Voting Securities representing more than 66 2/3% of the Total Voting Power (the “Ownership Cap”, except that with the approval of a majority of the Designated Independent Directors, the Board may authorize a repurchase of Common Stock by the Company as a result of which TD may Beneficially Own Voting Securities representing up to 70% of the Total Voting Power, in which case the “Ownership Cap”, for all purposes of this Agreement, shall mean the percentage of the Total Voting Power of Voting Securities Beneficially Owned by TD and its Affiliates following the completion of such share repurchase, provided that if following such increase in the Ownership Cap TD’s Ownership Percentage declines to 66 2/3% as a result of Transfers of Voting Securities by TD and its Affiliates, the “Ownership Cap” shall again be 66 2/3%).

      (b) Notwithstanding the foregoing, the acquisition (whether by merger, consolidation or otherwise) by TD or an Affiliate thereof of any Person that Beneficially Owns Voting Securities, or the acquisition of

Voting Securities in connection with securing or collecting a debt previously contracted in good faith in the ordinary course of TD’s or such Affiliate’s banking or brokerage business, shall not constitute a violation of the Ownership Cap; provided that (i) the primary purpose of any such transaction is not to avoid the provisions of this Agreement, including the Ownership Cap, and (ii) that in the case of an acquisition of another Person, TD uses reasonable best efforts to negotiate terms in connection with the relevant acquisition agreement requiring such other Person to divest itself of sufficient Voting Securities it Beneficially Owns so that the Ownership Cap would not be exceeded pro forma for the acquisition, with such divestiture to be effected concurrently with, or as promptly as practicable following, the consummation of such acquisition (but in no event more than 90 days following such consummation, or such longer period as may be necessary so that neither TD nor any of its Affiliates incurs any liability under Section 16(b) of the Exchange Act) and, to the extent such divestiture does not occur despite the use of such reasonable best efforts, the successor or surviving Person to such transaction, if not TD or such Affiliate, expressly assumes all obligations of TD or such Affiliate, as the case may be, under this Agreement; and provided, further, that the provisions of paragraph (c) below are complied with.

      (c)(i) If at any time TD or any of its Affiliates Beneficially Own in the aggregate Voting Securities representing more than the Ownership Cap, then TD shall, as soon as is reasonably practicable, but in no event longer than 90 days after its Ownership Percentage first exceeds the Ownership Cap (but in no manner that would require TD or any such Affiliate to incur liability under Section 16(b) of the Exchange Act) Transfer (in any manner permitted by Section 3.2(b), regardless of whether such Transfer occurs prior to or after the second anniversary of the Closing) a number of Voting Securities sufficient to reduce the amount of Voting Securities Beneficially Owned by it and its Affiliates to an amount representing not greater than the Ownership Cap.

      (ii) Notwithstanding any other provision of this Agreement, in no event may TD or any of its Affiliates, directly or indirectly including through any agreement or arrangement, exercise any voting rights, during the term of this Agreement, in respect of any Voting Securities Beneficially Owned by TD and its Affiliates representing in excess of the Ownership Cap.

      (d) Any additional Voting Securities acquired and Beneficially Owned by TD or any of its Affiliates following the Closing shall be subject to the restrictions contained in this Agreement as fully as if such Voting Securities were acquired by TD at the Closing pursuant to the Merger Agreement.

      SECTION 2.2.     Going Private Transactions. (a) TD shall not, and shall cause its Affiliates not to, propose or initiate any Going Private Transaction unless such Going Private Transaction (i) involves the acquisition of or offer to acquire 100% of the Common Stock not owned by TD and its Affiliates (and, in the case of a Going Private Transaction to be effected by means of a tender or exchange offer, includes a commitment by TD or such Affiliate to promptly consummate a short-form merger to acquire any remaining shares of Common Stock at the same price in the event it obtains pursuant to such tender or exchange offer such level of ownership of such classes of Capital Stock that would be required to effect a merger pursuant to Section 253 of the DGCL or any successor provision) and (ii) is conducted in compliance with this Section 2.2.

      (b) Prior to the second anniversary of the Closing, TD shall not, and shall cause its Affiliates not to, propose or initiate any Going Private Transaction unless invited to do so by a majority of the Designated Independent Directors. Any Going Private Transaction effected during this period shall also be subject to the requirements of Section 2.2(c).

      (c) From the second anniversary of the Closing until the fifth anniversary of the Closing:

(i) TD or any its Affiliates may initiate and hold discussions regarding a Going Private Transaction with the Board on a confidential basis that would not reasonably be expected to require either the Company or TD to make any public disclosure thereof in order to comply with their disclosure obligations under the U.S. federal securities laws or Canadian securities laws. In connection with any such Going Private Transaction, the Designated Independent Directors may retain an Independent Investment Banking Firm and outside legal counsel, the fees and expenses of which shall be borne by the Company. If a majority of the Designated Independent Directors approves such transaction, TD or such Affiliates may publicly announce, commence and effect such Going Private Transaction.

(ii) Any Going Private Transaction commenced pursuant to this Section 2.2(c) may only be completed if it receives Unaffiliated Stockholder Approval.

      (d) From and after the fifth anniversary of the Closing, TD or any of its Affiliates may propose, initiate or effect a Going Private Transaction, provided that such Going Private Transaction is either approved by a majority of the Designated Independent Directors or by Unaffiliated Stockholder Approval and further provided that TD and its Affiliates shall not propose, publicly announce or initiate a Going Private Transaction pursuant to this Section 2.2(d) without providing prior notice to the Designated Independent Directors and offering to first discuss and negotiate confidentially the terms such proposed Going Private Transaction with the Designated Independent Directors. If requested by a majority of the Designated Independent Directors, TD will use its reasonable best efforts to so negotiate the terms of such proposed Going Private Transaction in good faith, provided that if, notwithstanding the use of such reasonable best efforts, TD and the Designated Independent Directors are unable to agree on the terms of a Going Private Transaction within 60 days, TD may, subject to applicable law, publicly propose to the Company’s shareholders and, subject to receiving Unaffiliated Stockholder Approval thereof, publicly announce, commence and effect a Going Private Transaction. In connection with any such Going Private Transaction, the Designated Independent Directors may retain an Independent Investment Banking Firm and outside legal counsel, the fees and expenses of which shall be borne by the Company.

      SECTION 2.3.     Right of First Refusal to Contribute Capital. Until TD and its Affiliates no longer Beneficially Own Voting Securities representing at least 25% of the Total Voting Power, whenever the Company seeks to raise additional capital in the form of equity securities or securities convertible into, or exercisable or exchangeable for, equity securities, whether for purposes of the funding of an acquisition or the expansion of its business or for any other reason (which shall not include for purposes of this Section 2.3 (i) the issuance of Capital Stock of the Company upon the exercise of, or the grant or award of, employee stock options, stock appreciation rights or similar instruments of the type covered by Section 2.5, (ii) the issuance of preferred stock that would constitute “nonvoting shares” as defined in Section 225.2(q)(2) of Regulation Y and securities issued by subsidiary trusts of the type customarily referred to as “trust preferred securities” (provided that such securities do not constitute Voting Securities) or (iii) the issuance of Capital Stock to the equityholders of another Person as acquisition consideration paid to such equityholders pursuant to the acquisition by the Company of such Person), the Company shall offer to TD the right to provide all or any portion of such additional capital (at TD’s option) in the form of an additional investment in shares of Common Stock or, if the Company proposes to raise such additional capital in the form of other Voting Securities, in such other Voting Securities; provided, however, that if such additional investment would result in a violation of the Ownership Cap, TD may only acquire pursuant to this Section 2.3 such number of shares of Common Stock (or such number of other Voting Securities, as applicable) as would not result in such violation. The purchase price paid by TD or any of its Affiliates for any securities acquired pursuant to this Section 2.3 will be the Fair Market Value of such securities as of the date on which such issuance is approved by the Board. The Company shall provide TD with 10 Business Days prior written notice (or if such notice period is not possible under the circumstances, such prior notice as is practicable) of any proposed issuance subject to this Section 2.3, and TD may exercise its rights under this Section 2.3 and/or Section 2.4 (without duplication) by providing written notice to the Company within 10 Business Days after receiving such written notice from the Company. In the event that, in connection with any capital raising by the Company covered by this Section 2.3, TD gives notice of its intent to exercise its option under this Section 2.3 and it has not purchased the securities subject thereto within 60 days thereafter for reasons not primarily related to actions or omissions of the Company, TD shall be deemed to have waived its rights to purchase such securities under this Section 2.3 with respect to such capital raising (but such waiver shall not affect its rights with respect to such capital raising under Section 2.4, to the extent it has provided notice as contemplated above of its exercise of such rights, or its rights under this Section 2.3 or Section 2.4 with respect to any future capital raising by the Company). Notwithstanding any provision of Section 2.2, no purchase of additional securities pursuant to this Section 2.3 shall be deemed to be a Going Private Transaction for purposes of this Agreement.

      SECTION 2.4.     Stock Purchase Rights. (a) Until TD and its Affiliates no longer Beneficially Own Voting Securities representing at least 25% of the Total Voting Power, if the Company at any time shall propose to issue any shares of Common Stock (whether for financings, acquisitions or otherwise but excluding such issuances pursuant to the exercise of employee stock options, stock appreciation rights or similar instruments of the type covered by Section 2.5), TD shall have the option (to the extent it did not previously exercise its rights pursuant to Section 2.3) to purchase for cash directly from the Company up to a sufficient number of shares of Common Stock at the same purchase price (including any assumed indebtedness which is part of the purchase price and valuing any non-cash consideration at its Fair Market Value) as the price for the additional shares of Common Stock to be issued so that, after the issuance, TD would Beneficially Own the same Ownership Percentage as was Beneficially Owned by TD and its Affiliates immediately prior to the issuance of such additional shares of Common Stock; provided, however, that if such purchase would result in a violation of the Ownership Cap, TD may only purchase such number of shares of Common Stock as would not result in such violation. The Company shall provide such information, to the extent reasonably available, relating to any non-cash consideration as TD may reasonably request in order to evaluate any non-cash consideration paid in respect of any such issuance.

      (b) Until TD and its Affiliates no longer Beneficially Own Voting Securities representing at least 25% of the Total Voting Power, in the event that the Company shall propose to issue options (other than employee stock options, stock appreciation rights or similar instruments of the type covered by Section 2.5) or warrants that are exercisable for, or debt or equity securities that are convertible into or exchangeable for, shares of Common Stock, the Company shall offer TD the opportunity to purchase for cash up to its Ownership Percentage, as of the time of such issuance, of such options, warrants or convertible debt or equity securities at the same purchase price as is offered to the other purchasers thereof; provided, however, that if any exercise, conversion or exchange of such options, warrants or convertible debt or equity securities would result (on a pro forma basis after giving effect to the exercise, conversion or exchange of all other such options, warrants or convertible debt or equity securities issued at such time) in a violation of the Ownership Cap, TD may only purchase such number of options, warrants or convertible debt or equity securities as would not, after giving effect to the exercise, conversion or exchange of all such options, warrants or convertible debt or equity securities, result in such violation. To the extent that TD elects to purchase such options, warrants or convertible debt or equity securities, (x) TD shall not have the right to purchase pursuant to paragraph (a) above the corresponding number of shares of Common Stock underlying such options, warrants or convertible debt or equity securities in connection with the issuance of such underlying shares of Common Stock, and (y) the shares of Common Stock for which such options, warrants or convertible debt or equity securities may be exercised, converted or exchanged shall not be deemed to be Beneficially Owned for purposes of the Ownership Cap unless and until TD and its Affiliates shall have exercised, converted or exchanged such options, warrants or debt or equity securities for shares of Common Stock (and TD shall not exercise or convert any such options, warrants or convertible debt or equity securities to the extent doing so would result in a violation of the Ownership Cap).

      (c) The Company shall provide TD with prior written notice of any issuance subject to this Section 2.4, and TD shall provide written notice to the Company regarding its exercise of its rights pursuant to this Section 2.4, each in connection with the notice required by Section 2.3 and in accordance with the terms of that Section. In the event that, in connection with any proposed issuance by the Company, TD gives notice of its intent to exercise its option under this Section 2.4, and it has not purchased the applicable shares of Common Stock, options, warrants or convertible debt or equity securities concurrently with the related issuance of such securities by the Company for reasons not relating primarily to actions or omissions of the Company, TD shall be deemed to have waived its rights to purchase such securities under this Section 2.4 with respect to such proposed issuance (but such waiver shall not affect its rights under this Section 2.4 or Section 2.3 with respect to any future issuance of securities by the Company).

      SECTION 2.5.     Company Share Repurchases. If, at any time after the Closing and prior to the first date that TD and its Affiliates no longer Beneficially Own Voting Securities representing at least 25% of the Total Voting Power, the Company shall issue shares of Common Stock (i) upon exercise of any option, warrant, stock appreciation right or other similar instrument granted to its directors, officers, employees, consultants or others, or (ii) in the form of restricted shares or similar instruments, in either case pursuant to any compensation, retention, incentive or similar program or arrangement in effect from time to time, then the Company shall, unless prohibited by law, and subject to the receipt of any required regulatory approval, use its reasonable best efforts to repurchase a corresponding number of shares of Common Stock in the open market within 120 days after any such issuance so that the net total number of outstanding shares of Common Stock are not increased by such issuance, provided that the Company shall have no repurchase obligation under this Section 2.5 in the event that the issuances of shares subject hereto, together with any prior issuances contemplated by this Section 2.5 with respect to which the Company has not yet effected repurchases hereunder, do not exceed 1% of the outstanding Common Stock in the aggregate. The Company’s obligation under this Section 2.5 shall be subject to the receipt of any required regulatory approval, and in the event of any such requirement the 120-day period referred to above shall not commence until the receipt of such regulatory approval. In the event that the Company is unable to complete the repurchases contemplated hereby within the 120-day period, the Company shall use its reasonable best efforts to complete such repurchases as promptly as practicable thereafter. The Company shall also be permitted to meet its obligations hereunder by means of an ongoing regular stock repurchase plan, in which case offsetting repurchases may occur prior to the related issuance of Common Stock hereunder.

ARTICLE III

TRANSFER RESTRICTIONS

      SECTION 3.1.     General Transfer Restrictions. The right of TD and its Affiliates to Transfer any Voting Securities is subject to the restrictions set forth in this Article III, and no Transfer of Voting Securities by TD or any of its Affiliates may be effected except in compliance with this Article III. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company.

      SECTION 3.2.     Restrictions on Transfer. (a) Without the prior written consent of the Company (acting through a majority of the Designated Independent Directors), during an initial period of two years following the Closing, TD shall not, and shall not permit its Affiliates to, Transfer any Voting Securities or agree to Transfer, directly or indirectly, any Voting Securities; provided that the foregoing restriction shall not prohibit TD or any of its Affiliates from Transferring any Voting Securities (i) to the Company pursuant to Section 2.1(c) or (ii) to an Affiliate of TD that agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto.

      (b) Following the second anniversary of the Closing and until the fifth anniversary of the Closing, TD shall not, and shall not permit its Affiliates to, Transfer any Voting Securities or agree to Transfer, directly or indirectly, any Voting Securities; provided that the foregoing restriction shall not be applicable to Transfers:

(i) to an Affiliate of TD which agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto;

(ii) pursuant to the restrictions of Rule 144 under the Securities Act applicable to sales of securities by Affiliates of an issuer (regardless of whether TD or its Affiliates is deemed at such time to be an Affiliate of the Company);

(iii) subject to Section 3.3, to any Person who, after giving effect to such Transfer, would Beneficially Own Voting Securities representing in the aggregate less than 5% of the Total Voting Power; provided that such Person is an institutional investor which (x) purchases such shares in the normal course of its investment business, for investment purposes only, and with no intention of influencing control of the Company and (y) provides appropriate certification to the Company as to the foregoing matters;

(iv) pursuant to a firm commitment, underwritten distribution to the public, registered under the Securities Act, in which TD uses its commercially reasonable efforts to (A) effect as wide a distribution of such Voting Securities as is reasonably practicable, and (B) not knowingly, sell Voting Securities to any Person who after consummation of such offering would have Beneficial Ownership of Voting Securities representing in the aggregate 5% or more of the Total Voting Power;

(v) as a bona fide pledge to a financial institution, entered into in good faith and not for the purpose of avoiding the restrictions set forth in this Agreement and with the prior written consent, not to be unreasonably withheld or delayed, of and on terms reasonably satisfactory to the Company (acting through a majority of the Designated Independent Directors); provided that the amount of Voting Securities subject to the pledge does not exceed 19.9% of the Total Voting Power; or

(vi) with the Company’s prior written consent (provided by a majority of the Designated Independent Directors).

      (c) Subject to the provisions of Section 3.3, following the second anniversary of the Closing, TD and its Affiliates may Transfer Voting Securities or agree to Transfer Voting Securities to a Person that would Beneficially Own Voting Securities representing in the aggregate more than 10% of the Total Voting Power; provided, that if TD and its Affiliates would Beneficially Own Voting Securities representing in the aggregate less than 50% of the Total Voting Power as a result of such Transfer, TD and its Affiliates shall condition such Transfer by them to such Person upon such Person contemporaneously therewith offering to acquire, or acquiring, on the same price and other financial terms and conditions as are applicable to TD and/or its Affiliates in such Transfer, either (x) 100% of the Voting Securities Beneficially Owned by stockholders of the Company other than TD and its Affiliates or (y) a number of Voting Securities Beneficially Owned by stockholders of the Company other than TD and its Affiliates equal to the product of (A) the aggregate number of Voting Securities Beneficially Owned by stockholders of the Company other than TD and its Affiliates multiplied by (B) a fraction, the numerator of which is the number of Voting Securities proposed to be Transferred by TD and its Affiliates to such Person and the denominator of which is the aggregate number of Voting Securities Beneficially Owned by TD and its Affiliates on the date of such Transfer; and provided, further, that a Transfer pursuant to this Section 3.2(c) may only be made prior to the third anniversary of the Closing if the Chief Executive Officer of TD advises the Board that he has determined to make such Transfer based on his good faith assessment of the requirements of TD’s financial or capital situation at such time, exercising his business judgment based on changes in circumstances since the date of this Agreement. In order for the conditions in the first preceding proviso to be satisfied, (A) such Person shall make such offer in compliance with applicable law, including, if applicable, Section 14(d)(1) of the Exchange Act and Regulation 14D promulgated thereunder and (B) if a result of such Transfer, such Person would, following such Transfer, Beneficially Own Voting Securities representing in the aggregate more than 15% of the Total Voting Power but less than 90% of each class of Capital Stock of which ownership would be required in order to effect a merger pursuant to Section 253 of the DGCL or any successor provision, such Person must, in connection with the closing of such transaction, agree to be bound by this Agreement as fully as if it were an initial signatory hereto. The provisions of this Section 3.2(c) shall only apply for as long as TD and its Affiliates Beneficially Own Voting Securities representing at least 25% of the Total Voting Power.

      SECTION 3.3.     Right of First Offer. Prior to making any offer to Transfer any Voting Securities pursuant to clause (iii) of Section 3.2(b) or any offer to Transfer (in one transaction or series of related transactions) less than 100% of the Voting Securities Beneficially Owned at such time by TD and its Affiliates pursuant to Section 3.2(c), TD and/or its Affiliates proposing to effect such Transfer

(collectively, the “Transferring Party”) shall give the Company the opportunity to purchase such Voting Securities in the following manner:

(a) The Transferring Party shall give written notice (a “Transfer Notice”), to the Company stating such Transferring Party’s intention to effect such a Transfer, the number of and description of the Voting Securities subject to such Transfer, the price and terms on which such Transferring Party proposes to offer such Voting Securities for Transfer (the “First Offer Price”) and the other material terms upon which such Transfer is proposed to be made.

(b) Upon receipt of the Transfer Notice, the Company will have an irrevocable option to purchase all of the Voting Securities subject to such Transfer Notice at the First Offer Price and otherwise on the terms and conditions described in the Transfer Notice. The Company shall, within 5 Business Days from receipt of the Transfer Notice, indicate if it accepts such offer by sending irrevocable written notice of any such acceptance to the Transferring Party, and the Company shall then be obligated to purchase all such Voting Securities on the terms and conditions set forth in the Transfer Notice.

(c) If the Company elects to purchase all of such Voting Securities, the Company and the Transferring Party shall be legally obligated to consummate such transaction and shall use their commercially reasonable efforts to consummate such transaction as promptly as practicable but in any event within 5 Business Days following the delivery of such election notice or, if later, 5 Business Days after receipt of all required regulatory approvals (but in no event more than 90 days after the delivery of such election notice). In the event that the number of Voting Securities to be purchased by the Company in connection with its exercise of its rights pursuant to this Section 3.3 in any twelve-month period would exceed 4.9% of the total number of outstanding Voting Securities at the date of the Transfer Notice (or, if more than one Transfer Notice has been given, the date of the last of such Transfer Notices), the Company may, at its option, designate any Person to purchase the Voting Securities subject to such Transfer Notice; provided that if the closing of the purchase of the Voting Securities by any such designee is delayed by reason of the need by such designee to obtain required regulatory approvals beyond the date on which the Company could have consummated such purchase pursuant to the first sentence of this Section 3.3(c), the purchase price for such Voting Securities shall also include interest on the First Offer Price for the Voting Securities subject to the Transfer Notice at the Prime Rate from the date on which the Company would have been legally permitted to consummate such purchase to but excluding the date that the designee actually purchases the shares.

(d) If the Company does not elect to purchase all of such Voting Securities pursuant to this Section 3.3 (or if, having made such election, does not complete such purchase within the applicable time period specified in Section 3.3(c)), then the Transferring Party shall be free for a period of 90 days from the date the election notice was due to be received from the Company (or, in the event that the Company has made an election to purchase such Voting Securities but does not complete the purchase within the applicable time period specified in Section 3.3(c), for a period of 90 days from the date of expiration of such applicable time period) to enter into definitive agreements to Transfer such Voting Securities to a transferee for consideration having a value not less than 95% of the First Offer Price; provided that any such definitive agreement provides for the consummation of such Transfer to take place within nine months from the date of such definitive agreement and is otherwise on terms not more favorable to the transferee in any material respect than were contained in the Transfer Notice. In the event that the Transferring Party has not entered into such a definitive agreement with such 90-day period, or has so entered into such an agreement but has not consummated the sale of such Voting Securities within nine months from the date of such definitive agreement, then the provisions of this Section 3.3 shall again apply, and such Transferring Party shall not Transfer or offer to Transfer such Voting Securities not so Transferred without again complying with this Section 3.3, to the extent applicable.

      SECTION 3.4.     Legend on Securities. (a) Each certificate representing shares of Company Common Stock Beneficially Owned by TD or its Affiliates and subject to the terms of this Agreement shall bear the following legend on the face thereof:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 25, 2004, BETWEEN TD BANKNORTH INC. (THE “COMPANY”) AND THE TORONTO-DOMINION BANK, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

      (b) Upon any acquisition by TD or any of its Affiliates of additional shares of Company Common Stock, TD shall, or shall cause such Affiliate to, submit the certificates representing such shares of Company Common Stock to the Company so that the legend required by this Section 3.4 may be placed thereon (if not so endorsed upon issuance).

      (c) The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Company Common Stock in order to implement the restrictions on Transfer set forth in this Agreement.

      (d) In connection with any Transfer of shares of Company Common Stock, the transferor shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with this Agreement and with applicable securities and other laws.

ARTICLE IV

CORPORATE GOVERNANCE

      SECTION 4.1.     Composition of the Board. (a) Prior to the Effective Time, the Company, as the sole stockholder of Banknorth Delaware, shall take all requisite action so that, effective as of the Effective Time, the Board shall initially be composed of up to 19 Directors consisting of (i) the individuals constituting the Board on the date of the Closing (provided that such number does not exceed 14, in which case the Company shall take all requisite action to designate no more than 14 of such individuals to become directors of Banknorth Delaware pursuant to this Section 4.1), including the Chief Executive Officer of the Company and the Designated Independent Directors, who shall be Class A Directors, and (ii) up to five individuals designated by TD in writing to the Company not less than 15 days prior to the expected date of the Closing (or, if such period of notice is not practicable under the circumstances because an individual who has been so designated is no longer available for such service, such prior notice as is practicable), who shall be Class B Directors. Except as provided in Section 4.1(b), the size and composition of the Board may thereafter be changed as permitted by and in accordance with applicable law and the Surviving Corporation Charter and the By-Laws of the Surviving Corporation; provided, however, that none of TD or its Affiliates may vote its shares, execute a written consent as a stockholder or otherwise act to remove, or fail to re-elect, any person serving as a director of Banknorth immediately prior to the Effective Time who becomes a Class A Director immediately following the Effective Time, prior to the date that such director would have been required to stand for re-election of Banknorth measured as of the date hereof.

      (b) Following the Closing, (i) the Board shall include the Designated Independent Directors, (ii) the present Chief Executive Officer of the Company shall continue to serve as Chairman and a Director of the Company as long as he is the Chief Executive Officer of the Company and (iii) the number of Class B Directors serving at any time shall be as designated from time to time by the holder of the Class B Common Stock, subject to Section 4.9(b) and provided that the number of Class B Directors shall not exceed the sum of (x) one plus (y) the total number of Class A Directors then in office. Each Designated Independent Director shall remain in office until his or her successor as Designated Independent Director has been duly nominated and elected or appointed as a Director. Upon the resignation, retirement or other removal from office of any Designated Independent Director, the remaining Designated Independent Directors (or, if no Designated Independent Directors are then in office, a majority of the Independent Directors) shall as promptly as practicable fill such vacancy either by designating and nominating a new candidate (who must meet the requirements of an Independent Director) to fill such office or by designating another Independent Director then in office as a Designated Independent Director, subject in each case to the consent of a majority of the Directors on the Nominating Committee, which (subject to the exercise of their fiduciary duties) shall not be unreasonably withheld. Nominations for election or reelection of a Class A Director to be designated as a Designated Independent Director in connection with any meeting held for the purpose of electing Class A Directors shall be made by a majority of the Designated Independent Directors, subject to the consent of a majority of the Directors then serving on the Nominating Committee, which (subject to the exercise of their fiduciary duties) shall not be unreasonably withheld).

      SECTION 4.2.     Vote Required for Board Action; Board Quorum. (a) Any determination or other action of or by the Board (other than action by unanimous written consent in lieu of a meeting) shall require the affirmative vote or consent, at a meeting at which a quorum is present, of a majority of directors present at such meeting, including a majority of the Class B Directors present at such meeting.

      (b) A quorum for any meeting of the Board shall require the presence of (i) a majority of the total number of authorized directors then constituting the entire Board and (ii) a majority of the Class B Directors then in office.

      (c) TD shall, and shall cause each of its Affiliates who hold Voting Securities to, be present in person or represented by proxy at all meetings of securityholders of the Company to the extent necessary so that all Voting Securities Beneficially Owned by TD and its Affiliates shall be counted as present for the purpose of determining the presence of a quorum at such meeting.

      SECTION 4.3.     Committees. To the extent permitted by applicable laws, rules and regulations (including any requirements under the Exchange Act or the rules of the New York Stock Exchange or any other applicable securities exchange on which the Common Stock is then listed) and except as otherwise determined by the Board (in accordance with Section 4.2) or as provided in Section 4.3(d) and subject to Section 4.9(b), each committee of the Board shall consist of a majority of Class B Directors and not fewer than two Class A Directors. All decisions of such committees shall require the affirmative vote of a majority of the Directors then serving on such committee.

      (b) To the extent that no Class B Director is permitted to serve on a particular committee under applicable laws, rules and regulations (including any requirements under the Exchange Act or the rules of the New York Stock Exchange or any other applicable securities exchange on which the Common Stock is then listed), the Company shall take all necessary action to permit at least one Class B Director to attend each meeting of such committee as a non-voting observer, in each case to the extent permitted by such applicable laws, rules and regulations.

      (c) The Nominating Committee of the Board shall consist of four Class B Directors and three of the Designated Independent Directors (selected by majority vote of all the Designated Independent Directors from among their number), each of whom shall meet the requirements of any applicable laws, rules and regulations (including any requirements under the Exchange Act or the rules of the New York Stock Exchange or any other applicable securities exchange on which the Common Stock is then listed). All decisions of the Nominating Committee shall require the affirmative vote of a majority of the Directors then serving on such committee.

      (d) The Designated Independent Directors Committee of the Board shall be comprised solely of all of the Designated Independent Directors. Notwithstanding anything to the contrary contained herein, any action or determination of or by the Designated Independent Directors may be exercised by the Designated Independent Directors Committee.

      SECTION 4.4.     Certificate of Incorporation and Bylaws to be Consistent. The Board shall take or cause to be taken all lawful action necessary or appropriate to ensure that at all times the Certificate of Incorporation and the Bylaws of the Company contain provisions consistent with the terms of this Agreement (including without limitation this Article IV) and none of the Certificate of Incorporation or the Bylaws of the Company or any of the corresponding constituent documents of the Company’s Subsidiaries contain any provisions inconsistent therewith or which would in any way nullify or impair the terms of this Agreement or the rights of the Company or of TD and its Affiliates hereunder. None of the Company, the Board, any committee thereof or TD or any of its Affiliates shall take or cause to be taken any action inconsistent with the terms of this Agreement (including without limitation this Article IV) or TD’s or the Company’s rights hereunder. Without limiting the generality of the foregoing, any stockholders’ rights plan or other anti-takeover measure adopted by the Company shall exclude TD and its Affiliates from its operation in all respects, and shall not impair in any respect the rights of TD or any of its Affiliates hereunder, including their rights under Section 3.2.

      SECTION 4.5.     Information Rights. The Company acknowledges that TD’s investment in the Company pursuant to the Merger Agreement is material and strategic to TD. Accordingly, the Company shall provide TD, on an ongoing and current basis, such access to and information with respect to the Company’s business, operations, plans and prospects as TD may from time to time reasonably determine it requires in order to appropriately manage and evaluate its investment in the Company.

      (b) Without limiting the generality of the foregoing, as soon as reasonably practicable following the end of each fiscal quarter and fiscal year of the Company, the Company shall furnish to TD the consolidated and consolidating financial statements of the Company (including providing draft statements as such statements become available and, with respect to fiscal years, audit reports as such reports become available), together with such supporting detailed information as TD may reasonably request to enable it to prepare its own consolidated financial statements. In addition, the Company shall furnish to TD, promptly after the end of each calendar month, copies of internal management financial reports regarding the Company’s financial results and operations, containing such information as TD may reasonably request from time to time.

      (c) During any Suspension and following a Permanent Suspension:

(i) Subject to the requirements of law, TD shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.5 unless such information (w) is or becomes publicly available other than as a result of a breach of this Section 4.5(c) by TD or its representatives; (x) was within the possession of TD or any of its representatives prior to its being furnished to TD by or on behalf of Banknorth, provided that the source of such information was not known by TD to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, Banknorth with respect to such information; (y) is or becomes available to TD or any of its representatives on a non-confidential basis from a source other than Banknorth or any of its Representatives; provided that such source was not known to TD to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, Banknorth with respect to such information; or (z) is independently developed by or on behalf of TD without violating any of its obligations under this Section 4.5(c).

(ii) In the event TD believes that it is legally required to disclose any information or documents contemplated by this Section 4.5(c), it shall to the extent possible under the circumstances provide reasonable prior notice to the Company so that the Company may, at its own expense, seek a protective order or otherwise take reasonable steps to protect the confidentiality of such information.

(iii) Notwithstanding the foregoing, TD may disclose any information or documents contemplated by this Section 4.5(c) in a filing with a Governmental Entity to the extent required by applicable law, provided that it shall to the extent practicable under the circumstances provide prior notice to the Company.

(iv) The rights of TD and the obligations of the Company hereunder shall be subject to applicable laws relating to the exchange of information and other applicable laws. The provisions of this Section 4.5(c) shall survive any termination of this Agreement.

      (d) Subject to applicable law, the Company will, and will cause each of its Subsidiaries to, make available to representatives of the Office of the Superintendent of Financial Institutions (Canada) and any other regulatory agencies with authority over TD, such of its books, records and personnel, and provide access to such of its offices and other facilities, as such representatives may from time to time request, and will comply promptly and fully with any request for information that such representatives may make from time to time.

      SECTION 4.6.     Trade Name. The Company and its Subsidiaries shall use the trade name “TD Banknorth” as their brand and marketing name for general application, subject to such limitations and variations, if any, as TD and the Company may from time to time agree upon; provided, however, that this provision shall terminate (subject to a reasonable transition period as appropriate to avoid undue disruption of the Company’s business without impairing TD’s intellectual property rights in its brand) upon written request by either the Company or TD to the other following a Permanent Suspension. Such use shall be subject to such customary restrictions, limitations and regulations as TD shall establish from time to time.

      SECTION 4.7.     Corporate Opportunities.

      (a) In recognition of the fact that the Company and TD currently engage in, and may in the future engage in, the same or similar activities or lines of business and have an interest in the same areas and types of corporate opportunities (subject, in each such case, to the provisions of Section 4.10), and in recognition of the benefits to be derived by the Company through its continued contractual, corporate and business relations with TD (including possible service of officers and directors of TD as officers and directors of the Company), the provisions of this Section 4.7 are set forth to regulate and define the conduct of certain affairs of the Company as they may involve TD and its officers and directors, and the powers, rights, duties and liabilities of the Company and its officers, directors and stockholders in connection therewith. In furtherance of the foregoing (but without limiting the provisions of Section 4.10), the Company renounces any interest or expectancy in, or in being offered the opportunity to participate in, any corporate opportunity not allocated to it pursuant to Section 4.7 to the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision), and TD renounces any interest or expectancy in, or in being offered the opportunity to participate in, any corporate opportunity presented to a director or officer of TD and allocated to the Company pursuant to Section 4.7 to the fullest extent permitted by applicable law.

      (b) Subject to Section 4.10, TD shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Company, and neither TD nor any officer or director thereof (except as provided in Section 4.7(c)) shall be liable to the Company or its stockholders for breach of any fiduciary duty by reason of any such activities of TD. In the event that TD acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both TD and the Company, TD shall have no duty to communicate or offer such corporate opportunity to the Company and shall not be liable to the Company or its stockholders for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that TD pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person, or does not communicate information regarding such corporate opportunity to the Company.

      (c) In the event that a director or officer of the Company who is also a director or officer of TD acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Company and TD, such director or officer of the Company shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Company and its stockholders with respect to such corporate opportunity if such director or officer acts in a manner consistent with the following policy:

(i) A corporate opportunity offered to any Person who is an officer of the Company, and who is also a director but not an officer of TD, shall belong to the Company;

(ii) A corporate opportunity offered to any Person who is a director but not an officer of the Company, and who is also a director or officer of TD, shall belong to the Company if such opportunity is expressly offered to such Person in writing solely in his or her capacity as a director of the Company, and otherwise shall belong to TD; and

(iii) A corporate opportunity offered to any Person who is an officer of both the Company and TD (other than the Chief Executive Officer of the Company if at the relevant time he is also an officer of TD, with respect to whom opportunities shall be subject to paragraph (i) above except if such opportunity is expressly offered to such individual in writing solely in his or her capacity as an officer of TD) shall belong to the Company if such opportunity is expressly offered to such Person in writing solely in his or her capacity as an officer of the Company, and otherwise shall belong to TD.

      (d) For purposes of this Section 4.7 only:

(i) A director of the Company who is Chairman of the Board of Directors of the Company or of a committee thereof shall not be deemed to be an officer of the Company by reason of holding such position (without regard to whether such position is deemed an office of the Company under the By-Laws of the Company), unless such Person is a full-time employee of the Company; and

(ii) (A) The term “Company” shall mean the Company and its Subsidiaries, and (B) the term “TD” shall mean TD and its Subsidiaries (other than the Company and its Subsidiaries).

      SECTION 4.8.     NYSE Listing. Except following the completion of a Going Private Transaction conducted in accordance with Section 2.2 or with the prior consent of a majority of the Designated Independent Directors, TD will not take or cause the Company to take any action to delist, or that would reasonably be expected to result in the delisting of, the Common Stock from the New York Stock Exchange; provided that nothing in this Section 4.8 shall (i) prohibit any such action if such delisting is undertaken, in consultation with the Designated Independent Directors, in connection with the establishment of the quotation of the Common Stock on the NASDAQ National Market or (ii) require TD or any of its Affiliates to take any affirmative action to prevent the Common Stock from being delisted by the New York Stock Exchange in the event that the Common Stock ceases to meet the applicable New York Stock Exchange listing standards.

      SECTION 4.9.     Suspension, Termination of Certain Provisions. The provisions of Sections 4.2 and 4.3 shall be temporarily suspended in the event that TD and its Affiliates Beneficially Own Voting Securities representing in the aggregate less than 50% of the Total Voting Power as a result of (i) Transfers of Voting Securities by TD and its Affiliates (“Transfer Events”) and such minority ownership position continues for at least 30 consecutive days or (ii) dilution or other actions or events other than Transfer Events, provided that no such suspension shall occur as a result of this clause (ii) if TD and its Affiliates (x) do not at any time Beneficially Own Voting Securities representing in the aggregate less than 35% of the Total Voting Power and do not after ceasing to Beneficially Own Voting Securities representing at least 50% of the Total Voting Power Transfer any Voting Securities other than to an Affiliate unless within 30 days thereafter TD and its Affiliates repurchase an amount of Voting Securities at least equal to the amount so Transferred, (y) reacquire, at any time prior to the first anniversary of a Measurement Date, Beneficial Ownership of Voting Securities representing at least 50% of the Shortfall Amount as of such Measurement Date, and (z) prior to the second anniversary of the most recent Measurement Date, regain Beneficial Ownership of Voting Securities representing at least a majority of the Total Voting Power.

      A “Measurement Date” shall mean (i) the date on which the Voting Securities Beneficially Owned by TD and its Affiliates first represent less than 50% of the Total Voting Power as a result of dilution or other actions or events other than Transfer Events, and (ii) any subsequent date on which another event occurs (other than any Transfer of Voting Securities by TD or an Affiliate of TD) that further decreases such Beneficial Ownership by at least 2% of Total Voting Power since the immediately preceding Measurement Date.

      “Shortfall Amount” shall mean, as of any Measurement Date, the difference between (i) 50% and (ii) the Total Voting Power (expressed as a percentage) represented by the Voting Securities Beneficially Owned by TD and its Affiliates as of such Measurement Date.

      (b) During any suspension of Sections 4.2 and 4.3 pursuant to Section 4.9(a) (a “Suspension”) or following a Permanent Suspension pursuant to Section 4.9(d):

(i) the holder of the Class B Common Stock shall have the right to nominate and elect that number of Class B Directors, rounded to the nearest whole number, as would represent the same percentage of the total number of authorized directors then constituting the entire Board of Directors (after giving effect to the election of such Class B Directors) as the percentage of the Total Voting Power represented by the Voting Securities Beneficially Owned by TD and its Affiliates as of the record date for such election; provided that in no event shall the number of Class B Directors nominated and elected by TD pursuant to this provision constitute (x) 50% or more of the total number of Directors then in office, or (y) less than one Director, and

(ii) to the extent permitted by applicable laws, rules and regulations (including any requirements under the Exchange Act or the rules of the New York Stock Exchange or any other applicable securities exchange on which the Common Stock is then listed), Class B Directors designated by TD for such committee appointment shall be nominated to serve on each committee of the Board so that after such appointment(s), the ratio of such designated Class B Directors who are members of such committee to the total number of members of such committee is not less (subject to rounding to the nearest whole number) than the ratio of the number of Class B Directors entitled to be designated by TD pursuant to clause (i) above to the total number of authorized Directors then constituting the entire Board, provided that in no event shall the number of Directors that TD is so entitled to designate for such committee appointment be (x) 50% or more of the Directors serving on such committee or (y) less than one.

      In connection with any Suspension or Permanent Suspension, TD shall procure the immediate resignations of such Directors from the Board of Directors and the relevant committees thereof as is necessary to achieve the representation contemplated by this Section 4.9(b). TD agrees that it will not, in its capacity as a stockholder of the Company, take any actions which are inconsistent with the provisions of this Section 4.9(b). During any Suspension or Permanent Suspension, TD shall not nominate any Directors for election other than the number of Class B Directors it is entitled to designate pursuant to clause (i) of this Section 4.9(b).

      (c) Subject to paragraph (d) below, if at any time during a Suspension, TD and its Affiliates Beneficially Own Voting Securities representing in the aggregate 50% or more of the Total Voting Power, such Suspension shall automatically terminate and the provisions of Sections 4.2 and 4.3 shall automatically be reinstated. A subsequent decrease in TD’s and its Affiliates’ Beneficial Ownership of Voting Securities below 50% of the Total Voting Power shall again trigger the provisions of this Section 4.9 in accordance with its terms, in which event new measurement periods pursuant to clauses (i) and (ii)(y) and (z) of paragraph (a) and pursuant to paragraph (d) shall commence; provided that if within six months following any such termination of a Suspension that had resulted from Transfer Events, another Suspension resulting from Transfer Events occurs, such new measurement periods with respect to such subsequent Suspension shall not commence and such subsequent Suspension shall be deemed, for purposes of Section 4.9(d), to be a continuation of the prior Suspension.

      (d) If a Suspension shall have occurred and be continuing for 12 consecutive months (a “Permanent Suspension”), the provisions of Sections 4.2 and 4.3 (and the corresponding sections of the Surviving Corporation Charter) shall thereafter terminate.

      SECTION 4.10.     Acquisition of Competing Entities. Neither TD nor its Affiliates shall acquire control of (as such term is defined in 12 U.S.C. § 1841(a)(2) or any successor provision) a Retail Bank except pursuant to an Incidental Acquisition. If TD or any of its Affiliates does so acquire control of a Retail Bank in connection with an Incidental Acquisition, TD or its applicable Affiliate shall, within six months of the date of such acquisition and at its sole election, (i) initiate good faith discussions regarding the contribution of the acquired Retail Bank to the Company on terms mutually agreed to by TD or such Affiliate and a majority of the Designated Independent Directors, who shall have the authority to retain an Independent Investment Banking Firm and outside legal counsel in connection therewith, (ii) initiate good faith discussions regarding a Going Private Transaction in accordance with the then-applicable provisions of Section 2.2 and, if TD or such Affiliate and a majority of the Designated Independent Directors approve the terms of such a Going Private Transaction or, to the extent such approval is not required under the then-applicable provisions of Section 2.2, TD or such Affiliate otherwise complies with its obligations under Section 2.2 and thereafter elects to commence a Going Private Transaction, use reasonable best efforts to consummate such Going Private Transaction as promptly as practicable thereafter or (iii) commence a process to dispose of the acquired Retail Bank as promptly as commercially practicable, but in any event TD or its Affiliate shall enter into a definitive agreement with respect to such disposition within two years after the date of consummation of the acquisition of such Retail Bank. In the event that TD or its applicable Affiliate elects to comply with clause (i) or clause (ii) of this Section 4.10 but (x) is unable to agree on terms with respect to a contribution or a Going Private Transaction, as the case may be, with a majority of the Designated Independent Directors (if, in the case of compliance with clause (ii) of this Section 4.10, the approval of such a majority is required pursuant to the then applicable provisions of Section 2.2), or (y) such contribution or Going Private Transaction is not consummated within 9 months of the commencement thereof (whether because the Unaffiliated Stockholder Approval was not received, necessary regulatory approvals were not received or for any other reason not within the control of TD and its Affiliates), TD or such Affiliate shall thereafter comply with clause (iii) of this Section 4.10, provided that if a contemplated contribution or Going Private Transaction is not consummated within 9 months of the commencement thereof as contemplated by clause (y), the applicable time period within which TD must enter into a definitive agreement with respect to such disposition shall be the later of (1) two years after the consummation of the acquisition of such Retail Bank and (2) six months after the termination of such attempted contribution or Going Private Transaction.

ARTICLE V

MISCELLANEOUS

      SECTION 5.1.     Conflicting Agreements. Each party represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

      SECTION 5.2.     Termination. Except as otherwise provided in this Agreement, this Agreement and the rights and obligations of the parties hereunder shall terminate upon the first date on which TD and its Affiliates Beneficially Own either (i) Voting Securities representing less than 15% of the Total Voting Power, or (ii) 90% or more of each class of Capital Stock of which ownership would be required in order to effect a merger pursuant to Section 253 of the DGCL or any successor provision (acquired in compliance with the terms of this Agreement). Nothing in this Section 5.2 shall be deemed to release any party from any liability for any willful and material breach of this Agreement occurring prior to the termination hereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

      SECTION 5.3.     Ownership Information. For purposes of this Agreement, all determinations of the amount of outstanding Voting Securities shall be based on information set forth in the most recent quarterly or annual report, and any current report subsequent thereto, filed by the Company with the Commission, unless the Company shall have updated such information by delivery of written notice to TD.

      (b) If at any time or from time to time the Company becomes aware of any event that has caused, or which could reasonably be expected to cause, TD’s Beneficial Ownership of Voting Securities to decrease below a majority of the Total Voting Power, such as receipt of an option holder’s notice to exercise such option(s), the Company shall promptly (but in no event more than five Business Days thereafter) notify TD thereof.

      SECTION 5.4.     Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement, and no giving of any consent provided for hereunder, shall be effective unless such modification, amendment, waiver or consent is approved by a majority of the Designated Independent Directors (and in any event at least one Designated Independent Director). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      SECTION 5.5.     Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

      SECTION 5.6.     Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of TD under any other agreement with the Company, the terms of this Agreement shall govern.

      SECTION 5.7.     Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger), by any party without the prior written consent of the other party (approved, in the case of the Company, by a majority of the Designated Independent Directors), provided that TD may assign its rights and obligations hereunder (in whole or in part) to an Affiliate of TD that agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto, and any such transferee may thereafter make corresponding assignments in accordance with this proviso. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

      SECTION 5.8.     Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

      SECTION 5.9.     Remedies. Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

      (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

      SECTION 5.10.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Banknorth Group, Inc.
P.O. Box 9540
Two Portland Square
Portland, Maine 04112-9540

Attention:	William J. Ryan

Chairman, President and
Chief Executive Officer
Fax: (207) 761-8587

with a copy (which shall not constitute notice) to:

Elias, Matz, Tiernan & Herrick L.L.P.
12th Floor, The Walker Building
734 15th Street, N.W.
Washington, D.C. 20005
Attention: Gerard L. Hawkins, Esq.
Fax: (202) 347-2172

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

Attn:	Edward D. Herlihy, Esq.

Lawrence S. Makow, Esq.
Fax: (212) 403-2000

If to TD:

The Toronto-Dominion Bank
Toronto-Dominion Tower
66 Wellington Street West
Toronto, Ontario M5K IA2
Attention: General Counsel
Fax: (416) 308-1943

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Lee Meyerson
Fax: (212) 455-2502

      SECTION 5.11.     Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 5.11, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

      (b) TD hereby irrevocably designates its New York Branch located at 31 West 52nd Street, New York, NY 10019 (in such capacity, the “TD Process Agent”) its designee, appointee and agent to receive, for and on its behalf, service of process in such jurisdiction in any Litigation arising out of or relating to this Agreement and such service shall be deemed complete upon delivery thereof to the Process Agent; provided that in the case of any such service upon the TD Process Agent, the party effecting such service shall also deliver a copy thereof to TD in the manner provided in Section 5.10. Each of the parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail.

      (c) Each of the parties expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by TD and Banknorth to jurisdiction and service contained in this Section 5.11 is solely for the purpose referred to in this Section 5.11 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose. If the TD Process Agent shall cease to act as such or to exist, TD covenants that it shall appoint without delay another such agent reasonably satisfactory to Banknorth.

      SECTION 5.12.     Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

      SECTION 5.13.     Effectiveness. This Agreement shall become effective upon the Closing and prior thereto shall be of no force or effect. If the Merger Agreement shall be terminated in accordance with its terms prior to the Closing, this Agreement shall automatically be of no force or effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.

BANKNORTH GROUP, INC.

By:	/s/ WILLIAM J. RYAN

Name: William J. Ryan
Title: President and Chief Executive Officer

BANKNORTH DELAWARE INC.

By:	/s/ WILLIAM J. RYAN

Name: William J. Ryan
Title: President and Chief Executive Officer

THE TORONTO-DOMINION BANK

By:	/s/ W. EDMUND CLARK

Name: W. Edmund Clark
Title: President and Chief Executive Officer

APPENDIX E

January 10, 2005

The Board of Directors

Banknorth Group, Inc.
Two Portland Square
Portland, ME 04112

Members of the Board:

      You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of Banknorth Group, Inc. (“Banknorth”) of the consideration in the proposed merger of Banknorth into a wholly-owned subsidiary, Berlin Delaware Inc., of Banknorth (“Banknorth Delaware”), followed immediately by the merger of Berlin Merger Co. (“Banknorth Merger Co.”), a wholly-owned subsidiary of The Toronto-Dominion Bank (“TD”), into Banknorth Delaware (together, the “Merger”), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among Banknorth, TD, Banknorth Delaware and Banknorth Merger Co. (the “Agreement”). Pursuant to the terms of the Agreement, upon consummation of the Merger, each shareholder of record of Banknorth will receive, in exchange for the shares of Banknorth common stock owned by such shareholder, a package of consideration consisting of (1) a number of TD common shares equal to 0.2351 multiplied by the number of shares of Banknorth common stock owned by such shareholder, (2) an amount in cash equal to $12.24 multiplied by the number of shares of Banknorth common stock owned by such shareholder and (3) a number of shares of Banknorth Delaware common stock equal to 0.49 multiplied by the number of shares of Banknorth common stock owned by such shareholder, plus cash in lieu of any fractional share interests. Immediately after consummation of the Merger, TD will beneficially own approximately 51 percent of the outstanding shares of common stock of Banknorth Delaware, and the holders of the Banknorth common stock immediately prior to the Merger will hold approximately 49 percent of the outstanding shares of common stock of Banknorth Delaware.

      Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Banknorth and TD, and as an active trader in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Banknorth and TD for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Banknorth. We have acted exclusively for the Board of Directors of Banknorth in rendering this fairness opinion and will receive a fee from Banknorth for our services. Our opinion does not constitute a recommendation as to how any holder of Banknorth’s securities should vote with respect to the transactions contemplated by the Agreement.

      In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Banknorth and TD and the Merger, including among other things, the following: (i) the Agreement and a related Amended and Restated Stockholders Agreement among Banknorth, Banknorth Delaware and TD (the “Stockholders Agreement”); (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2003 of Banknorth; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of

Banknorth; (iv) Annual Reports to Stockholders for the three years ended October 31, 2004 of TD; (v) certain interim reports to stockholders of TD; (vi) certain other communications from Banknorth and TD to their respective stockholders; and (vii) other financial information concerning the businesses and operations of Banknorth and TD furnished to us by Banknorth and TD for purposes of our analysis. We have also held discussions with senior management of Banknorth and TD regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for Banknorth and TD with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

      In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of Banknorth and TD as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us by Banknorth and TD, respectively, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We have assumed that the Merger and the other transactions contemplated by the Agreement and the Stockholders Agreement will be consummated or otherwise carried out pursuant to the terms of such agreements without any material amendment or waiver thereof. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent, that the aggregate allowances for loan and lease losses for Banknorth and TD are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of Banknorth or TD, nor have we examined any individual credit files.

      We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of Banknorth and TD; (ii) the assets and liabilities of Banknorth and TD; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. This opinion does not address the future trading or acquisition value of the TD common shares or the Banknorth Delaware common stock. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration in the Merger is fair, from a financial point of view, to holders of the Banknorth common stock.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

E-2

APPENDIX F

LEHMAN BROTHERS

January 10, 2005

Board of Directors

Banknorth Group, Inc.
Two Portland Square
Portland, ME 04112

Members of the Board:

      We understand that Banknorth Group, Inc. (the “Company” or “Banknorth”) proposes to enter into a transaction (the “Proposed Transaction”) with the Toronto-Dominion Bank (“TD”) whereby (i) the Company will be merged with and into Banknorth Delaware Inc. (“Banknorth Delaware”), its wholly-owned subsidiary (the “Migratory Merger”), (ii) upon the effectiveness of the Migratory Merger, a wholly owned subsidiary of TD (“Merger Sub”) will be merged with and into Banknorth Delaware Inc. (with the Migratory Merger, the “Mergers”), (iii) upon the effectiveness of the Mergers, TD will hold 51% of the outstanding shares of Banknorth Delaware common stock and each shareholder of record of the Company will receive, in exchange for the shares of the Company common stock owned by such shareholder, a package of consideration consisting of (1) a number of TD common shares equal to 0.2351 multiplied by the number of shares of Company common stock owned by such shareholder, (2) an amount in cash equal to $12.24 multiplied by the number of shares of Company common stock owned by such shareholder and (3) a number of shares of Banknorth Delaware common stock equal to 0.49 multiplied by the number of shares of Company common stock owned by such shareholder, plus cash in lieu of any fractional share interests. The terms and conditions of the Proposed Transaction are set forth in more detail in the Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among the Company, Banknorth Delaware, TD and Merger Sub (the “Agreement”).

      We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders of the consideration to be received by such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction.

      In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, including, without limitation, the terms relating to the potential acquisition of the other 49% of Banknorth Delaware by TD, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, (3) publicly available information concerning TD that we believe to be relevant to our analysis, including TD’s Annual Report for the fiscal years ended October 31, 2003 and October 31, 2004 and the Quarterly Report for the quarters ended January 31, 2004, April 30, 2004 and July 31, 2004, (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections for the Company prepared by management of the Company (the “Banknorth Projections”), (5) financial and operating information with respect to the business, operations and prospects of TD furnished to us by TD, including financial projections of TD prepared by management of TD, dated April 26, 2004 (the “TD Projections”), (6) the trading histories of the Company’s common stock and TD’s common shares from August 23, 1999 to January 10, 2005 and a comparison of those trading histories with each other and with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of the Company and TD with those of other companies that we deemed relevant, (8) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant, including the premiums paid in such other transactions, (9) the potential pro forma impact of the Proposed Transaction on the future financial performance of TD, (10) the dividends expected to be received by the holders of the Company common stock on their shares of Banknorth Delaware common stock and TD common shares following consummation of the Proposed Transaction, and (11) the estimates by independent research analysts of the future financial performance of the Company and TD published by First Call and I/B/E/S in August 2004 (the “Published Research Estimates”). In addition, we have had discussions with the managements of Banknorth and TD concerning their respective businesses, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of managements of the Company and TD that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Banknorth Projections, upon advice of management of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform in accordance with such estimates. With respect to the TD Projections, upon advice of management of TD, we have assumed that such projections have been reasonably prepared on a basis reflecting, at the time such projections were prepared, the best available estimates and judgments of management of TD as to the future performance of TD. In addition, upon the advice of management of TD, we have also considered the Published Research Estimates, in addition to the TD Projections, in performing our analysis. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or TD and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or TD. We are not experts in the evaluation of loan portfolios or allowances for loan and real estate owned losses and, upon advice of the management of the Company and TD, we have assumed that the Company’s and TD’s current allowances for loan and real estate owned losses will be in the aggregate adequate to cover all such losses. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company’s business.

      Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We express no opinion as to the future trading or acquisition value of the TD common shares or the Banknorth Delaware common stock.

      We have been retained by the Company to provide this opinion in connection with the Proposed Transaction and will receive a fee for our services, a portion of which was payable upon the initial delivery of our opinion and the remainder of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company and TD in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the equity securities of the Company and TD for our own account and for the accounts of our customers and, accordingly, we may at any time hold a long or short position in such securities.

      This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

      Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received by the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

Very truly yours,

LEHMAN BROTHERS

F-2

APPENDIX G

TAX BASIS ALLOCATION EXAMPLES

      The following examples show how a Banknorth shareholder might allocate basis between the TD common shares and the shares of Banknorth Delaware common stock received when exchanging shares of Banknorth common stock pursuant to the mergers.

Assumptions:

•	The shareholder owns 1000 shares of Banknorth Delaware common stock (which the shareholder received in the migratory merger in exchange for the same number of shares of Banknorth common stock owned by such stockholder);

•	The value of the TD common shares received pursuant to the acquisition merger is $39.55 (based on TD’s closing price as of January 7, 2005);

•	Examples A and B do not reflect the receipt of fractional TD common shares (note that in the acquisition merger all shareholders will receive cash instead of fractional TD common shares); and

•	Example B assumes the shareholder adequately identifies the shares of stock sold as explained in Treasury Regulation Section 1.1012-1(c) and chapter 4 of IRS Publication 550.

Example A — Same Cost Basis

		Cost	Total Tax
	# Shares	Per Share	Basis

Shares owned	510	$15.10	$7,701.00
	490	$15.10	$7,399.00
Total basis(a)			$15,100.00

Total Taxable Consideration Received		Consideration	Total
Pursuant to the Acquisition Merger	# Shares	Per Share	Consideration

Cash (b)		$12.24	$12,240.00
TD common shares (c)	235	$39.55	$9,294.25
Allocating Basis; Calculating Gain
Total consideration for 51% of shares owned; (b) + (c) = (d)			$21,534.25
Basis in the shares of Banknorth Delaware common stock surrendered; 51% of (a) = (e)			$7,701.00
Gain; (d) - (e)			$13,833.25
Basis allocated to Banknorth Delaware shares of common stock; 49% of (a)			$7,399.00
Basis allocated to TD common shares (fair market value)			$9,294.25

G-1

Example B — Different Cost Basis/ Non-Proportionate Exchange

		Cost	Total
	# Shares	Per Share	Tax Basis

Shares owned	510	$20.00	$10,200.00
	490	$10.00	$4,900.00
Total basis			$15,100.00

Total Taxable Consideration Received		Consideration	Total
Pursuant to the Acquisition Merger	# Shares	Per Share	Consideration

Cash (f)		$12.24	$12,240.00
TD common shares (g)	235	$39.55	$9,294.25
Allocating Basis; Calculating Gain
Total consideration for 51% of shares owned; (f) + (g) = (h)			$21,534.25
Basis in the shares of Banknorth Delaware common stock surrendered(i) (high basis shares)			$10,200.00
Gain; (h) – (i)			$11,334.25
Basis allocated to Banknorth Delaware shares of common stock			$4,900.00
Basis allocated to TD common shares (fair market value)			$9,294.25

You should consult your own tax advisors if you wish to allocate your basis among different blocks of stock, as reflected in Example B above.

G-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

      Banknorth Delaware. Pursuant to the DGCL, a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, shareholders’ vote, agreement or otherwise.

      The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. Banknorth has obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of Banknorth may, in such capacities, incur, and Banknorth Delaware expects to assume those policies as the successor corporation to Banknorth in the migratory merger.

      Banknorth Delaware’s current certificate of incorporation provides, and Banknorth Delaware’s certificate of incorporation that will become effective upon completion of the mergers will provide, that directors will not be personally liable for monetary damages for reach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Banknorth Delaware or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (dealing with unauthorized distribution by a corporation), or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended in the future to authorize, with the approval of a corporation’s shareholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a director of Banknorth Delaware will not be liable for any such breach to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of these provisions by the shareholders of Banknorth Delaware will not adversely affect any right or protection of a director of Banknorth Delaware existing at the time of such repeal or modification.

      Banknorth Delaware’s current by-laws provide, and Banknorth Delaware’s by-laws that will become effective upon completion of the mergers will provide,

•	that Banknorth Delaware shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Banknorth Delaware, or while a director or officer of Banknorth Delaware is or was serving at the request of Banknorth Delaware as a director, officer, trustee or partner of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the full extent provided by the DGCL, provided that Banknorth Delaware shall not be liable for any amount which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by an indemnified person without its prior written consent, other than an action or proceeding seeking indemnification from Banknorth Delaware under its by-laws.

•	that Banknorth Delaware shall pay the expenses incurred by an indemnified person in advance of a final disposition of an action or proceeding upon receipt by Banknorth Delaware of a written undertaking by or on behalf of the indemnified person to repay such amount if the indemnified person is ultimately determined not to have acted in the manner required under the DGCL in order to permit indemnification.

      The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the certificate of incorporation and by-laws of Banknorth Delaware.

      TD. Under the Bank Act of Canada, a bank may not, by contract, resolution or by-law, limit the liability of its directors for breaches of their fiduciary duties. However, except in respect of an action by or on behalf of the bank to procure a judgment in its favor, the bank may indemnify a director or officer, a former director or officer or a person who acts or acted at the bank’s request as a director or officer of an entity of which the bank is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her because of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the bank or the entity, if:

(1) that person acted honestly and in good faith with a view to the best interests of the bank; and

(2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that his or her impugned conduct was lawful.

      These individuals are entitled to an indemnity from the bank if the person was substantially successful on the merits of his or her defense of the action or proceeding and fulfilled the conditions set out in (1) and (2) above. A bank may, with the approval of a court, also indemnify that person regarding an action by or on behalf of the bank or entity to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the company or entity, if he or she fulfills the conditions set out in (1) and (2) above.

      TD’s by-laws provide that subject to the limitations contained in the Bank Act of Canada, but without limit to the right of TD to indemnify any person under the Bank Act of Canada or otherwise, TD will indemnify a director or officer or a former director or officer, or a person who acts or acted at TD’s request as a director or officer of a body corporate of which TD is or was a shareholder or creditor, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of TD or such body corporate if: (i) such person acted honestly and in good faith with a view to the best interests of TD; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that such person’s conduct was lawful. These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of U.S. federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling TD pursuant to the foregoing provisions, TD has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable in the United States.

      TD maintains directors’ and officers’ liability insurance policies providing for the insurance on behalf of any person who is or was a director or officer of TD and subsidiary companies against any liability incurred by him or her in any such capacity or arising out of his or her status as such.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit
Number			Description of Document

2.1		—	Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank, Berlin Merger Co., Banknorth Group, Inc. and Banknorth Delaware Inc. (included as Appendix A of the proxy statement/ prospectus included in this Registration Statement)

3.1		—	Certificate of Incorporation of Banknorth Delaware Inc. (incorporated by reference to Exhibit A to Exhibit 2.1 to the Current Report on Form 8-K filed by Banknorth Group, Inc. with the SEC on August 31, 2004)

3	.2*	—	Certificate of Amendment of Certificate of Incorporation of Banknorth Delaware Inc.

3.3		—	By-laws of Banknorth Delaware Inc. (incorporated by reference to Exhibit B to Exhibit 2.1 to the Current Report on Form 8-K filed by Banknorth Group, Inc. with the SEC on August 31, 2004)

3.4		—	Form of Amended Certificate of Incorporation of Banknorth Delaware Inc. following completion of the mergers (included as Appendix B of the proxy statement/ prospectus included in this Registration Statement)

3.5		—	Form of Amended By-laws of Banknorth Delaware Inc. following completion of the mergers (included as Appendix C of the proxy statement/ prospectus included in this Registration Statement)

3	.6*	—	By-laws of The Toronto-Dominion Bank

4	.1*	—	Form of certificate of common stock of TD Banknorth Inc.

4	.2*	—	Form of common share certificate of The Toronto-Dominion Bank

4.3		—	Amended and Restated Stockholders Agreement, dated as of August 25, 2004, among The Toronto-Dominion Bank, Banknorth Group, Inc. and Banknorth Delaware Inc. (included as Appendix D of the proxy statement/ prospectus included in this Registration Statement)

4.4		—	Amended and Restated Rights Agreement, dated as of July 25, 2000, between Banknorth Group, Inc. and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to the Form 8-A/ A filed by Banknorth Group, Inc. with the SEC on July 28, 2000)

4.5		—	Amendment No. 1, dated as of August 25, 2004, to the Amended and Restated Rights Agreement, dated as of July 25, 2000, between Banknorth Group, Inc. and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Banknorth Group, Inc. with the SEC on August 31, 2004)

Exhibit
Number			Description of Document

5	.1*	—	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to the validity of the shares of common stock of Banknorth Delaware Inc. being registered

5	.2*	—	Opinion of Osler, Hoskin & Harcourt LLP as to the validity of the common shares of The Toronto-Dominion Bank being registered

8.1		—	Opinion of Simpson Thacher & Bartlett LLP as to certain United States federal income tax matters

8.2		—	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain United States federal income tax matters

8.3		—	Opinion of Osler, Hoskin & Harcourt LLP as to certain Canadian income tax matters

10.1		—	Employment Agreement by and among Banknorth Group, Inc., The Toronto-Dominion Bank and William J. Ryan, dated as of August 25, 2004 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Banknorth Group, Inc. with the SEC on August 31, 2004)

10.2		—	Employment Agreement between Banknorth Group, Inc. and Peter J. Verrill, dated as of August 25, 2004 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Banknorth Group, Inc. with the SEC on August 31, 2004)

10.3		—	Form of Retention Agreement, dated August 25, 2004, entered into between Banknorth Group, Inc. and the following executive officers: David J. Ott, Andrew W. Greene, Wendy Suehrstedt, Stephen J. Boyle, John W. Fridlington and Carol L. Mitchell (incorporated by reference to Exhibit 11.4 to the Current Report on Form 8-K filed by Banknorth Group, Inc. with the SEC on August 31, 2004)

23.1		—	Consent of Elias, Matz, Tiernan & Herrick L.L.P., counsel to Banknorth Delaware Inc. (included as part of its opinion filed as Exhibit 5.1 and Exhibit 8.2 hereto)

23.2		—	Consent of Simpson Thacher & Bartlett LLP, U.S. counsel to The Toronto-Dominion Bank (included as part of its opinion filed as Exhibit 8.1 hereto)

23.3		—	Consent of Osler, Hoskin & Harcourt LLP, Canadian counsel to The Toronto-Dominion Bank (included as part of its opinion filed as Exhibit 5.2 and Exhibit 8.3 hereto)

23.5		—	Consent of KPMG LLP

23.6		—	Joint consent of PricewaterhouseCoopers LLP and Ernst & Young LLP

24	.1*	—	Powers of Attorney of the directors and certain officers of Banknorth Delaware Inc.

24	.2*	—	Powers of Attorney of certain directors and officers of The Toronto-Dominion Bank

99.1		—	Form of proxy for the Banknorth Group, Inc. special meeting

99.2		—	Additional solicitation materials to be provided to participants in Banknorth Group, Inc.’s 401(k) plan and the Employee Stock Ownership Plan of Cape Cod Bank and Trust Company

99.3		—	Consent of Lehman Brothers Inc.

99.4		—	Consent of Keefe, Bruyette & Woods, Inc.

*	Previously filed

(b)	Financial Statement Schedules

      Financial statement schedules have been omitted because they are inapplicable or not required under the rules of Regulation S-X.

Item 22.	Undertakings

      (a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8-A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

      (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrants undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus shall contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the application form.

      (d) The registrants undertake that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned registrants hereby undertake (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and (ii) in the case of The Toronto-Dominion Bank, to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (f) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Banknorth Delaware Inc. or The Toronto-Dominion Bank pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES OF BANKNORTH DELAWARE INC.

      Pursuant to the requirements of the Securities Act of 1933, as amended, Banknorth Delaware Inc. has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Maine, on January 11, 2005.

BANKNORTH DELAWARE INC.

By:	/s/ WILLIAM J. RYAN

Name: William J. Ryan

Title:	Chairman, President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 has been signed by the following persons in the capacities indicated on January 11, 2005.

Signature	Title

* Gary G. Bahre	Director

* Stephen J. Boyle	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

* Robert G. Clarke	Director

* P. Kevin Condron	Director

John Otis Drew	Director

* Colleen A. Khoury	Director

* Dana S. Levenson	Director

Steven T. Martin	Director

John M. Naughton	Director

* Malcolm W. Philbrook, Jr.	Director

Signature		Title

* Angelo P. Pizzagalli		Director

* Irving E. Rogers, III		Director

/s/ WILLIAM J. RYAN William J. Ryan		Chairman, President and Chief Executive Officer (principal executive officer)

* Curtis M. Scribner		Director

* Gerry S. Weidema		Director

*By:	/s/ WILLIAM J. RYAN William J. Ryan, Attorney-in-Fact

SIGNATURES OF TD

      Pursuant to the requirements of the Securities Act of 1933, as amended, The Toronto-Dominion Bank has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on January 11, 2005.

THE TORONTO-DOMINION BANK

By:	/s/ CHRISTOPHER A. MONTAGUE

Name: Christopher A. Montague

Title:	Executive Vice President and General Counsel

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 has been signed by the following persons in the capacities indicated on January 11, 2005.

Signature	Title

* William E. Bennett	Director

John L. Bragg	Director

* Hugh J. Bolton	Director

* W. Edmund Clark	Director, President and Chief Executive Officer (principal executive officer)

* Marshall A. Cohen	Director

* Wendy K. Dobson	Director

* Darren Entwistle	Director

* Donna M. Hayes	Director

* Henry H. Ketcham	Director

* Pierre H. Lessard	Director

/s/ DAMIAN MCNAMEE Damian McNamee	Senior Vice President and Chief Accountant (principal accounting officer)

* Brian F. MacNeill	Director

Signature		Title

/s/ DANIEL A. MARINANGELI Daniel A. Marinangeli		Executive Vice President and Chief Financial Officer (principal financial officer)

Harold H. McKay		Director

* Roger Phillips		Director

* Wilbur J. Prezzano		Director

* Helen K. Sinclair		Director

* Donald R. Sobey		Director

* Michael D. Sopko		Director

* John M. Thompson		Director and Chairman

*By:	/s/ CHRISTOPHER A. MONTAGUE Attorney-in-Fact

Authorized Representative in the United States:

By:	/s/ BRENDAN O’HALLORAN

Name: Brendan O’Halloran
Title: Senior Vice President

EXHIBIT INDEX

Exhibit
Number			Description of Document

2.1		—	Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank, Berlin Merger Co., Banknorth Group, Inc. and Banknorth Delaware Inc. (included as Appendix A of the proxy statement/ prospectus included in this Registration Statement)

3.1		—	Certificate of Incorporation of Banknorth Delaware Inc. (incorporated by reference to Exhibit A to Exhibit 2.1 to the Current Report on Form 8-K filed by Banknorth Group, Inc. with the SEC on August 31, 2004)

3	.2*	—	Certificate of Amendment of Certificate of Incorporation of Banknorth Delaware Inc.

3.3		—	By-laws of Banknorth Delaware Inc. (incorporated by reference to Exhibit B to Exhibit 2.1 to the Current Report on Form 8-K filed by Banknorth Group, Inc. with the SEC on August 31, 2004)

3.4		—	Form of Amended Certificate of Incorporation of Banknorth Delaware Inc. following completion of the mergers (included as Appendix B of the proxy statement/ prospectus included in this Registration Statement)

3.5		—	Form of Amended By-laws of Banknorth Delaware Inc. following completion of the mergers (included as Appendix C of the proxy statement/ prospectus included in this Registration Statement)

3	.6*	—	By-laws of The Toronto-Dominion Bank

4	.1*	—	Form of certificate of common stock of TD Banknorth Inc.

4	.2*	—	Form of common share certificate of The Toronto-Dominion Bank

4.3		—	Amended and Restated Stockholders Agreement, dated as of August 25, 2004, among The Toronto-Dominion Bank, Banknorth Group, Inc. and Banknorth Delaware Inc. (included as Appendix D of the proxy statement/ prospectus included in this Registration Statement)

4.4		—	Amended and Restated Rights Agreement, dated as of July 25, 2000, between Banknorth Group, Inc. and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to the Form 8-A/ A filed by Banknorth Group, Inc. with the SEC on July 28, 2000)

4.5		—	Amendment No. 1, dated as of August 25, 2004, to the Amended and Restated Rights Agreement, dated as of July 25, 2000, between Banknorth Group, Inc. and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Banknorth Group, Inc. with the SEC on August 31, 2004)

5	.1*	—	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to the validity of the shares of common stock of Banknorth Delaware Inc. being registered

5	.2*	—	Opinion of Osler, Hoskin & Harcourt LLP as to the validity of the common shares of The Toronto-Dominion Bank being registered

8.1		—	Opinion of Simpson Thacher & Bartlett LLP as to certain United States federal income tax matters

8.2		—	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain United States federal income tax matters

8.3		—	Opinion of Osler, Hoskin & Harcourt LLP as to certain Canadian income tax matters

10.1		—	Employment Agreement by and among Banknorth Group, Inc., The Toronto-Dominion Bank and William J. Ryan, dated as of August 25, 2004 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Banknorth Group, Inc. with the SEC on August 31, 2004)

Exhibit
Number			Description of Document

10.2		—	Employment Agreement between Banknorth Group, Inc. and Peter J. Verrill, dated as of August 25, 2004 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Banknorth Group, Inc. with the SEC on August 31, 2004)

10.3		—	Form of Retention Agreement, dated August 25, 2004, entered into between Banknorth Group, Inc. and the following executive officers: David J. Ott, Andrew W. Greene, Wendy Suehrstedt, Stephen J. Boyle, John W. Fridlington and Carol L. Mitchell (incorporated by reference to Exhibit 11.4 to the Current Report on Form 8-K filed by Banknorth Group, Inc. with the SEC on August 31, 2004)

23.1		—	Consent of Elias, Matz, Tiernan & Herrick L.L.P., counsel to Banknorth Delaware Inc. (included as part of its opinion filed as Exhibit 5.1 and Exhibit 8.2 hereto)

23.2		—	Consent of Simpson Thacher & Bartlett LLP, U.S. counsel to The Toronto-Dominion Bank (included as part of its opinion filed as Exhibit 8.1 hereto)

23.3		—	Consent of Osler, Hoskin & Harcourt LLP, Canadian counsel to The Toronto-Dominion Bank (included as part of its opinion filed as Exhibit 5.2 and Exhibit 8.3 hereto)

23.5		—	Consent of KPMG LLP

23.6		—	Joint consent of PricewaterhouseCoopers LLP and Ernst & Young LLP

24	.1*	—	Powers of Attorney of the directors and certain officers of Banknorth Delaware Inc.

24	.2*	—	Powers of Attorney of certain directors and officers of The Toronto-Dominion Bank

99.1		—	Form of proxy for the Banknorth Group, Inc. special meeting

99.2		—	Additional solicitation materials to be provided to participants in Banknorth Group, Inc.’s 401(k) plan and the Employee Stock Ownership Plan of Cape Cod Bank and Trust Company

99.3		—	Consent of Lehman Brothers Inc.

99.4		—	Consent of Keefe, Bruyette & Woods, Inc.

*	Previously filed